As filed with the U.S. Securities and Exchange Commission on October 24, 2024

Registration No. 333-282379

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1 to

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Meiwu Technology Company Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands	5961	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1602, Building C, Shenye Century Industrial Center

No. 743 Zhoushi Road, Hangcheng Street,

Bao’an District,

Shenzhen, People’s Republic of China

Telephone: +86-755-85250400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

Tel: (302) 738-6680

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joan Wu, Esq.

Hunter Taubman Fisher & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Tel: (212) 530-2208

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We or the Selling Shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 24, 2024

Primary Offering of

30,000,000 Ordinary Shares

Selling Shareholder Offering of

30,000,000 Ordinary Shares

Meiwu Technology Company Limited

This prospectus relates a best-efforts offering of up to 30,000,000 ordinary shares, no par value each (the “Ordinary Shares”), of Meiwu Technology Company Limited (the “Company”). We are offering the Ordinary Shares at a fixed public offering price of $[●] per share.

This prospectus also relates to the offer and resale of 30,000,000 Ordinary Shares from time to time by Changbin Xia, the Chairman of the Company (the “Selling Shareholder”). Mr. Xia purchased 30,000,000 Ordinary Shares at a per share price of $0.80, pursuant to a certain securities purchase agreement (the “SPA”), entered into between the Company and the Selling Shareholder on October 22, 2024.

Our primary offering is a “best efforts” offering and there is no minimum purchase requirement. The shares will be offered at a fixed price of $[●] per share for the duration of the offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell a number of securities sufficient to pursue the business goals outlined in this prospectus. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan.

We will receive proceeds from the issuance and sale of our primary offering. We will not receive any proceeds from the sale of shares by the Selling Shareholder pursuant to this prospectus.

We plan to use the net proceeds from the primary offering for the following purposes: approximately 20% for the recruitment of talented personnel in sales and technical departments for our planned functional skincare business; approximately 20% for the operation of and the upgrade of our online platform to add a new functional skincare segment; approximately 30% for establishing and expanding our distribution network for the planned functional skincare business; and approximately 30% for marketing and promotional activities to enhance market share and drive sales of our business. See “Use of Proceeds”.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “WNW”. On October 23, 2024, the last reported sale price of our Ordinary Shares on Nasdaq was $0.80 per share.

We are not a Chinese operating company but a British Virgin Islands holding company with operations conducted by our subsidiaries based in China and that this structure involves unique risks to investors. As a holding company with no material operations, our operations were conducted in China by (i) the VIE, Meiwu Shenzhen, and (ii) the VIE’s subsidiaries, Jiayuan Liquor, Wunong Shaanxi, Heme Shenzhen, Wude Shanghai and Meiwu Catering. You are holding equity interests in the BVI company, not the VIE. Neither we nor our subsidiaries own any equity interests in the VIE. WFOE, the VIE and the shareholders of the VIE entered into a series of contractual arrangements, also known as the “VIE Agreements”, pursuant to which we are able to consolidate the financial results of the VIE in our consolidated financial statements because we are deemed as the primary beneficial of the VIE under generally accepted accounting principles in the U.S. (“U.S. GAAP”), and this structure involves unique risks to investors. However, these VIE agreements have not been tested in a court of law in China as of the date of this prospectus.   The VIE structure provides contractual exposure to foreign investment in China-based companies. Chinese law though prohibits direct foreign investment in operating companies, does not prohibit direct foreign investment in the VIEs. As a result of our use of the VIE structure, investors may never directly hold equity interests in the VIE and its subsidiaries. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material a change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. Chinese regulatory authorities could disallow our current corporate structure, which would likely result in a material change in our operations and a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. See “Risks Factors - If the PRC government deems that the contractual arrangements in relation to the VIE, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our ordinary shares may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of our PRC subsidiaries or the VIE that conduct all of our operations”.

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the subsidiaries, significant depreciation of the value of our Ordinary Shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, our Company, the subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange. See “Risk Factors - Risk Factors Relating to Our Offering - The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering. Also, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.” and other risk factors disclosed in “Risk Factors - Risks Related to Doing Business in the People’s Republic of China” in this prospectus.

Our Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor. On May 20, 2020, the Senate passed the Holding Foreign Companies Accountable Act prohibiting an issuer’s securities from being traded on a national exchange if the PCAOB is unable to inspect the issuer’s auditors for three consecutive years. Pursuant to the Holding Foreign Companies Accountable Act, (the “HFCAA”), if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act (the “Accelerating HFCAA”), which, if enacted, would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or delisted if the PCAOB determines that it cannot inspect or investigate completely our auditor. Our current auditor, Enrome LLP (the “Enrome”), is headquartered in Singapore, and is currently subject to the PCAOB inspections under a regular basis. As of the date of the prospectus, Enrome, our current auditor, are not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in China and Hong Kong. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. However, recent developments with respect to audits of China-based companies create uncertainty about the ability of Enrome to fully cooperate with the PCAOB’s request for audit work papers without the approval of the Chinese authorities. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. See “Risks Related to Doing Business in the People’s Republic of China - Although the audit report included in this prospectus is prepared by an auditor who are currently inspected by the Public Company Accounting Oversight Board (the “PCAOB”), there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCA Act”), as amended, if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely for two consecutive years, and as a result, U.S. national securities exchanges, such as Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” in this prospectus.

On December 15, 2022, the PCAOB issued a HFCA Act determination report that vacated its December 16, 2021 determinations and removed mainland China and Hong Kong from the list of jurisdictions where it had been unable to completely inspect or investigate the registered public accounting firms. We do not expect to be identified as a Commission-Identified Issuer under the HFCA Act as of the date of this prospectus.

We are a “foreign private issuer”, as defined under federal securities laws, as amended, and, as such, are subject to reduced public company reporting requirements.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 16 of this prospectus to read about factors you should consider before buying our Ordinary Shares.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 24, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information.”

In this prospectus, except where the context otherwise requires and for purposes of this prospectus, only:

●	“Antai” refers to Antai Medical Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of Yuanxing BVI;

●	“BVI” refers to the British Virgin Islands;

●	“Baode” refers to Baode Supply Chain (Shenzhen) Co., Ltd, a limited liability company organized under the laws of China and a majority-owned subsidiary of Meiwu Shenzhen before December 28, 2021;

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan for the purposes of this prospectus only;

●	“Code Beating” refers to Code Beating (Xiamen) Technology Company Limited, a company organized under the laws of the PRC and a wholly owned subsidiary of Delimond;

●	“Delimond” refers to Delimond Limited, a limited liability company organized under the laws of Hong Kong and a wholly owned subsidiary of Mahao BVI;

●	“Heme Shenzhen” refers to Heme Brand Chain Management (Shenzhen) Co., Ltd., a limited liability company organized under the laws of PRC and a 51% owned subsidiary of Meiwu Shenzhen;

“Mahao BVI” refers to Mahaotiaodong Information Technology Company Limited, a British Virgin Islands business company and a wholly owned subsidiary of Meiwu;

●	“Meiwu Catering” is to Meiwu Catering Chain Management (Shenzhen) Co., Ltd, a limited liability company organized under the laws of China and a wholly owned subsidiary of Meiwu Shenzhen;

●	“memorandum and articles of association” is to our memorandum of association and articles of association in their present form as amended and restated from time to time;

●	“PRC operating entities” refer to PRC subsidiaries, Meiwu Shenzhen and its subsidiaries;

●	“PRC subsidiaries” refer to Code Beating, Guo Gang Tong, Yundian, and Yuanxing;

●	“Vande” refers to Shenzhen Vande Technology Co., Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of Meiwu;

●	“variable interest entity” or “VIE” is to our variable interest entity, Wunong Technology (Shenzhen) Co., Ltd.

●	“we,” “us,” “our company,” “our,” “the Company” and “Meiwu” is to Meiwu Technology Company Limited, a British Virgin Islands company;

●	“WFOE” or “Guo Gang Tong” refers to Guo Gangtong Trade (Shenzhen) Co., Ltd, a limited liability company organized under the laws of China, which is wholly-owned by Shenzhen Vande Technology Co., Limited;

●	“Wude Shanghai” is to Wude Agricultural Technology (Shanghai) Co., Ltd, a limited liability company organized under the laws of China and a majority-owned subsidiary of Meiwu Shenzhen and

●	“Meiwu Shenzhen” refers to Meiwu Zhishi Technology (Shenzhen) Co,. Ltd, formerly known as Wunong Technology (Shenzhen) Co., Ltd, a limited liability company organized under the laws of China and a variable interest entity (“VIE”) contractually controlled by WFOE;

●	“Website” is to our e-commence website for the offering of the food products at www.wnw108.com.

●	“Yuanxing” refers to Hunan Yuanxing Chanrong Technology Co., Ltd., a company organized under the laws of the PRC and a wholly owned subsidiary of Antai;

●	“Yuanxing BVI” refers to Xinfuxin International Holdings Limited, a British Virgin Islands business company and a wholly owned subsidiary of Meiwu;

●	“Yundian” refers to Dalian Yundian Zhiteng Technology Company Limited, a limited liability company organized under the laws of China and a wholly owned subsidiary of Yun Tent;

●	“Yundian BVI” refers to Magnum International Holdings Limited, a British Virgin Islands business company and a wholly owned subsidiary of Meiwu; and

●	“Yun Tent” refers to Yun Tent Technology Company Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of Yundian BVI;

i

All references to “RMB” or “Chinese Yuan” is to the legal currency of China;

All references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States;

Our business is conducted by our subsidiaries, and the VIE and its subsidiaries in PRC, using RMB, the currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

You should rely only on the information that is contained in this prospectus or that is incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is in addition to or different from what is contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not offering to sell or solicit any securities other than the Ordinary Shares offered by this prospectus. In addition, we are not offering to sell or solicit any securities to or from any person in any jurisdiction where it is unlawful to make this offer to or solicit an offer from a person in that jurisdiction. The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Our financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

We have not taken any action to permit a public offering of the securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus outside of the United States.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the sections titled “Risk Factors.” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

Our Corporate Structure

We are an offshore holding company incorporated in the British Virgin Islands and not a Chinese operating company. As a holding company with no material operations, our operations were conducted in China by (i) the VIE, Meiwu Shenzhen, and (ii) the VIE’s subsidiaries, Jiayuan Liquor, Wunong Shaanxi, Heme Shenzhen, Wude Shanghai and Meiwu Catering. You are holding equity interests in the BVI company, Meiwu, not the VIE. Neither we nor our subsidiaries own any equity interests in the VIE. WFOE, the VIE and the shareholders of the VIE entered into a series of contractual arrangements, also known as the “VIE Agreements”, pursuant to which we are able to consolidate the financial results of the VIE in our consolidated financial statements because we are deemed as the primary beneficial of the VIE under generally accepted accounting principles in the U.S. (“U.S. GAAP”), and this structure involves unique risks to investors. However, these VIE agreements have not been tested in a court of law in China as of the date of this prospectus. The VIE structure provides contractual exposure to foreign investment in China-based companies. Chinese law though prohibits direct foreign investment in operating companies, does not prohibit direct foreign investment in the VIEs. As a result of our use of the VIE structure, investors may never directly hold equity interests in the VIE and its subsidiaries. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material a change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. See “Risks Factors - If the PRC government deems that the contractual arrangements in relation to the VIE, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our ordinary shares may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of our PRC subsidiaries or the VIE that conduct all of our operations”.

1

The following diagram illustrates our corporate structure as of the date of this prospectus:

*

(1) The 49% equity interests of Wude Shanghai are owned by Shenzhen Heme Enterprise Consulting Partnership (Limited Partnership), a limited partnership organized under the laws of the PRC.

(2) The 49% equity interests of Heme Brand are owned by Yafang Liu (25%) and Guoming Huang (24%).

(3) The 30% equity interests of Jiayuan Liquo are owned by Kun Xu (21%) and Xi ‘an Senli Huinong Agricultural Technology Co. Ltd. (9%)

(4) The 40% equity interests of Heme Yulin are owned by Taotao Shu.

2

The VIE Agreements

Due to PRC legal restrictions on foreign ownership in the value-added telecommunications services, neither we nor our subsidiaries own any equity interest in Meiwu Shenzhen. Instead, WFOE, Meiwu Shenzhen and Meiwu Shenzhen’s shareholders entered into such a series of contractual arrangements, also known as VIE Agreements, on March 2, 2019. The VIE agreements consist of (i) exclusive technology consulting services agreement (the “Service Agreement”) which allows WFOE to receive substantially all of the economic benefits from the VIE; (ii) equity pledge agreements, pursuant to which, each shareholder of the VIE pledged all of their equity interests in Meiwu Shenzhen to WFOE as collateral to guarantee the performance of Meiwu Shenzhen to pay the service fee under the Service Agreement; (iii) exclusive purchase rights agreement, which provide WFOE with an exclusive option to purchase all or part of the equity interests in and/or assets of the VIE when and to the extent permitted by PRC laws, and (iv) proxy agreements, pursuant to which each shareholder of the VIE has authorized WFOE to exercise all of their rights as shareholders of the VIE.

Through the VIE Agreements among WFOE, the VIE, and the VIE’s shareholders, we are deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIE for accounting purposes only and must consolidate the VIE because it met the conditions under U.S. GAAP to consolidate the VIE.

Each of the VIE Agreements is described in detail below:

Exclusive Technology Consulting Services Agreement

Pursuant to the Services Agreement by and between Meiwu Shenzhen and WFOE, WFOE provides Meiwu Shenzhen with technical and consulting services for which WFOE collects a service fee each month based on the following formula: the balance after subtracting accumulated losses, actual operating costs, retention of operating capital and taxes that have been paid from our income.

Meiwu Shenzhen has recorded a monthly loss from January 1, 2021 through December 31, 2023 . Its after-tax monthly balance has been negative and consequently, no service fees had been paid over to WFOE.

Legend: 10,000 (RMB)

	Cumulative Income	Cumulative Cost	Cumulative Loss	Cumulative Operating Capital Retention	Income Tax Payable	Service Fee
January 2021	2,189.60	1,669.64	531.38	-	-	-11.42

February 2021	3,640.45	2,978.21	665.81	-	-	-3.57

March 2021	4,203.04	3,269.96	937.65	-	-	-4.58

April 2021	5,088.36	4,053.12	1,161.08	-	-	-125.84

May 2021	6,175.29	5,056.71	1,359.76	-	-	-241.18

June 2021	6,837.28	5,663.22	1,605.09	-	-	-431.03

July 2021	7,409.07	6,138.97	1,773.19	-	-	-503.09

August 2021	7,631.95	6,297.58	1,906.88	-	-	-572.50

September 2021	7,903.16	6,501.44	2,060.69	-	-	-658.96

October 2021	8,175.68	6,676.60	2,183.83	-	-	-684.75

November 2021	8,590.89	6,943.84	2,304.53	-	-	-657.48

December 2021	9,022.84	7,242.42	2,790.54	-	-	-1,010.13

January 2022	172.91	138.93	89.23	-	-	-55.25
			-
February 2022	490.95	378.77	158.83	-	-	-46.65

March 2022	590.54	460.52	245.17	-	-	-115.15

3

April 2022	624.93	486.78	363.45	-	-	-225.30
			-
May 2022	735.10	571.45	659.88	-	-	-496.23
			-
June 2022	832.23	648.30	802.35	-	-	-618.42
			-
July 2022	915.69	707.21	904.38	-	-	-695.90
			-
August 2022	979.21	749.99	994.72	-	-	-765.50
			-
September 2022	1,045.52	797.08	1,101.00	-	-	-852.56
			-
October 2022	1,083.92	825.32	1,208.06	-	-	-949.46
			-
November 2022	1,120.19	852.68	1,309.53	-	-	-1,042.02
			-
December 2022	1,160.57	882.50	1,469.69	-	-	-1,191.62

January 2023	43.46	35.78	76.26	-	-	-68.59

February 2023	89.91	70.18	147.88	-	-	-128.16

March 2023	139.51	102.80	162.16	-	-	-125.45

April 2023	289.99	145.14	265.23	-	-	-120.38

May 2023	344.79	168.51	389.03	-	-	-212.75

June 2023	416.32	199.22	441.66	-	-	-224.57

July 2023	442.63	210.16	492.55	-	-	-260.08

August 2023	454.44	214.29	545.46	-	-	-305.31

September 2023	586.94	241.78	632.51	-	-	-287.34

October 2023	634.09	260.14	686.42	-	-	-312.47

November 2023	706.60	283.85	739.14	-	-	-316.40

December 2023	747.53	298.17	796.47			-347.10

Unless otherwise provided in this Service Agreement or separately agreed upon by WFOE and Meiwu Shenzhen, the term of this Services Agreement is ten (10) years, effective from March 2, 2019.

Equity Pledge Agreement

Pursuant to the Equity Pledge Agreement by and among WFOE and the shareholders of the VIE, the shareholders of the VIE pledged all of their equity interests in Meiwu Shenzhen to WFOE as collateral to guarantee the performance of Meiwu Shenzhen to pay the service fee under the Service Agreement. The pledge shall be effective upon recording of such pledged equity interests on Meiwu Shenzhen’s register of shareholders and registration with the competent government authorities, and shall expire two (2) years after the expiry date of term for the performance of all obligations under the Service Agreement.

4

Under the terms of the agreement, in the event Meiwu Shenzhen or its shareholders breach(es) its/their respective contractual obligations under the Service Agreement, WFOE is entitled to enforce its rights as pledgee including without limitation, transferring such equity interests to itself or its designee, auction, sale or other means of disposition of the equity interests as permitted under law.

Exclusive Purchase Rights Agreement

Pursuant to the Exclusive Purchase Rights Agreement by and among WFOE, shareholders of the VIE and Meiwu Shenzhen, each of the VIE’s shareholders irrevocably and unconditionally grant WFOE an exclusive option, to the extent permitted by PRC laws, to purchase all or partial equity interests of Meiwu Shenzhen at any time. In the event WFOE exercises said option, the purchase price of the equity interests shall be either (1) the amount of the paid-in capital contribution to the registered capital of Meiwu Shenzhen in proportion to the Equity Interests; or (2) the then lowest price allowed by the PRC laws and regulations, whichever is lower, unless the then applicable PRC laws and regulations require an appraisal of the Equity Interest or impose other restrictions in respect of the price of the Equity Interest.

Under the Exclusive Purchase Rights Agreement, WFOE is entitled to assign all of its rights and obligations under this agreement to any third party when necessary by written notice, without any consent from Meiwu Shenzhen and shareholders of the VIE. Meiwu Shenzhen and the shareholders of the VIE, however, shall not assign their rights and obligations under this agreement to any third party without the prior written consent of WFOE.

Pursuant to the PRC laws and regulations and the terms and conditions of this Exclusive Purchase Rights Agreement, WFOE and/or its designated party may exercise this exclusive option by serving written notice upon each of the shareholders of the VIE. WFOE has the sole and absolute right to determine the time, method and frequency when exercising such option.

Proxy Agreement

Under the Proxy Agreement, each shareholder of the VIE has authorized WFOE or its designated person (“Proxy”) to exercise all of their rights as shareholders including attending and voting at a general meeting of equity interest holders of Meiwu Shenzhen, appointing the Chairman, directors, general manager and other senior management personnel of Meiwu Shenzhen, and sign the shareholders’ resolutions and any other relevant documents. Additionally, the shareholders of the VIE confirmed that the Proxy may exercise such rights under this Proxy Agreement without their consent and they will provide assistance to the Proxy in the exercise of such rights. They further confirmed that they shall be liable for all the legal consequences arising out of or in connection with the exercise of such authorized rights by the Proxy.

Risks Associated with Our Corporate Structure and the VIE Agreements

The VIE structure cannot completely replicate a foreign investment in China-based companies, as the shareholders will not and may never hold equity interests in the Chinese operating entities. Instead, the VIE structure provides contractual exposure to foreign investment in us. Because we do not hold equity interests in the VIE, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements as they have not been tested in a court of law. The VIE Agreements may not be effective in providing control over the VIE. See “Risk Factors — Risks Relating to Our Corporate Structure” starting on page 16 of this prospectus, “Risk Factors — Risks Relating to Doing Business in the PRC” starting on page 16 of this prospectus for more information.

Our auditor is Enrome LLP, headquartered in Singapore. Although the audit report included in this prospectus is prepared by an auditor who are subjected to the Public Company Accounting Oversight Board (the “PCAOB”), there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCA Act”), as amended, if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely for two consecutive years, and as a result, U.S. national securities exchanges, such as Nasdaq, may determine to delist our securities. On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. See “Risk Factors - The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.” For more detailed discussion on page 44 of this prospectus.

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We are subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations and the value of Ordinary Shares may depreciate significantly or become worthless. We are also subject to certain legal and operational risks associated with the VIE’s operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the VIE’s operations, significant depreciation of the value of our Ordinary Shares, or a complete hindrance of our ability to continue to offer our securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (“CAC”). Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear. On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures (the “CAC Revised Measures”) to replace the original Cybersecurity Review Measures. The CAC Revised Measures took effect on February 15, 2022. Pursuant to the CAC Revised Measures, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to cybersecurity review. On July 7, 2022, the CAC published the Measures for the Security Assessment of Outbound Data Transfer (the “Measures”), which took effect on September 1, 2022. The Measures apply to the security assessment of important data and personal information collected and generated during operation within the territory of the People’s Republic of China and transferred abroad by a data handler. According to the Measures, if a data handler transfers data abroad under any of the following circumstances, it shall file to the State Cyberspace Administration for security assessment via the provincial Cyberspace Administration: (i) a data handler who transfers important data abroad; (ii) a critical information infrastructure operator, or a data handler processing the personal information of more than 1 million individuals transfers personal information abroad；(iii) since January 1st of the previous year, a data handler cumulatively transferred the personal information of more than 100,000 individuals, or the sensitive personal information of more than 10,000 individuals abroad, or; (iv) other circumstances where the security assessment for the outbound data transfer is required by the State Cyberspace Administration. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments and risk of network data security after going public overseas.

Based on the opinion of our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou) (“Dacheng”), we are not in violation of any of the aforementioned measures issued by the CAC, and we are not subject to cybersecurity review with the CAC in accordance with the CAC Revised Measures, because (i) we are not holding personal information of over one million users and it is also very unlikely that it will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying the PRC operating entities, the VIE or any of the VIE’s subsidiaries as critical information infrastructure operators or requiring the PRC operating entities or the VIE to go through cybersecurity review or network data security review by the CAC. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange.

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On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), and five supporting guidelines (collectively, the “Overseas Listings Rules”), which has become effective on March 31, 2023. On the same date of the issuance of the Overseas Listings Rules, the CSRC circulated the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises(the “Notice”). Pursuant to the Trial Measures and the Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a PRC company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing before March 31, 2023 and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Overseas Listings Rules. In addition, on February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions is issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, including but not limited to (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect our listing on the Nasdaq Capital Market. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless.

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Dividend Distributions or Assets Transfer among the Holding Company, its Subsidiaries and the VIE

As of the date of this prospectus, none of our subsidiaries or the VIE have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders  . We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid or any assets will be transferred in the foreseeable future. Please see page 54 for the selected condensed consolidated financial data of us, our subsidiary and the VIE. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Pursuant to the BVI Business Companies Act, 2004 as amended from time to time (the “BVI Act”), and our memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think appropriate, if they are satisfied on reasonable grounds that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further British Virgin Islands statutory restriction on the amount of funds which may be distributed by us by dividends. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Vande, and from the VIE to the WFOE in accordance with the VIE Agreements.

Current PRC regulations permit the WFOE to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, the WFOE is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through the current VIE Agreements, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we will rely on payments made from the VIE to the WFOE, pursuant to VIE Agreements between them, and the distribution of such payments to Vander as dividends from the WFOE. Certain payments from the VIE to the WFOE are subject to PRC taxes, including business taxes and VAT.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by the WFOE to its immediate holding company, Vande. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority.   Vande intends to apply for the tax resident certificate when the WFOE plans to declare and pay dividends to Vande. See “Risk Factors - There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of the WFOE, and dividends payable by the WFOE to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.”

As of the date of this prospectus, Meiwu, WFOE, and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements. Meiwu  , WFOE, and the VIE do not have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future.

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Our management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our departments and the operating entities. Each department or operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of our Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred nor a written policy that addresses how we will handle any limitations on cash transfers due to PRC law.

During the fiscal years ended December 31, 2023, 2022 and 2021, there has been no cash transfers and transfers of other assets among Meiwu, WFOE, and the VIE.

As of the date of this prospectus, none of our subsidiaries or the VIE have made any dividends or distributions to WFOE, and then to our Company and our Company has not   made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Subject to the BVI Act and our M&A, our directors may, by resolution, declare dividends at a time and amount as they think fit if they are satisfied, based on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due.

The PRC tax authorities may require WFOE to adjust its taxable income under the contractual arrangements they currently have in place with our consolidated variable interest entity in a manner that would materially and adversely affect their ability to pay dividends and other distributions to us. See “Risks Related to Our Corporate Structure and Operation — Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.”

Under PRC laws and regulations, our PRC subsidiaries, as wholly foreign-owned enterprises in China, may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders – “If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

To the extent cash/assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds/assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company, our subsidiaries, or the consolidated VIE by the PRC government to transfer cash/assets.

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Permission or Approval Required from the PRC Authorities for Our Operation

As of the date of this prospectus, we, WFOE, the PRC operating entities, (i) are not covered by additional permissions or approval requirements from any governmental agency that is required to approve the PRC operating entities’ operations, (ii) have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and (iii) no such permission or approval has been denied. These licenses, permissions, and approvals, which have been successfully obtained, are: (i) business licenses; and (ii) value-added telecommunications business license.

We are aware, however, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretation and enforcement of the rules and regulations in the PRC adverse to us, which may take place quickly with little advance notice.

On December 28, 2021, the CAC published the CAC Revised Measures, which further restates and expands the applicable scope of the cybersecurity review. The CAC Revised Measures took effect on February 15, 2022. Pursuant to the CAC Revised Measures, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CAC Revised Measures provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the CAC Revised Measures, considering that (i) we are not holding personal information of over one million users and it is also very unlikely that we will reach such threshold in the near future; (ii) as of the date of this this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying the PRC operating entities, the VIE, or any of the VIE’s subsidiaries as critical information infrastructure operators.

On February 17, 2023, the CSRC promulgated the Trial Measures of, and the Overseas Listings Rules, which has become effective on March 31, 2023. On the same date of the issuance of the Overseas Listings Rules, the CSRC circulated the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises (the “Notice”). Pursuant to the Trial Measures and the Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a PRC company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing before March 31, 2023 and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Overseas Listings Rules. In addition, on February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions is issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, including but not limited to (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect our listing on the Nasdaq Capital Market. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless.

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In summary, based on the opinion of our PRC counsel, Dacheng, we, our subsidiaries, the VIE or the VIE’s subsidiaries are not required to obtain permission or approval from the PRC authorities including CSRC or CAC for the operation of the VIE or its subsidiaries, nor have we, our subsidiaries, the VIE, or any of the VIE’s subsidiaries received any denial. We are subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that we do not receive or maintain such permissions or approvals, or we inadvertently conclude that the permission or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that we or the VIE, or any of its subsidiaries is required to obtain approvals in the future, or that the PRC government could disallow our holding company structure, which would likely result in a material change in our operations, including our ability to continue our existing holding company structure, carry on our current business, accept foreign investments, and continue to offer securities to our investors. These adverse actions could cause the value of our Ordinary Shares to significantly decline or become worthless. We may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the CSRC, if we fail to comply with such rules and regulations, which would likely adversely affect the ability of our securities to be listed on the U.S. exchange, which would likely cause the value of our securities to significantly decline or become worthless.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. The main risks set forth below and others you should consider are discussed more fully in the section entitled “Risk Factors”, which you should read in its entirety.

Risks Related to the Offering

●	The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering. Also, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

●	Investors who buy Ordinary Shares at different times will likely pay different prices.

●	Our management team will have broad discretion over the use of the net proceeds from this offering, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

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Risk Factors Relating to the Planned Functional Skincare Business

●	We will operate in a dynamic industry and have a limited operating history.

●	We will rely on the formulas provided by our third-party manufacturers.

●	The beauty industry is highly competitive. If we are unable to compete effectively, we may lose our market share and our business, results of operations and financial condition may be materially and adversely affected.

●	Our success will be dependent on the popularity of our products and our ability to anticipate and respond to changes in industry trends and consumer preferences and behavior in a timely manner.

●	Our new product introductions may not be as successful as we anticipate, which could have a material adverse effect on our business, prospects, financial condition and results of operations.

●	Our business will depend, in part, on the quality, effectiveness and safety of our products.

●	We may not be able to successfully implement our growth strategy.

●	If we are unable to provide superior customer experiences, our business and reputation may be materially and adversely affected.

●	Our reliance on distributors, retailers and other third-parties could affect our ability to efficiently and profitably distribute and market our products, maintain sales in our existing markets and expand our business into other geographic markets.

●	Our operating results could be materially harmed if we are unable to accurately forecast consumer demand for our products or adequately manage our inventory.

●	We will rely on third-party service providers for logistics services. If these service providers fail to provide reliable services, our business and reputation may be adversely affected.

●	Our delivery, return and exchange policies may adversely affect our results of operations.

●	Failure to lease suitable warehouse facilities or any interruption in the operation of the warehouse for an extended period may negatively affect the business and results of operations.

●	We may be subject to infringement claims of intellectual property rights or other rights of third parties, which may be expensive to defend and may disrupt our business and operations.

●	If we are unable to protect our intellectual property, the value of our brands and other intangible assets may be diminished, and our business may be adversely affected.

Risks Related to Our Business and Industry

●	We are exposed to the risks of an economic recession, credit and capital markets volatility and economic and financial crisis as a result of the COVID-19 virus pandemic.

●	If we are not able to implement our strategies to achieve our business objectives, our business operations and financial performance will be adversely affected.

●	We depend on third parties to supply our food products; any adverse changes in such supply or the costs of products may adversely affect our operations.

●	Higher labor costs could adversely affect our business and financial results.

●	Health concerns or adverse developments with respect to the safety or quality of the food product industry in general or our own products specifically may damage our reputation, increase our costs of operations and decrease demand for our products.

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Risks Related to Our Corporate Structure and Operation

●	The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with the offering of our securities in the U.S., and, if required, we cannot predict whether we will be able to obtain such approval. As a result, both you and us face uncertainty about future actions by the PRC government that could significantly affect the operating company’s financial performance and the enforceability of the VIE Agreements.

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

●	We rely on the VIE Agreements for a portion of our business operations, which may not be as effective as direct ownership in providing operational control.

●	The shareholders of the VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

●

The VIE Agreement may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.

●	We may lose the ability to use and benefit from assets held by the VIE that are material to the operation of our business if the entity goes bankrupt or becomes subject to a dissolution or liquidation proceeding.

●	If the chops of WFOE, our PRC subsidiaries and the VIE, are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

Risks Related to Doing Business in the People’s Republic of China

●	Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

●	We may have difficulty in enforcing any rights we may have under the VIE Agreements in PRC.

●	We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our shares.

●	Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

●	Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

●	The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

●	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

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●	If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

●	We may not be able to obtain certain benefits under relevant tax treaty on dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiary.

●	Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

Risks Related to Our Ordinary Shares

●	We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

●	The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

●	We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

Corporate Information

Our principal executive office is located at 1602, Building C, Shenye Century Industrial Center, No. 743 Zhoushi Road, Hangcheng Street, Bao’an District, Shenzhen, People’s Republic of China. Our telephone number at this address is +86-755-85250400. Our registered office is INTERSHORE CONSULT (BVl) LTD. of Intershore Chambers, P.O. Box 4342, Road Town, Tortola, British Virgin Islands.   Our agent for service of process in the United States is [Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711]. We maintain a website at www.wnw108.com that contains information about our company. Information on this website is not part of this prospectus.

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THE OFFERING

We are offering up to 30,000,000 Ordinary Shares at a fixed offering price of $[ ] per share pursuant to this prospectus. This prospectus also relates to the offer and resale from time to time by the Selling Shareholder of 30,000,000 Ordinary Shares.

Investing in our Ordinary Shares involves a high degree of risk. You should read the “Risk Factors” section starting on page 16 of this prospectus, for a discussion of factors to consider carefully before deciding to invest in the Ordinary Shares.

Ordinary Shares offered by us	Up to 30,000,000 Ordinary Shares

Public offering price	$[ ]

Ordinary Shares offered by the Selling Shareholder	30,000,000 Ordinary Shares

Ordinary Shares issued and outstanding prior to the offering	33,361,823 Ordinary Shares

Ordinary Shares to be outstanding after this offering (1)	63,361,823 Ordinary Shares

Use of proceeds	We intend to use the net proceeds from the primary offering for the following purposes: approximately 20% for the recruitment of talented personnel in sales and technical departments for our planned functional skincare business; approximately 20% for the operation of and the upgrade of our online platform to add a new functional skincare segment; approximately 30% for establishing and expanding our distribution network for the planned functional skincare business; and approximately 30% for marketing and promotional activities to enhance market share and drive sales of our business. We will not receive any of the proceeds from the resale of the Ordinary Shares by the Selling Shareholder. See “Use of Proceeds.”

Nasdaq symbol:	Our Ordinary Shares are listed on Nasdaq under the symbol “WNW”.

(1)	The number of the Ordinary Shares to be outstanding immediately after this offering as shown above assumes that all of the Ordinary Shares offered hereby are sold and is based on 33,361,823 Ordinary Shares outstanding as of October 24, 2024. This number excludes 20,000,000 Ordinary Shares issuable upon conversion of the outstanding convertible notes of the Company issued on May 17, 2024.

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RISK FACTORS

An investment in our securities involves significant risk. Before making an investment in our securities, you should carefully consider the risk factors set forth in our most recent annual report on Form 20-F for the fiscal year ended December 31, 2023 on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which augment the risk factors set forth in our most recent annual report. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to the Offering

The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering. Also, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

We are a holding company organized under the laws of British Virgin Islands and our operations are based in China. We are and will be subject to PRC laws relating to, among others, restrictions over foreign investments and data security. The Chinese government has recently sought to exert more control and impose more restrictions on China-based companies raising capital offshore and such efforts may continue or intensify in the future. The Chinese government’s exertion of more control over overseas listing of, offerings conducted overseas by and/or foreign investment in China-based companies could retrospectively affect the Mergers and result in a material change in our operations, significantly limit or completely hinder our abilities to offer or continue to offer securities to foreign investors, and cause the value of our securities to significantly decline or be worthless.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and the Mergers and the Transactions may ultimately require approval of the CSRC. If it is determined that the CSRC approval is required retrospectively for the Mergers or the Transactions, it is uncertain whether we can or how long we will take to obtain the approval and, even if such CSRC approval is obtained, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for the Mergers and the Transactions, or a rescission of such approval if obtained, could subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations, restrictions or limitations on our abilities to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect their business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.

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On February 17, 2023, the CSRC published the Overseas Listing Measures which took effect on March 31, 2023. Under the Overseas Listing Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Overseas Listing Measures states that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Therefore, we are required to complete filing procedures with the CSRC in connection with this offering and may be subject to the filing requirements under the Overseas Listing Measures for our future offering and listing of our securities in an overseas market. In connection with the Overseas Listing Measures, on February 17, 2023 the CSRC also published the Notice on Overseas Listing Measures. According to the Notice on Overseas Listing Measures, issuers that have already been listed in an overseas market by March 31, 2023, the date the Overseas Listing Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Overseas Listing Measures when it subsequently seeks to conduct a follow-on offering.

On December 27, 2021, the NDRC and the Ministry of Commerce (the “MOFCOM”), jointly issued the Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Version), or the 2021 Negative List, which became effective on January 1, 2022. Pursuant to the 2021 Negative List, if a PRC domestic company, which engages in any prohibited business set out in the list, seeks an overseas offering or listing, it must first obtain the approval from the competent governmental authorities. In addition, the foreign investors in such company must not be involved in its operation or management, and their ownership interest should be subject to limitations imposed under regulations on investments in domestic securities by foreign investors. Because the 2021 Negative List is recently issued, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent we will be subject to these new requirements. If we are required to comply with these requirements but fail to do so on a timely basis if at all, our business operation, financial conditions and business prospect may be adversely and materially affected.

In addition, there is no assurance that new rules or regulations promulgated in the future will not impose additional requirements on us, including retrospectively with respect to the Mergers and the Transactions. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the 2022 Cybersecurity Review Measures and the Draft Administrative Regulations on Network Data Security, are required for the Mergers or Transactions, on a retrospective basis, it is uncertain whether such approval can be obtained or filing procedures completed, or how long it will take to obtain such approval or complete such filing procedures. Any failure to obtain such approval or complete such filing procedures or any delay in obtaining such approval or completing such filing procedures for the Mergers or Transactions, or a rescission of any such approval if obtained, would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in China, limit our abilities to carry out business operations in China or pay dividends outside China, delay or restrict the repatriation of our offshore funds into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of the our securities. The CSRC and other PRC regulatory authorities may also order us, or make it advisable for us, to unwind or reverse the Mergers and the Transactions. In addition, if the CSRC or other regulatory authorities in China subsequently promulgate new rules or issue directives requiring that we obtain additional approvals or complete additional filing or other regulatory procedures for our prior offerings overseas, there is no assurance that we will be able to comply with these requirements and may not be able to obtain any waiver of such requirements, if and when procedures are established to obtain such a waiver. Any of the foregoing could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

Our management team will have broad discretion over the use of the net proceeds from our sale of Ordinary Shares in this offering, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of Ordinary Shares in this offering, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering.

Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

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Risks Related to Planned Functional Skincare Business

We will operate in a dynamic industry and have a limited operating history.

As a company with a relatively limited operating history, our historical results may not be indicative of our future performance. We may not be successful in executing our growth strategy, and even if we achieve our strategic plan, we may not be able to sustain profitability. In future periods, our revenue could decline or grow more slowly than we expect. We may also incur significant losses in the future for a number of reasons, including as a result of the materialization of the following risks and the other risks described in this prospectus, and we may encounter unforeseen difficulties, complications, delays and other unknown factors:

●	we may be unsuccessful in predicting and capturing industry trends and consumer preferences;

●	we may be unable to introduce new products that appeal to consumers;

●	we may be unsuccessful in protecting or enhancing the recognition and reputation of our brand;

●	we may be unsuccessful in competing for market share with our existing or new competitors;

●	the ability of our third-party suppliers, manufacturers and logistics providers to produce and deliver our products in a timely way and subject to ever changing customer expectations could be disrupted;

●	we may fail to adjust our sales and marketing strategies fast enough to stay current with consumers’ behavioral changes in using internet and mobile devices;

●	we may not be able to maintain and improve our customer experience;

●	we may experience service interruptions, data corruption, cyber-based attacks or network security breaches which may result in the disruption of our operating systems;

●	we may be unable to retain key members of our senior management team or attract and retain other qualified personnel;

●	we may fail to successfully implement new business initiatives, especially expansion into new offerings or new business lines in which we have limited or no prior experience, including sustaining continued expansion of our Operating Subsidiaries;

●	we may fail to successfully expand our physical stores providing light beauty experience; and

●	we may be affected by international trade tension and any adverse economic conditions in China or internationally.

We cannot be sure that we will be successful in addressing these and other risks and challenges we may face in the future. Any of these occurrences could have a material and adverse impact on our business, results of operations and financial condition. Our customer base may not continue to grow or may decline as a result of such risks. Any of these risks could cause our net sales growth to decline and may adversely affect our margins and profitability.

We will rely on the formulas provided by third-parties.

We will rely on third-parties to provide the formulas for our products. The standard form of cooperation agreements will provide that, the third party engaged by us shall be responsible for the comprehensive work on product research and development includes, but is not limited to, formula development, trial production, testing, and market preparation. We will provide the funds for the research and development of the formula throughout the whole process. Given our reliance on the third-parties to provide us with the formulas for our products and that we do not own the formulas, if we fail to enforce such agreements and if our competitors engage the same company and introduce the same or similar products at a significantly lower price in the same markets that we operate in, our results of operations may be adversely affected.

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The beauty industry is highly competitive. If we are unable to compete effectively, we may lose our market share and our business, results of operations and financial condition may be materially and adversely affected.

We will face vigorous competition from both domestic and international players in China in the beauty industry, including large multinational consumer products companies that own or operate multiple beauty brands. Competition in the beauty industry is intense and based on multiple factors, including the ability to launch new products, pricing of products, quality of products and packaging, brand awareness, perceived value and quality, innovation, offline sales capabilities, customers’ functional and emotional satisfaction, promotional activities, advertising, editorials, e-commerce and mobile-commerce initiatives and other activities. We must compete with a high volume of new product introductions and a large number of existing products sold by diverse companies across several different distribution channels.

Many domestic and multinational consumer goods companies have greater financial, technical or marketing resources, longer operating histories, greater brand recognition or larger customer bases than we do and may be able to respond more effectively to changing business and economic conditions than we can. Despite our differentiated business model, existing and new players in the industry may also transform their business models and directly compete with us. Competitors may also roll out products targeting younger generations at a competitive price or adopt a price-cutting strategy for their current products to directly compete with us. Given the established sales network these large consumer goods companies maintain and the greater brand power they have, we cannot ensure that our existing customers will not allocate more market share to our competitor’s products or cease to purchase products from us completely. Further, our competitors may attempt to gain market share by offering products at prices at or below the prices at which our products are typically offered. Competitive pricing may require us to reduce our prices, which would decrease our profitability or result in lost sales. Because many of our competitors have greater resources than we do, they may be able to better withstand these price reductions and loss of sales under a competitive pricing strategy.

It is difficult for us to predict the timing and scale of our competitors’ activities in these areas or whether new competitors will emerge in the beauty industry. In addition, further technological breakthroughs, including new and enhanced technologies which increase competition in the online retail market, new product offerings by competitors and the strength and success of our competitors’ marketing programs may impede our growth and the implementation of our business strategy.

Our ability to compete also depends on the continued strength of our brand and products, our ability to predict and capture industry trends and consumer preferences, the success of our marketing, innovation and execution strategies, the continued diversification of our product offerings, the successful management of new product introductions and innovations, strong operational execution, including in order fulfillment and supply chain management, and our success in entering new markets and expanding our business in existing geographies. If we are unable to compete effectively, we may lose our market share and our business, results of operations and financial condition may be materially and adversely affected.

Our success will be dependent on the popularity of our products and our ability to anticipate and respond to changes in industry trends and consumer preferences and behavior in a timely manner.

The success of our business and operations depends on our ability to offer quality products that are attractive to consumers. The beauty industry is driven in part by fashion and beauty trends and consumer preferences and behavior, which may shift quickly and have been heavily affected by the rapidly increasing use and proliferation of social and digital media by consumers, and the speed with which information and opinions are shared. As industry trends and consumers’ preferences and behavior continue to change, we must also continually work to develop, produce and market new products, maintain and enhance the recognition of our brand, achieve a favorable mix of products and refine our approach as to how and where we market and sell our products.

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Our success will depend on our products appeal to a broad range of consumers whose preferences and behavior cannot be predicted with certainty and may change rapidly, and on our ability to anticipate and respond in a timely and cost-effective manner to industry trends and consumer preferences and behavior through product innovations, product line extensions and marketing and promotional activities, among other things. We will collect, store, process and use a variety of customer data and information for analysis of the changing consumer preferences and fashion trends to guide our product development and to improve our products and customer experience, and to predict and react to industry trends and consumers’ preferences and behavior effectively and efficiently. However, we cannot assure you that we will be able to successfully anticipate and respond to consumers’ preferences and behavior at all times, especially as we continue to broaden our customer base and diversify our product offerings aimed at customers with differing characteristics. If we are unable to anticipate and respond to the changes in industry trends and consumer preferences and behavior, we may fail to continuously develop products with wide market acceptance, capture emerging growth opportunities, adopt competitive sales strategies for our existing products, or properly predict and manage our inventory. Such failure could also negatively impact our brand image and result in diminished customer experience and brand loyalty. Any of these occurrences could materially and adversely affect our business, prospects and results of operations.

Our new product introductions may not be as successful as we anticipate, which could have a material adverse effect on our business, prospects, financial condition and results of operations.

Fast-evolving trends, and consumer preferences have shortened the life cycles of skincare products and required us to continually work to develop, produce and market new products, maintain and enhance the recognition of our brand and shorten our product development and supply chain cycles. Our continued success depends on our ability to develop and launch products in a timely and cost-effective manner in response to beauty industry trends, consumer preferences for skincare products and consumer attitudes toward our industry and brand. If we do not successfully and consistently develop new products that appeal to our customers our total revenue and margins could suffer.

We will establish a process for the development, evaluation and validation of our new product concepts. Nonetheless, each new product launch involves risks, as well as the possibility of unexpected consequences. For example, the acceptance of new product launches and sales to our customers may not be as high as we anticipate, due to a lack of acceptance of the products themselves or their price, or the limited effectiveness of our marketing strategies. The introduction of new products targeted at expanding our product reach beyond our current customer base may not be as successful as we anticipate due to insufficient data insights on and understanding about the preferences, trends and behaviors of such new customer group. Our ability to launch new products may be limited by delays or difficulties affecting the ability of our suppliers or manufacturers to timely manufacture new products. In addition, we may experience a decrease in sales of certain existing products as a result of newly launched products. Also, product innovation may place a strain on our employees and our financial resources, including incurring expenses in connection with product innovation and development, marketing and advertising that are not subsequently supported by a sufficient level of sales. Further, sales of new products may be affected by the efficacy of our inventory management and quality of delivery and order fulfillment services provided by our logistics providers, and we may experience product shortages and delayed or defective or improper product delivery. Any of these occurrences could delay or impede our ability to achieve our sales objectives, which could have a material adverse effect on our business, financial condition and results of operations.

As part of our ongoing business strategy, we expect to continue introducing new functional skincare products while expanding our product launches into adjacent categories that target eye and lip care, in which we may have little or no prior operating experience. The success of product launches in adjacent product categories could be hampered by our relative inexperience operating in such categories, the strength of our competitors or any of the other risks referred to above. Furthermore, any expansion into new product categories may subject us to additional operational and financial constraints which could inhibit our ability to accomplish such expansion. If we fail to roll out commercially successful products in our traditional categories or in adjacent categories, our business, financial condition and results of operations may be materially and adversely affected.

Our business will depend, in part, on the quality, effectiveness and safety of our products.

Any loss of confidence on the part of consumers in the ingredients used in our products, whether related to product contamination or product safety or quality failures, actual or perceived, or inclusion of prohibited or restricted ingredients or an improper mixture of ingredients, could tarnish the image of our brand and could cause consumers to choose other products. Allegations of contamination or other adverse effects on product safety or suitability for use by a particular consumer, even if untrue, may require us to expend significant time and resources responding to such allegations and could, from time to time, result in the suspension of sales or a recall of a product from any or all of the markets in which the affected product was distributed. Any such issues or recalls could negatively affect our profitability and brand image.

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If our products are found to be, or perceived to be, defective or unsafe, or if they otherwise fail to meet our consumers’ expectations, our relationships with consumers could suffer, the appeal of our brand could be diminished, we may need to recall some of our products and/or become subject to regulatory action, and we could lose sales or market share or become subject to boycotts or liability claims. In addition, safety or other defects in our competitors’ products could reduce consumer demand for our products if consumers view them to be similar. Any of these outcomes could result in a material adverse effect on our business, financial condition and results of operations.

We may not be able to successfully implement our growth strategy.

Our future growth, profitability and cash flows depend upon our ability to successfully implement our business strategy, which, in turn, is dependent upon a number of factors, including our ability to:

●	build a strong and well-recognized brand;

●	further penetrate our targeted markets by attracting new consumers and retaining and further engaging our existing customers;

●	capture the industry trends and develop and launch new products and expand into relevant adjacencies in answer to such trends;

●	continue to use innovation to drive sales, improve technological and operational efficiencies-and improve profit margin;

●	enhance Removed our market study and ability to predict and follow customers’ preferences, trends and behaviors;

●	effectively manage the quality and efficiency of the third-party manufacturing partners and packaging supply partners and logistics and other third-party service providers’ performance;

●	continue to broaden and diversify our distribution channels;

●	pursue strategic investments and collaborations to complement our existing capabilities and geographic reach; and

●	leverage our high-performance team culture to drive margins.

There can be no assurance that we can successfully achieve any or all of the above initiatives in the manner or time period that we expect. Further, achieving these objectives will require investments which may result in short-term costs without generating any current net sales and therefore may be dilutive to our earnings. We cannot provide any assurance that we will realize, in full or in part, the anticipated benefits we expect our strategy will achieve. The failure to realize those benefits could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to provide superior customer experiences, our business and reputation may be materially and adversely affected.

The success of our business hinges on our ability to provide superior customer experience, which in turn depends on a variety of factors. These factors include our ability to bring innovative products to the market at competitive prices that respond to consumer demands and preferences, our ability to fit in the lifestyle of our customers and deeply engage with our customers. These factors also include our ability to maintain the quality of our products and services, provide timely and reliable delivery and responsive and superior before- and after-sales service. In addition, we will make efforts to maintain a superior customer experience that is driven by our relentless efforts to maintain product quality and curate our products offerings so they are responsive to industry trends and customers’ preferences. Similarly, we will substantially focus on to providing quality and responsive customer service.

Although we will provide skincare product and sales training at certain fees for our distributors and the retailers, there is no assurance that they will provide consistently satisfactory customer service to the end users. In addition, as our network of distributors and retailers continues to rapidly expand along with our growth, it may be harder for us to manage our distributors and ensure the quality of services they provide to the users of our products. Any negative customer service experience with our distributors either offline in the physical stores or online through our customer communities or one-on-one chats may discourage customers from purchasing our products and adversely affect our reputation and brand image.

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If our customer service representatives fail to provide satisfactory service, or if waiting times are too long due to the high volume of calls from customers at peak times, our brand and customer loyalty may be adversely affected. There is no assurance that we will be able to maintain a stable network of distributors and retailers and provide sufficient training to them to meet our standards of customer service or that an influx of less experienced personnel will not dilute the quality of our customer service. In addition, any negative publicity or poor feedback regarding our customer service may harm our brand and reputation and in turn cause us to lose customers and market share.

Our reliance on distributors, retailers and other third-parties could affect our ability to efficiently and profitably distribute and market our products, maintain sales in our existing markets and expand our business into other geographic markets.

Our ability to maintain and expand our markets for our products, and to establish markets in new geographic distribution areas, is dependent on our ability to establish and maintain successful relationships with reliable distributors, retailers and other third-parties strategically positioned to serve those areas. We believe most of our distributors, retailers and other third-parties will sell and distribute competing products, and our products may represent a small portion of their businesses. The success of our distribution network will depend on the performance of the distributors, retailers, and other third-parties in our network. There is a risk they may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our products in localities that may not be receptive to our product. Our ability to incentivize and motivate distributors to manage and sell our products is affected by competition from other companies who have greater resources than we do. To the extent that our distributors, retailers and other third-parties are distracted from selling our products or do not employ sufficient efforts in managing and selling our products, including re-stocking the retail shelves with our products, our sales and results of operations could be adversely affected. Furthermore, such third parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sales activities.

Our ability to maintain and expand our distribution network and attract additional distributors, retailers and other third-parties will depend on a number of factors, some of which are outside our control. Some of these factors include:

●	the level of demand for our brands and products in a particular distribution area;

●	our ability to price our products at levels competitive with those of competing products; and

●	our ability to deliver products in the quantity and at the time ordered by distributors, retailers and other third-parties.

We may not be able to successfully manage all or any of these factors in any of our prospective geographic areas of distribution. Our inability to achieve success with regards to any of these factors in a geographic distribution area will have a material adverse effect on our relationships in that particular geographic area, thus limiting our ability to maintain or expand our market, which will likely adversely affect our revenues and financial results.

Our business is subject to complex and evolving product safety laws, regulations and standards. If we fail to comply with these laws, regulations and safety standards or if our products otherwise have defects, we may be required to recall products and may face penalties and product liability claims, either of which could result in unexpected costs and damage our reputation.

The manufacturing, distribution and packaging of skincare products and their components, ingredients and raw materials are subject to complex product safety-related laws, regulations and national and industrial standards. To maintain compliance and promote product safety, we will establish a team dedicated to product quality inspection, product sampling and quality issues resolution and cooperate with qualified testing centers to continually oversee the quality and safety of our products. In addition, we will closely work with our counsel to monitor the development of laws, regulations and standards applicable to our business. However, certain of these laws, regulations and standards are relatively new and because their interpretation and implementation are evolving, we cannot assure you that the competent authorities will always hold the same view as our counsel does in terms of the compliance of our business operations.

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Any failure or perceived failure to comply with laws, regulations or standards with respect to product safety, or any sale suspension or product recall may lead to government investigations of us, penalties and lawsuits against us which may result in adverse publicity. Furthermore, we may experience significant costs in connection with the suspension of sales or recall, litigation, investigations or penalties which could have a material and adverse effect on our business, financial condition and results of operations.

Our operating results could be materially harmed if we are unable to accurately forecast consumer demand for our products or adequately manage our inventory.

Our business will require us to manage a large volume of inventory effectively. Due to the particularity of the cosmetics industry, the storage and distribution of cosmetics production enterprises must meet timeliness requirements and monitor the uncertainty of terminal demand. Because we must maintain a certain inventory of the products, we will depend on our forecasts of product demand for, and popularity of-various products to make purchasing decisions to manage our inventory. If we subsequently fail to effectively manage our inventory, there may be a risk of inventory loss.

The demand for our inventory of products can change significantly between the time that components, ingredients or raw materials are ordered and the date of sale. Demand may be affected by seasonality, new product launches, rapid changes in product cycles and pricing, product defects, promotions, changes in consumer spending patterns, changes in consumer tastes with respect to our products and other factors, and our consumers may not purchase products in the quantities that we expect. It may be difficult to accurately forecast demand and determine appropriate levels of product or componentry.

We must maintain a certain inventory of their products to ensure products do not expire or reach the end of the period of validity. The period of validity of cosmetics is more strictly controlled than that of general merchandise and cosmetics close to the period of validity will be destroyed after relevant procedures are performed. Generally, we do not have the right to return unsold products to the third-party manufacturing partners and third-party packaging supply partners. If we fail to manage our inventory effectively or negotiate favorable credit terms with third-party manufacturers and suppliers, we may be subject to a heightened risk of inventory obsolescence, a decline in inventory values, and significant inventory write-downs or write-offs in the case of overestimation of consumer demand, or increased costs to secure necessary production and delivery delays in the case of underestimation of consumer demand. An inability to meet consumer demand and delays in the delivery of our products to our customers could result in reputational harm and damaged customer relationships. In addition, if we are required to lower sale prices in order to incentivize sales to reduce our inventory levels, our profit margins might be negatively affected. Any of the above may materially and adversely affect our business, financial condition and results of operations.

We will rely on third-party service providers for logistics services. If these service providers fail to provide reliable services, our business and reputation may be adversely affected.

We will rely on third-party couriers and logistics providers for order fulfillment and delivery services, including, among others, collection of products, warehousing services, shipping products to customers, stores and designated warehouse and handling product returns. While these arrangements allow us to focus on our central business, they reduce our direct control over the logistics services provided to our customers. Logistics in our primary locations or transit to final destinations may be disrupted for a variety of reasons, including events that are beyond our control or the control of these service providers, such as inclement weather, natural and man-made disasters, health epidemics, information technology system failures, transportation disruptions, labor unrest, commercial disputes, military actions or economic, business, labor, environmental, public health, or political issues. In addition, if our third-party logistics service providers fail to comply with applicable rules and regulations in China, our delivery services may be materially and adversely affected. If any of our service providers’ operations or services are disrupted or terminated, we may not be able to find alternative service providers with quality and on commercial terms to our satisfaction in a timely and reliable manner, or at all. Furthermore, delivery personnel of contracted third-party logistics service providers act on our behalf and interact with our customers personally. We will need to effectively manage these third-party logistics service providers to ensure the quality of customer services.

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If our products are not delivered in the proper condition or in a timely manner or there is any other failure to provide high-quality delivery services to our customers, our products may be compromised, customer experience may be impaired and, as a result, our business and reputation could suffer. Further, if our logistics providers raise their fee rate, we may incur additional costs and may not be able to pass such costs to our customers.

Our delivery, return and exchange policies may adversely affect our results of operations.

We will adopt shipping policies that do not necessarily pass the full cost of shipping onto our customers. We will also adopt customer-friendly return and exchange policies that make it convenient and easy for customers to change their minds within seven days after completing direct online purchases from us. We may also be legally required to adopt new or amend existing return and exchange policies from time to time. These policies improve customers’ shopping experience and promote customer loyalty, which in turn helps us acquire and retain customers. However, these policies also subject us to additional costs and expenses which we may not recoup through increased revenues. If our delivery, return and exchange policies are misused by a significant number of customers or if the return or exchange rates increase beyond historical records or otherwise substantially then our costs may increase significantly, and our results of operations may be materially and adversely affected.

If we revise our shipping policies to reduce our costs and expenses, our customers may be dissatisfied. Our customers dissatisfaction may result in the loss of their business or our failure to acquire new customers at a desirable pace, which may materially and adversely affect our results of operations.

Failure to successfully lease suitable warehouse facilities or any interruption in the operation of the warehouse for an extended period may negatively affect the business and results of operations.

We believe that our warehouse is essential to our supply chain management. We cannot assure you that we will be able to add suitable warehouse facilities on commercially acceptable terms or at all. In addition, our ability to process and fulfill orders accurately will depend on the smooth operation of the warehouse facilities. The warehouse may be vulnerable to damage caused by fire, flood, power outage, telecommunications failure, break-ins, earthquake, health epidemics, human error and other events. If the warehouse were rendered incapable of operations, then we may be unable to fulfill our orders on a timely basis, which could result in canceled sales and a loss of customer loyalty and have a material adverse impact on our business, financial condition and results of operations. We will not carry business interruption insurance, and the occurrence of any of the foregoing risks could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may be subject to infringement claims of intellectual property rights or other rights of third parties, which may be expensive to defend and may disrupt our business and operations.

Our commercial success will depend in part on our ability to operate without infringing, misappropriating or otherwise violating the trademarks, patents, copyrights, trade secrets and other proprietary rights of others. We have adopted and implemented internal procedures and licensing practices to prevent unauthorized use of such intellectual properties or the infringement by us of other rights of third parties. However, we cannot be certain that these measures can be effective in completely preventing all possible infringement, misappropriation and other violations of third-party’s intellectual property rights or other rights during the course of our business. As we will face increasing competition and as litigation becomes a more common way to resolve disputes in China, we will face a higher risk of being the subject of intellectual property infringement claims.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate patents, copyrights or other intellectual property rights held by third parties. This is especially true because our sales and marketing activities may use photos or video clips that contain portraits of individuals and shows performed by others such as recorded product promotion live-streaming held by our cooperating KOLs. possibility that some of these use cases are not properly authorized by the relevant performers and/or proprietary right holders, which may expose us to potential liabilities for infringement of portrait rights or rights to network dissemination of information under Chinese laws. There could also be existing intellectual property of which we are not aware that our operations and business may inadvertently infringe upon. Further, our internal procedures and licensing practices may not be effective in completely preventing the unauthorized use of copyrighted materials or the infringement of other rights of third parties by us and/or our employees. We may receive claims by third parties that we and/or our employees have infringed or otherwise violated their software copyright. We will license and use software and other technologies from third parties in our ordinary course of business. The third-party software or technology licenses may not continue to be available to us on acceptable terms or at all and may expose us to potential infringement liability. Any such liability, or our inability to use any of these third-party software or technologies on acceptable terms or at all, could harm our reputation, result in increased operating costs, and/or disruptions to our business that may materially and adversely affect our operating and financial results.

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We may from time to time in the future be subject to legal proceedings and claims relating to the intellectual property rights of others. Also, although we have not been subject to claims or lawsuits outside China, we cannot assure you that we will not become subject to intellectual property laws in other jurisdictions, such as the United States. If an infringement claim brought against us in China, the United States or another jurisdiction is successful, we may be required to pay substantial penalties or other damages and fines, enter into license agreements that may not be available on commercially reasonable terms or at all or be subject to injunctions or court orders. Even if allegations or claims lack merit, defending against them could be both costly and time consuming and could significantly divert the efforts and resources of our management and other personnel. Competitors and other third parties may claim as well that our officers or employees or the third-party manufacturing partners third-party manufacturing partners and packaging supply partners have infringed, misappropriated or otherwise violated their product formulas, confidential information, trade secrets or other proprietary information or technology in the course of their employment with us or in their designing and manufacturing products for us, as the case may be. Although we will take steps to prevent the unauthorized use or disclosure of such third-party information, intellectual property or technology by our officers, employees or the third-party manufacturing partners and packaging supply partners, we cannot guarantee that our internal intellectual property policy, any other policies or contractual provisions that we have implemented or may implement will be effective. If a claim of infringement, misappropriation or violation is brought against us or one of our officers or employees, we may suffer reputational harm and may be required to pay substantial damages, subject to an injunction or court orders or be required to suspend sales of our products or to remit to the plaintiff the revenues we derive from the sales, any of which could adversely affect our business, financial condition and results of operations.

If we are unable to protect our intellectual property, the value of our brands and other intangible assets may be diminished, and our business may be adversely affected.

We will rely on a combination of trademark, copyright, trade secret, patent and other laws protecting proprietary rights, nondisclosure and confidentiality agreements and other practices, to protect our brand and proprietary information, know-how, technologies and processes. Our principal intellectual property assets will include the registered trademarks for our brand, the design patents and copyrights for our product packaging and logos. Our copyrights, trademarks and design patents will be the valuable assets that support our brand and consumers’ perception of our products. Although we planning to apply for trademarks in China, there can be no assurance that all of them will be issued or registered.   Trademark applications on key categories can be rejected, which may result in difficulties in our ability to protect our use of our brand name or logo on products of such categories, and may subject us to possible intellectual property disputes with third parties over such uses. Third parties may also oppose our trademark or patent applications domestically or abroad, or otherwise challenge our use of the trademarks or patents. In the event that our trademarks or patents are successfully challenged, we could be forced to rebrand our products or to refrain from using certain designs, which could result in the loss of brand recognition, impair the attractiveness of our products and could require us to devote resources to advertising and marketing new brands and product designs.

Despite our efforts to protect our intellectual property rights and proprietary information, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual properties or know-how. Monitoring for infringement or other unauthorized use of our intellectual property rights and know-how is difficult and costly, and such monitoring may not be effective. From time to time, we may have to resort to courts or administrative proceedings to enforce our intellectual property rights, which may result in substantial costs and the diversion of resources.

Our employees or business partners or other parties with whom we maintain business relationships may engage in misconduct or other improper activities, which may disrupt our business, hurt our reputation and results of operations.

Our employees or business partners, including third-party manufacturers and logistics service providers, may be subject to regulatory penalties or punishments or other legal proceedings because of their wrongdoings or regulatory compliance failures, which may disrupt our business. For example, we currently rely on third-party manufacturers to produce our products. Although we will require our third-party manufacturers to provide compliance representations and covenants, we cannot assure that they will not engage in any incompliant practices such as environmental or product safety requirement violations. If they engage in any noncompliance or face regulatory sanctions or operation suspensions, our business may as a result be disrupted and our reputation may be harmed.

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We will be exposed to the risk of fraud or other misconduct by our employees or third-parties partners with whom we have business arrangements. Misconduct by employees or third-party partners could include inadvertent or intentional failures to comply with the laws and regulations to which we are subject or with our policies, provide accurate information to regulatory authorities, comply with ethical, social, product, labor and environmental standards, comply with fraud and abuse laws and regulations, report financial information or data accurately, or disclose unauthorized activities to us. We have no control over the off-work time and behaviors of our employees and the operations of our third-party partners. Any legal liabilities of, or regulatory actions against, our employees, especially key employees, or business partners may affect our business activities and reputation and, in turn, our results of operations.

If we fail to obtain and maintain the requisite licenses, permits, registrations and filings applicable to the business, or fail to obtain additional licenses, permits, registrations or filings that become necessary as a result of new enactment or promulgation of government policies, laws or regulations or the expansion of our business, the business and results of operations may be materially and adversely affected.

In general, the beauty industry and certain business practices such as the operation of franchise businesses in China are highly regulated, and may require multiple licenses, permits, filings and approvals to conduct and develop business.

As a fast-growing company with a limited operating history that is continuously exploring other approaches to conduct sales and marketing cost-effectively and capture points of growth, we may not be able to obtain in time all the additional licenses, registrations and filings that are advisable to obtain for certain aspects of our operations. Failure to obtain such additional licenses, permits, registrations or filings that could later become necessary to obtain as a result of new enactment or promulgation of government policies, laws or regulations, which may subject us to warnings, orders of correction, pecuniary penalties or other administrative proceedings from relevant governmental authorities, could materially and adversely affect our business and results of operations. As of the date of this prospectus, we have not received any notice of warning nor have we been subject to any administrative penalties or other disciplinary actions from the relevant governmental authorities for lack of licenses, permits, registrations or filings. However, we cannot assure you that we will not be subject to any administrative action that may materially and adversely affect our business, financial condition and results of operations.

In addition, certain licenses, permits or registrations are subject to periodic renewal. If we fail to maintain or renew one or more of our licenses and certificates when their term expires, or obtain such renewals on a timely manner, our operations could be disrupted. In addition, under relevant PRC laws and regulations are required to update certain licenses if any change to their respective name, registered capital or legal representative during the validity period of such license. If we fail to properly renew and maintain all such requisite licenses on time, we may face penalties and in extreme circumstances, order to suspend or terminate our website and online business.

Further, due to uncertainties of interpretation and implementation of existing laws and the adoption of additional laws and regulations, the licenses, permits, registrations or filings we held may be deemed insufficient by PRC governments, which may restrain our ability to expand our business scope and may subject us to fines or other regulatory actions. Furthermore, as we develop and expand our business scope, we may need to obtain additional permits and licenses and we cannot assure that we will be able to obtain such permits on time or at all.

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Risks Related to Our Business and Industry

We are exposed to the risks of an economic recession, credit and capital markets volatility and economic and financial crisis as a result of the COVID-19 virus pandemic, which could adversely affect the demand for our products, our business operations and expansion plans and our ability to mitigate its impact and provide timely information to our investors and the SEC.

We are exposed to the risk of a global recession or a recession in one or more of our key markets, credit and capital markets volatility and an economic or financial crisis, or otherwise, which could result in reduced consumption or sales prices of our products, which in turn could result in lower revenue and reduced profit. Our financial condition and results of operations, as well as our future prospects, would likely be hindered by an economic downturn in any of our key markets.

The purchase of our products is closely linked to general economic conditions, with levels of consumption tending to rise during periods of rising per capita income and fall during periods of declining per capita income. Additionally, per capita consumption is inversely related to the sale prices of our products.

Besides moving in concert with changes in per capita income, purchase of our products also increases or decreases in accordance with changes in disposable income.

Any decrease in disposable income resulting from an increase in inflation, income taxes, the cost of living, unemployment levels, political or economic instability or other factors would likely adversely affect the demand for our products.

Capital and credit market volatility, such as that experienced in recent years, may result in downward pressure on share prices and the credit capacity of issuers. Potential changes in social, political, regulatory and economic conditions may be significant drivers of capital and credit market volatility.

If we are unable to offer branded products at attractive prices to meet customer needs and preferences on our e-commerce platform, or if our reputation for selling authentic, high-quality products suffers, we may lose customers and our business, financial condition and results of operations may be materially and adversely affected.

Our future growth on our e-commerce platform partially depends on our ability to continue to attract new customers as well as to increase the spending and repeat purchase rate of existing customers. Constantly changing consumer preferences have historically affected, and will continue to affect, the online retail industry. Consequently, we must stay abreast of emerging lifestyle and consumer preferences and anticipate product trends that will appeal to existing and potential customers.

We are heavily dependent on our customers. Due to the high level of competition in our industry, we may fail to retain our customers, which would harm our financial condition and operating results.

We are heavily dependent on purchases of our food products by customers, who are typically middle-income young professionals and who can be extremely fickle. We operate in a very competitive environment and face strong competition in terms of distribution, brand recognition, taste, quality, price, availability, and product positioning. The market is highly fragmented, particularly in China, and the resources of our competitors may increase due to mergers, consolidations or alliances, and we may face new competitors in the future.

The business of selling healthy food products is highly sensitive to the introduction of new products, which may rapidly capture a significant share of the market. These market segments include numerous manufacturers, distributors, marketers, retailers and physicians that actively compete for the business of consumers in various countries. In addition, we anticipate that we will be subject to increasing competition in the future from sellers that utilize electronic commerce. Some of these competitors have longer operating histories, significantly greater financial, technical, product development, marketing and sales resources, greater name recognition, larger established customer bases and better-developed distribution channels than we do. Our present or future competitors may be able to develop products that are comparable or superior to those we offer, adapt more quickly than we do to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products than we do. From time to time in response to competitive and customer pressures or to maintain market share, we may be forced to reduce our selling prices or increase or reallocate spending on marketing, advertising, or promotions in order to compete. These types of actions could decrease our profit margins. Such pressures may also restrict our ability to increase our selling prices in response to raw material and other cost increases.

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Accordingly, we may not be able to retain our customers, compete effectively in our markets and competition may intensify. In light of the strong competition that we currently face, and which may intensify in the future, there can be no assurance that we will be able to increase the sales of our products or even maintain our past levels of sales, or that our profit margins will not be reduced. If we are unable to increase our product sales or to maintain our past levels of sales and profit margins, our business, financial condition, results of operations and prospects may be materially and adversely affected.

In addition, because the industry in which we operate is not particularly capital intensive or otherwise subject to high barriers to entry, it is relatively easy for new competitors to emerge who will compete with our customers and their customers. Our ability customers to remain competitive therefore depends, in significant part, on our success in retaining and attracting new customers. We cannot ensure that our efforts will be successful and if we are not, our financial condition and operating results would be harmed.

User behavior on mobile devices is rapidly evolving, and if we fail to successfully adapt to these changes, our competitiveness and market position may suffer.

Buyers, sellers and other participants are increasingly using mobile devices in China for a wide range of purposes, including for e-commerce. While a significant and growing portion of participants access our e-commerce platform through mobile devices, this area is developing rapidly and we may not be able to continue to increase the level of mobile access to, or transactions on, our e-commerce platform by users of mobile devices. The variety of technical and other configurations across different mobile devices and platforms increases the challenges associated with this environment. our ability to successfully expand the use of mobile devices to access our e-commerce platform is affected by the following factors:

●	our ability to continue to provide products on our e-commerce platform and website;

●	our ability to successfully deploy apps on popular mobile operating systems; and

●	the attractiveness of alternative platforms.

If we are unable to attract significant numbers of new mobile buyers and increase levels of mobile engagement, our ability to maintain or grow our business would be materially and adversely affected.

Sales of our products are subject to changing consumer preferences; if we do not correctly anticipate such changes, our sales and profitability may decline.

There are a number of trends in consumer preferences, which have an impact on us and the food products industry as a whole. These include, among others, preferences for convenient, natural, better value, healthy and sustainable products. Concerns as to the health impacts and nutritional value of certain foods may increasingly result in food producers being encouraged or required to produce products with reduced levels of salt, sugar and fat and to eliminate trans-fatty acids and certain other ingredients. Consumer preferences are also shaped by concern over the environmental impact of products. The success of our business depends on both the continued appeal of our products and, given the varied backgrounds and tastes of our customer base, our ability to offer a sufficient range of products to satisfy a broad spectrum of preferences. Any shift in consumer preferences in the markets in which we operate could have a material adverse effect on our business. Consumer tastes are also susceptible to change. Our competitiveness therefore depends on our ability to predict and quickly adapt to consumer trends, exploiting profitable opportunities for product development without alienating our existing consumer base or focusing excessive resources or attention on unprofitable or short-lived trends. If we are unable to respond on a timely and appropriate basis to changes in demand or consumer preferences, our sales volumes and margins could be adversely affected.

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Our future results and competitive position are dependent on the successful development of new product offerings and improvement of existing products, which is subject to a number of difficulties and uncertainties.

Our future results and ability to maintain or improve our competitive position depend on our capacity to anticipate changes in our key markets and to identify, develop, manufacture, market and sell new or improved products in these changing markets successfully. We have to introduce new products and re-launch and extend existing product lines on a timely basis in order to counteract obsolescence and decreases in sales of existing products as well as to increase overall sales of our products. The launch and success of new or modified products are inherently uncertain, especially as to the products’ appeal to consumers, and there can be no assurance as to our continuing ability to develop and launch successful new products or variations of existing products. The failure to launch a product successfully can affect consumer perception of our other products. Market factors and the need to develop and provide modified or alternative products may also increase costs. In addition, launching new or modified products can result in cannibalization of sales of our existing products if consumers purchase the new product in place of our existing products. If we are unsuccessful in developing new products in response to changing consumer demands or preferences in an efficient and economical manner, or if our competitors respond more effectively than we do, demand for our products may decrease, which could materially and adversely affect our business, financial condition and results of operations.

To maximize our potential for future growth and achieve our expected revenues, we need to manage growth in our current operations.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our sourcing and marketing operations. This expansion will place a significant strain on our management and on our operational, accounting, and information systems. We expect that as we continue to grow, we will need to improve our financial controls, operating procedures, and management information systems to handle increased operations. We will also need to effectively train, motivate, and manage our employees. Failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We cannot assure you that our acquisition growth strategy will be successful.

In addition to our organic growth strategy we also expect to grow through strategic acquisitions. We cannot assure you that our acquisitions will be successful or that we will have the funds to pursue any acquisitions. Further, even if we are able to complete strategic acquisitions, as expected, we will face challenges such as integration of systems, personnel and corporate culture that may impact our ability to successfully integrate acquired businesses into our overall corporate structure, which would negatively impact our business, operations and financial performance.

If we are not able to implement our strategies to achieve our business objectives, our business operations and financial performance will be adversely affected.

Our business plan and growth strategy is based on currently prevailing circumstances and the assumption that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development. However, there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives. If we are not able to successfully implement our strategies, our business operations and financial performance will be adversely affected.

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We depend on third parties to supply our food products; any adverse changes in such supply or the costs of products may adversely affect our operations.

We currently obtain our food products from third parties. The supply of these products can be adversely affected by any material change in the economic and political conditions in various countries, which may, in turn, result in increased costs to purchase these products. For example, any economic downturn, tighter credit conditions and slow or declining growth can negatively affect the geographic markets in which we compete in by affecting consumer confidence. This can result in consumers purchasing cheaper private label products instead of equivalent branded products.

Our business is dependent on third-party suppliers and changes or difficulties in our relationships with our suppliers may harm our business and financial results.

We are dependent on our suppliers for our food products. Our suppliers may fail to meet timelines or contractual obligations or provide us with sufficient products, which may adversely affect our business. Certain of our contracts with key suppliers, can be terminated by the supplier upon giving notice within a certain period and restrict us from using other suppliers. Failure to appropriately structure or adequately manage our agreements with third parties may adversely affect our supply of products. We are also subject to credit risk with respect to our third-party suppliers. If any such suppliers become insolvent, an appointed trustee could potentially ignore the service contracts we have in place with such party, resulting in increased charges or the termination of the service contracts. We may not be able to replace a supplier within a reasonable period of time, on as favorable terms or without disruption to our operations. Any adverse changes to our relationships with third-party suppliers could have a material adverse effect on our image, brand and reputation, as well as on our business, financial condition and results of operations.

In addition, to the extent that our creditworthiness is impaired, or general economic conditions decline, certain of our key suppliers may demand onerous payment terms that could materially adversely affect our working capital position, or such suppliers may refuse to continue to supply to us. A number of our key suppliers have taken out trade credit insurance on our ability to pay them. To the extent that such trade credit insurance becomes unobtainable or more expensive due to market conditions, we may face adverse changes to payment terms by our key suppliers or they may refuse to continue to supply us.

Our suppliers’ inability to source raw materials or other inputs of an acceptable type or quality, could adversely affect our results of operations.

Our suppliers use significant quantities of ingredients and packaging materials and are therefore vulnerable to fluctuations in the availability and price of ingredients, packaging materials, energy costs and other supplies. General economic conditions, unanticipated demand, problems in manufacturing or distribution, natural disasters, weather conditions during the growing and harvesting seasons, plant, fish and livestock diseases and local, national or international quarantines can also adversely affect availability and prices of commodities in the long and short term. Moreover, there is no market for hedging against price volatility for certain raw materials and accordingly such materials are bought at the spot rate in the market.

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Accordingly, their ability to avoid the adverse effects of a pronounced, sustained price increase in raw materials is limited. Any increases in prices or scarcity of ingredients or packaging materials required for our products could increase their costs and disrupt our operations. If the availability of any of their inputs is constrained for any reason, we may not be able to obtain sufficient supplies or supplies of a suitable quality on favorable terms or at all. Such shortages could materially adversely affect our market share, business, financial condition and results of operations.

Our inability to pass on price increases for food products to our customers could adversely affect our results of operations.

Our ability to pass through increases in the prices of good products depends, among others, on prevailing competitive conditions and pricing methods in the markets in which we operate, and we may not be able to pass through such price increases to our customers. Even if we are able to pass through increases in prices, competition from other similar products may lead to a decline in orders for our products or even obsolescence. Our inability to pass through price increases in food products and preserve our profit margins in the future while remaining competitive could materially adversely affect our business, financial condition and results of operations.

Any failure of our products to comply with safety requirements set by government may adversely affect our results from operations.

We currently obtain our products from third parties. We may fail to ensure the supplied goods to be in compliance with safety regulation and rules set by government, which may, in turn, results in losing our customers, which would adversely affect our revenues and shareholder value.

Failure to maintain or improve our technology infrastructure could harm our business and prospects.

Adopting new software and upgrading our online infrastructure requires significant investments of time and resources, including adding new hardware, updating software and recruiting and training new engineering personnel. Maintaining and improving our technology infrastructure require significant levels of investment. Adverse consequences could include unanticipated system disruptions, slower response times, impaired quality of buyers’ and sellers’ experiences and delays in reporting accurate operating and financial information. In addition, much of the software and interfaces we use are internally developed and proprietary technology. If we experience problems with the functionality and effectiveness of our software, or are unable to maintain and constantly improve our technology infrastructure to handle our business needs, our business, financial condition, results of operation and prospects, as well as our reputation, could be materially and adversely affected.

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Any disruptions in our information technology systems could harm our business and reduce our profitability.

We rely on our information technology systems, most notably our Website, for communication among our suppliers, distribution functions, headquarters and customers. Our performance depends on the availability of accurate and timely data and other information from key software applications to aid day-to-day business and decision-making processes. We may be adversely affected if our controls designed to manage information technology operational risks fail to contain such risks. If we do not allocate and effectively manage the resources necessary to build and sustain the proper technology infrastructure and to maintain the related automated and manual control processes, we could be subject to adverse effects including billing and collection errors, business disruptions, in particular concerning our logistics functions, and security breaches. Any disruption caused by failings in our information technology infrastructure equipment or of communication networks, could delay or otherwise impact our day-to-day business and decision-making processes and negatively impact our performance. In addition, we are reliant on third parties to service parts of our IT infrastructure. Failure on their part to provide good and timely service may have an adverse impact on our information technology network. Furthermore, we do not control the facilities or operations of our suppliers. An interruption of operations at any of their or our facilities or any failure by them to deliver on their contractual commitments may have an adverse effect on our business, financial condition and results of operations.

We are subject to payment processing risk.

Our e-commerce customers pay for their services using a variety of different online payment methods. We rely on third parties to process such payments. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are increases in payment processing fees, material changes in the payment ecosystem, such as delays in receiving payments from payment processors and/or changes to rules or regulations concerning payment processing, our revenues, operating expenses and results of operations could be adversely impacted.

Security breaches and attacks against our internal systems and network, and any potential resulting breach or failure to otherwise protect confidential and proprietary information, could damage our reputation and negatively impact our business, as well as materially and adversely affect our financial condition and results of operations.

Although we have employed resources to develop security measures against unauthorized access to our systems and networks, our cybersecurity measures may not successfully detect or prevent all unauthorized attempts to access the data on our network or compromise and disable our systems. Unauthorized access to our network and systems may result in the misappropriation of information or data, deletion or modification of user information, or a denial-of-service or other interruption to our business operations. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers, we may be unable to anticipate, or implement adequate measures to protect against these attacks. If we are unable to avert these attacks and security breaches, we could be subject to significant legal and financial liability, our reputation would be harmed and we could sustain substantial revenue loss from user dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Actual or anticipated attacks and risks may cause us to incur significantly higher costs, including costs to deploy additional personnel and network protection technologies, train employees, and engage third-party experts and consultants. Cybersecurity breaches would not only harm our reputation and business, but also could materially decrease our revenue and net income.

Our business generates and processes a large amount of data, which subjects us to governmental regulations and other legal obligations related to privacy, information security and data protection. Any improper use or disclosure of such data by us, our employees or our business partners could subject us to significant reputational, financial, legal and operational consequences.

Our business generates and processes a large quantity of personal, transaction, and behavior data. We face risks inherent in handling large volumes of data and in protecting the security of such data. In particular, we face a number of challenges relating to data from transactions and other activities on our system, including:

●	protecting the data in and hosted on our system, including against attacks on our system by third parties or fraudulent behavior by our employees;
●	addressing concerns related to privacy and sharing, safety, security and other factors; and
●	complying with applicable laws, rules and regulations relating to the collection, use, disclosure or security of personal information, including any requests from regulatory and government authorities relating to such data.

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Any systems failure or security breach or lapse that results in the release of customer data could harm our reputation and brand and, consequently, our business, in addition to exposing us to potential legal liability. In addition, our business partners and their employees may improperly use or disclose the data we disclose to them for our operation and we have limited control over the actions of our business partners and their employees. Any failure, or perceived failure, by us, our employees, our business partners, or their employees to comply with privacy policies or with any regulatory requirements or privacy protection-related laws, rules and regulations could result in proceedings or actions against us by governmental entities or others. These proceedings or actions may subject us to significant penalties and negative publicity, require us to change our business practices, increase our costs and severely disrupt our business.

Recently, companies’ practices regarding collection, use, retention, transfer, disclosure and security of user data have been the subject of enhanced regulations and increased public scrutiny. The regulatory frameworks regarding privacy issues in many jurisdictions are constantly evolving and can be subject to significant changes from time to time. For instance, a growing number of legislative and regulatory bodies have adopted customer notification requirements in the event of unauthorized access to or acquisition of certain types of data. In China, the PRC Cybersecurity Law, which became effective in June 2017, leaves substantial uncertainty as to the circumstances and standards under which the law would apply and violations would be found. See “Regulations—Regulations Relating to Cybersecurity - Regulation on Information Security” and “Regulations – Regulations Relating to Cybersecurity—Regulation on Internet Privacy.” Complying with these obligations could cause us to incur substantial costs. Any failure to comply with applicable regulations, whether by us, business partners, or other third parties, or as a result of employee error or negligence or otherwise, could result in regulatory enforcement actions against us and have an adverse impact on our business operations.

Security breaches and attacks against our technology systems, and any potentially resulting breach or failure to otherwise protect confidential and proprietary information, could damage our reputation and negatively impact our business, as well as materially and adversely affect our financial condition and results of operations.

Although we have employed significant resources to develop our security measures against breaches, our cybersecurity measures may not detect or prevent all attempts to compromise our systems, including distributed denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in and transmitted by our systems or that we otherwise maintain. Breaches of our cybersecurity measures could result in unauthorized access to our systems, misappropriation of information or data, deletion or modification of customer information, or a denial of service or other interruption to our business operations. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers, we may be unable to anticipate, or implement adequate measures to protect against, these attacks.

Further, if we are unable to avert these attacks and security breaches, we could be subject to significant legal and financial liability, our reputation would be harmed and we could sustain substantial lost sales and customer dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Actual or anticipated attacks and risks may cause us to incur significantly higher costs, including costs to deploy additional personnel and network protection technologies, train employees and engage third-party experts and consultants.

Our revenue and net income may be materially and adversely affected by any economic slowdown in China and indirectly by trade disputes between the United States and China that may contribute to uncertainties in economic outlook.

The success of our business depends on consumers spending from e-commerce which may be affected by consumer confidence and uncertainties in the outlook for economic growth within China. We derive substantially all of our revenue from China. As a result, our revenue and net income are impacted to a significant extent by economic conditions in China and globally, as well as economic conditions specific to online and mobile commerce. The PRC government has in recent years implemented a number of measures to control the rate of economic growth, including by raising and lowering interest rates and adjusting deposit reserve ratios for commercial banks as well as by implementing other measures designed to tighten or loosen credit and liquidity. In the past, these measures have contributed to a slowdown of the PRC economy and although recently the PRC has taken steps to reduce interest rates and adjust deposit reserve ratios to increase the availability of credit in response to a weakening economy caused, in part, by the continuing trade dispute with the United States, no assurances can be given that the PRC’s efforts will result in more certainty in domestic economic outlook or an increase in consumer confidence. Any continuing or worsening slowdown could significantly reduce domestic commerce in China, including through the Internet generally and within our ecosystem. An economic downturn, whether actual or perceived, a further decrease in economic growth rates or an otherwise uncertain economic outlook in China or any other market in which we may operate could have a material adverse effect on our business, financial condition and results of operations.

Our supply network and our suppliers’ manufacturing and distribution facilities could be disrupted by factors beyond our control such as extreme weather, fire and other natural disasters.

Severe weather conditions and natural disasters, such as storms, floods, droughts, frosts, earthquakes or pestilence and a pandemic, may affect the supply of the raw materials that our suppliers use for the manufacturing of our products. For example, changing climate may cause flooding and drought in crop growing areas. Competing food producers can be affected differently by weather conditions and natural disasters depending on the location of their supply sources. If supplies of raw materials are reduced, our suppliers may not be able to find adequate supplemental supply sources, if at all, on favorable terms, which could have a material adverse effect on our business, financial condition and results of operation. In addition, our suppliers’ manufacturing facilities may be subject to damage

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Higher labor costs could adversely affect our business and financial results.

We compete with our competitors for good and dependable employees. The supply of such employees is limited and competition to hire and retain them may result in higher labor costs. High labor costs could adversely affect our profitability if we are not able to pass them on to our customers.

We are dependent upon key executives and highly qualified managers and we cannot assure their retention.

Our success depends, in part, upon the continued services of key members of our management. Our executives’ and managers’ knowledge of the market, our business and our company represents a key strength of our business, which cannot be easily replicated. The success of our business strategy and our future growth also depend on our ability to attract, train, retain and motivate skilled managerial, sales, administration, development and operating personnel.

There can be no assurance that our existing personnel will be adequate or qualified to carry out our strategy, or that we will be able to hire or retain experienced, qualified employees to carry out our strategy. The loss of one or more of our key management or operating personnel, or the failure to attract and retain additional key personnel, could have a material adverse effect on our business, financial condition and results of operations.

We do not have long term contracts with our suppliers and they can reduce order quantities or terminate their sales to us at any time.

We do not have long term contracts with our suppliers. At any time, our suppliers can reduce the quantities of products they sell to us, or cease selling products to us altogether. Such reductions or terminations could have a material adverse impact on our revenues, profits and financial condition.

Failure to protect our and our suppliers’ brand names and trademarks could materially affect our business.

Apart from our “Zhishigu 108” brand name, we do not own the brand names and trademarks for the other products we sell. They are generally owned by our suppliers. We cannot be certain that the actions our suppliers have taken or will take in the future will be adequate to prevent violation of their proprietary rights. Litigation may be necessary to enforce their trademark or proprietary rights or to defend us against claimed infringement of the rights of third parties. Adverse publicity, legal action or other factors which we have no control over could lead to substantial erosion in the value of the brands, which could lead to decreased consumer demand and could have a material adverse effect on our business, financial condition and results of operations.

Health concerns or adverse developments with respect to the safety or quality of the food product industry in general or our own products specifically may damage our reputation, increase our costs of operations and decrease demand for our products.

Food safety and the public’s perception that our products are safe and healthy are essential to our image and business. We sell verified “clean” food for human consumption, which subjects us to safety risks such as product contamination, spoilage, misbranding or product tampering. Product contamination, including the presence of a foreign object, substance, chemical or other agent or residue or the introduction of a genetically modified organism, could require product withdrawals or recalls or the destruction of inventory, and could result in negative publicity, temporary plant closures and substantial costs of compliance or remediation.

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We may also be impacted by publicity concerning any assertion that our products caused illness or injury. In addition, we could be subject to claims or lawsuits relating to an actual or alleged illness stemming from product contamination or any other incidents that compromise the safety and quality of our products. Any significant lawsuit or widespread product recall or other events leading to the loss of consumer confidence in the safety and quality of our products could damage our brand, reputation and image and negatively impact our sales, profitability and prospects for growth. In addition, product recalls are difficult to foresee and prepare for and, in the event we are required to recall one or more of our products, such recall may result in loss of sales due to unavailability of our products and may take up a significant amount of our management’s time and attention.

We are also subject to further risks affecting the food industry generally, including risks posed by widespread contamination and evolving nutritional and health-related concerns. Regulatory authorities may limit the supply of certain types of food products in response to public health concerns and consumers may perceive certain products to be unsafe or unhealthy. For example, due to avian flu, we or our suppliers could be required to find alternative supplies or ingredients that may or may not be available at commercially reasonable prices and within the required time. In addition, governmental regulations may require us to identify replacement products to offer to our customers or, alternatively, to discontinue certain offerings or limit the range of products we offer. We may be unable to find substitutes that are as appealing to our customer base, or such substitutes may not be widely available or may be available only at increased costs. Such substitutions or limitations could also reduce demand for our products.

We could also be subject to claims or lawsuits relating to an actual or alleged illness or injury or death stemming from the consumption of a misbranded, altered, contaminated or spoiled product, which could negatively affect our business. Awards of damages, settlement amounts and fees and expenses resulting from such claims and the public relations implications of any such claims could have an adverse effect on our business. The availability and price of insurance to cover claims for damages are subject to market forces that we do not control, and such insurance may not cover all the costs of such claims and would not cover damage to our reputation. Even if product liability claims against us are not successful or fully pursued, these claims could be costly and time consuming, and divert our management’s time and resources towards defending them rather than operating our business. In addition, any adverse publicity concerning such claims, even if unfounded, could cause customers to lose confidence in the safety and quality of our products and damage our reputation and brand image.

Changes to our payment terms with both customers and suppliers may materially adversely affect our operating cash flows.

We may experience significant pressure from both our competitors and our key suppliers to reduce the number of days of our accounts payable. At the same time, we may experience pressure from our customers to extend the number of days before paying our accounts receivable. Any failure to manage our accounts payable and accounts receivable may have a material adverse effect on our business, financial condition and results of operations.

Our results of operations may fluctuate from period to period due to seasonality.

We experience seasonality in our business, reflecting seasonal fluctuations in food production during different times of the year. For example, we generally experience fewer transactions on our Website during national holidays in China such as the Chinese New Year which usually occurs during the first quarter of each year. Food suppliers usually have limited food inventory between the winter and spring, and more during the summer and autumn, and this directly translates to fluctuations in the prices of the food products. Due to the seasonality of our business, the results of any period of a year are not necessarily indicative of the results that may be achieved for the full year.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, estimating valuation allowances and accrued liabilities (including allowances for returns, doubtful accounts and obsolete and damaged inventory), accounting for income taxes, valuation of long-lived and intangible assets and goodwill, stock-based compensation and loss contingencies, are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported or expected financial performance, and could have a material adverse effect on our business.

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We may engage in future acquisitions, which may be expensive and time consuming and from which we may not realize anticipated benefits.

Our strategy is largely based on our ability to grow through acquisitions of further businesses to build an integrated group. Consummating acquisitions of related businesses, or our failure to integrate such businesses successfully into our existing businesses, could result in unanticipated expenses and losses.

We anticipate that any future acquisitions we may pursue as part of our business strategy may be partially financed through additional debt or equity. If new debt is added to current debt levels, or if we incur other liabilities, including contingent liabilities, in connection with an acquisition, the debt or liabilities could impose additional constraints and requirements on our business and operations, which could materially adversely affect our financial condition and results of operation. In addition, to the extent our shares are used for all or a portion of the consideration to be paid for future acquisitions, dilution may be experienced by existing shareholders.

In connection with our completed and future acquisitions, the process of integrating acquired operations into our existing group operations, may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Some of the other risks associated with acquisitions include:

●	potentially dilutive issuances of our securities, the incurrence of debt and contingent liabilities and amortization expenses related to intangible assets with indefinite useful lives, which could adversely affect our results of operations and financial condition;
●	the possibility that the due diligence process in any such acquisition may not completely identify material issues associated with product quality, product architecture, product development, intellectual property issues, key personnel issues or legal and financial contingencies, including any deficiencies in internal controls and procedures and the costs associated with remedying such deficiencies;
●	the possible adverse effect of such acquisitions on existing relationships with third party partners and suppliers of technologies and services;
●	unexpected losses of key employees or customers of the acquired company;
●	conforming the acquired company’s standards, processes, procedures and controls with our operations;
●	coordinating new product and process development;
●	difficulty in predicting and responding to issues related to product transition such as development, distribution and client support;
●	hiring additional management and other critical personnel;
●	the possibility that staff or clients of the acquired company might not accept new ownership and may transition to different technologies or attempt to renegotiate contract terms or relationships, including maintenance or support agreements;
●	difficulty in integrating acquired operations due to geographical distance and language and cultural differences;
●	the possibility that acquired assets become impaired, requiring us to take a charge to earnings which could be significant;
●	negotiating with labor unions; and
●	increasing the scope, geographic diversity and complexity of our current operations.

In addition, general economic and market conditions or other factors outside of our control could make our operating strategies difficult or impossible to implement. Any failure to implement these operational improvements successfully and/or the failure of these operational improvements to deliver the anticipated benefits could have a material adverse effect on our results of operations and financial condition.

Because our controlling shareholders own a majority of our outstanding and issued Ordinary Shares, they have the ability to make and control corporate decisions that may be disadvantageous to minority shareholders.

We may face significant competition for acquisition opportunities.

There may be significant competition in some or all of the acquisition opportunities that we may explore. Such competition may for example come from strategic buyers, sovereign wealth funds, special purpose acquisition companies and public and private investment funds, many of which are well established and have extensive experience in identifying and completing acquisitions. A number of these competitors may possess greater technical, financial, human and other resources than us. We cannot assure investors that we will be successful against such competition. Such competition may cause us to be unsuccessful in executing any acquisition or may result in a successful acquisition being made at a significantly higher price than would otherwise have been the case.

Any due diligence by us in connection with potential future acquisition may not reveal all relevant considerations or liabilities of the target business, which could have a material adverse effect on our financial condition or results of operations.

We intend to conduct such due diligence as we deem reasonably practicable and appropriate based on the facts and circumstances applicable to any potential acquisition. The objective of the due diligence process will be to identify material issues which may affect the decision to proceed with any one particular acquisition target or the consideration payable for an acquisition. We also intend to use information revealed during the due diligence process to formulate our business and operational planning for, and our valuation of, any target company or business. While conducting due diligence and assessing a potential acquisition, we may rely on publicly available information, if any, information provided by the relevant target company to the extent such company is willing or able to provide such information and, in some circumstances, third party investigations.

There can be no assurance that the due diligence undertaken with respect to an acquisition will reveal all relevant facts that may be necessary to evaluate such acquisition including the determination of the price we may pay for an acquisition target or to formulate a business strategy. Furthermore, the information provided during due diligence may be incomplete, inadequate or inaccurate. As part of the due diligence process, we will also make subjective judgments regarding the results of operations, financial condition and prospects of a potential target. For example, the due diligence we conduct may not have been complete, adequate or accurate and may not uncover all material issues and liabilities to which we are now subject. If the due diligence investigation fails to correctly identify material issues and liabilities that may be present in a target company or business, or if we consider such material risks to be commercially acceptable relative to the opportunity, and we proceed with an acquisition, we may subsequently incur substantial impairment charges or other losses.

In addition, following an acquisition, we may be subject to significant, previously undisclosed liabilities of the acquired business that were not identified during due diligence and which could contribute to poor operational performance, undermine any attempt to restructure the acquired company or business in line with our business plan and have a material adverse effect on our financial condition and results of operations.

Economic recessions could have a significant, adverse impact on our business.

The food industry historically has experienced cyclical fluctuations in financial results due to economic recession, downturns in business cycles of our customers, interest rate fluctuations, and other economic factors beyond our control. Deterioration in the economic environment subjects our business to various risks, which may have a material and adverse impact on our operating results and cause us to not reach our long-term growth goals. For example, a downturn in the economy could directly affect the discretionary spending power of our customers and in turn, depress the number of orders for our food product on our Website.

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Higher carrier prices may result in decreased net revenue margin.

Carriers can be expected to charge higher prices if market conditions warrant, or to cover higher operating expenses. Our net revenues and income from operations may decrease if we are unable to increase our pricing to our customers. In some instances where we have entered into contract freight rates with customers, in the event market conditions change and those contracted rates are below market rates, we may be required to provide transportation services at a revenue loss.

Our dependence on third parties to provide equipment and services may impact the delivery and quality of our transportation and logistics services.

We do not employ the people directly involved in delivering our customers’ orders. Our suppliers and indirectly, we, depend on independent third parties to provide truck, rail, ocean, and air services and to report certain events to us, including delivery information and freight claims. These independent third parties may not fulfill their obligations to us, preventing us from meeting our commitments to our customers. This reliance also could cause delays in reporting certain events, including recognizing revenue and claims. In addition, if we are unable to secure sufficient equipment or other transportation services from third parties to meet our commitments to our customers, our operating results could be materially and adversely affected, and our customers could switch to our competitors temporarily or permanently. Many of these risks are beyond our control, including:

●	equipment shortages in the transportation industry, particularly among contracted truckload carriers;
●	changes in regulations impacting transportation;
●	disruption in the supply or cost of fuel;
●	reduction or deterioration in rail service; and
●	unanticipated changes in transportation rates.

We are subject to negative impacts of changes in political and governmental conditions.

Our operations are subject to the influences of significant political, governmental, and similar changes and our ability to respond to them, including:

●	changes in political conditions and in governmental policies;
●	changes in and compliance with international and domestic laws and regulations; and
●	wars, civil unrest, acts of terrorism, and other conflicts.

We may be subject to negative impacts of catastrophic events.

A disruption or failure of our systems or operations in the event of a major earthquake, weather event, cyber-attack, heightened security measures, actual or threatened, terrorist attack, strike, civil unrest, pandemic or other catastrophic event could cause delays in providing services or performing other critical functions. A catastrophic event that results in the destruction or disruption of any of our critical business or information systems could harm our ability to conduct normal business operations and adversely impact our operating results.

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We are a holding company whose principal source of operating cash is the income received from our subsidiaries.

We are dependent on the income generated by our subsidiaries in order to make distributions and dividends on the shares. The amount of distributions and dividends, if any, which may be paid to us from our operating subsidiaries will depend on many factors, including such subsidiaries’ results of operations and financial condition, limits on dividends under applicable law, its constitutional documents, documents governing any indebtedness, and other factors which may be outside our control. If our operating subsidiaries do not generate sufficient cash flow, we may be unable to make distributions and dividends on the shares.

Our significant shareholders may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

Because our significant shareholders have, either collectively or individually, considerable influence over our corporate matters, their interests may differ from the interests of our company as a whole. These shareholders could, for example, appoint directors and management without the requisite experience, relations or knowledge to steer our Company properly because of their affiliations or loyalty, and such actions may materially and adversely affect our business and financial condition. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our Company. If we cannot resolve any conflict of interest or dispute between us and the shareholders, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing customers. Successful promotion of our brand and our ability to attract customers depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. It is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

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We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of ordinary shares in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be our investors’ sole source of gain for the foreseeable future.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, copyrights, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. We own certain intellectual properties. See “Description of Property — Intellectual Property.” Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be named as a defendant in litigation, or may be joined as a defendant in litigation brought against our customers by third parties, our customers’ competitors, governmental or regulatory authorities or consumers, which could result in judgments against us and materially disrupt our business. These actions could involve claims alleging, among other things, that:

●	advertising claims made with respect to our customers’ products or services are false, deceptive or misleading;

●	our customers’ products are defective or injurious and may be harmful to others; or

●	marketing, communicating or advertising materials created for our customers infringe on the proprietary rights of third parties.

The damages, costs, expenses and attorneys’ fees arising from any of these claims could have a material and adverse effect on our business, financial condition, results of operations, and prospects to the extent that we are not adequately indemnified by our customers. In any case, our reputation may be negatively affected by these allegations.

We do not maintain business liability or disruption, litigation or property insurance and any business liability or disruption, litigation or property damage we experience may result in substantial costs to us and the diversion of our resources.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business disruption, business liability or similar business insurance products. We have determined that the risks of disruption or liability from our business, the potential loss or damage to our property, including our facilities, equipment and office furniture, the cost of obtaining insurance coverage for these risks and the difficulties associated with obtaining such insurance on commercially reasonable terms, make it impractical for us to have obtained such insurance on terms and conditions that are commercially reasonable. As a result, we did not purchase any business liability, disruption, litigation or property insurance coverage for our operations in China. Any occurrence of an uninsured loss or damage to our property or litigation or business disruption may result in substantial costs to us and the diversion of our resources, which could have an adverse effect on our operating results.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties, especially since we do not manage or control the intellectual property rights of any of our suppliers. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

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Additionally, the application and interpretation of China’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

Future inflation in China may inhibit our ability to conduct business in China.

During the past ten years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 3.3% and as low as 1.1%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

The war in Ukraine could materially and adversely affect our business and results of operations.

The recent outbreak of war in Ukraine has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our customers’ businesses and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described herein. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations and prospects.

Risks Related to Our Corporate Structure and Operation

The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with the offering of our securities in the U.S., and, if required, we cannot predict whether we will be able to obtain such approval. As a result, both you and us face uncertainty about future actions by the PRC government that could significantly affect the operating company’s financial performance and the enforceability of the VIE Agreements.

The Provisions Regarding Mergers and Acquisitions of Domestic Projects by Foreign Investors (the “M&A Rules”) require an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required for any of our future offerings in the U.S., it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval for our future offerings in the U.S. would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As of the date of this prospectus, we have not received or denied any permission from the PRC authorities regarding our listing on the Nasdaq Capital Market. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. We face uncertainty about future actions by the PRC government that could significantly affect the operating company’s financial performance and the enforceability of the VIE Agreements.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. See “Regulations—M&A Rules and Overseas Listings.”

On February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions is issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, including but not limited to (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

Any failure or perceived failure by the Company, the Company’s subsidiaries in China or the VIE to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in that the relevant entities would be held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime. As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital-raising activities. Notwithstanding the foregoing, as of the date of this prospectus, we are not aware of any Chinese laws or regulations in effect requiring that we obtain permission from any Chinese authority to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction or any regulatory objection to our initial public offering from the CSRC.

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Based on the opinion of our PRC counsel, Dacheng, pursuant to the requirements of the Trial Measures, we are required to complete filing procedures with the CSRC within 3 working days after the offering is completed. Based on the above and our understanding of the Chinese laws and regulations currently in effect as of the date of this prospectus, we are not aware of any PRC laws or regulations in effect requiring that we obtain permission or approval from any PRC authorities for our subsidiaries or the VIE’s operations and to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to our offerings from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. However, there remains uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. Any failure to obtain or delay in obtaining such approval, complete required filing or procedures, or a rescission of any such approval or filing obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory agencies may impose fines and penalties on our operations in mainland China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from our initial public offering into mainland China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the Ordinary Shares. In addition, if the CSRC, or other regulatory agencies later promulgate new rules requiring that we obtain their approvals for our initial public offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of the Ordinary Shares.

Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The legislation over the past three decades has significantly increased the protection afforded to various forms of foreign or private-sector investment in China. Our subsidiaries and the VIE are subject to various PRC laws and regulations generally applicable to companies in China. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, however, the interpretations of many laws, regulations, and rules are not always uniform and enforcement of these laws, regulations, and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies, internal rules, and regulations that may have retroactive effect and may change quickly with little advance notice. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

If the PRC government deems that the contractual arrangements in relation to the VIE, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our ordinary shares may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of our PRC subsidiaries or the VIE that conduct all of our operations.

We are a BVI holding company operating through the VIE and its subsidiaries in China. The VIE, the WFOE and the VIE’s shareholders have entered a series of contractual arrangement, or the VIE Agreements, pursuant to which, we are deemed as the primary beneficial of the VIE under the U.S. GAAP and therefore can consolidate the VIE’s financial statements into ours. For a detailed description of these contractual arrangements, see “Item 4. Information on the Company - A. History and development of the Company - Contractual Arrangements between WFOE and Meiwu Shenzhen”.

In the opinion of our PRC counsel, Dacheng, our current ownership structure and the VIE Agreements are not in violation of existing PRC laws, rules and regulations; and these contractual arrangements are valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations currently in effect. However, our PRC counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC counsel.

In January 2015, the Ministry of Commerce, or MOC, published a discussion draft of the proposed Foreign Investment Law for public review and comments, and on March 15, 2019, the Foreign Investment Law was promulgated and implemented on January 1, 2020. The draft Foreign Investment Law expanded the definition of foreign investment and introduced the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. Under the draft Foreign Investment Law, variable interest entities would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors, and be subject to restrictions on foreign investments. However, the draft law did not take a position on what actions will be taken with respect to the existing companies with the “variable interest entity” structure, whether or not these companies are controlled by Chinese parties. The final Foreign Investment Law does not include the contractual control concept from the 2015 draft and so the government’s view on variable interest entities continues to be unclear. The Foreign Investment Law also retains a comprehensive oversight over all “foreign investors who invest in China through laws, administrative regulations or other methods prescribed by the State Council”. Foreign investment refers to any investment activity directly or indirectly carried out by foreign natural persons, enterprises, or other organizations, including investment in new construction project, establishment of foreign funded enterprise or increase of investment, merger and acquisition, and investment in any other way stipulated under laws, administrative regulations, or provisions of the State Council. Accordingly it cannot be ruled out that the National People’s Congress or relevant departments may introduce a series of related supporting policies in the future to resolve any ambiguity on the application of the Foreign Investment Law.

If the VIE Agreements are found to be in violation of any existing or future PRC laws or regulations, or we fail to obtain or maintain any of the required permits or approvals, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our income or the income of WFOE and the VIE, revoking the business licenses or operating licenses of WFOE or the VIE, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from our offerings to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of the VIE, and/or our failure to receive economic benefits from the VIE, we may not be able to consolidate their results into our consolidated financial statements in accordance with U.S. GAAP.

If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our ordinary shares may decline in value or become worthless if the determinations, changes, or interpretations result in your inability to assert contractual control over the assets of our PRC subsidiaries or the VIE that conduct all of our operations.

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We rely on the VIE Agreements for a portion of our business operations, which may not be as effective as direct ownership in providing operational control.

We have relied and expect to continue to rely on the VIE and its subsidiaries to operate our business. For a description of these contractual arrangements, see “Item 4. Information on the Company - A. History and development of the Company - Contractual Arrangements between WFOE and Meiwu Shenzhen” However, the VIE agreements have not been tested in a court of law, and the VIE structure cannot completely replicate a foreign investment in China-based companies, as the investors will not and may never hold equity interests in the Chinese operating entities. Instead, the VIE structure provides contractual exposure to foreign investment in us. For example, the VIE and its shareholders could breach their contractual arrangements with the WFOE by, among other things, failing to conduct their operations, including maintaining our website and using the domain names and trademarks, in an acceptable manner or taking other actions that are detrimental to our interests.

If we had direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current VIE Agreements, we rely on the performance by the VIE, and its shareholders of their obligations under the contracts. The shareholders of the VIE may not act in the best interests of our Company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate our business through the VIE Agreements. Although we have the right to replace any shareholder of the VIE under their respective contractual arrangements, if any shareholder of the VIE is uncooperative or any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC laws and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system as the VIE Agreements have not been tested in a court of law. See “Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business” below.

The shareholders of the VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The shareholders of the VIE may differ from the interests of our Company as a whole. These shareholders may breach, or cause the VIE to breach, the existing VIE Agreements and the VIE. For example, the shareholders may be able to cause the VIE Agreements to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor.

Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our Company, except that we could exercise our purchase option under the Exclusive Purchase Agreement with these shareholders to request them to transfer all of their equity interests in the VIE to a PRC entity or individual designated by us, to the extent permitted by PRC laws. If we cannot resolve any conflict of interest or dispute between us and the shareholders of the VIE, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings, as the VIE Agreements have not been tested in a court of law.

The VIE Agreement may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. The PRC Enterprise Income Tax Law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine that the VIE Agreement were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust WFOE’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by the VIE for PRC tax purposes, which could in turn increase its tax liabilities without reducing WFOE’s tax expenses. In addition, if WFOE requests the shareholders of the VIE, as the case may be, to transfer their equity interests in the VIE, as the case may be, at nominal or no value pursuant to these contractual arrangements, such transfer could be viewed as a gift and subject WFOE to PRC income tax. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on the VIE for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if our consolidated variable interest entity’ tax liabilities increase or if they are required to pay late payment fees and other penalties.

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We may lose the ability to use and benefit from assets held by the VIE that are material to the operation of our business if the entity goes bankrupt or becomes subject to a dissolution or liquidation proceeding.

The VIE holds certain assets that are material to the operation of our business. Under the VIE Agreements, the VIE may not and its shareholders may not cause it to, in any manner, sell, transfer, mortgage or dispose of its assets or its legal or beneficial interests in the business without our prior consent. However, in the event the VIE’s shareholders breach these contractual arrangements and voluntarily liquidate the VIE, or the VIE declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If the VIE undergoes a voluntary or involuntary liquidation proceeding, independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

If the chops of WFOE or the VIE are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

In China, a company chop or seal serves as the legal representation of the company towards third parties even when unaccompanied by a signature. Each legally registered company in China is required to maintain a company chop, which must be registered with the local Public Security Bureau. In addition to this mandatory company chop, companies may have several other chops which can be used for specific purposes. The chops of WFOE, the VIE, or any of its subsidiaries are generally held securely by personnel designated or approved by us in accordance with our internal control procedures. To the extent those chops are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised and those corporate entities may be bound to abide by the terms of any documents so chopped, even if they were chopped by an individual who lacked the requisite power and authority to do so. In addition, if the chops are misused by unauthorized persons, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our operations.

To the extent cash/assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds/assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company, our subsidiaries, or the consolidated VIE by the PRC government to transfer cash/assets.

Risks Related to Doing Business in the People’s Republic of China

Although the audit report included in this prospectus is prepared by U.S. auditors which are Subjected to the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act, as Amended, if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely for two consecutive years, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities.

As an auditor of companies that are registered with the SEC and publicly traded in the US (“U.S.”) and a firm registered with the PCAOB, our auditor is required under the laws of the U.S. to undergo regular inspections by the PCAOB to assess their compliance with the laws of the U.S. and professional standards.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor. However, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We would be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC was assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, SEC announced that the PCAOB designated China and Hong Kong as the jurisdictions where the PCAOB is not allowed to conduct full and complete audit inspections as mandated under the HFCA Act.

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On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Delisting of our Ordinary Shares would force holders of our Ordinary Shares to sell their Ordinary Shares. The market price of our Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, as well as negative investor sentiment towards, companies with significant operations in China that are listed in the U.S., regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

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As discussed in the previous risk factor, our Ordinary Shares are subject to the risk of being delisted under the HFCA Act and the Consolidated Appropriations Act, in the event that PCAOB determines that it is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction for two consecutive years. The PCAOB Board determined, on December 15, 2022, that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our offering, business and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our share.

Changes in political, social and economic policies in any of China, the U.S. or Europe may materially and adversely affect our business, financial condition, results of operations and prospects.

Our business operations are primarily conducted in China. Accordingly, we are affected by the economic, political and legal environment in China.

In particular, China’s economy differs from the economies of most developed countries in many respects, including the fact that it:

●	has a high level of government involvement;

●	is in the early stages of development of a market-oriented economy;

●	has experienced rapid growth; and

●	has a tightly controlled foreign exchange policy.

China’s economy has been transitioning from a planned economy towards a more market-oriented economy. However, a substantial portion of productive assets in China remain state-owned and the PRC government exercises a high degree of control over these assets. In addition, the PRC government continues to play a significant role in regulating industrial development by imposing industrial policies. For the past three decades, the PRC government has implemented economic reform measures to emphasize the utilization of market forces in economic development.

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China’s economy has grown significantly in recent years; however, there can be no assurance that such growth will continue. The PRC government exercises control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of China, but may also have a negative effect on our business. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. As such, our future success is, to some extent, dependent on the economic conditions in China, and any significant downturn in market conditions may materially and adversely affect our business prospects, financial condition, results of operations and prospects.

Any actions by Chinese government, including any decision to intervene or influence our operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operation, may limit or completely hinder our ability to continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Substantially all of our operations are located in China. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

As such, our business segments may be subject to various government and regulatory interference in the provinces in which they operate. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, although we are currently not required to obtain permission from any of the PRC federal or local government and has not received any denial to list on the U.S. exchange, it is uncertain whether or when we might be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even if such permission is obtained, whether it will be later denied or rescinded, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our shares to significantly decline or be worthless.

The risk that the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

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Recent greater oversight by the Cyberspace Administration of China (“CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business.

In the opinion of our PRC counsel, Dacheng, on December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures (“the “CAC Revised Measures”) to replace the original Cybersecurity Review Measures. The CAC Revised Measures took effect on February 15, 2022. The CAC Revised Measures provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Review Office of the PRC. According to the CAC Revised Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The CAC Revised Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

On November 14, 2021, the CAC published the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”), which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC.

As of the date of this prospectus, we have not received any notice from any authorities identifying the PRC operating entities or the VIE as CIIOs or requiring us to go through cybersecurity review or network data security review by the CAC. According to the CAC Revised Measures and based on the opinion of our PRC counsel, Dacheng, we believe that the operations of the PRC operating entities and our listing will not be affected and that we will not be subject to cybersecurity review by the CAC, given that the PRC operating entities possess personal data of fewer than one million individual clients and do not collect data that affects or may affect national security in their business operations as of the date of this prospectus and do not anticipate that they will be collecting over one million users’ personal information or data that affects or may affect national security in the near future. There remains uncertainty, however, as to how the CAC Revised Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the CAC Revised Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future. During such reviews, we may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.

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China’s legal system is evolving and has inherent uncertainties that could limit the legal protection available to you.

We have all of our operations in China. The legal system of China is a civil law system based on written statutes. Unlike common law systems, it is a system in which prior court decisions have limited value as precedents. Since 1979, the PRC government has promulgated laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, China has not developed a fully integrated legal system. Recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published cases and their non-binding nature, interpretation and enforcement of these newer laws and regulations involve greater uncertainties than those in jurisdictions available to you. In addition, China’s legal system is based in part on government policies and administrative rules and many have retroactive effects. We cannot predict the effect of future developments in China’s legal system, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

We may have difficulty in enforcing any rights we may have under the VIE Agreements in PRC.

As all of the VIE Agreements are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce these VIE Agreements. Furthermore, these VIE Agreements may not be enforceable in China if PRC government authorities or courts take a view that such VIE Agreements contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these VIE Agreements, we may not be able to consolidate the VIE’s financial statements into ours under the U.S. GAAP, and our ability to conduct our business may be materially and adversely affected. Our Ordinary Shares may decline in value or become worthless if we are unable to assert your contractual control rights over the assets of the VIE that conduct all or substantially all of our operations

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We rely on dividends and other distributions on equity paid by our PRC subsidiaries, the VIE and its subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company incorporated in the British Virgin Islands, and we rely on dividends and other distributions on equity paid by our PRC subsidiaries, the VIE and its subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries, the VIE and its subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require WFOE to adjust its taxable income under the contractual arrangements they currently have in place with our consolidated variable interest entity in a manner that would materially and adversely affect their ability to pay dividends and other distributions to us. See “Risks Related to Our Corporate Structure and Operation — Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.”

Under PRC laws and regulations, our PRC subsidiaries, as wholly foreign-owned enterprises in China, may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also “If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our initial public offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Under PRC laws and regulations, we are permitted to utilize the proceeds from our offerings to fund our PRC subsidiaries by making loans to or additional capital contributions to our PRC subsidiaries, subject to applicable government registration and approval requirements.

Any loans to our PRC subsidiaries, which are treated as foreign-invested enterprises under PRC laws, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiaries to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration of Foreign Exchange, or SAFE. According to the Interim Measures on the Management of Foreign Debts promulgated by SAFE, the Ministry of Finance and the National Development and Reform Commission on January 8, 2003, the statutory limit for the total amount of foreign debts of a foreign-invested company is the difference between the amount of total investment as approved by the MOC or its local counterpart and the amount of registered capital of such foreign-invested company. According to the Circular of the People’s Bank of China on Matters relating to the Comprehensive Macro-prudential Management of Cross-border Financing issued by the People’s Bank of China in January 2017, or Circular 9, the maximum amount of foreign debt that each of our PRC subsidiaries or our consolidated variable interest entity is allowed to borrow is two times of their respective net assets as indicated in their respective latest audited financial reports. Pursuant to Circular 9 and other PRC laws and regulations regarding foreign debt, within a one-year grace period starting from January 11, 2017, the statutory limit for the total amount of foreign debt of a foreign-invested company, which is subject to its own election, is either the difference between the amount of total investment and the amount of registered capital as approved by the MOC or its local counterpart, or two times of their respective net assets. With respect to our consolidated variable interest entity, the limit for the total amount of foreign debt is two times of its respective net assets pursuant to Circular 9. Moreover, according to Notice of the National Development and Reform Commission on Promoting the Administrative Reform of the Recordation and Registration System for Enterprises’ Issuance of Foreign Debts issued by the National Development and Reform Commission in September 2015, any loans we extend to our consolidated variable interest entity for more than one year must be filed with the National Development and Reform Commission or its local counterpart and must also be registered with SAFE or its local branches.

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We may also decide to finance our PRC subsidiaries by means of capital contributions. These capital contributions must be approved by the MOC or its local counterpart. On March 30, 2015, SAFE promulgated Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or Circular 19, which expands a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises nationwide. Circular 19 came into force and replaced both previous Circular 142 and Circular 36 on June 1, 2015. On June 9, 2016, SAFE promulgated Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or Circular 16, to further expand and strengthen such reform. Under Circular 19 and Circular 16, foreign-invested enterprises in the PRC are allowed to use their foreign exchange funds under capital accounts and RMB funds from exchange settlement for expenditure under current accounts within its business scope or expenditure under capital accounts permitted by laws and regulations, except that such funds shall not be used for (i) expenditure beyond the enterprise’s business scope or expenditure prohibited by laws and regulations; (ii) investments in securities or other investments than principal-secured products issued by banks; (iii) granting loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) construction or purchase of real estate for purposes other than self-use (except for real estate enterprises). In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of these circulars could result in severe monetary or other penalties. These circulars may significantly limit our ability to use RMB converted from the cash provided by our offshore financing activities to fund the establishment of new entities in China by our PRC subsidiaries, to invest in or acquire any other PRC companies through our PRC subsidiaries, or to establish new variable interest entities in the PRC.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries or future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from our initial public offering and our private placement and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our shares.

Substantially all of our revenues and expenditures are denominated in RMB. Our reporting currency is the U.S. dollar while the functional currency for our PRC subsidiaries and consolidated variable interest entity is RMB. Gains and losses from the remeasurement of assets and liabilities that are receivable or payable in RMB are included in our consolidated statements of operations. The remeasurement has caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations will continue to vary with exchange rate fluctuations. A fluctuation in the value of RMB relative to the U.S. dollar could reduce our profits from operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This could have a negative impact on our business, financial condition or results of operations as reported in U.S. dollars. If we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

The value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future.

There remains significant international pressure on the PRC government to adopt a flexible currency policy. Any significant appreciation or depreciation of the RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our shares in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive from our initial public offering into RMB to pay our operating expenses, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our shares.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on the price of our shares.

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Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, our BVI company relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our Company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

Restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations.

Currently, we are making contributions to the plans based on the minimum standards although the PRC laws required such contributions to be based on the actual employee salaries up to a maximum amount specified by the local government. Therefore, in our consolidated financial statements, we have made an estimate and accrued a provision in relation to the potential make-up of our contributions for these plans as well as to pay late contribution fees and fines. If we are subject to late contribution fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

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The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 is issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. Based on our knowledge after due inquiry, our shareholders who are PRC residents or entities have not completed their SAFE registration.

If our shareholders who are PRC residents or entities do not complete their registration as required, our PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiaries. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions and these shareholders may be subject to administrative punishment pursuant to the related law.

Additionally, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our Company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

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If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As substantially all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that we or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then we or such subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on the investment in our shares.

We may not be able to obtain certain benefits under relevant tax treaty on dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiary.

We are a British Virgin Islands incorporated company and as such rely on dividends and other distributions on equity from our PRC subsidiaries to satisfy part of our liquidity requirements. Pursuant to the PRC Enterprise Income Tax Law, a withholding tax rate of 10% currently applies to dividends paid by a PRC “resident enterprise” to a foreign enterprise investor, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for preferential tax treatment. Pursuant to the Arrangement between the mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, such withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC enterprise. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties, which became effective in November 2015, require non-resident enterprises to determine whether they are qualified to enjoy the preferential tax treatment under the tax treaties and file relevant report and materials with the tax authorities. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. As of December 31, 2023, 2022 and 2021, we did not record any withholding tax on the retained earnings of our subsidiaries in the PRC as we recorded net losses for the years ended December 31, 2023, 2022 and 2021 and did not distribute any dividend for the year ended December 31, 2023, 2022 and 2021. Should our tax policy change to allow for offshore distribution of our earnings, we would be subject to a significant withholding tax. We cannot assure you that our determination regarding our qualification to enjoy the preferential tax treatment will not be challenged by the relevant tax authority or we will be able to complete the necessary filings with the relevant tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by the WFOE to Vande, our Hong Kong subsidiary.

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Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 in replacement of some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

We face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our Company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Circular 698 and Circular 7, and may be required to expend valuable resources to comply with Circular 59, Circular 698 and Circular 7 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under SAT Circular 59, Circular 698 and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC Enterprise Income Tax Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 or Circular 698 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

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Risks Related to Our Ordinary Shares

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our Ordinary Shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

As a publicly listed company, we will be required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our Company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

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We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our shares held by non-affiliates exceeds $700 million as of any December 31 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our shares less attractive because we may rely on these exemptions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail our Company of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq, impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

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The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

Future issuances or sales, or perceived issuances or sales, of substantial amounts of shares in the public market could materially and adversely affect the prevailing market price of the Shares and our ability to raise capital in the future.

The market price of our shares could decline as a result of future sales of substantial amounts of shares or other securities relating to the shares in the public market, including by the Company’s substantial shareholders, or the issuance of new shares by the Company, or the perception that such sales or issuances may occur. Future sales, or perceived sales, of substantial amounts of the shares could also materially and adversely affect our ability to raise capital in the future at a time and at a price favorable to us, and our shareholders will experience dilution in their holdings upon our issuance or sale of additional securities in the future.

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Future financing may cause a dilution in your shareholding or place restrictions on our operations.

We may need to raise additional funds in the future to finance further expansion of our capacity and business relating to our existing operations, acquisitions or strategic partnerships. If additional funds are raised through the issuance of new equity or equity-linked securities of the Company other than on a pro rata basis to existing shareholders, the percentage ownership of such shareholders in the Company may be reduced, and such new securities may confer rights and privileges that take priority over those conferred by the shares. Alternatively, if we meet such funding requirements by way of additional debt financing, we may have restrictions placed on us through such debt financing arrangements which may:

●	further limit our ability to pay dividends or require us to seek consents for the payment of dividends;
●	increase our vulnerability to general adverse economic and industry conditions;
●	require us to dedicate a substantial portion of our cash flows from operations to service our debt, thereby reducing the availability of our cash flow to fund capital expenditure, working capital requirements and other general corporate needs; and
●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

Shares eligible for future sale may adversely affect the market price of our shares, as the future sale of a substantial amount of outstanding shares in the public marketplace could reduce the price of our shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our shares. A significant portion of our shares is held by a few shareholders and these are “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are in a continuing process of developing, establishing, and maintaining internal controls and procedures that allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Although our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the date we are no longer an emerging growth company, our management will be required to report on our internal controls over financial reporting under Section 404.

As of December 31, 2023, our management assessed the effectiveness of our internal control over financial reporting. The material weaknesses identified by management is that we do not have in-house accounting personnel with sufficient knowledge of US GAAP and SEC reporting experiences. Management concluded that our internal control over financial reporting was ineffective as of December 31, 2023.

In order to address and resolve the foregoing material weakness, we have begun to implement measures designed to improve our internal control over financial reporting to remediate this material weakness, including hiring outside financial personnel with requisite training and experience in the preparation of financial statements in compliance with applicable SEC requirements.

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Certain judgments obtained against us by our shareholders may not be enforceable.

Although we are a BVI-incorporated company, we conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all of our directors and executive officers reside within China, and most of the assets of these persons are located within China. As a result, it may be difficult, impractical or impossible for you to effect service of process within the United States upon us or these individuals, or to bring an action against us or against these individuals in the United States in the event that you believe your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our director and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law.

We are incorporated in the British Virgin Islands and conduct substantially all of our operations in China through our wholly-foreign owned enterprise and the variable interest entity. Most of our directors and substantially all of our executive officers reside outside the United States and a substantial portion of their assets are located outside of the United States. Our directors and executive officers are located in the PRC,. A substantial portion of the assets of these individuals are located outside the United States. As a result, it may be difficult or impossible for our shareholders to bring an action against us or against these individuals in the British Virgin Islands or in China in the event that they believe that their rights have been infringed under the securities laws of the United States or otherwise. Even if shareholders are successful in bringing an action of this kind, the laws of the British Virgin Islands and China may render them unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States of China, although the courts of the British Virgin Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Our corporate affairs will be governed by our memorandum and articles of association, the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands and by the BVI Act. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of the foregoing, holders of our Ordinary Shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company and whose management, directors and/or major shareholders were also incorporated, resident, or otherwise established in a United States jurisdiction.

As a result of the foregoing, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

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Enforceability of Civil Liabilities

British Virgin Islands

Our corporate affairs will be governed by our memorandum and articles of association, the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands and by the BVI Act. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of the foregoing, holders of our Ordinary Shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company and whose management, directors and/or major shareholders were also incorporated, resident, or otherwise established in a United States jurisdiction.

As a result of the foregoing, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

China

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between the PRC and the U.S. for the mutual recognition and enforcement of court judgments. Under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in the PRC difficult.

There can be no assurance that we will not be passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our shares to significant adverse United States income tax consequences.

We will be a “passive foreign investment company,” or “PFIC,” if, in any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the average quarterly value of our assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income (the “asset test”). Although the law in this regard is unclear, we intend to treat Meiwu Shenzhen as being owned by us for United States federal income tax purposes, because we are deemed as the primary beneficiary of Meiwu Shenzhen and are able to consolidate their results of operations in our consolidated financial statements under U.S. GAAP, because of the VIE Agreements As of the date of this prospectus, the VIE Agreements, as a whole, have not been tested in any PRC court. There is no guarantee that the VIE Agreements would be enforceable if they were tested in a PRC court. Assuming that we are the owner of Meiwu Shenzhen under the PFIC rules of the U.S. federal income tax laws, and based upon our income and assets, and the value of our Ordinary Shares, we do not believe that we were a PFIC for the taxable year ended December 31, 2022 or that we will be a PFIC for the taxable year ending December 31, 2023 and we do not anticipate becoming a PFIC in the foreseeable future. The Internal Revenue Service has not taken a position on whether a VIE like Meiwu Shenzhen can be treated as owned by us for purposes of the PFIC rules. See the discussion of the PFIC rules under “E. Taxation - United States Federal Income Taxation” below.

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We do not have any equity ownership in the VIE or its subsidiaries. We only maintain contractual arrangements with the VIE which allows us to consolidate the financial results of the VIE and its subsidiaries into our consolidated financial statements in accordance with U.S. GAAP. As of the date of this amendment to this prospectus, the legality and enforceability of these contractual arrangements, as a whole, have not been tested in any PRC court. There is no guarantee that the VIE Agreements would be enforceable if they were tested in a PRC court.

While we do not expect to become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Ordinary Shares, fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets, which may be affected by how, and how quickly, we use our liquid assets. If we determine not to deploy significant amounts of cash for active purposes or if it were determined that we do not own the equity interests of Meiwu Shenzhen for United States federal income tax purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. holder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of the shares and on the receipt of distributions on the shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules and such holder may be subject to burdensome reporting requirements. See the discussion of the PFIC rules under “E. Taxation - United States Federal Income Taxation” below. Further, if we are a PFIC for any year during which a U.S. holder holds our Ordinary Shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. holder holds our Ordinary Shares.

The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, akin to the performance and fluctuation of the market prices of other companies with business operations located mainly in Hong Kong or the People’s Republic of China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these Chinese companies’ securities after their offerings may affect the perception and attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our shares, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for our shares may be highly volatile due to a number of factors, including the following:

●	regulatory developments affecting us or our industry and customers;
●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;
●	changes in the market condition, market potential and competition in the online food retail sector;
●	announcements by us or our competitors of new products, services, expansions, investments, acquisitions, strategic partnerships or joint ventures;
●	fluctuations in global and Chinese economies;
●	changes in financial estimates by securities analysts;
●	adverse publicity about us;
●	additions or departures of our key personnel and senior management;
●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and
●	potential litigation or regulatory investigations

Any of these factors may result in large and sudden changes in the volume and price at which our shares will trade.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

Assumption about our future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	impact of COVID-19 pandemic on our business, results of operations, financial condition and cash flows;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from the primary offering of approximately US$[  ], after deducting the estimated offering expenses payable by us and based upon a fixed offering price of US$[  ] per Ordinary Share. However, because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We plan to use the net proceeds we receive from this offering for the following purposes:

●	approximately 20% for the recruitment of talented personnel in sales and technical departments for our planned functional skincare business;
●	approximately 20% for the operation of and the upgrade of our online platform to add a new functional skincare segment;
●	approximately 30% for establishing and expanding our distribution network for the planned functional skincare business; and
●	approximately 30% for marketing and promotional activities to enhance market share and drive sales of our business.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

We will not receive any of the proceeds from the resale of the Ordinary Shares by the Selling Shareholder.

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DIVIDEND POLICY

We have not paid and do not currently have any plans to pay any cash dividends in the foreseeable future on our shares being sold in this offering.

The holders of our Ordinary Shares are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries may, from time to time, be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our Ordinary Shares are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

Subject to the BVI Act and our memorandum and articles, our directors may, by resolution, declare dividends at a time and amount as they think fit if they are satisfied, based on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. There is no further BVI law restriction on the amount of funds which may be distributed by us by dividend, including all amounts paid by way of the subscription price for Ordinary Shares regardless of whether such amounts may be wholly or partially treated as share capital or share premium under certain accounting principles. Shareholder approval is not (except as otherwise provided in our memorandum or articles) required to pay dividends under BVI law. In accordance with, and subject to, our memorandum and articles, no dividend shall bear interest as against the Company (except as otherwise provided in our memorandum or articles).

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Vande.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Vande only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiary in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve funds until the accumulative amount of such funds reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of such entity. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiary and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Vande may be considered a non-resident enterprise for tax purposes, so that any dividends Meiwu Shenzhen pays to Vande may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

Pursuant to the Arrangement between mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of the PRC enterprise. However, pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong enterprise must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (b) the Hong Kong enterprise must have directly owned no less than 25% equity interests in the PRC resident enterprise during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong enterprise must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, Vande. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Vande intends to apply for the tax resident certificate when Meiwu Shenzhen plans to declare and pay dividends   to Vande.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2023:

●	on an actual basis;

●	on an as adjusted basis to give effect of issuance of 438,498 Ordinary Shares on February 21, 2024 under the incentive plan registered in the Form S-8 of the Company with a cost basis of $1.01 per share, and the issuance of 30,000,000 Ordinary Shares on October 23, 2024, at a per share price of $0.8; and

●	on an as adjusted pro forma basis to give further effect to the issuance and sale of 30,000,000 Ordinary Shares pursuant to this prospectus at the offering price of US$[ ] per ordinary share after deducting estimated offering expenses payable by us.

You should read the following table in conjunction with our financial statements, which are incorporated by reference into this prospectus:

	As of December 31, 2023
		As Adjusted	Pro forma as Adjusted
	Actual	(unaudited)	(unaudited)
	USD	USD	USD
Shareholders’ Equity:
Ordinary Shares	-	-	-
Additional paid-in capital	44,515,833	68,958,716	[ ]
Accumulated deficit	(33,147,714)	(33,147,714)	[ ]
Accumulated other comprehensive loss	(1,953,766)	(1,953,766)	[ ]
Non-controlling interests	(398,446)	(398,446)	[ ]
Total Shareholders’ Equity	9,015,907	33,458,790	[ ]
Total Capitalization	9,880,839	112,762,962	[ ]
Shareholders’ Equity

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read together with our unaudited condensed consolidated financial statements and the notes thereto and other financial information, which are included elsewhere in this prospectus. Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). In addition, our financial statements and the financial information included in this prospectus reflect our organizational transactions and have been prepared as if our current corporate structure had been in place throughout the relevant periods.

This section contains forward-looking statements. These forward-looking statements are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Further, as a result of these factors, risks and uncertainties, the forward-looking events may not occur. Relevant factors, risks and uncertainties include, but are not limited to, those discussed in the section entitled “Business,” “Risk Factors” and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s beliefs and opinions as of the date of this prospectus, as amended. We are not obligated to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise. See “Cautionary Note Regarding Forward-Looking Statements.”

We are a British Virgin Islands company incorporated on December 4, 2018. We do not have material operation and we and conduct our business in China through the VIE and its subsidiaries. We currently have two business lines, one is the SMS business, operated by Code Beating; another is the online and mobile commerce for food products, operated by Meiwu Shenzhen and its subsidiaries. The SMS business is operated by Code Beating. For the years ended December 31, 2023, SMS business generated 77.1% of our total revenue, and the online and mobile commerce business generated 22.9% of our total revenue. For the years ended December 31, 2022, SMS business generated 80.5% of our total revenue, and the online and mobile commerce business generated 19.5% of our total revenue. For the years ended December 31, 2021, the online and mobile commerce business generated 99.0% of our total revenue.

How to Assess the Company’s Performance

In assessing performance, we consider a variety of performance and financial measures, including principal growth in net revenue, gross profit, distribution, general and administrative expenses, net income from operations. The key measures that we use to evaluate the performance of our business are set forth below:

(i)	Net Revenue

Net revenue is equal to gross sales minus sales returns and sales incentives that the Company offers to its customers, such as discounts that are offset to gross sales. Our net sales are driven by changes in the number of customers, product varieties, selling price, and mix of products sold.

(ii)	Gross Profit

Gross profit is equal to net sales minus cost of goods sold. Cost of goods sold primarily includes inventory costs (net of supplier consideration), inbound freight and other miscellaneous expenses. Cost of goods sold generally changes as we incur higher or lower costs from suppliers and as the customer and product mix changes.

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(iii)	Selling, Marketing, General and Administrative Expenses

Selling, marketing, general and administrative expenses primarily consist of salaries and benefits for employees, shipping expense, utilities, maintenance and repairs expenses, insurance expense, depreciation and amortization expenses, selling and marketing expenses, professional fees, and other operating expenses.

Key Factors Affecting Our Results of Operation

Our business benefits from the significant growth of China’s e-commerce sector and e-grocery market. By 2021, online retail held more than 30% of the fast-moving consumer goods (“FMCG”) retail market in China, thanks to the rapidly developing internet penetration and postal services. Fresh food was one of the quickest developing sectors within online retail. In 2021, the online sales value of fresh produce surpassed RMB 4.9 trillion, with approximately 70 million consumers purchasing fresh food from the most popular e-commerce companies.

A further slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the purchase power of the consumers of our products and lead to the decrease of demand for our products and may have a materially adverse effect on our business.

Also, changes in the Chinese or regional business or regulatory environment affecting the purchasing power of consumers of our products, changes in the Chinese government policy on food industry generally or a breakout of livestock or crop diseases in the PRC, such as Bovine spongiform encephalopathy (BSE or mad cow disease), Fibromuscular Dysplasia (FMD), swine flu and avian flu and increases in fuel/transportation costs could materially impact our business and affect the results of operations of our operations.

A. Operating Results

Years Ended December 31, 2023, and 2022

The following table summarizes the results of our operations for the years ended December 31, 2023 and 2022, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	Year ended		Year ended
	December 31,		December 31,		Variance
	2023	% of revenue	2022	% of revenue	Amount	%

NET REVENUES
Net Product Revenue	$2,513,483	23%	$2,144,218	20%	$369,265	17%
Net Service Revenue	8,463,946	77%	8,834,353	80%	(370,407)	(4)%
Total Net Revenues	10,977,429	100%	10,978,571	100%	(1,142)	-
COST OF REVENUES	8,394,364	76%	9,803,883	89%	(1,409,519)	(14)%
GROSS PROFIT	2,583,065	24%	1,174,688	11%	1,408,377	120%
OPERATING EXPENSES
Sales and Marketing Expenses	1,475,792	13%	1,086,567	10%	175,366	16%
General and Administrative Expenses	2,532,860	23%	2,802,132	26%	(269,272)	(10)%
Research and Development Expenses	107,199	1%	1,030,359	9%	(923,160)	(90)%
Total Operating Expenses	4,099,851	37%	4,914,058	45%	(1,012,066)	(21)%
LOSS FROM OPERATIONS	(1,516,786)	(14)%	(3,739,370)	(34)%	2,420,443	(65)%
Assets impairment loss	(14,698,853)	(134)%	(6,736,684)	(61)%	(1,745,601)	26%
(Loss) Gain on disposal of subsidiary	(28,648)	-	14,002	-	(42,650)	(305)%
Other income (expense), net	138,822	1%	(546,655)	(5)%	699,764	(128)%
LOSS BEFORE INCOME TAX	(16,105,465)	(147)%	(11,008,707)	(100)%	1,331,956	(12)%
Provision for Income Taxes	207,240	2%	211,144	2%	(3,904)	(2)%
NET LOSS	(16,312,705)	(149)%	(11,219,851)	(102)%	1,335,860	(12)%
Less: net loss attributable to non-controlling interest	(246,321)	(2)%	(147,835)	(1)%	24,615	(17)%
NET LOSS ATTRIBUTABLE TO THE OWNERS’ COMPANY	(16,066,384)	(146)%	(11,072,016)	(101)%	1,311,245	(2)%
OTHER COMPREHENSIVE LOSS
Foreign Currency Translation Adjustment	(671,902)	(6)%	(1,535,600)	(14)%	1,208,255	(79)%
COMPREHENSIVE LOSS	$(16,984,607)	(155)%	$(12,755,451)	(116)%	$2,544,115	(20)%

Net Revenue

Net revenue is equal to gross sales minus sales returns and sales incentives that we offer to our customers, such as discounts that are offsets to gross sales and certain other adjustments. Our net revenue consists of product revenue and service revenue. Product revenue was derived mainly from sales of our products to customers in China via our Website and the SMS services.

Net revenue decreased by US$1,142 from US$11.0 million in 2022 to US$11.0 million in 2023, which was mainly due to the online retail sales and offline increased by US$0.4 million and the service revenue decreased by US$0.4 million compared to 2022.

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The following table sets forth the breakdown of our net revenue for the years ended December 31, 2023 and 2022.

For the year ended December 31, 2023

	Net	% of Total	Sales	Average
Product category	revenue	revenue	quantities	selling price

Grains, oil, and spices	$98,336	0.9%	12,470	$7.89
Beverages, alcohol and tea	$1,527,256	13.9%	4,724	$323.30
Meat, poultry and eggs	$42,616	0.4%	2,724	$15.64
Other food	$643,524	5.9%	11,308	$56.91
Fresh fruits and vegetables	$74,009	0.7%	2,370	$31.23
Groceries	$126,459	1.2%	2,540	$49.79
Dried seafood	$1,283	0.0%	278	$4.61
SMS service	$8,463,946	77.0%	n/a	n/a
Total	$10,977,429	100%	36,414

We have seven major product categories in online sales: (1) grains, oil, and spices (2) fresh fruits and vegetables (3) meat, poultry and eggs, (4) dried seafood, (5) beverages, alcohol and tea, (6) other food, (7) groceries. Our revenue is primarily generated from SMS service, which account for 77.0% and 80.5% of the total revenue for the years ended December 31, 2023 and 2022, respectively. Grains, oil, and spices had average selling prices of $7.89 and $11.16 for the years ended December 31, 2023 and 2022, respectively. Beverages, alcohol and tea had average selling prices of $323.30 and $26.72 for the years ended December 31, 2023 and 2022, and accounted for 13.9% and 2.6% of the total revenue for the years ended December 31, 2023 and 2022, respectively.

For the year ended December 31, 2022

	Net	% of Total	Sales	Average
Product category	revenue	revenue	quantities	selling price

Grains, oil, and spices	$473,481	4.3%	42,424	$11.16
Beverages, alcohol and tea	$300,799	2.6%	11,257	$26.72
Meat, poultry and eggs	$269,880	2.6%	24,996	$10.80
Other food	$726,158	6.6%	50,097	$14.50
Fresh fruits and vegetables	$311,594	2.8%	20,937	$14.88
Groceries	$43,980	0.4%	4,313	$9.53
Dried seafood	$18,326	0.2%	658	$27.85
SMS service	$8,834,353	80.5%	n/a	n/a
Total	$10,978,571	100%	154,682

We have seven major product categories in online sales: (1) grains, oil, and spices (2) fresh fruits and vegetables (3) meat, poultry and eggs, (4) dried seafood, (5) beverages, alcohol and tea, (6) other food, (7) groceries. Revenue is primarily generated from SMS service, which account for 80.5% of the total product revenue for the year ended December 31, 2022 and primarily generated from meat, poultry and eggs, which account for 43.7% of the total revenue for the year ended December 31, 2021. Grains, oil, and spices had average selling prices of $11.16 and $10.57 for the years ended December 31, 2022 and 2021, respectively. Beverages, alcohol and tea had average selling prices of $26.72 and $43.40 for the years ended December 31, 2022 and 2021, and accounted for 2.6% and 14.7% of the total product revenue for the years ended December 31, 2022 and 2021, respectively.

Our SMS service is mainly provided by Code Beating.

Cost of Revenue and Gross Profit

Cost of revenue was decreased and gross profit have increased in 2023. Cost of revenue, including tax surcharges, was $8.4 million for the year ended December 31, 2023, a decrease of $1.4 million, or 14% from $9.8 million for the year ended December 31, 2022. Gross profit was $2.6 million for the year ended December 31, 2023, an increase of $1.4 million from $1.2 million for the year ended December 31, 2022.

The following tables set forth the calculation of gross profit and gross margin for sales of major product categories for the years ended December 31, 2023 and 2022.

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For the year ended December 31, 2023

	Net	Cost of	Tax	Gross	Gross
Product category	revenue	revenue	surcharges	profit	margin
Grains, oil, and spices	$98,336	72,566	154	25,616	26.0%
Beverages, alcohol and tea	$1,527,256	413,875	2,386	1,110,995	72.7%
Meat, poultry and eggs	$42,616	34,708	67	7,841	18.4%
Other food	$643,524	160,007	1,005	482,512	75.0%
Fresh fruits and vegetables	$74,009	13,953	116	59,940	81.0%
Groceries	$126,459	36,806	198	89,455	70.7%
Dried seafood	$1,283	1,316	2	(35)	(2.7)%
SMS service	$8,463,946	7,643,981	13,225	806,740	9.5%
Total	$10,977,429	8,377,212	17,152	2,583,065	23.5%

Fresh fruits and vegetables had the highest gross margin of 81.0% among the eight product categories whereas dried seafood had the lowest gross margin of negative 2.7% among products sold for the year ended December 31, 2023. The gross margin of SMS service was 9.5% for the year ended December 31, 2023.

For the year ended December 31, 2022

	Net	Cost of	Tax	Gross	Gross
Product category	revenue	revenue	surcharges	profit	margin
Grains, oil, and spices	$473,481	392,585	326	80,572	17.0%
Beverages, alcohol and tea	$300,799	181,414	207	119,179	39.6%
Meat, poultry and eggs	$269,880	244,843	186	24,851	9.2%
Other food	$729,158	752,489	500	(26,831)	(3.7)%
Fresh fruits and vegetables	$311,594	282,872	214	28,506	9.2%
Groceries	$43,980	37,393	30	6,557	14.9%
Dried seafood	$18,326	11,965	13	6,348	34.6%
SMS service	$8,834,353	7,892,769	6,077	935,506	10.6%
Total	$10,978,571	9,796,330	7,553	1,174,688	10.7%

Dried seafood had the highest gross margin of 34.6% among the eight product categories whereas other food had the lowest gross margin of negative 3.7% among products sold for the year ended December 31, 2022. In 2022, we acquired Code Beating, Yundian and Yuanxing, and of the service revenue increased due to the short messages service provided by these three new subsidiaries. The gross margin of SMS service was 10.6% for the year ended December 31, 2022.

The 12.8% overall increase in gross margin from 10.7% for the year ended December 31, 2022 to 23.5% for the year ended December 31, 2023 was mainly due to the VIE’s subsidiary, Heme Brand, launched the new products such as black rice grain beverage, which increased the gross margin of beverages, alcohol and tea to 72.7%. The gross margin for other food increased by 78.7%, gross margin for fresh fruits and vegetables increased by 71.8%, gross margin for groceries increased by 55.8%.

Sales and Marketing Expenses

Sales and marketing expenses were $1.5 million for the year ended December 31, 2023, an increase of $0.4 million, from $1.1 million for the year ended December 31, 2022. The increase was attributable mainly to increased advertising expenses and sales commissions to support the products promotion of Heme Brand.

General and Administrative Expenses

General and administrative expenses were $2.5 million for the year ended December 31, 2023, a decrease of $0.3 million from $2.8 million for the year ended December 31, 2022. The decrease was mainly attributable to decreased salary and employee benefit expenses. Besides, the headcount of employee decreased from 35 to 22.

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Research and Development Expenses

Research and development expenses decreased by $0.9 million for the year ended December 31, 2023 from $1.0 million for the year ended December 31, 2022. The decrease in research and development expenses was due to the software development of Yundian in 2022.

Assets impairment loss

Assets impairment loss increased by $7.9 million for the year ended December 31, 2023 from $6.7 million for the year ended December 31, 2022. The increase in assets impairment loss is due to the software development of Yundian and goodwill of Yuanxing.

(Loss) Gain on disposal of subsidiaries

(Loss) Gain on disposal of subsidiaries decreased by $42,650 for the year ended December 31, 2023 from $14,002 for the year ended December 31, 2022. The decrease in gain on disposal of subsidiaries is due to we stopped the business of Wunong shaanxi on March 24, 2023.

Other Income (Expense), net

Other income (expense), net consists primarily of non-operating income and interest income or expenses. Other income was $138,822 for the year ended December 31, 2023, and expense was $546,655 for the year ended December 31, 2022. The increase in other income due to the decrease in interest expense of convertible notes.

Provision for income taxes

Our provision for income taxes was $207,240 and $211,144 million for the years ended December 31, 2023 and 2022, respectively. The increase was due to the net income generated by Code beating, Yuanxing and Heimistar.

Other comprehensive income

Foreign currency translation adjustments amounted to $671,902 and $1,535,600 for the years ended December 31, 2023 and 2022, respectively. The balance sheet amounts, with the exception of equity, on December 31, 2023 were translated at 1.00 RMB to $0.1408 as compared to 1.00 RMB to $0.1450 on December 31, 2022. The equity accounts were stated at their historical rate. The average translation rates applied to the income statements accounts for the year ended December 31, 2023 and 2022 were 1.00 RMB to $0.1412 and 1.00 RMB to $0.1486, respectively. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in U.S dollar terms without giving effect to any underlying change in our business or results of operation.

Years Ended December 31, 2022, and 2021

The following table summarizes the results of our operations for the years ended December 31, 2022 and 2021, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	Year ended		Year ended
	December 31,		December 31,		Variance
	2022	% of revenue	2021	% of revenue	Amount	%

NET REVENUES
Net Product Revenue	$2,144,218	20%	$12,145,532	99%	$(10,001,314)	(82)%
Net Service Revenue	8,834,353	80%	112,919	1%	8,721,434	7,724%
Total Net Revenues	10,978,571	100%	12,258,451	100%	(1,279,880)	(10)%
COST OF REVENUES	9,803,883	89%	9,418,606	77%	385,277	4%
GROSS PROFIT	1,174,688	11%	2,839,845	23%	(1,665,157)	(59)%
OPERATING EXPENSES
Sales and Marketing Expenses	1,086,567	10%	1,473,719	12%	(392,152)	(27)%
General and Administrative Expenses	2,802,132	26%	2,015,215	16%	786,917	39%
Research and Development Expenses	1,030,359	9%	452,608	4%	577,751	128%
Total Operating Expenses	4,914,058	45%	3,941,542	32%	972,516	25%
LOSS FROM OPERATIONS	(3,739,370)	(34)%	(1,101,697)	(9)%	(2,637,673)	239%
Assets impairment loss	(6,736,684)	(61)%	(144,520)	(1)%	(6,592,164)	4,561%
Gain on disposal of subsidiary	14,002	-	26,049	-	(12,047)	(46)%
Other (expense) income, net	(546,655)	(5)%	102,582	1%	(649,237)	(633)%
LOSS BEFORE INCOME TAX	(11,008,707)	(100)%	(1,117,586)	(9)%	(9,891,121)	885%
Provision for Income Taxes	211,144	2%	-	-	211,144	100%
NET LOSS	(11,219,851)	(102)%	(1,117,586)	(9)%	(10,102,265)	904%
Less: net loss attributable to non-controlling interest	(147,835)	(1)%	(35,640)	-	(112,196)	315%
NET LOSS ATTRIBUTABLE TO THE OWNERS’ COMPANY	(11,072,016)	(101)%	(1,081,946)	(9)%	(9,990,069)	923%
OTHER COMPREHENSIVE LOSS
Foreign Currency Translation Adjustment	(1,535,600)	(14)%	402,273	3%	(2,080,153)	(517)%
COMPREHENSIVE LOSS	$(12,755,451)	(116)%	$(715,313)	(6)%	$(12,182,418)	1,703%

Net Revenue

Net revenue is equal to gross sales minus sales returns and sales incentives that we offer to our customers, such as discounts that are offsets to gross sales and certain other adjustments. Our net revenue consists of product revenue and service revenue. Product revenue was derived mainly from sales of our products to customers in China via our Website and the SMS services.

Net revenue decreased by 10% from US$12.2 million in 2021 to US$11.0 million in 2022, which was mainly due to the decrease of both online retail sales and offline as impacted by the COVID-19 pandemic. But the service revenue increased by 100% compare to 2022, which was due to that the revenue generated by Code Beating, Yundian and Yuanxing, the three new subsidiaries acquired by us in 2022.

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The following table sets forth the breakdown of our net revenue for the years ended December 31, 2022 and 2021.

For the year ended December 31, 2022

	Net	% of Total	Sales	Average
Product category	revenue	revenue	quantities	selling price

Grains, oil, and spices	$473,481	4.3%	42,424	$11.16
Beverages, alcohol and tea	$300,799	2.6%	11,257	$26.72
Meat, poultry and eggs	$269,880	2.6%	24,996	$10.80
Other food	$726,158	6.6%	50,097	$14.50
Fresh fruits and vegetables	$311,594	2.8%	20,937	$14.88
Groceries	$43,980	0.4%	4,313	$9.53
Dried seafood	$18,326	0.2%	658	$27.85
SMS service	$8,834,353	80.5%	n/a	n/a
Total	$10,978,571	100%	154,682

For the year ended December 31, 2021

	Net	% of Total	Sales	Average
Product category	revenue	revenue	quantities	selling price

Grains, oil, and spices	$3,103,217	25.3%	293,723	$10.57
Beverages, alcohol and tea	$1,808,015	14.7%	41,664	$43.40
Meat, poultry and eggs	$5,355,829	43.7%	1,027,304	$5.21
Other food	$1,070,054	8.7%	79,946	$13.38
Fresh fruits and vegetables	$597,828	4.9%	488,173	$1.22
Groceries	$169,501	1.4%	10,217	$16.59
Dried seafood	$41,088	0.3%	5,172	$7.94
Restaurant Services	$112,919	1.0%	n/a	n/a
Total	$12,258,451	100%	1,946,199

We have seven major product categories in online sales: (1) grains, oil, and spices (2) fresh fruits and vegetables (3) meat, poultry and eggs, (4) dried seafood, (5) beverages, alcohol and tea, (6) other food, (7) groceries. Revenue is primarily generated from SMS service, which account for 80.5% of the total product revenue for the year ended December 31, 2022 and primarily generated from meat, poultry and eggs, which account for 43.7% of the total revenue for the year ended December 31, 2021. Grains, oil, and spices had average selling prices of $11.16 and $10.57 for the years ended December 31, 2022 and 2021, respectively. Beverages, alcohol and tea had average selling prices of $26.72 and $43.40 for the years ended December 31, 2022 and 2021, and accounted for 2.6% and 14.7% of the total product revenue for the years ended December 31, 2022 and 2021, respectively.

Our SMS service is mainly provided by Code Beating.

Cost of Revenue and Gross Profit

Cost of revenue was increased and gross profit have decreased in 2022. Cost of revenue, including tax surcharges, was $9.8 million for the year ended December 31, 2022, an increase of $0.4 million, or 4% from $9.4 million for the year ended December 31, 2021. Gross profit was $1.2 million for the year ended December 31, 2022, a decrease of $1.6 million from $2.8 million for the year ended December 31, 2021.

The following tables set forth the calculation of gross profit and gross margin for sales of major product categories for the years ended December 31, 2022 and 2021.

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For the year ended December 31, 2022

	Net	Cost of	Tax	Gross	Gross
Product category	revenue	revenue	surcharges	profit	margin
Grains, oil, and spices	$473,481	392,585	326	80,571	17.0%
Beverages, alcohol and tea	$300,799	181,414	207	119,179	39.6%
Meat, poultry and eggs	$269,880	244,843	186	24,851	9.2%
Other food	$729,158	752,489	500	(26,831)	(3.7)%
Fresh fruits and vegetables	$311,594	282,872	214	28,506	9.2%
Groceries	$43,980	37,393	30	6,557	14.9%
Dried seafood	$18,326	11,965	13	6,348	34.6%
SMS service	$8,834,353	7,892,769	6,077	935,506	10.6%
Total	$10,978,571	9,796,330	7,553	1,174,687	10.7%

Dried seafood had the highest gross margin of 34.6% among the eight product categories whereas other food had the lowest gross margin of negative 3.7% among products sold for the year ended December 31, 2022. In 2022, we acquired Code Beating, Yundian and Yuanxing, and of the service revenue increased due to the short messages service provided by these three new subsidiaries. The gross margin of SMS service was 10.6% for the year ended December 31, 2022.

For the year ended December 31, 2021

	Net	Cost of	Tax	Gross	Gross
Product category	revenue	revenue	surcharges	profit	margin
Grains, oil, and spices	$3,103,217	2,477,705	5,056	620,456	20.0%
Beverages, alcohol and tea	$1,808,015	835,438	2,946	969,631	53.6%
Meat, poultry and eggs	$5,355,829	4,800,075	8,726	547,028	10.2%
Other food	$1,070,054	688,869	1,743	379,442	35.5%
Fresh fruits and vegetables	$597,828	381,812	974	215,042	36.0%
Groceries	$169,501	112,625	276	56,600	33.4%
Dried seafood	$41,088	27,164	68	13,856	33.7%
Restaurant Services	$112,919	74,945	184	37,790	33.5%
Total	$12,258,451	9,398,633	19,973	2,839,845	23.2%

Beverages, alcohol and tea had the highest gross margin of 53.6% among the seven product categories whereas meat, poultry and eggs had the lowest gross margin of 10.2% among products sold for the year ended December 31, 2021. In 2021, we operated the restaurants by ourselves instead of outsourced operation and there was a cost of sales of restaurant.

The 12.5% overall decrease in gross margin from 23.2% for the year ended December 31, 2021 to 10.7% for the year ended December 31, 2022 was mainly due to the impact of COVID-19 that some food products supplied shortage and we took off many food products sold on our Website. Besides, we stopped the our restaurant services. The gross margin for other food decreased by 39.5%, gross margin for fresh fruits and vegetables decreased by 27%, gross margin for groceries decreased by 22.4%, gross margin for beverages, alcohol and tea decreased by 14%.

Sales and Marketing Expenses

Sales and marketing expenses were $1.1 million for the year ended December 31, 2022, a decrease of $0.4 million, from $1.5 million for the year ended December 31, 2021. The decrease was attributable mainly to decreased advertising expenses, lower sales commissions due to the change of the sales commissions which the Company cancelled all sales commissions of the local service centers and members from the fourth quarter of 2021.

General and Administrative Expenses

General and administrative expenses were $2.8 million for the year ended December 31, 2022, an increase of $0.8 million from $2.0 million for the year ended December 31, 2021. The increase was mainly attributable to increased salary and employee benefit expenses, and we acquired Yundian, Code Beating and Yuanxing in 2022.

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Research and Development Expenses

Research and development expenses increased by $0.6 million for the year ended December 31, 2022 from $0.5 million for the year ended December 31, 2021. The increase in research and development expenses was due to the software development of Yundian.

Assets impairment loss

Assets impairment loss increased by $6.6 million for the year ended December 31, 2022 from $0.1 million for the year ended December 31, 2021. The increase in assets impairment loss is due to the goodwill of Yundian.

Gain on disposal of subsidiaries

Gain on disposal of subsidiaries decreased by $12,047 for the year ended December 31, 2022 from $26,049 for the year ended December 31, 2021. The decrease in gain on disposal of subsidiaries is due to Meiwu Shenzhen selling the 51% equity interests of Baode Supply Chain (Shenzhen) Co., Ltd. on December 28, 2021. Besides, we stopped the business of Wunong Liaoning on December 26, 2022.

Other Income

Other income consists primarily of non-operating income and interest income or expenses. Other expense was $546,655 for the year ended December 31, 2022, and other income was $102,582 for the year ended December 31, 2021. The increase in other expense due to the accrued interest expense of convertible notes.

Provision for income taxes

Our provision for income taxes was $0.2 million and $nil for the years ended December 31, 2022 and 2021, respectively. The increase was due to the net income generated by Code Beating and Yuanxing.

Other comprehensive income

Foreign currency translation adjustments amounted to $1,535,600 and negative $402,275 for the year ended December 31, 2022 and 2021, respectively. The balance sheet amounts, with the exception of equity, on December 31, 2022 were translated at 1.00 RMB to $0.1450 as compared to 1.00 RMB to $0.1568 on December 31, 2021. The equity accounts were stated at their historical rate. The average translation rates applied to the income statements accounts for the year ended December 31, 2022 and 2021 were 1.00 RMB to $0.1486 and 1.00 RMB to $0.1550, respectively. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in U.S dollar terms without giving effect to any underlying change in our business or results of operation.

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B. Liquidity and Capital Resources

We had cash of $16,062,047 and $23,716,768 as of December 31, 2023 and 2022, respectively. Net loss was $16.3 million and $11.2 million for years ended December 31, 2023 and 2022. Excluding the loan receivable, the Company had working capital of $12.9 million and $21.5 million as of December 31, 2023 and 2022, respectively. We have funded working capital and other capital requirements primarily by equity contributions from shareholders. Cash is required to pay purchase costs for inventory, salaries, selling expenses, rental expenses, income taxes, and other operating expenses.

In assessing our liquidity, management monitors and analyses our cash on hand, ability to generate sufficient revenue sources in the future, and operating and capital expenditure commitments. Our major shareholders have been providing and will continue to provide their personal funds, if necessary, to support us on an as-needed basis. In 2023, major shareholders have contributed approximately $171,874 to us.

Cash flows for the years ended December 31, 2023, 2022 and 2021

The following table sets forth cash flow data for the year ended December 31, 2023, 2022 and 2021:

	Years Ended
	December 31,
	2023	2022	2021
Net cash used in operating activities	$(7,22,839)	$(5,522,340)	$(8,691,506)
Net cash (used in) provided by investing activities	(5,539)	(25,916)	26,418,803
Net cash provided by financing activities	276,794	2,877,500	1,113,279
Effect of changes of foreign exchange rate on cash	(503,137)	(246,808)	765,792
Net increase in cash, cash equivalents and restricted cash	$(7,654,721)	$(2,917,564)	$19,606,368

Operating Activities

Net cash used in operating activities was approximately $7.2 million for the year ended December 31, 2023. Net cash used in operating activities in fiscal year 2023 mainly consisted of net loss of $9.9 million, adjustments of $1.9 million non-cash items, a decrease of $1.1 million in accounts receivable, a decrease of $2.3 million in account payable and an increase of $1.1 million in accrued expenses and other current liabilities.

Net cash used in operating activities was approximately $5.5 million for the year ended December 31, 2022. Net cash used in operating activities in fiscal year 2022 mainly consisted of net loss of $11.2 million, adjustments of $6.8 million non-cash items, an increase of $4.1 million in account receivable, an increase of $3.3 million in account payable and an increase of $1.2 million in advances to suppliers.

Net cash used in operating activities was approximately $8.7 million for the year ended December 31, 2021. Net cash provided by operating activities in fiscal year 2021 mainly consisted of net loss of $1.1 million, adjustments of $0.5 million non-cash items, a decrease of $1.1 million in inventory, a decrease of approximately $4.1 million in accounts payable, a decrease of $4.3 million in advance from customers and a decrease of $0.8 million in accrued expense and other liabilities.

Investing Activities

Net cash used in investing activities was $5,539 for the year ended December 31, 2023, which was mainly investment in purchasing of property and equipment of $5,539.

Net cash used in investing activities was $25,916 for the year ended December 31, 2022, which was mainly investment in purchasing of property and equipment of $25,916.

Net cash provided by investing activities was approximately $26.4 million for the year ended December 31, 2021, which was mainly proceeds from loan receivable of $26.5 million.

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Financing Activities

Net cash provided by financing activities was $276,794 for the year ended December 31, 2023, which consisted of repayment of Bank loans of $0.1 million and proceed from capital contribution of $0.2 million.

Net cash provided by financing activities was approximately $2.9 million for the year ended December 31, 2022, which consisted of proceeds from convertible promissory notes of $5.5 million and repayment of related parties loans of $2.9 million.

Net cash provided by financing activities was approximately $1.1 million for the year ended December 31, 2021, which consisted of capital contribution of $1.4 million and proceeds from borrowings of $0.5 million.

Capital Expenditures

We had capital expenditures of $5,539, $25,916 and $81,197 for the years ended December 31, 2023, 2022 and 2021, respectively.

Contractual Obligations.

The Company leases two offices under operating leases. The following table summarizes our contractual obligations, which are comprised entirely of operating lease obligations as of December 31, 2023, and the effect these obligations expected to have on our liquidity and cash flows in future periods:

		Payments due by period
	Total	Less than 1 year	1-3 years
Operating Lease Obligations	50,613	44,498	6,115
Total	50,613	44,498	6,115

None of the Company’s liabilities, other than obligations under operating leases, disclosed on the balance sheet represents contractual obligations.

C. Research and Development, Patent and Licenses, etc.

Please refer to Item 4 Subparagraph B, “Information on the Company—Business Overview—Research and Development” and “—Intellectual Property Rights.”

D. Trend Information.

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

E. Critical Accounting Estimates.

We prepare our financial statements in conformity with accounting principles generally accepted by the United States of America (“U.S. GAAP”), which requires us to make judgments, estimates and assumptions that affect our reported amount of assets, liabilities, revenue, costs and expenses, and any related disclosures. Although there were no material changes made to the accounting estimates and assumptions in the past two years, we continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates.

We believe that the following accounting policies involve a higher degree of judgment and complexity in their application and require us to make significant accounting estimates. Accordingly, these are the policies we believe are the most critical to understanding and evaluating our consolidated financial condition and results of operations.

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Consolidation of variable interest entity

A VIE is an entity that either has a total equity investment that is insufficient to finance its activities without additional subordinated financial support, or whose equity investments lack the characteristics of a controlling financial interest, such as through voting rights, and the right to receive the expected residual returns of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary of, and must consolidate, the VIE.

Guo Gang Tong is deemed to have a controlling financial interest in and be the primary beneficiary of Meiwu Shenzhen because it has both of the following characteristics:

(1)	The power to direct activities at Meiwu Shenzhen that most significantly impact such entity’s economic performance, and
(2)	The right to receive benefits from Meiwu Shenzhen that could potentially be significant to such entity.

Pursuant to the contractual arrangements with Meiwu Shenzhen, Meiwu Shenzhen pays service fees equal to all of its net profit after tax payments to Guo Gang Tong. Such contractual arrangements are designed so that Meiwu Shenzhen operates for the benefit of Guo Gang Tong and ultimately, the Company.

Accordingly, the accounts of the Meiwu Shenzhen are consolidated in our financial statements pursuant to ASC 810-10, Consolidation. In addition, their financial positions and results of operations are included in our financial statements.

Use of estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting years. Significant items subject to such estimates and assumptions include, but not limited to, the useful lives of property and equipment; allowance for doubtful accounts and advances to suppliers; assumptions related to the consolidation of entities in which the Company holds variable interests; the valuation of inventories; the useful lives and implicit interest rate of finance leases, and the realization of deferred tax assets. Actual results could differ from those estimates.

Revenue recognition

On January 1, 2017, the Company adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (FASB ASC Topic 606) using the modified retrospective approach. The results of applying Topic 606 using the modified retrospective approach were insignificant and did not have a material impact on the Company’s consolidated financial condition, results of operations, cash flows, business process, controls or systems.

The core principle underlying the revenue recognition ASU is that the Company will recognize revenue to represent the transfer of goods to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The majority of the Company’s contracts have one single performance obligation as the promise to transfer the individual goods is not separately identifiable from other promises in the contracts and is, therefore, not distinct. The initial payments received from pre-ordering are recorded in the advance from customers on the balance sheets and will not be recognized as revenue until transfer of goods. Shipping and handling are activities to fulfill the Company’s promise to transfer goods to customers, which are included in the sale price of the goods.

Revenue is recognized or realizable and earned when all five of the following criteria are met: (1) Identify the Contract with a Customer, (2) Identify the Performance Obligations in the Contract, (3) Determine the Transaction Price, (4) Allocate the Transaction Price to the Performance Obligations in the Contract, and (5) Recognize Revenue When (or as) the Entity Satisfies a Performance Obligation. The Company recognizes revenue based upon gross sales minus sales returns and sales incentives that the Company offers to its customers, such as discounts. Revenue is reported net of all value added taxes. The Company generally does not permit customers to return products and historically, customer returns have been immaterial.

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On January 1, 2017, the Company also adopted ASU 2016-08 Principle versus Agent Considerations (Reporting Revenue Gross versus Net), which amended the principal-versus-agent implementation guidance and illustrations in ASU 2014-09 to clarify how the principal-versus-agent indicators should be evaluated to support an entity’s conclusion that it controls a specified good or service before it is transferred to a customer. Under the new revenue standards, when a third party is involved in providing goods or services to a customer, the entity must determine whether its performance obligation is to provide the good or service itself (i.e., the entity is a principal) or to arrange for another party to provide the good or service (i.e., the entity is an agent). An entity makes this determination by evaluating the nature of its promise to the customer. An entity is a principal (and, therefore, records revenue on a gross basis) if it controls the promised good or service before transferring it to the customer. An entity is an agent (and records as revenue the net amount it retains as a commission) if its only role is to arrange for another entity to provide the goods or services.

Sales on Website

The Company operates an online platform to sell food products to retail customers and recognizes revenue on a gross basis. The Company is a principal because it controls the promised good or service before transferring it to a customer. This control is determined by the following indicators 1) The Company is the primary obligor in the sales transaction and responsible for providing products and service. 2) The Company bears the inventory risk. The Company will first indemnify customers for product damages and then request reimbursements from suppliers if the suppliers are determined to be responsible for the damages. 3) The Company selects suppliers and runs the entire sales process. 4) The Company sets the product price and has control over the entire transaction.

Sales offline

In the second half of 2020, the Company started the offline sales which mainly focused on the non-retail customers. For the offline sales, the customer’s order goods from the Company according to their own needs, then the Company will order the corresponding products from the suppliers. The Company’s offline sales have the following categories: grains, fruits, vegetables and meat. Revenue is confirmed upon receipt of the goods. Payment will be made by the customer after the invoice is issued. The Company is a principal because it controls the promised goods or services before transferring them to a customer. This control is determined by the following indicators 1) The Company is the primary obligor in the sales transaction and responsible for providing products and services, 2) The Company bears the inventory risk. The Company will first indemnify customers for product damage and then request reimbursements from suppliers if the suppliers are determined to be responsible for the damage. 3) The Company selects suppliers and runs the entire sales process. 4) The Company sets the product price and has control over the entire transaction.

Service revenue

The Company generate substantially all of the Company’s services revenue from the following service:

(1) Communication Platform-as-a-Service (“CPaaS”) which allows customers to send text messages using the Company’s cloud-based platform through the new acquired subsidiary Code Beating; The Company account for revenue from customers’ usage of text message on the Company’s CPaaS platform as a separate performance obligation. The Company’s service fees are determined by applying the contractual unit price to the monthly usage volume of text messages sent and a contractual monthly fixed charge per subscriber multiplied by the number of subscribers recorded by the Company’s CPaaS platform where relevant. The cloud-based services to send text messages are sold separately to customers with observable standalone selling prices. In accordance with ASC 606, the Company recognize revenue upon the transfer of control of promised services provided to the Company’s customers, in the amount of consideration the Company expect to receive for those services (excluding sales taxes collected on behalf of government authorities). The Company’s revenue contracts generally do not include a right of return in relation to the delivered products or services.

(2) Providing technical solutions to customers: The Company generates revenue from providing technical and maintenance services under separate contracts to customers as a principal. The terms of pricing stipulated in the contracts are fixed. One performance obligation is identified in the contracts with customers. Revenue is recognized upon the transfer of control of promised services provided to the Company’s customers, in the amount of consideration the Company expect to receive for those services (excluding sales taxes collected on behalf of government authorities). The Company’s revenue contracts generally do not include a right of return in relation to the delivered products or services.

The Company applied a practical expedient to expense costs as incurred for costs to obtain a contract with a customer when the amortization period would have been one year or less. The Company has no material incremental costs of obtaining contracts with customers that the Company expects the benefit of those costs to be longer than one year which need to be recognized as assets.

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Inventory, net

Inventories consist of raw materials and finished goods and are stated at the lower of cost or net realizable value. The cost of inventories is calculated using the weighted average basis. The Company reviews its inventories periodically to determine if any reserves are necessary for potential obsolescence or if the carrying value exceeds net realizable value. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products.

Income taxes

The Company is subject to the income tax laws of the PRC. No taxable income was generated outside the PRC for the years ended December 31, 2023 and 2022. The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or future deductibility is uncertain.

ASC 740-10-25 “Accounting for Uncertainty in Income Taxes,” prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. It also provides guidance on the recognition of income tax assets and liabilities, classification accounting for interest and penalties associated with tax positions, years open for tax examination, accounting for income taxes in interim periods and income tax disclosures. There were no material uncertain tax positions as of December 31, 2023 and 2022. All tax returns since the Company’s inception are subject to examination by tax authorities.

BUSINESS

History and development of the Company

We were incorporated under the laws of British Virgin Islands on December 4, 2018 with the name of “Advancement International Limited” (“Advancement International”) by three shareholders, namely Kindness Global Company Limited, Four Dimensions Global Investment Limited and Wisdom Global Company Limited. Union International Company Limited was included as a fourth shareholder on February 14, 2019 when Kindness Global Company Limited transferred 17,000 Ordinary Shares to Union International Company Limited.

Kindness Global Company Limited, a BVI company incorporated in October 1, 2018, that is 100% owned by Mr. Peijiang Chen, a Chinese citizen, our Chairman and director and shareholder and director of Meiwu Shenzhen; Four Dimensions Global Investment Limited, a BVI company that is 100% owned by Mr. Changbin Xia, a Chinese citizen and a shareholder and director of Meiwu Shenzhen; Wisdom Global Company Limited, a BVI company that is 100% owned by Mr. Hanwu Yang, a Chinese citizen and a shareholder and director of Meiwu Shenzhen; Union International Company Limited, a BVI company that is 100% owned by Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership), a PRC limited partnership comprising 14 partners, all of whom are PRC citizens and natural persons. We do not foresee a conflict of interest with any of Kindness Global Company Limited, Four Dimensions Global Investment Limited, Wisdom Global Company Limited, Union International Company Limited and Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership) as the latter are all holding companies with no business operations.

On February 15, 2019, we acquired all shares of Vande pursuant to an Instrument of Transfer, Sold Note and Bought Note recorded with Registrar of Companies in Hong Kong Special Administration Region (SAR).

Vande, incorporated on April 6, 2017 in Hong Kong, SAR, incorporated Guo Gang Tong (“WFOE”) in the People’s Republic of China with a registered capital of RMB 5,000,000 (approximately, $707,500) on December 28, 2018.

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WFOE, in turn, entered into a series of contractual agreements on March 2, 2019 with Meiwu Shenzhen, a company incorporated in the People’s Republic of China on June 16, 2015 with a registered capital of RMB5,000,000 (approximately, $707,500). Meiwu Shenzhen wholly owns a subsidiary, Meiwu Catering Chain Management (Shenzhen) Co., Ltd, formerly known as Wunong Catering Chain Management (Shenzhen) Co., Ltd, which it incorporated in the PRC with a registered capital of RMB 5,000,000 on November 27, 2018.

On August 19, 2019, we changed our name from “Advancement International Limited” to Wunong Net Technology Company Limited.

On November 15, 2019, Kindness Global Company Limited transferred 2,500 Ordinary Shares to Fragrance International Group Company Limited. Also on November 15, 2019, we issued 6,667 Ordinary Shares to Soaring International Company Limited and 3,333 Ordinary Shares to each of Morning Choice International Company Limited, August International Group Company Limited and Eternal Horizon International Company Limited.

On December 2, 2019, we filed amended memorandum and articles of association with the BVI Registry of Corporate Affairs to change the par value of our Ordinary Shares from $1 to no par value and to forward split our issued and outstanding Ordinary Shares from 66,666 to 20,000,000.

On September 29, 2020, our variable interest entity, Meiwu Shenzhen, together with two individuals, Guoming Huang (“Huang”) and Yafang Liu (“Liu”), established a new Shanghai subsidiary, Wude Agricultural Technology (Shanghai) Co., Ltd (“Wude Shanghai”). Wude Shanghai’s registered capital is RMB 20 million (approximately, $3.106 million) and its equity interests are divided among Meiwu Shenzhen (51%), Liu (25%) and Huang (24%). Wude’s domiciled address is Room 2382, Building 2,181 Songyu Road, Tinglin Town, Jinshan District, Shanghai. Meiwu Shenzhen transferred the 51% ownership interest to Huang and Liu on December 15, 2020 and repurchased the 51% ownership interest on January 28, 2021.

On October 20, 2020, Meiwu Shenzhen entered into an Equity Transfer Agreement to acquire 51% equity interests in a newly-incorporated company, Baode Supply Chain (Shenzhen) Co., Ltd (“Baode”). Baode’s registered capital is RMB 5 million (approximately $781,466) and its equity interest is divided among Meiwu Shenzhen (51%), Shiliang Ma (30%) and Yongqiang He (19%). Meiwu Shenzhen transferred the 100% ownership interest to Yafang Liu on December 15, 2020 and repurchased the ownership interest on January 19, 2021. Baode’s registered capital was increased to RMB 30 million (approximately $4.6 million) on April 29, 2021.

On December 10, 2020, our variable interest entity, Meiwu Shenzhen incorporated a wholly-owned subsidiary, Wunong Technology (Shaanxi) Co., Ltd (“Wunong Shaanxi”). Wunong Shaanxi’s registered capital is RMB 8.8 million (approximately $ 1,375,670) and is located at 18/F, B, Yu Shang Building, Tongda Road, High-tech Industrial Park, Yulin City, Shaanxi Province. Meiwu Shenzhen transferred the 100% ownership interest to Haiyan Qin on December 14, 2020 and repurchased the ownership interest on January 26, 2021.

On December 15, 2020, we priced the initial public offering of 5,000,000 Ordinary Shares at a price of $5.00 per share to the public for a total of US$25,000,000 of gross proceeds. In addition, the underwriters purchased 999,910 ordinary shares from a selling shareholder for $4,999,550 for a total of US$29,999,550 in total gross proceeds from the offering. Our Ordinary Shares began trading on the Nasdaq Capital Market on December 15, 2020 under the symbol “WNW” and the initial public offering closed on December 17, 2020.

On January 8, 2021, our variable interest entity, Meiwu Shenzhen entered into an Equity Transfer Agreement to acquire all the equity interests in a newly-incorporated company, Wunong Technology (Liaoning) Co., Ltd (“Wunong Liaoning”). Wunong Liaoning was incorporated on November 4, 2020 with a registered capital of RMB 8.88 million (approximately US$1.372 million) and is domiciled at 1183 Anhai Road, Qianshan District, Anshan City, Liaoning Province. Wunong Liaoning was stopped business on December 26, 2022.

On August 23, 2021, we changed our name from “Wunong Net Technology Company Limited” to Meiwu Technology Company Limited.

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On November 23, 2021, we entered into a Share Purchase Agreement (“SPA”) with Boxinrui International Holdings Limited, a British Virgin Islands business company (the “Anxin BVI”), and all the shareholders of Anxin BVI, who collectively hold 100% issued and outstanding shares of Anxin BVI (the “Sellers”). Anxin BVI indirectly owns 100% of Beijing Anxin Jieda Logistics Co., Ltd. (“Anxin”), a company organized under the laws of the PRC, via Anxin BVI’s wholly-owned subsidiary in Hong Kong, Hong Kong Anxin Jieda Co., Limited. Anxin is a company engaging in the business of transportation and logistics based in Beijing, China. Pursuant to the SPA, at the closing, we shall deliver to the Sellers a total of 7,968,755 ordinary shares, no par value (“Ordinary Shares”), however, if the audit of the Anxin’s financial statements for the years ended December 31, 2020 and 2019 is not completed by the sixty-fifth (65th) day following the date of the SPA, the 50% of the Share Consideration paid to each Seller shall be forfeited and returned to the Company for cancellation. As of March 11, 2022, Anxin BVI failed to deliver the audited financial statements of Anxin for the year ended December 31, 2020 and 2019. Therefore, we entered into a termination agreement, (the “Termination Agreement”) pursuant to which, the parties agreed to terminate the transaction as contemplated by the SPA and the Sellers agreed to return 7,968,755 Ordinary Shares to the Company immediately and such Ordinary Shares were forfeited and reserved as the treasury shares of the Company.

On December 28, 2021, Meiwu Shenzhen sold the 51% equity interests of Baode Supply Chain (Shenzhen) Co., Ltd to Mr. Shiliang Ma, who held 30% ownership of Baode with the amount of RMB 200,000 (approximately $31,405). Upon the consummation of the sale of 51% equity shares in Baode, Meiwu Shenzhen ceased to hold shares in Baode and Baode was no longer a majority controlled subsidiary of Meiwu Shenzhen.

On March 31, 2022, we entered into a Share Purchase Agreement (“SPA”) with Magnum International Holdings Limited, a British Virgin Islands business company (the “Yundian BVI”), and all the shareholders of Yundian BVI, who collectively hold 100% issued and outstanding shares of Yundian BVI (the “Sellers”). Yundian BVI indirectly owns 100% of Dalian Yundian Zhiteng Technology Company Limited (“Yundian”), a company organized under the laws of the PRC, via Yundian BVI’s wholly-owned subsidiary in Hong Kong, Yun Tent Technology Company Limited. Yundian is a company engaging in the information technology and communication engineering based in Dalian, China. Pursuant to the SPA, we agreed to acquire 100% of the issued and outstanding shares of Yundian BVI. Upon the closing, we shall deliver to the Sellers total consideration of US$8.1 million to be paid in ordinary shares, no par value (“Ordinary Shares”), of the Company, at a price of US$0.9 per share, for a total of 9,000,000 Ordinary Shares (“Share Consideration”) provided, however, if the audit of the Yundian’s financial statements for the years ended December 31, 2021 and 2020 is not completed by the sixty-fifth (65th) day following the closing date of the transaction contemplated in the SPA, all the Share Consideration paid to each Seller shall be forfeited and returned to the Company for cancellation.

On May 12, 2022, Meiwu Shenzhen, together with Shenzhen Heme Enterprise Consulting Partnership (limited partnership) (“Heme Consulting”), established a new Shenzhen subsidiary, Heme Brand Chain Management (Shenzhen) Co., Ltd. (“Heme Shenzhen”). Heme Shenzhen’s registered capital is RMB 10 million (approximately, $1.5 million) and its equity interests are divided among Meiwu Shenzhen (51%) and Heme Consulting (49%).

On June 23, 2022, we entered into a Share Purchase Agreement (“SPA”) with Mahaotiaodong Information Technology Company Limited, a British Virgin Islands business company (the “Mahao BVI”), and all the shareholders of Mahao BVI, who collectively hold 100% issued and outstanding shares of Mahao BVI (the “Sellers”). Mahao BVI indirectly owns 100% of Code Beating (Xiamen) Technology Company Limited, a company organized under the laws of the PRC (“Code Beating”), via Mahao BVI’s wholly-owned subsidiary in Hong Kong, DELIMOND Limited. Code Beating is a company engaging in providing Internet access and related services based in Xiamen, China. Pursuant to the SPA, we acquired 100% of the issued and outstanding shares of Mahao BVI. Upon the closing, the Company delivered to the Sellers total consideration of US$6 million to be paid in Ordinary Shares of the Company, at a price of US$0.6 per share, for a total of 10,000,000 Ordinary Shares.

On July 22, 2022, Heme Shenzhen established a new Shenzhen subsidiary, Heme Catering Management (Shenzhen) Co., Ltd (“Heme Catering”). Heme Catering’s registered capital is RMB 10 million (approximately, $1.5 million) and its equity interests are wholly-owned by Heme Shenzhen.

On October 31, 2022, we changed the name from “Wunong Technology (Shenzhen) Co,. Ltd” to Meiwu Zhishi Technology (Shenzhen) Co,. Ltd.

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On December 12, 2022, we entered into a Share Purchase Agreement (“SPA”) with Xinfuxin International Holdings Limited, a British Virgin Islands business company (“Yuanxing BVI”), and all the shareholders of Yuanxing BVI. Yuanxing BVI indirectly owns 100% of Hunan Yuanxing Chanrong Technology Co., Ltd., a company organized under the laws of the PRC, via a wholly-owned subsidiary of Yuanxing BVI in Hong Kong, Antai Medical Limited. Pursuant to the SPA, the Company is going to acquire 100% of the issued and outstanding shares of Yuanxing BVI. Upon the closing, the Company shall deliver to the Sellers total consideration of US$9.6 million to be paid in Ordinary Shares of the Company, at a price of US$0.8 per share, for a total of 12,000,000 Ordinary Shares.

On May 4, 2023, the VIE, Meiwu Shenzhen, together with an individual, Kun Xu (“Kun”) and an entity, Xi ‘an Senli Huinong Agricultural Technology Co. LTD (“Senli Huinong”), established a new subsidiary in Shenzhen, China, Shenzhen Jiayuan Liquor Sales Co., Ltd (“Jiayuan Liquor”). Jiayuan Liquor’s registered capital is RMB 1.8 million (approximately, $252,180) and its equity interests are divided among Meiwu Shenzhen (70%), Kun (21%) and Senli Huinon (9%). Jiayuan Liquor’s domiciled address is 1603, Building C, Shenye Century Industrial Center, No. 743, Zhoushi Road, Hezhou Community, Hangcheng Street, Baoan District, Shenzhen.

The following diagram illustrates our current corporate structure as of the date of this prospectus:

*

(1) The 49% equity interests of Wude Shanghai are owned by Shenzhen Heme Enterprise Consulting Partnership (Limited Partnership), a limited partnership organized under the laws of the PRC.

(2) The 49% equity interests of Heme Brand are owned by Yafang Liu (25%) and Guoming Huang (24%).

(3) The 30% equity interests of Jiayuan Liquo are owned by Kun Xu (21%) and Xi ‘an Senli Huinong Agricultural Technology Co. Ltd. (9%)

(4) The 40% equity interests of Heme Yulin are owned by Taotao Shu.

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Pursuant to PRC laws, each entity formed under PRC law shall have certain business scope approved by the Administration of Industry and Commerce or its local counterpart. As such, WFOE’s business scope is to primarily engage in enterprise management and consulting. Since the sole business of WFOE is to provide the VIE with technical support, consulting services and other management services relating to its day-to-day business operations and management in exchange for a service fee, such business scope is necessary and appropriate under PRC laws.

Meiwu Technology Company Limited is a holding company with no business operation other than holding the shares in Vande. Vande is a pass-through entity with no business operation. WFOE is exclusively engaged in the provision of enterprise management and consulting.

Our principal executive offices are located at 1602, Building C, Shenye Century Industrial Center, No. 743 Zhoushi Road, Hangcheng Street, Bao’an District Shenzhen, People’s Republic of China, and our phone number is +86-755-85250400. We maintain a corporate website at www.wnw108.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

The VIE Agreements

You are holding equity interests in the BVI company, Meiwu, not the VIE. Due to PRC legal restrictions on foreign ownership in the value-added telecommunications services, neither we nor our subsidiaries own any equity interest in Meiwu Shenzhen. Instead, WFOE, Meiwu Shenzhen and Meiwu Shenzhen’s shareholders entered into such a series of contractual arrangements, also known as VIE Agreements, on March 2, 2019. The VIE agreements consist of (i) exclusive technology consulting services agreement (the “Service Agreement”) which allows WFOE to receive substantially all of the economic benefits from the VIE; (ii) equity pledge agreements, pursuant to which, each shareholder of the VIE pledged all of their equity interests in Meiwu Shenzhen to WFOE as collateral to guarantee the performance of Meiwu Shenzhen to pay the service fee under the Service Agreement; (iii) exclusive purchase rights agreement, which provide WFOE with an exclusive option to purchase all or part of the equity interests in and/or assets of the VIE when and to the extent permitted by PRC laws, and (iv) proxy agreements, pursuant to which each shareholder of the VIE has authorized WFOE to exercise all of their rights as shareholders of the VIE.

Through the VIE Agreements among WFOE, the VIE, and the VIE’s shareholders, we are deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIE for accounting purposes only and must consolidate the VIE because it met the conditions under U.S. GAAP to consolidate the VIE.

Each of the VIE Agreements is described in detail below:

Exclusive Technology Consulting Services Agreement

Pursuant to the Services Agreement by and between Meiwu Shenzhen and WFOE, WFOE provides Meiwu Shenzhen with technical and consulting services for which WFOE collects a service fee each month based on the following formula: the balance after subtracting accumulated losses, actual operating costs, retention of operating capital and taxes that have been paid from our income.

Meiwu Shenzhen has recorded a monthly loss from January 1, 2021 through December 31, 2023. Its after-tax monthly balance has been negative and consequently, no service fees had been paid over to WFOE.

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Legend: 10,000 (RMB)

	Cumulative Income	Cumulative Cost	Cumulative Loss	Cumulative Operating Capital Retention	Income Tax Payable	Service Fee

January 2021	2,189.60	1,669.64	531.38	-	-	-11.42

February 2021	3,640.45	2,978.21	665.81	-	-	-3.57

March 2021	4,203.04	3,269.96	937.65	-	-	-4.58

April 2021	5,088.36	4,053.12	1,161.08	-	-	-125.84

May 2021	6,175.29	5,056.71	1,359.76	-	-	-241.18

June 2021	6,837.28	5,663.22	1,605.09	-	-	-431.03

July 2021	7,409.07	6,138.97	1,773.19	-	-	-503.09

August 2021	7,631.95	6,297.58	1,906.88	-	-	-572.50

September 2021	7,903.16	6,501.44	2,060.69	-	-	-658.96

October 2021	8,175.68	6,676.60	2,183.83	-	-	-684.75

November 2021	8,590.89	6,943.84	2,304.53	-	-	-657.48

December 2021	9,022.84	7,242.42	2,790.54	-	-	-1,010.13

January 2022	172.91	138.93	89.23	-	-	-55.25
			-
February 2022	490.95	378.77	158.83	-	-	-46.65
			-
March 2022	590.54	460.52	245.17	-	-	-115.15
			-
April 2022	624.93	486.78	363.45	-	-	-225.30
			-
May 2022	735.10	571.45	659.88	-	-	-496.23
			-
June 2022	832.23	648.30	802.35	-	-	-618.42
			-
July 2022	915.69	707.21	904.38	-	-	-695.90
			-
August 2022	979.21	749.99	994.72	-	-	-765.50
			-
September 2022	1,045.52	797.08	1,101.00	-	-	-852.56
			-
October 2022	1,083.92	825.32	1,208.06	-	-	-949.46
			-
November 2022	1,120.19	852.68	1,309.53	-	-	-1,042.02
			-
December 2022	1,160.57	882.50	1,469.69	-	-	-1,191.62

January 2023	43.46	35.78	76.26	-	-	-68.59

February 2023	89.91	70.18	147.88	-	-	-128.16

March 2023	139.51	102.80	162.16	-	-	-125.45

April 2023	289.99	145.14	265.23	-	-	-120.38

May 2023	344.79	168.51	389.03	-	-	-212.75

June 2023	416.32	199.22	441.66	-	-	-224.57

July 2023	442.63	210.16	492.55	-	-	-260.08

August 2023	454.44	214.29	545.46	-	-	-305.31

September 2023	586.94	241.78	632.51	-	-	-287.34

October 2023	634.09	260.14	686.42	-	-	-312.47

November 2023	706.60	283.85	739.14	-	-	-316.40

December 2023	747.53	298.17	796.47			-347.10

Unless otherwise provided in this Service Agreement or separately agreed upon by WFOE and Meiwu Shenzhen, the term of this Services Agreement is ten (10) years, effective from March 2, 2019.

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Equity Pledge Agreement

Pursuant to the Equity Pledge Agreement by and among WFOE and the shareholders of the VIE, the shareholders of the VIE pledged all of their equity interests in Meiwu Shenzhen to WFOE as collateral to guarantee the performance of Meiwu Shenzhen to pay the service fee under the Service Agreement. The pledge shall be effective upon recording of such pledged equity interests on Meiwu Shenzhen’s register of shareholders and registration with the competent government authorities, and shall expire two (2) years after the expiry date of term for the performance of all obligations under the Service Agreement.

Under the terms of the agreement, in the event Meiwu Shenzhen or its shareholders breach(es) its/their respective contractual obligations under the Service Agreement, WFOE is entitled to enforce its rights as pledgee including without limitation, transferring such equity interests to itself or its designee, auction, sale or other means of disposition of the equity interests as permitted under law.

Exclusive Purchase Rights Agreement

Pursuant to the Exclusive Purchase Rights Agreement by and among WFOE, shareholders of the VIE and Meiwu Shenzhen, each of the VIE’s shareholders irrevocably and unconditionally grant WFOE an exclusive option, to the extent permitted by PRC laws, to purchase all or partial equity interests of Meiwu Shenzhen at any time. In the event WFOE exercises said option, the purchase price of the equity interests shall be either (1) the amount of the paid-in capital contribution to the registered capital of Meiwu Shenzhen in proportion to the Equity Interests; or (2) the then lowest price allowed by the PRC laws and regulations, whichever is lower, unless the then applicable PRC laws and regulations require an appraisal of the Equity Interest or impose other restrictions in respect of the price of the Equity Interest.

Under the Exclusive Purchase Rights Agreement, WFOE is entitled to assign all of its rights and obligations under this agreement to any third party when necessary by written notice, without any consent from Meiwu Shenzhen and shareholders of the VIE. Meiwu Shenzhen and the shareholders of the VIE, however, shall not assign their rights and obligations under this agreement to any third party without the prior written consent of WFOE.

Pursuant to the PRC laws and regulations and the terms and conditions of this Exclusive Purchase Rights Agreement, WFOE and/or its designated party may exercise this exclusive option by serving written notice upon each of the shareholders of the VIE. WFOE has the sole and absolute right to determine the time, method and frequency when exercising such option.

Proxy Agreement

Under the Proxy Agreement, each shareholder of the VIE has authorized WFOE or its designated person (“Proxy”) to exercise all of their rights as shareholders including attending and voting at a general meeting of equity interest holders of Meiwu Shenzhen, appointing the Chairman, directors, general manager and other senior management personnel of Meiwu Shenzhen, and sign the shareholders’ resolutions and any other relevant documents. Additionally, the shareholders of the VIE confirmed that the Proxy may exercise such rights under this Proxy Agreement without their consent and they will provide assistance to the Proxy in the exercise of such rights. They further confirmed that they shall be liable for all the legal consequences arising out of or in connection with the exercise of such authorized rights by the Proxy.

Selected Condensed Consolidated Financial Schedule of Meiwu Technology Company Limited, its subsidiaries, and the VIE

The following tables present selected condensed consolidated financial data of Meiwu Technology Company Limited. and its subsidiaries and VIE for the fiscal years ended December 31, 2023, 2022, and 2021, and balance sheet data as of December 31, 2023 and 2022, which have been derived from our audited consolidated financial statements for those years.

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SELECTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS

	For the year ended December 31, 2021
USD	Meiwu Technology Company Limited	WOFE	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Revenue	-	-	-	12,258,451	-	12,258,451
Cost of revenue	-	-	-	9,418,606	-	9,418,606
Net Loss	(557,055)	(531)	-	(1,099,792)	539,792	(1,117,586)
Comprehensive Loss	(557,055)	(525)	-	(697,525)	539,792	(715,313)

	For the year ended December 31, 2022
USD	Meiwu Technology Company Limited	WOFE	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Revenue	-	-	9,239,819	1,738,752	-	10,978,571
Cost of revenue	-	-	8,494,105	1,309,778	-	9,803,883
Net (Loss) Income	(778,038)	68,944	(525,212)	(2,695,110)	(7,290,435)	(11,219,851)
Comprehensive (Loss) Income	(778,038)	67,297	(512,438)	(4,241,837)	(7,290,435)	(12,755,451)

	For the year ended December 31, 2023
USD	Meiwu Technology Company Limited	WOFE	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Revenue	-	-	8,520,183	2,457,246	-	10,977,429
Cost of revenue	-	-	7,647,158	747,206	-	8,394,364
Net (Loss) Income	(423,651)	50,419	(6,768,231)	(1,435,993)	(7,735,249)	(16,312,705)
Comprehensive (Loss) Income	(423,651)	50,419	(7,083,642)	(1,281,837)	(8,245,895)	(16,984,607)

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SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31, 2022
USD	Meiwu Technology Company Limited	WOFE	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Cash and cash equivalents	30,541	23,566,668	16,149	103,410	-	23,716,768
Intercompany receivables	27,338,377	(23,497,941)	724,932	-	(4,565,368)	-
Total current assets	27,368,918	68,944	5,427,601	702,484	(3,693,757)	29,874,190
Investment in subsidiaries	15,132,000	-	-	-	(15,132,000)	-
Total assets	42,500,918	68,944	5,430,916	1,225,345	(11,230,482)	37,995,641
Total liabilities	4,171,650	2,177	5,085,393	6,490,346	2,189,860	17,939,426
Total shareholders’ equity	38,329,268	66,767	345,523	(5,265,001)	(13,420,342)	20,056,215
Total liabilities and shareholders’ equity	42,500,918	68,944	5,430,916	1,225,345	(11,230,482)	37,995,641

	As of December 31, 2023
USD	Meiwu Technology Company Limited	WOFE	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Cash, cash equivalents and restricted cash	1,834	16,042,628	7,241	10,344	-	16,062,047
Intercompany receivables	24,260,905	7,605,741	-	467,243	(32,333,889)	-
Total current assets	26,514,524	117,262	3,575,004	485,789	(10,303,826)	20,388,753
Investment in subsidiaries	14,298,487	-	-	-	(14,298,487)	-
Total assets	26,514,524	117,262	3,580,353	675,966	(10,303,826)	20,584,279
Total liabilities	4,271,817	2,117	9,994,615	7,222,803	(9,922,980)	11,568,372
Total shareholders’ equity	22,242,707	115,145	(6,414,262)	(6,546,837)	(380,846)	9,015,907
Total liabilities and shareholders’ equity	26,514,524	117,262	3,580,353	675,966	(10,303,826)	20,584,279

SELECTED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2021
USD	Meiwu Technology Company Limited	WOFE	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Net cash provided by (used in) operating activities	(732,159)	1,565	-	(8,500,703)	539,791	(8,691,506)
Net cash provided by (used in) investing activities	26,500,000	-	-	(81,197)	-	26,418,803
Net cash provided by (used in) financing activities	(26,072,596)	26,500,000	-	1,826,612	(1,140,737)	1,113,279

	For the year ended December 31, 2022
USD	Meiwu Technology Company Limited	WOFE	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Net cash provided by (used in) operating activities	(1,384,162)	68,944	(296,608)	238,434	(4,148,948)	(5,522,340)
Net cash used in investing activities	-	-	(25,916)	-	-	(25,916)
Net cash provided by (used in) financing activities	3,041,019	(743,052)	(1,653,349)	(856,123)	3,089,005	2,877,500

	For the year ended December 31, 2023
USD	Meiwu Technology Company Limited	WOFE	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Net cash used in operating activities	(189,397)	(6,869,587)	(4,676)	(199,661)	(159,518)	(7,422,839)
Net cash used in investing activities	-	-	(3,794)	(1,745)	-	(5,539)
Net cash provided by financing activities	161,487	-	-	111,051	4,256	276,794

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Recent Financing Transactions

Notes Offering in 2022

On April 28, 2022, the Company entered into a certain securities purchase agreement (the “SPA”) with five “accredited investors” (the “Purchasers”) as defined in Rule 501(a) of Regulation D as promulgated under the Securities Act, pursuant to which the Company agreed to sell to such Purchasers unsecured convertible notes with an aggregate principal amount of $5,500,000 (the “Notes”) and accompanying warrants (the “Warrants”) to purchase an aggregate of 10,000,000 ordinary shares of the Company (the “2022 Notes Offering”). The Notes bear an interest of 10% per annum and a maturity date of 18 months from the date of issuance. The Warrants are exercisable immediately upon the date of issuance, have an initial exercise price of $0.60 and expire twenty-four months from the date of issuance. The gross proceeds to the Company from the Offering were US$5 million.

On May 30, 2023, the Company and the five Purchasers entered into amendments to the Notes (the “Amendments”) to revise the Floor Price, as defined in the Notes issued on April 28, 2022, to each of the Note Holders. Pursuant to the Amendment, the Floor Price was changed from $0.30 to $0.10.

As amended, each of the Notes include an original issue discount along with $4,000.00 for Purchasers’ fees, costs and other transaction expenses incurred in connection with the purchase and sale of the Notes. The Company may prepay all or a portion of the Notes at any time by paying 120% of the outstanding balance elected for pre-payment. Each of the Purchasers can convert his or her Note at any time after the six-month anniversary of the issuance date at a conversion price of the lower of (i) $0.50 or (ii) 80% of the lowest daily volume-weighted average price in the 20 trading days prior to the date on which the conversion price is measured (the “Market Price”). In addition, the Purchasers agreed that in any given calendar week (being from Sunday to Saturday of that week), the number of Ordinary Shares sold by it in the open market will not be more than fifteen percent (15%) of the weekly trading volume for the Ordinary Shares during such week.

The Notes, the Ordinary Shares underlying the Notes, the Warrants, and Ordinary Shares issuable upon exercise of the Warrants, are exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D.

The proceeds of this 2022 Notes Offering were used for working capital and general corporate purposes. As of the date of this prospectus, the Notes issued in the 2022 Notes Offering were all fully converted.

Notes Offering in 2024

On May 17, 2024, the Company entered into a securities purchase agreement with three unaffiliated investors (each, an “Investor”, collectively, the “Investors”), pursuant to which, the Company agreed to issue a convertible note (each, a “Note”, collectively, the “Notes”) with 10% original issuance discount (the “OID”) to each Investor (the “2024 Notes Offering”). The Company received gross proceeds of $1,000,000, before any expenses, as the aggregate purchase price of the three Notes.

Each of the Notes bears interest at a rate of 10% per annum compounding daily. All outstanding principal and accrued interest on the Notes will become due and payable eighteen (18) months after the issuance date. Each of the Note includes an original issue discount that equals 10% of the purchase price. The Company may prepay all or a portion of the Notes at any time by paying 120% of the outstanding balance elected for pre-payment. Each of the Investor can convert his or her Note at any time after the six-month anniversary of the issuance date at a per share conversion price that is equal to the lower of (i) $0.50 or (ii) 80% of the lowest daily volume-weighted average price of the Company’s Ordinary Shares, in the 20 trading days prior to the date on which the conversion price is measured (the “Market Price”).

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The Company issued the Notes and closed this 2024 Notes Offering on May 17, 2024. The issuance of the Notes and the Ordinary Shares underlying the Notes were exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D. The proceeds of this 2024 Notes Offering were used for working capital and general corporate purposes.

Reverse Split in 2023

On February 7, 2023, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC indicating that the Company was not in compliance with Nasdaq Rule 5450(a)(1) (the “Bid Price Rule”), as the closing bid price for the Company’s Ordinary Shares had been below $1.00 per share for the last 30 consecutive business days.

In accordance with the Nasdaq Listing Rules, the Company was provided an initial period of 180 calendar days, or until August 7, 2023, to regain compliance with the Bid Price Rule. The Company has not regained compliance with the Bid Price Rule.

On August 9, 2023, Nasdaq notified the Company that it was eligible for an additional 180 calendar day period, or until February 5, 2024, to regain compliance with the Bid Price Rule.

On November 27, 2023, the Company’s Board has approved a 1-for-35 reverse split of its Ordinary Shares. The Ordinary Shares started trading on a split-adjusted basis when the market opened on December 20, 2023. Each shareholder received one new Ordinary Share of the Company for every thirty-five Ordinary Shares they hold. Any fractional shares that would have resulted because of the reverse split were rounded up to the nearest whole share.

Impacts of COVID-19

In March 2020, the World Health Organization declared COVID-19 to be a pandemic. For the years ended December 31, 2022 and 2021, our sales decreased by 81% and 45% compared to sales of last year, the transportation was shut down in some cities, including Shenzhen, where our suppliers and the VIE are located, due to COVID-19. It caused the supply of food products became more difficulty. In addition, the restaurant business was adversely affected due to the temporary lockdown and was stopped in 2022. In early December 2022, China announced a nationwide loosening of its zero-COVID policy, and the country may face a wave in infections after the lifting of these restrictions. The impact of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

●	the supply chain of our products and our ability to fulfill orders;
●	our ability to source available labor and materials to renovate and retrofit our restaurants;
●	any restrictions on restaurants will also impact our expansion plans and revenue especially if indoor dining capacity is severely curtailed;
●	the curtailment of any in-person marketing, advertising and meetings;
●	the global stock markets have experienced, and may continue to experience, significant decline from the COVID-19 outbreak.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time. For a detailed description of the risks associated with the novel coronavirus, see “Risk Factors - Risks Related to Our Business and Industry - We are exposed to the risks of an economic recession, credit and capital markets volatility and economic and financial crisis as a result of the COVID-19 virus pandemic, which could adversely affect the demand for our products, our business operations and expansion plans and our ability to mitigate its impact and provide timely information to our investors and the SEC.”

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Business overview

We are a British Virgin Islands company incorporated on December 4, 2018. We do not have material operation and we and conduct our business in China through the VIE and its subsidiaries. We currently have two business lines, one is the SMS business, operated by Code Beating; another is the online and mobile commerce for food products, operated by Meiwu Shenzhen and its subsidiaries. The SMS business is operated by Code Beating. For the years ended December 31, 2023, SMS business generated 77.1% of our total revenue, and the online and mobile commerce business generated 22.9% of our total revenue. For the years ended December 31, 2022, SMS business generated 80.5% of our total revenue, and the online and mobile commerce business generated 19.5% of our total revenue. For the years ended December 31, 2021, the online and mobile commerce business generated 99.0% of our total revenue.

The Company is aiming to launch its functional skincare business. The Company has taken preliminary steps in developing this business including entry into certain trademark transfer agreements to acquire trademarks “MQIANS”, “Chunran”, “秘莳”, and “纯然时代” “艾姝俪Aishuli”, “后小白HOUXIAOBAI” and “施华舒SHIHUASHU, entry into cooperation agreement with certain research institutions for product development, entry into letter of intents with distributors, and hiring of scientific research personnel.

SMS Business

Code Beating operates a SMS platform to send customized content to terminal customers. Code Beating is a mobile information service provider. Code Beating relies on a systematic service process and independently developed business platform to provide customers with secure, effective, and timely mobile information services through the integration of communication resources of telecom operators. Enterprise SMS is currently the main business form of Code Beating. Code Beating utilizes its accumulated system development technology and business understanding based on customers’ industry to provide professional enterprise SMS services to customers.

Code Beating mainly provides customers with a complete set of services around enterprise SMS through various forms such as customized system development, enterprise instant messaging platform, application programming interface (“API”) system docking , etc., including early debugging and opening of customer and Code Beating platform docking, maintenance and upgrading of customer SMS operation system, and solving problems such as delay in SMS transmission, ensuring smooth and fast SMS transmission. At the same time, Code Beating takes auditing information security and optimizing customer experience as its responsibility. SMS in China is regulated pursuant to the Regulations on the Management of Communication Short Message Services issued by the Ministry of Industry and Information Technology of PRC, to ensure that various enterprise SMS messages, including information verification, user notifications, member reminders, and marketing promotion, can be safely and effectively delivered to information recipients.

We mainly provide SMS services for small and medium-sized Internet enterprises. As of December 31, 2023 and 2022, we had an active customer base of 15 and 12 enterprises, respectively. Our various sales and marketing efforts have played a critical role in customer acquisition and retention. Our sales and marketing team is generally responsible for contacting prospective customers, renewing existing subscriptions, and maintaining customer relationships. Leveraging their sales expertise, thorough knowledge of our business and dedication to customer support, our sales and marketing team focuses primarily on small and medium-sized Internet enterprises with communications requirements.

Our SMS service can also be readily integrated into our customers’ business systems and applications, allowing them to send instantaneous authentication codes, marketing messages, text notifications and other forms of messages as needed to a large number of their customers. Characterized by quality and stability, our messaging modules are capable of initiating bulk outbound text messaging to up to millions of end customers with low latency and high delivery rate. Prompted by the emergence of 5G technology, we are also actively exploring opportunities in the field of 5G-based rich communications suite to support more communications format with our messaging modules. We believe our messaging modules can significantly improve the effectiveness of our customers’ marketing and customer service activities.

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E-Commerce for Food Products

We sell a myriad of food products on our Website. We do not grow, foster or manufacture any food products and all the food products sold on our Website are from our suppliers. We do not sell genetically modified food. We are committed to providing our customers with safe, high-quality, nutritious, tasty and non-genetically modified food products through our portfolio of trusted and well-known suppliers. Optimizing our Website and real-time data, we are able to respond to and match supply with demand for food products in keeping with consumer trends.

Food safety, product quality and sustainability are our core values. The food products/commodities sold on our Website are broadly categorized into (i) Green Food, (ii) Organic Food, (iii) intangible cultural heritage food products (“ICH Products”) (iv) agricultural products bearing geographical indications (“Agri GI Products”) and (v) Pollution-Free Products (genetically modified products excepted).

As of December 31, 2023, the portfolio of food products sold on our Website comprises 17.4% Organic Food (510 products), 6.1% Green Food (179 products), 8.8% Agri GI Products (259 products), and 67.7% of other food products (including non-genetically modified Pollution-Free Products) (1,987 products). As of December 31, 2022, the portfolio of food products sold on our Website comprises 17.6% Organic Food (473 products), 6.2% Green Food (168 products), 8.6% Agri GI Products (231 products), and 67.6% of other food products (including non-genetically modified Pollution-Free Products) (1,821 products). The mix of food products sold on our Website is ever-changing, depending on food quality and safety, market demand, and customer preferences.

In response to the impact of COVID-19, we planned to open franchise experience stores throughout China instead of the franchise restaurants. At the meantime, we have refined our restaurant model into a “community experience store” model to include better product experience, customer service, product/brand display and promotions. This will, we hope, lay the foundation of an offline supply chain system in the future. The experience stores are terminal base stations that they can attract customers, offer our food products for customers to experience and sells our products.

We retained the project of Zhishigu experience stores and opened new offline Zhishigu community health service stations, mainly concentrated in the local residential community, introducing nutrition supplements and dietary plans, and selling food products that we offer on the Website to the community residents. As of December 31, 2023, we have launched 19 Zhishigu experience stores and 6 Zhishigu community health service stations. Experience stores and community service stations are mainly distributed in Shaanxi, Heilongjiang, Shandong, Xinjiang, Jiangsu, Sichuan, Yunnan, Guangxi, Fujian, Hebei and other places. Our present experience store model (which is subject to further refinement) allows the grantees use the Zhishigu brand and full set of visual identity images to operate the products of our online platform.

We generate revenue from the sale of food products/commodities on our Website, which includes custom pre-sales of food products/commodities such as crops. We also have another source of income from our restaurants before they were refined.

For fiscal year ended December 31, 2022, our total revenue was $10,978,571, comprising $2,144,218 from online sales of food products on our Website, and $8,834,353 from SMS.

We received an ICP license for value-added Internet information services on December 21, 2018. As we only sell food products that we have purchased from suppliers on the Website instead of operating an online marketplace which matches third party sellers and buyers, we are legally not required under Chinese law to obtain an ICP license. We have, however, obtained an ICP license just to preserve the option to run the aforementioned online marketplace in the future. The ICP license is a permit issued by the Chinese Ministry of Industry and Information Technology to permit China-based websites to operate in China.

On September 16, 2019, Meiwu Shenzhen joined the International Federation of Organic Agriculture Movements (“IFOAM”). IFOAM, founded in 1972, is the only international umbrella organization for the organic world, uniting a diverse range of stakeholders contributing to the organic vision, having affiliates in more than 120 countries. It works towards true sustainability in agriculture, from the field, through the value chain to the consumer. From building awareness among the public and advocating for sustainable policy, to building capacity and facilitating the transition of farmers to organic agriculture, IFOAM aims to strengthen the organic movement and lead it forwards. (Source: https://www.ifoam.bio/en/about-us). According to IFOAM, organic agriculture is based on the principles of heath, ecology, fairness and care, and by joining IFOAM, we inherit the above principles and are committed to providing superior safe, healthy, and sustainable food products.

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Our Website

We launched our Website (www.wnw108.com) in June 2018 to function as an online retail store of quality “clean” food products and commodities We maintain an account on WeChat, a PRC multi-purpose messaging, social medial and mobile payment app (ID: AITAwnw), where one may also access our Website.

As of December 31, 2023, we had over 739,208 registered users on our online sales platform, of which approximately 7,891 are monthly active users.

“Registered users” are customers who have entered and registered themselves on our Website (including through our WeChat account and app). “Active users” refer to registered users who have placed an order on our Website within the last 180 days and have made a successful purchase. Our users are not required to pay any monthly or annual fees.

Sale of Food Products on our Website

Only registered users are allowed to purchase food products and commodities from our Website. Prospective purchasers accept a User Agreement when they register themselves and open an account with us. Similarly, our pre-screened suppliers are required to subscribe to the terms of a WNW108.com Self-Operated E-Commerce Cooperation Agreement as part of our qualification process.

As of December 31, 2023, the portfolio of food products sold on our Website comprises 17.4% Organic Food (510 products), 6.1% Green Food (179 products), 8.8% Agri GI Products (259 products), and 67.7% of other food products (including non-genetically modified Pollution-Free Products) (1,987 products). As of December 31, 2022, the portfolio of food products sold on our Website comprises 17.6% Organic Food (473 products), 6.2% Green Food (168 products), 8.6% Agri GI Products (231 products), and 67.6% of other food products (including non-genetically modified Pollution-Free Products) (1,821 products).

Some examples of our food products in each category are:

Organic Food - Yangxian Black Rice, Baiyinxile Organic Flour, Frog Sound Organic Grain Flour, etc.;

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Green Food - Monk Head Flour, Snowy Field Cilantro Seed Oil and Fuzhiyuan Fragrant Rice;

Agri GI Products - Hengshan Goat Meat; Dangshan Pears, Fuping Persimmons etc.;

ICH Products - Xinyuan Premium Sausages, Fan Old Wine, Fengyu Hundred Year Old Oil Workshop Pure Balm etc.; and

Pollution-free Products - Huoshanyan Rice, Jinhuakui Noodle, Fuzhiyuan Rice, Tangjixiang Flour etc.

Approximately 11% of our products are exclusive to our Website (including our private labeled wines), approximately 89% are available on other e-commerce platforms for purchase and the remainder of our portfolio may be obtained from a myriad of other sources, for example, brick and mortar stores.

Our Website lists our food products and offers an image and description of each product, including that product’s inventory, number of that product sold, origin and delivery terms. Registered purchasers are able to buy our products by simply clicking a “purchase” button on Website. Most purchasers opt to pay for their order simultaneously through a mobile payment app, such as WeChat Mobile Pay and Alipay.

Once payment is made, an order is generated and the supplier is notified of the order simultaneously. The order is then fulfilled by the supplier on our behalf within 24 hours (or 48 hours for special orders such as bulk sale orders). Our suppliers typically utilize the services of third party couriers, such as SF Express, Yunda Express, Zhongtong Express and China Post to ship the orders.

Our customers have one (1) day from the day of delivery to inspect perishable goods and seven (7) days for non-perishables. Within this period of inspection, they have the opportunity to raise any deficiency claims in quality or quantity which will be rectified by the relevant supplier upon verification of such claim by our customer service agents. If the supplier fails to rectify the deficiency, we will refund the customer the full price of the order. The customer is deemed to have accepted the goods after the inspection period and our Website will automatically close out the order(s). We will then arrange payment to the supplier in accordance with the supplier’s billing cycle.

Presently, we generate revenue from the sale of food products/commodities on our Website, which includes custom pre-sales of food products/commodities such as crops. For example rice is a very popular product and some customers may prefer to purchase fresh rice instead of rice that has been grown and stored for a while. With our pre-ordering service, our customers can contact us and pre-order a quantity of rice typically at a discount off the usual list price. The payment arrangement with suppliers, however, is different when it comes to our pre-ordering service. After a pre-order is made, the customer will make full payment to us through the aforementioned services. In the second half of 2020, we started generating revenue from offline sales as well were we primarily sold our meat and vegetables products to enterprise customers. In 2022, due to the impact of COVID-2019, we stopped the sales offline.

Upon receipt the payment, we will pay 50% as a first installment to the supplier. Once the rice is harvested, we will pay 30% to the supplier and upon delivery and acceptance of the rice by the customer after the aforementioned inspection period, we will pay the balance to the supplier. An interesting aspect of such pre-orders is that customers are able to monitor the stages of growth of certain crops grown specially for them through our Website and even view these crops in real-time through cameras installed by the farmers. Presently customers are only able to pre-order crops although we are considering expanding our offering to livestock as well.

Our Suppliers

We source our suppliers through multiple channels: (i) from our own research through Search Engine Optimization (“SEO”) and outreach, (ii) through referrals from our present customers, (iii) direct referrals from our local food co-operatives and service centers and finally (iv) through meeting them at our food expos.

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By far, our most reliable source of finding new suppliers of quality products has been through referrals from our existing customers. Customers who register and open an account with us on our Website are given the option to register themselves as our official “search agents”.

An agent typically initiates a referral by contacting one of our local service centers. The agent will usually provide a description of the supplier, the supplier’s contacts and product samples. The relevant local service center will then review the information and evaluate the potential market for the recommended food product.

The local service center will conduct due diligence on the supplier, which may include among other things, a site visit to the supplier’s farms, manufacturing and packing facilities and inspection of the supplier’s certifications and licenses. They will also assist in negotiating the selling prices of the food products from the supplier to us, recommend the listing/resale prices of the food products on our Website as well as determine the geographical regions in which the products may be shipped to. As compensation for the center’s assistance, we will pay it a three percent (3%) commission on the sale of all that supplier’s food products on our Website.

Once we have reviewed the report from the local service center, we will conduct our own due diligence and market research on the prospective supplier’s food products. In some instances, the search agent may make a referral directly with us and in that case, we will do our own due diligence with no involvement from the local service center. In that regard, we would typically request a sample of the food product and request certain qualification documents from the food supplier, such as its business license, tax registration certificate, trademark registrations, product quality reports, custom reports and certificates of inspection and quarantine. We have our own in-house examination team to run tests on the samples to determine if they comply with national standards for Green Food, Organic Food etc.

Once we are satisfied and have determined the marketability of the food products, we will negotiate and enter into a WNW108.com Self-Operated E-Commerce Cooperation Agreement with the supplier to supply food products to us for resale on our Website.

No one supplier accounts for more than 10% of our purchase for online sales in fiscal years 2021, 2022 and 2023.

Our Customers

No customer accounts for more than 10% of our revenue for online sales in fiscal years 2021, 2022 and 2023. Prospective purchasers are required to register with us and open an account on our Website by accepting a User Agreement. Our customers are typically middle-income couples and are referred to us by other registered users through word of mouth or through our own marketing efforts.

Each registered user possesses a unique QR code. A new customer will be asked to identify his/her referrer (registered user) by scanning that referrer’s unique QR code and if identified, the referrer will earn a commission on all orders placed by that new customer.

Experience Stores

As of December 31, 2023, we have launched 19 Zhishigu experience stores and 6 Zhishigu community health service stations. Experience stores and community service stations that across 8 provinces in China, including Shaanxi, Heilongjiang, Shandong, Xinjiang, Jiangsu, Sichuan, Yunnan and Guangxi and we have signed a Cooperation Agreement on Experience Stores with each of them. The role of experience stores are terminal base stations that they can attract customers, offer our food products for customers to experience and sells our products.

In response to the impact of COVID-19, we planned to open franchise experience stores throughout China instead of the franchise restaurants. At the meantime, we have refined our restaurant model into a “community experience store” model to include better product experience, customer service, product/brand display and promotions. The customers can go to experience stores to feel about the food products personally and order it in our online platform. When they scan the QR code of the experience stores, they can become members of the stores. This will, we hope, lay the foundation of an offline supply chain system in the future.

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The experience store is located in the middle and high-end community, and its main functions are products spread, food experience, sales diversion, distribution, warehousing and brand promotion. Our present experience store model (which is subject to further refinement) allows the grantees use the Zhishigu brand and full set of visual identity images to operate the products of our online platform. We pay the sales commissions to grantees according to our market policy. The grantees who signed the Cooperation Agreement on experience stores with us should operate independently and be responsible for its own profits and losses. Each experience store is staffed with at least three personnel: a business leader, a financial officer and a community owner.

Restaurants

Before the COVID-19 outbreak, we have sub-leased 5,812 square feet (539.98 square meter) at Rooms C106, C107, C108, C109, C110, C111, C112 on Hangcheng Street, Hourui No.2 Industrial District, Zhichuang Juzhen Industrial Park, Bao’an District, Shenzhen and soft-launched our first restaurant there. We also provide a grocery section for onsite purchases of our food products. This restaurant offers us the opportunity for management system testing, dish product research and personnel training. Additionally, we are constantly assessing the effectiveness of various marketing promotions and initiatives.

As the uncertainty surrounding the COVID-19 outbreak, there is a possibility that our restaurants can not let the customers to eat in the hall. It would be an adversely affect the operation and development of our restaurants. We began to sell our food online through Meituan APP. The customers selected the food and ordered it on Meituan APP, our restaurants prepared the foods and then the Meituan Riders would take the food and deliver it to customers.

In response to the impact of COVID-19, we have refined our restaurant model into a “community experience store” model to include better product experience, customer service, product/brand display and promotions. Some of our restaurants transferred as the experience stores and others end the cooperation with us. Until the year end of 2021, all of our restaurants ended operation. On December 21, 2021, we signed the rental withdrawal agreement with Shenzhen Zhichuang Matrix Technology Co., Ltd to early terminate the lease term of Rooms C106, C107, C108, C109, C110, C111, C112 on Hangcheng Street, Hourui No.2 Industrial District, Zhichuang Juzhen Industrial Park, Bao’an District, Shenzhen. And then, our first restaurants closed.

As of December 31, 2023, we have sub-leased 1,545.04 square meter at Room 1601, 1602 and 1603 on Building C, Shenye Century Industrial Center, No. 743 Zhoushi Road, Hangcheng Street, Bao’an District, Shenzhen. We also opened a sample operation room and introduced some food processing equipment, providing us with conditions for food research and personnel training.

Seasonality

We experience seasonality in our business, reflecting seasonal fluctuations in food production during different times of the year. For example, we generally experience fewer transactions on our Website during national holidays in China such as the Chinese New Year which usually occurs during the first quarter of each year. Food suppliers usually have limited food inventory between the winter and spring, and more during summer and autumn, and this directly translates to fluctuations in the prices of the food products.

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Cybersecurity

The Cybersecurity Law, as adopted by the National People’s Congress on November 7, 2016, has come into force on June 1, 2017. Regarded as the fundamental law in the area of cybersecurity in China, the Cybersecurity Law regulates network operators and others from the following perspectives: the principle of Cyberspace sovereignty, security obligations of network operators and providers of network products and services, protection of personal information, protection of critical information infrastructure, data use and cross-border transfer, network interoperability and standardization. Network operators shall, according to the requirements of the rules for graded protection of cybersecurity, fulfill security protection obligations, so as to ensure that the network is free from interference, damage or unauthorized access, and prevent network data from being divulged, stolen or falsified. In addition, any network operator to collect personal information shall follow the principles of legitimacy, rationality and necessity and shall not collect or use any personal information without due authorization of the person whose personal information is collected. Each individual is entitled to require a network operator to delete his or her personal information if he or she finds that collection and use of such information by such operator violate the laws, administrative regulations or the agreement by and between such network operator and such individual; and is entitled to require any network operator to make corrections if he or she finds errors in such information collected and stored by such network operator. Such network operator shall take measures to delete the information or correct the error.

On December 28, 2021, the CAC and other 12 regulatory authorities jointly revised and promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022 and replaced the Measures for Cybersecurity Review promulgated in 2020. The Cybersecurity Review Measures stipulates that (1) critical information infrastructure operators purchasing network products and services and network platform operators carrying out data processing activities, which affect or may affect national security, are subject to the cybersecurity review by the Cybersecurity Review Office, and (2) network platform operators holding personal information of more than one million users seeking for listing in a foreign country must apply for the cybersecurity review. In addition, the relevant PRC governmental authorities may conduct a cybersecurity review against the operators if the authorities believe that network products, services or data processing activities of such operators affect or may affect national security.

The SCNPC promulgated the PRC Data Security Law on June 10, 2021, which came into effect on September 1, 2021. According to the PRC Data Security Law, data collection shall be conducted in a legitimate and proper manner, while theft or illegal collection of data shall be prohibited. In addition, enterprises conducting data processing activities shall establish and improve their data security management systems, organize data security trainings and adopt corresponding technical measures and other necessary measures to guard data security. The State shall establish a data security system to administer data protection at different levels and by different categories, and impose specific compliance obligations on processors of important data, including specifying the person and institution of data security protection responsibilities, conducting regular risk assessment, fulfilling the regulatory requirements for transmitting important data overseas. Any organization or individual carrying out data processing activities that violates the PRC Data Security Law shall bear the corresponding civil, administrative or criminal liability depending on specific circumstances. Where the national core data management system is violated, which endangers national sovereignty, security, and development interests, the relevant competent authority shall impose a fine ranging from RMB2 million to RMB10 million, and order suspension of the related business, suspension of business for rectification, revocation of the related business permit or business license according to the circumstance.

On November 14, 2021, the CAC issued the Draft Cyber Data Security Regulations, which provides that data processors conducting the following activities shall apply for cybersecurity review: (1) merger, reorganization or separation of internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests that affect or may affect national security, (2) data processors that process personal information of over one million users and that intend to list abroad; (3) listing in Hong Kong which affects or may affect national security; (4) other data processing activities that affect or may affect national security. The processors of important data or data processors who are listed overseas shall conduct data security assessments by themselves or by entrusted data security service agencies every year, and submit the data security assessment report of the previous year to the local branch of CAC before January 31 of each year.

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Privacy groups and government bodies have increasingly scrutinized the ways in which companies link personal identities and data associated with particular users with data collected through the internet, and we expect such scrutiny to continue to increase. We have adopted policies, procedures and guidelines to comply with these laws and regulations and protect the personal privacy of our customers and the security of their data. Our board of directors has general oversight power over cybersecurity issues and delegates the daily supervision responsibility to our chief executive officer, Mr. Xinliang Zhang. The head of our IT department directly reports cybersecurity status to Mr. Zhang, and in case of a cybersecurity incident, Mr. Zhang will report the incident to our board of directors to take appropriate and timely measures in response to the incident. See “Risk Factors-Risks Relating to Our Business and Industry-Our business generates and processes a large amount of data, which subjects us to governmental regulations and other legal obligations related to privacy, information security and data protection. Any improper use or disclosure of such data by us, our employees or our business partners could subject us to significant reputational, financial, legal and operational consequences.”

Planned Functional Skincare Business

The management has decided to implement a strategic transition in the Company’s business to expand into the sales of functional skincare products and is aiming to launch this functional skincare business in the second quarter of 2025.   The Company has taken preliminary steps in developing this business, including acquisition of trademarks, entry into cooperation agreement with a research company, entry into letters of intent with four distributors, and hiring of two skincare product engineers. As of the date of this prospectus, we entered into certain trademark transfer agreements to acquire trademarks of “MQIANS”, “Chunran”, “秘莳”, and “纯然时代” from Guangzhou Meixing Health Information Group Co., Ltd. (“Guangzhou Meixin”); and trademarks “艾姝俪Aishuli”, “后小白HOUXIAOBAI” and “施华舒SHIHUASHU” from Guangzhou Shiji Shengxin Biotechnology Co., Ltd, (“Guangzhou Shengxin”).

We will enter into agreements with research institutions or companies to jointly develop new functional skincare products with market competitiveness through the sharing of resources, technology, and expertise. We will be responsible for the expenses of the research and development and providing market information; and the research institutions or companies will be responsible for product development, including but not limited to formula development, trial production, testing, and market preparation. We will acquire the ownership of the formulas once the revenue generated from the products with such formula reach a certain threshold amount agreed between us and the research institutions or companies.

We have entered into letters of intent with four distributors, pursuant to which the Company authorizes each distributor as the exclusive distributor in four different provinces in China. The letters of intent are valid for one year starting on January 1, 2025 and include minimum sales targets. If these targets are not met within the year, the Company reserves the right to terminate the letter. If the annual order amount reaches RMB 8 million, the Company will grant that distributor an additional 3% commission on the total amount paid by the distributor for orders. If the annual order amount reaches 12 million RMB or more, the Company will grant that distributor an additional 2% commission on the total amount paid by the distributor for orders.

Our functional skincare business will feature a comprehensive online ecosystem with stable supply chain for our functional skincare products. This will include upstream product research and development of the skincare products, midstream distributor support and training, and downstream franchisee partnerships for functional skincare stores. We connect three key groups: stores, professionals in functional skincare, and consumers. Our services encompass technical training in functional skincare, sales training, and product offerings.

Manufacture

We plan to engage third-party manufacturers to produce our products. The engagement will specify that the third-party manufacturers engaged by us shall be responsible for the comprehensive manufacturing of the products includes, but is not limited to, the sourcing of product ingredients, the development of product formulation, and the procurement of raw materials, and should also be responsible for coordinating and organizing the production and assembly other parties, and delivering complete sets of boxed products. The manufactures should conduct internal inspections to ensure that each batch of products meets national standards.

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Sales and Marketing

We plan to sell our products to the distributors at a wholesale price with a discount for repurchase. We anticipate that our revenues of the functional skincare business will mainly consist of (i) wholesale purchase price and (ii) training fees, which we will charge for the training workshops where experienced distributors and professionals in the skincare industry teach about the customer development skills, sales strategies and instructions for using our functional skincare products.

Our sales and marketing strategy focuses on in person launch events to facilitate business development and attract new distributors and partners. These events will primarily target second- and third-tier cities within China. Our marketing efforts will be tailored to address the specific needs and opportunities in these targeted cities, ensuring that our approach resonates with local market dynamics and maximizes our outreach.

These in person launch events will serve as a key component of our business development promotion strategy. By organizing these events in various cities, we aim to build brand awareness, engage directly with potential distributors and skincare professionals, and showcase our product offerings in an impactful and personalized manner.

Research and Development

Our company is aiming to be dedicated to advancing the skincare industry through strategic research and development. We plan to enhance our R&D capabilities with the two following approaches.

Firstly, we plan to enter into cooperation agreements with third parties to develop functional skincare formulations. The standard form of cooperation agreements will provide that, the third party engaged by us shall be responsible for the comprehensive work on product research and development includes, but is not limited to, formula development, trial production, testing, and market preparation. We will provide the funds for the research and development of the formula throughout the whole process. Secondly, we are considering possible acquisition of certain research institutions to have our in-house product development department. This will allow us to bring a dedicated team of experts and researchers in-house, providing greater control over the development process and facilitating the creation of cutting-edge skincare products.

These strategies are aimed at ensuring our product offerings remain at the forefront of the industry, leveraging both external partnerships and internal resources to drive innovation and address the evolving needs of our customers.

Competitive Advantages

We believe we will be able to possess robust capabilities throughout the supply chain of our functional skincare business. First, we plan to cooperate with company with expertise in formula development and recruit experienced professionals for our product research and development. We will also work with credible third party manufactures to deliver high-quality offerings. Second, we aim to establish a network of distributor for our functional skincare products, focusing in the second and third tier cities in China. Third, we also plan to provide support and training for our distributors, as well as staff in beauty and skincare stores to enhance their ability to effectively market and showcase our products.

We believe the above mentioned advantages will strengthen our position in the market and supports our goal of delivering high-quality products to the customers.

Growth Strategies

We plan to expand our partnership with research institutions to develop new functional skincare formulas and products. We also seek to develop a network of distributors in the second and third tier cities in China, then organically develop new channels of distribution and new sales relationships across the country.

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Competition

We will face competition from both established multinational and domestic brands, as well as from smaller niche players in the PRC market and the global beauty sector. Notable competitors such as Winona, Pechoin, and Chando, each with franchisees nationwide, will continue to present significant challenges. These competitors are expected to maintain their advantages due to their longer operating histories, higher market shares, and established brand recognition, which may affect our ability to gain visibility and credibility among consumers.

Furthermore, larger and more established companies will likely benefit from economies of scale, enabling them to produce goods at lower costs per unit. This cost advantage will pose pricing challenges for us, making it difficult to compete on price while ensuring profitability.

We plan to differentiate ourselves through perceived value by focusing on factors such as pricing and innovation, product efficacy, customer service, promotional activities, advertising, special events, new product introductions, e-commerce initiatives, and direct sales. However, predicting the timing, scale, and effectiveness of our competitors’ future strategies, as well as the impact of new market entrants, will remain a challenge.

Seasonality

We do not expect that our functional skincare business will be subject to seasonal variations.

Employees

As of the date of this prospectus, we have a total of 46 employees, located in Shenzhen, Xiamen, Dalian and Chenzhou, China. The following table sets forth breakdown of our employees by function:

Function	Number of Employees	% of Total
General Manager’s Office	9	19.6%
Financial center	8	17.4%
Human resources and administrative personnel	5	10.9%
Products department	4	8.7%
Operating department	12	26.1%
Marketing department	6	13.0%
Customer service department	2	4.3%

As required by regulations in China, we participate in various employee social security plans that are organized by local governments, including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing insurance. We are required under Chinese law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time.

Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We believe that we maintain a good working relationship with our employees and to date, we have not experienced any significant labor disputes.

Leases

As of December 31, 2023, our headquarters and executive offices are located in Shenzhen, China and consist of approximately 1,545.04 square meters of office space under one sub-lease.

On February 23, 2022, Shenzhen Bao’an Industrial Investment Group Co., Ltd (“Bao’an Industrial Investment”) entered a lease with Meiwu Shenzhen to lease our executive offices to us for a lease term from March 1, 2022 to February 28, 2025, at a monthly net rent of RMB49,743.65 (approximately, $7,802) for the period from March 1, 2022 to February 28, 2023, a monthly net rent of RMB52,230.83 (approximately, $8,192) for the period from March 1, 2023 to February 29, 2024 and a monthly net rent of RMB54,844.64 (approximately, $8,602) for the period from March 1, 2024 to February 28, 2025.

On May 27, 2022, Shenzhen Bao’an Industrial Investment Group Co., Ltd (“Bao’an Industrial Investment”) entered a lease with Meiwu Shenzhen to lease our executive offices to us for a lease term from June 1, 2022 to February 28, 2025, at a monthly net rent of RMB35,233.55(approximately, $5,109) for the period from June 1, 2022 to May 31, 2023, a monthly net rent of RMB36,995.23 (approximately, $5,364) for the period from June 1, 2023 to May 31, 2024 and a monthly net rent of RMB38,846.59 (approximately, $5,633) for the period from June 1, 2024 to February 28, 2025.

Facility	Address	Space (m2)
Headquarters/Executive Offices	1602, Building C, Shenye Century Industrial Center, No. 743 Zhoushi Road, Hangcheng Street, Bao’an District, Shenzhen, China	904
Headquarters/Executive Offices	1601, Building C, Shenye Century Industrial Center, No. 743 Zhoushi Road, Hangcheng Street, Bao’an District, Shenzhen, China	464
Headquarters/Executive Offices	1603, Building C, Shenye Century Industrial Center, No. 743 Zhoushi Road, Hangcheng Street, Bao’an District, Shenzhen, China	177

Regulations

Regulations Relating to Cosmetic Products

Pursuant to the Regulations Concerning the Hygiene Supervision over Cosmetics Products (the “Hygiene Regulations”), which was promulgated by the former MOH on November 13, 1989 and most recently amended on March 2, 2019, cosmetic products are divided into special purpose cosmetic products and non-special purpose cosmetic products. Cosmetics Supervision and Administration Regulation (“Supervision Regulations”) was promulgated by the State Council on June 16, 2020, and became effective on January 1, 2021, which replaced the Hygiene Regulations. Compared with the Hygiene Regulations, the Supervision Regulations and its implementation rules (including Measures for the Administration of the Registration and Record Filing of Cosmetics, which was promulgated by the SAMR on January 7, 2021 and became effective on May 1, 2021) clarify or amend certain provisions including without limitation the follows:

(i)	Responsibilities of the different parties in the operation of cosmetics. The Supervision Regulations for the first time introduce the concepts of registrant and record-filing applicant of cosmetics. The applicant for registration or record-filing of cosmetics shall undertake the main responsibilities for the quality, safety and effectiveness claims of cosmetics. Specifically, an applicant for registration or record-filing of cosmetics shall be responsible for the registration or record-filing before sale of such cosmetics, the monitoring of adverse reactions, the evaluation and reporting, product risk control and recall, and safety re-evaluation of the products and raw materials after sale of such cosmetics to ensure quality and safety of the registered/filed products. In addition, the claims for the effectiveness of all types of cosmetics shall be supported by sufficient scientific basis and an extract of the papers, research data or product evaluation material on which such effectiveness is claimed to be based shall be made public on websites designated by the regulatory authority. An applicant registering or record-filing the record for cosmetics shall be subject to the supervision of the NMPA.

(ii)	Categories of cosmetics. Cosmetics are divided into special cosmetics and ordinary cosmetics, instead of special purpose cosmetic products and non-special purpose cosmetic products. Special cosmetics refer to products for hair coloring, hair perming, freckle removal and skin whitening, sunscreen, and hair loss prevention as well as those purporting to have new functions and effects, such as antioxidant, blue light protection, anti-pollution, pH balance, antiperspirant, and sweat control. Ordinary cosmetics refer to cosmetics other than special cosmetics. The NMPA implements registration management for special cosmetics and record-filing management for ordinary cosmetics. Special cosmetics may not be produced and imported unless they have been registered with the NMPA. Domestic ordinary cosmetics shall be filed with the provincial drug regulatory authority where the record-filing applicant is located before going on sales.

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(iii)	Production of cosmetics. In case of entrusting a third party to manufacture, a registrant or record-filing applicant of cosmetics shall entrust an entity that has obtained corresponding cosmetics manufacturing license and supervise the manufacture.

Violations of the Supervision Regulations will result in different penalties ranging from fines (fixed range or, in cases of severe violations, based on the values of the illegally manufactured goods), confiscation of raw materials, products illegally manufactured or sold and illegally obtained gains, revoking licenses, and suspension of business. Furthermore, pursuant to the Supervision Regulations, the responsible individual shall be subject to an industry operation banning period for five or ten years or even criminal liability.

Pursuant to the Provisions for Supervision and Administration of Manufacturing and Marketing of Cosmetics, which was promulgated by the State Administration for Market Regulation on August 2, 2021, and became effective on January 1, 2022, and other applicable laws, to engage in manufacturing of cosmetics, the Cosmetics Manufacturing

License shall be obtained in accordance with the law. If the registrant or the record-filing entity of cosmetics entrusts manufacturing of cosmetics, it shall entrust one that has obtained the manufacturing license for the relevant cosmetics. The contract manufacturer shall have the corresponding manufacturing conditions.

According to the Good Manufacturing Practice for Cosmetics, which was issued on January 6, 2022 and became effective on July 1, 2022, applicants and appointed manufacturers shall establish a production quality management system in accordance with the requirements to ensure the continuous and stable production of cosmetics that meet the relevant quality and safety requirements.

The Provisions on the Supervision and Administration of Enterprises’ Implementation of Primary Responsibilities for Cosmetics Quality and Safety, “Supervision Provisions”) was promulgated by the NMPA on December 29, 2022 and became effective from March 1, 2023. The Supervision Provisions emphasize that, a registrant or record-filing applicant, commissioned manufacturing enterprises of cosmetics shall be responsible for the quality, safety and effectiveness claims of cosmetics and shall manage the quality, safety of cosmetics registered or filed by them in the whole process from the research, development, production, and operation of cosmetics. Furthermore, the legal representative of the registrant, record-filing applicant and commissioned manufacturing enterprises of cosmetics shall be fully responsible for the quality and safety work of cosmetics.

According to the Measures for the Administration of Cosmetic Labels, which was issued on May 31, 2021 and became effective on May 1, 2022, the smallest sales unit of cosmetics shall be labeled. The labels shall comply with the requirements of the relevant laws, administrative regulations, departmental rules, compulsory national standards and technical specifications. The contents of the labels shall be lawful, authentic, complete, accurate and consistent with the relevant contents registered or filed.

Regulations Relating to Franchising Operations

The Administrative Regulations on Commercial Franchise Operations, or the Franchising Regulations, was promulgated by the State Counsel on February 6, 2007, effective from May 1, 2007, under which a franchisor shall have a well-established operation model, be able to provide the franchisee with long-term management guidance, technical support, business training and other services, and have at least two directly operated stores and have undertaken the business for more than a year.

Pursuant to the Franchising Regulations, a franchising contract shall include but not be limited to the following terms: the basic information of the franchisor and franchisees, the term of the contract, the type, amount and payment(s) of the franchising fees, the specific content of operation guidance, technical supports and business training as well as the method for providing the same, the quality requirements and quality control measures, the marketing and advertisements arrangements, the consumer protection and indemnification, the change, cancelation or termination of the contract, the breach of the contract, and the dispute resolution, which shall all be put in writing. Moreover, according to the Franchising Regulations, the franchisee shall be allowed to unilaterally cancel the franchising contract within a certain period of time; the franchising term, unless the franchisee otherwise agrees, shall be no less than three years (renewals are excluded); the purpose and refund conditions and means of the fees paid by the franchisee to the franchisor in advance of the establishment of the franchising contract shall be clarified in writing; the usage of publicity and promotion fees paid by the franchisee to the franchisor shall be disclosed to the franchisee in a timely manner; the franchisee may not transfer the franchise rights to a third party without the consent of the franchisor; and the franchisor shall report the information about the conclusion of franchise contracts in the previous year to the competent commerce authority in the first quarter of each year. In addition to the Franchising Regulations, the MOFCOM has also promulgated two implementing regulations: the Administrative Measures for Archival Filing of Commercial Franchises, effective on May 1, 2007, amended on December 12, 2011, December 29, 2023 and came into effect on the same date; and the Administrative Measures on Information Disclosure Requirements for Commercial Franchises, which was promulgated on April 30, 2007 and was then amended on February 23, 2012 and came into effect on April 1, 2012. The above two implementing regulations, together with the Franchising Regulations form the basic legal framework for the regulation of the PRC franchise operations.

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Description of Property

Intellectual Property

The PRC has domestic laws for the protection of rights in copyrights, trademarks and trade secrets. The PRC is also a signatory to all of the world’s major intellectual property conventions, including:

●	Convention establishing the World Intellectual Property Organization (June 3, 1980);

●	Paris Convention for the Protection of Industrial Property (March 19, 1985);

●	Patent Cooperation Treaty (January 1, 1994); and

●	Agreement on Trade-Related Aspects of Intellectual Property Rights (November 11, 2001).

The PRC Trademark Law, adopted in 1982 and revised in 2013, with its implementation rules adopted in 2014, protects registered trademarks. The Trademark Office of the State Administration of Industry and Commerce of the PRC, handles trademark registrations and grants trademark registrations for a term of ten years.

Our business is dependent on a combination of trademarks, copyrights, domain names, trade names, trade secrets and other proprietary rights, in order to protect our intellectual property rights. As of the date of this prospectus, we have 88 registered trademarks in different categories and 29 registered computer software copyrights in the People’s Republic of China.

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Trademarks

Trademark	Registration Number	Date	Classes**
	22377947	February 7, 2018	9
	22378573	February 7, 2018	33
	22378615	February 7, 2018	35
	22378926	February 7, 2018	36
	22378982	February 7, 2018	41
	22379208	February 7, 2018	42
	38082135	December 28, 2019	3
	38066556	December 28, 2019	16
	38083372	December 28, 2019	21
	38066558	December 28, 2019	45
	38082143	December 28, 2019	24
	38100052	December 28, 2019	21
	38108508	December 28, 2019	45
	38100056	December 28, 2019	39
	38095790	December 28, 2019	41
	38095795	December 28, 2019	29
	38087302	December 28, 2019	20
	38105330	December 28, 2019	16
	38108512	December 28, 2019	24
	38100047	December 28, 2019	30
	38083366	January 7, 2020	38
	39539112	March 14, 2020	36
	39519229	February 28, 2020	38

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39527140	March 14, 2020	41
39528541	March 14, 2020	35
39519230	February 28, 2020	9
39539116	April 21, 2020	42
39528510	March 14, 2020	38
39525718	February 28, 2020	42
39543180	February 28, 2020	9
39523173	February 28, 2020	43
39533247	February 28, 2020	36
39528511	February 28, 2020	41
39533246	February 28, 2020	35
39543168	February 28, 2020	43
39521725	February 28, 2020	35
38108505	March 7, 2020	42
38117208	January 7, 2020	20
38103755	January 7, 2020	35
38095791	January 14, 2020	43
38098780	February 7, 2020	3
38095793	January 14, 2020	38
38105325	January 7, 2020	31
38103752	January 7, 2020	33
38118406	April 14, 2020	32

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40258409	May 28, 2020	40
40245204	May 28, 2020	30
40237843	March 28, 2020	33
40237845	May 28, 2020	29
40253004	April 7, 2020	39
40245203	April 7, 2020	34
40982791	May 7, 2020	41
40971171	April 28, 2020	9
40986464	May 7, 2020	38
40982790	May 7, 2020	35
40995740	May 7, 2020	16
49885220	April 28, 2020	43
50529065	July 28, 2021	39
50522827	August 7, 2021	43
63057609	February 7, 2023	35
63083751	September 7, 2023	42
63062317	September 7, 2023	43
63072951	November 21, 2022	29
63107992	October 7, 2022	18
63108002	October 7, 2022	20
63099697	September 21, 2023	29
63100146	October 7, 2022	7

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63114690	October 7, 2022	24
63101393	October 7, 2022	19
63095562	February 7, 2023	32
63107041	September 7, 2023	43
63112232	October 7, 2022	21
63093490	October 7, 2022	14
63100071	October 7, 2022	3
63095522	October 7, 2022	16
63101371	October 7, 2022	8
67245371	June 28, 2023	35
67240366	June 28, 2023	42
67252503	April 21, 2023	32
67240434	April 14, 2023	30
67252184	April 21, 2023	43
67256383	June 28, 2023	42
67252177	April 28, 2023	43
67229924	May 7, 2023	32
67244080	April 28, 2023	30
67229959	June 28, 2023	35
68737292	October 7, 2023	35
68733989	October 7, 2023	42

** Classes

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Class 3

Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

Class 7

Machines and machine tools; motors and engines (excluding those used for land vehicles); machine couplings and transmission components (excluding those used in land vehicles); non manual agricultural equipment; Incubators; vending machines.

Class 8

Hand tools and tools (manual); knives, forks, and spoons for tableware; carrying weapons; razor.

Class 9

Scientific, nautical, surveying, photographic, cinematographic, optical, weighing, measuring, signaling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus and instruments for conducting, switching, transforming, accumulating, regulating or controlling electricity; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; compact discs, DVDs and other digital recording media; mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment, computers; computer software; fire-extinguishing apparatus.

Class 14

Precious metals and their alloys; jewelry, gemstones and semi-precious stones; clocks and timing instruments.

Class 16

Paper, cardboard and goods made from these materials, not included in other classes; printed matter; bookbinding material; photographs; stationery; adhesives for stationery or household purposes; artists’ materials; paint brushes; typewriters and office requisites (except furniture); instructional and teaching material (except apparatus); plastic materials for packaging (not included in other classes); playing cards; printers’ type; printing blocks.

Class 18

Leather and artificial leather; animal skin; luggage and backpack; umbrellas and parasols; cane; whips, harnesses, and saddles; animal collars, belts, and clothing.

Class 19

Non metallic building materials; non metallic hard pipes for construction purposes; tar, asphalt; mobile non-metallic buildings; a non-metallic monument.

Class 20

Furniture, mirrors, picture frames; goods (not included in other classes) of wood, cork, reed, cane, wicker, horn, bone, ivory, whalebone, shell, amber, mother-of-pearl, meerschaum and substitutes for all these materials, or of plastics.

Class 21

Household or kitchen utensils and containers (not of precious metal or coated therewith); combs and sponges; brushes (except paint brushes); brush-making materials; articles for cleaning purposes; steel wool; un-worked or semi-worked glass (except glass used in building); glassware, porcelain and earthenware not included in other classes.

Class 24

Textiles and textile goods, not included in other classes; bed and table covers.

Class 29

Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats.

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Class 30

Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

Class 31

Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt.

Class 32

Beers; mineral and aerated waters and other nonalcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Class 33

Alcoholic beverages (except beers).

Class 34

Tobacco; cigarette sets; matches.

Class 35

Advertising; business management; business administration; office functions.

Class 36

Instalment loans; capital investment; financial loans; financial evaluation (insurance, banking, real estate); financial service; financial management; mortgage loan; financial analysis; financial consultation; fund investment.

Class 38

Telecommunications.

Class 39

Transport; packaging and storage of goods; travel arrangement.

Class 40

Material handling.

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Class 41

Education; providing of training; entertainment; sporting and cultural activities.

Class 42

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; computer programming; installation, maintenance and repair of computer software; computer consultancy services; design, drawing and commissioned writing for the compilation of web sites; creating, maintaining and hosting the web sites of others; design services.

Class 43

Services for providing food and drink; temporary accommodations.

Class 45

Personal and social services rendered by others to meet the needs of individuals; security services for the protection of property and individuals.

Software Copyright

We currently have 29 registered computer software copyrights in the PRC as of the date of this prospectus. Set forth below is a detailed description of these copyrights.

Country	Name of Work	Date of First Publication and Date of Registration	Registration Number	Type
Mainland China	Wunong Platform Quotation System V1.0	June 24, 2017 August 15, 2018	2018SR649627	Computer Software

Mainland China	Wunong Sales Management System V1.0	June 22, 2018 August 15, 2018	2018SR651515	Computer Software

Mainland China	Wunong Technology Yunji Procurement System V1.0	June 24, 2017 August 15, 2018	2018SR649646	Computer Software

Mainland China	Wunong Platform Product Examination Standard System V1.0	June 22, 2018 August 15, 2018	2018SR650544	Computer Software

Mainland China	Wunong E-Commerce Platform V1.0	June 24, 2017 August 15, 2018	2018SR649636	Computer Software

Mainland China	Wunong Platform Voice Call System V1.0	November 21, 2016 August 15, 2018	2018SR649600	Computer Software

Mainland China	Wunong Platform Inquiry System V1.0	November 21, 2016 August 15, 2018	2018SR649620	Computer Software

Mainland China	Wunong Platform Online Live Chat System V1.0	November 21, 2016 August 15, 2018	2018SR649621	Computer Software

Mainland China	Wunong Platform Online Live Broadcasting System V1.0	June 22, 2018 August 15, 2018	2018SR650643	Computer Software

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Country	Name of Work	Date of First Publication and Date of Registration	Registration Number	Type
Mainland China	Wunong Retrospective Product System V1.0	June 22, 2018 August 15, 2018	2018SR650533	Computer Software

Mainland China	Wunong Platform Group Booking System V1.0	October 28, 2018 January 11, 2019	2019SR0037847	Computer Software

Mainland China	Wunong Platform Large Group Booking System V1.0	November 5, 2018 January 11, 2019	2019SR0037840	Computer Software

Mainland China	Wunong Platform Product Auditing System V1.0	October 9, 2018 January 11, 2019	2019SR0038276	Computer Software

Mainland China	Wunong Platform Merchants-Settled System V1.0	June 8, 2018 January 11, 2019	2019SR0038292	Computer Software

Mainland China	Wunong Platform Product Marketing System V1.0	September 25, 2018 January 11, 2019	2019SR0038285	Computer Software

Mainland China	Integrated Management System Of E-commerce Platform For Small Program V1.0	August 6, 2019 December 2, 2019	2019SR1261451	Computer Software

Mainland China	Warehouse Management System Based On Network Cloud V1.0	May 8, 2019 December 2, 2019	2019SR1261227	Computer Software

Mainland China	Merchant Automatic Order Settlement Management System Based On C2F V1.0	October 30, 2019 December 2, 2019	2019SR1261201	Computer Software

Mainland China	Multi Order Digital Interactive Cloud Warehouse Order Distribution System V1.0	March 4, 2019 December 2, 2019	2019SR1261219	Computer Software

Mainland China	Wunong Net Shopping Mall System V1.0	Unpublished November 22, 2019	2019SR1189533	Computer Software

Mainland China	Cloud Store Operation Management System Based On Digital Community V1.0	November 15, 2018 December 2, 2019	2019SR1261210	Computer Software

Mainland China	Wunong Net Data Management System V1.0	December 21, 2020 February 24, 2021	2021SR0292190	Computer Software

Mainland China	Wunong Net Online Work Order System V1.0	December 13, 2020 February 24, 2021	2021SR0292191	Computer Software

Mainland China	Wunong Net Visitor Management System V1.0	November 26, 2020 February 24, 2021	2021SR0292062	Computer Software

Mainland China	Wunong Net Inventory Management System V1.0	December 2, 2020 February 24, 2021	2021SR0292099	Computer Software

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Country	Name of Work	Date of First Publication and Date of Registration	Registration Number	Type
Mainland China	Wunong Net Big Data Recommendation System V1.0	April 15, 2020 February 25, 2021	2021SR0301292	Computer Software

Mainland China	Wunong Net Mall Seckill Software V1.0	August 12, 2020 February 25, 2021	2021SR0301568	Computer Software

Mainland China	Wunong Net Investment Management System V1.0	June 18, 2020 February 25, 2021	2021SR0301583	Computer Software

Mainland China	Wunong Net Document Management System V1.0	November 9, 2020 February 26, 2021	2021SR0306783	Computer Software

Competitive Strengths

We believe that the following strengths have contributed to our success and are differentiating factors that set us apart from our peers.

● Innovative platform focusing on providing verified “clean” food products. We believe that our focus on providing our customers with one-stop access to licensed food producers by selling Green Food, Organic Food, ICH Products, Agri GI Products and Pollution-free Products (genetically modified products excepted) merges the potential of this multi-billion dollar industry with growing consumer e-shopping preference for “clean” food products. With our Website, we are able to span across geographic regions and connect with buyers and suppliers from different regions.

● Nation-wide sales network. We have established a strong client base and our food suppliers are directly working with their distributors to ship food products to our customers throughout China. As of December 31, 2023, we had over 739,208 registered users on our online sales platform, of which approximately 7,891 of them are monthly active users. We also have established cooperation relationships with 19 Zhishigu experience stores and 6 Zhishigu community health service stations located in in Shaanxi, Heilongjiang, Shandong, Xinjiang, Jiangsu, Sichuan, Yunnan, Guangxi, Fujian, Hebei and other places..

● Experienced and committed management team. We have an experienced management team, where most of our members have more than 10 years of experience in marketing and/or management. The management team’s experience has provided them with the skills and expertise that are essential in approaching and selecting licensed food product suppliers, and dealing with our local service centers, food search agents and customers. In addition, we also have an experienced food examination team specialized in testing the quality of the food, assuring our customers that the food offered by us is clean, healthy and high quality.

● Cross- fertilization of business segments. With access to quality food products, we are able to expand our offering to our restaurant business, which we plan to roll out through franchisees throughout China. Not only will customers be able to pre-order our products to cook at our restaurants, they will also be able to purchase food products at the grocery section of each restaurant.

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● Pre-ordering service. We provide our customers with a pre-ordering service to pre-order food products specially grown and cultivated for them. Pre-ordering has grown in popularity recently as it connects our customers with suppliers who grow authentic and fresh food products for them. In addition, pre-ordering reflects the market demand of a more discerning and affluent customer and avoids blind production of food products. We believe the safety and quality of pre-ordered food products and the predictability of delivery of these products are particularly attractive to our customers. Our customers are able to participate in the cultivation of the food products by actively overseeing the growth stages via real-time cameras installed by the suppliers.

Our Growth Strategies

The key elements of our strategy to grow our business are to:

● Cultivating our “Zhishigu 108” brand name. In order to distinguish ourselves, we plan to launch 108 premium products under our own “Zhishigu 108” brand name co-branded with the suppliers’ brand names. These products will not only be specially selected and curated by us based on customer data and feedback and be exclusive to our Website, they will also be competitively priced and superior in quality. We will supervise the production of the food products and participate in the design of their packaging and delivery. We plan to launch the “Zhishigu 108” products in a campaign with a compelling concept and pitch.

● Building a grassroots e-commerce distribution system. We plan to work with our local service centers to recruit, train and install more store managers to promote our Website and products at these service centers.

● Enhance our ability to attract, incentivize and retain talented professionals. We believe our success greatly depends on our ability to attract, incentivize and retain talented professionals. With a view to maintaining and improving our competitive advantage in the market, we plan to implement a series of initiatives to attract additional and retain mid- to high-level personnel, including formulating a market-oriented employee compensation structure and implementing a standardized multi-level performance review mechanism.

● Expand our customer base through online and offline marketing activities. We have launched a sales platform on one of the most popular Chinese messaging applications, WeChat, through which our customers can shop for our food products on their phones as well as learn about our latest promotions. Our customers can easily recommend us to their friends and families by sharing us on WeChat.

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Social Media

We believe that social media will be the engine that fuels our next stage of growth. The increase in sales of our food products is directly related to the increase in new customers and consequently, product consumption. We believe that new customers are often swayed by social media messages of the benefits of consuming our food products and the ease of obtaining these products by ordering them from our Website. As such we have made a concerted effort to utilize social media to increase awareness of our Company and its offerings.

We use information technology to track operations-related data indicators, including but not limited to daily, weekly and monthly sales, new registered users, new user orders and amounts, number of active users and their orders, single product sales amounts and sales performance rankings, etc. Such information is however discrete and localized and not used to assess our performance as a whole.

Acquisition Strategy

The scope of our growth strategy could be greatly enhanced through the acquisitions of other businesses to build an integrated group and consequently, improving our supply chain. We will focus on quality enterprises both upstream and downstream in the chain of supply but will prioritize upstream suppliers so that we are assured of dependable quality supplies. Presently, we have targeted three potential targets for acquisition are in active negotiation with the existing suppliers of Huoshanyan Rice, Yangxian Black Rice and Jinhuakui Noodle. We have however not entered into any Memorandum Of Understandings, Letters Of Intents or agreements regarding these potential acquisitions yet and intend to acquire these targets by issuing shares. Accordingly, we do not anticipate utilizing any proceedings from the Offering for the acquisitions. We have not identified any downstream acquisitions yet but our profile of a downstream acquisition target would be one engaged in agricultural product sales with a large customer base. An acquisition of such a target would greatly boost the number of users of our Website.

Competition

We believe the following companies may be our competitors:

●	Miss Fresh, founded in 2014, is a mobile e-commerce startup in China that delivers fresh produce in 20 cities in China. Miss Fresh is operating an online-only B2C (Business-to-Consumer) business model. Users can place an order through the Miss Fresh app and the goods will be delivered within one hour. Instead of focusing on brick-and-mortars supermarkets, it has more than 1,500 warehouse locations chosen via big-data selection, saving on labor and operating costs. After its last round of fundraising, Miss Fresh claimed that they were planning to build 10,000 front-warehouses in 100 cities, reaching more than 100 million families. (Source: https://equalocean.com/retail/20190618-will-miss-fresh-be-freshen-up-with-a-new-round-of-fundraising).

●	Yimutian, founded in 2011, is an operator of an online agricultural products trading platform with B2B (Business-Business) business mode. Yimutian’s platform allows small businesses and individuals to trade agricultural products such as crops, livestock, agricultural supplies and etc., on its online trading system. It also provides data analysis services to present information and trends in the agricultural world, allowing users to make educated decisions. (Source: https://pitchbook.com/profiles/company/280744-48).

●	Meicai, founded in 2014, is a developer of an online fresh food aggregator platform designed to connect farmers and restaurants. Its platform cuts out the middlemen by allowing customers including businesses and restaurants to order directly from the farms, enabling framers to sell vegetables directly to restaurants easily. (Source: https://pitchbook.com/profiles/company/119360-26 (Source: https://www.bloomberg.com/news/articles/2019-07-10/tencent-backed-meicai-is-said-to-seek-at-least-500-million).

●	Cnhnb.com is a B2B e-commerce platform jointly launched by the Ministry of Agriculture, Chinese Academy of Sciences, and Hunan Huinong Technology Co. Ltd. This online platform is designed to serve rural users and widen sales channels for agricultural products by covering six agricultural categories, including fruit and vegetable cultivation, aquaculture, garden horticulture, non-staple food specialty and agricultural material supply. Cnhnb.com launched two apps - “Dianjiaqin” and “Huinongbao”. The “Dianjiaqin” app has a buyer edition, which is designed to provide services such as easy-to-use mobile shopping, daily information and community-based social services, and a seller edition, which is designed to provide services such as a mobile phone store, consumer attractions, network marketing, member management and marketing support. “Huinongbao” app is designed to benefit farmers across the country by allowing them to view industry news, market dynamics and transaction progress at any time whenever they want. (Source: Internet + and Electronic Business in China by Qiongwei Ye and Baojun Ma).

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Emerging Growth Company Status

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act enacted on April 5, 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” and “say-when-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. Under the JOBS Act, we will remain an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1.235 billion or more;
●	the last day of the fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares;
●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or
●	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934 (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

The JOBS Act also provides that an emerging growth company may utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. However, we are choosing to “opt out” of such extended transition period, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

INDUSTRY

Background to the SMS Service Industry in China

Enterprise SMS, as the main form of mobile information services, has the characteristics of convenience, stability, and reliability. With the vigorous development of mobile Internet, enterprise short messages have become the main channel for enterprises to manage customers, communicate with customers, and serve customers by virtue of the characteristics of accurate touch, high penetration, and low cost, bringing a large number of instant communication needs for the mobile information service market, including short messages such as dynamic verification codes, notification alerts, and member marketing. According to the 2023 Communication Industry Statistics Bulletin released by the Ministry of Industry and Information Technology, the national mobile SMS business volume decreased by 0.3% compared to the previous year, and the mobile SMS business revenue decreased by 0.7% compared to the previous year. The duration of mobile phone calls nationwide is 2.24 trillion minutes, a decrease of 2.7% compared to the previous year.

As an information bridge between people, connecting online and offline, the application proportion of instant messaging in scenarios such as SMS verification code and information push is increasing significantly with the continuous growth of the Internet industry. The development of mobile Internet has created new growth space for mobile Internet technology and information services. With the rapid development of the Internet, it has now become a key industry that affects China’s economic and social development and changes people’s lifestyle. In 2023, mobile Internet access traffic will reach 301.5 billion GB, an increase of 15.2% over the previous year. By the end of 2023, mobile Internet users had reached 1.517 billion, with a net increase of 63.16 million. The annual average monthly mobile Internet traffic (DOU) reached 16.85GB/household/month, an increase of 10.9% over the previous year; In December 2023, the DOU reached 18.93GB/household, an increase of 2.75GB/household compared to the end of last year.

Background to the Food Retail Industry in China and Our Food Products

The food retail market in China is highly fragmented both online and offline and will be the next frontier for e-commerce in China, according to a report released by Bloomberg Intelligence.

The Bloomberg Intelligence report opined that the presence of China’s internet innovators in this space will likely spur industry consolidation over the next 10 years and that grocery was a natural area of growth because there were more opportunities to grow in a relatively small market (Source: http://www.xinhuanet.com/english/2018-12/01/c_137642997.htm).

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Supporting this growth, mobile-payment transactions are expected to surge to about 1,270 trillion yuan in 2027 from 120 trillion yuan last year, based on consultancy iResearch and Bloomberg Intelligence’s analysis. In cloud-computing businesses, Alibaba and Tencent were expanding quickly for support, with revenue growth about triple-digit percentages. However, both companies were still at the early stages of global expansion, according to the report.

Green Food

According to an article titled “Green Food in China” by John Paull, “Green Food” is a Chinese eco-certification scheme for food. It certifies both the production process and the outcome. Green Food is produced with a controlled and reduced use of pesticides, together with a testing regime for pesticide residues. There is a contrast between Green Food, which is a certification of both production and outcome, and organic certification, which is a certification of production process alone.

For production of Green Food, four environmental criteria, need to be met:

1. “Area should meet the highest grade of air standards in China”;

2. “Heavy metal residues are restricted in irrigation, water and soil (tests for mercury, cadmium, arsenic, lead, chrome, etc.)”;

3. “Processing water must meet the National Drinking Water Standard”;

4. “Chemical applications are restricted and regulated, and some of the most poisonous pesticides and herbicides are banned”

Certified Green Food bears the Green Food logo which is a green circular graphic of a stylized bud accompanied by “Green Food” text, below or to the right of the graphic, in Chinese, or in Chinese and English.

(Source: John Paull, The Fenner School of Environment and Society, Australian National University, “Green Food in China”)

Article 9 of the Measures for the Administration of Green Food Logos (2012) [Revised] provides that products bearing the Green Food logo must comply with the Food Safety Law of the People’s Republic of China, the Agricultural Product Quality Safety Law of the People’s Republic of China and other laws and administrative regulations, fall under the scope approved by the Trademark Bureau of the State Administration for Industry and Commerce, and must meet the following conditions:

1.	the production site environment of products or product raw materials meet the environmental quality standards for green food production sites;
2.	pesticides, fertilizers, feeds, veterinary drugs and other inputs comply with the rules on the use of green food inputs;
3.	product quality meets the quality standards for green food products; and
4.	the packaging and storage meet the standards for the packaging and storage of green food.

The China Green Food Development Center (“CGFDC”), established under the jurisdiction of the Ministry of Agriculture and Rural Affairs of the People’s Republic of China in November 1992, is a specialized agency in China, in charge of Green Food logo licensing, organic agricultural products certification, Agri GI Products registration and protection, and local pollution-free agricultural products certification. The CGFDC joined the International Federation of Organic Agriculture Movements (“IFOAM”) in 1993. It is headquartered in Beijing, where its general office and divisions of logo management, authentication, sci-tech and standards, planning and finance, and international cooperation are located. Currently, the CGFDC has set up 42 local food regulatory agencies, commissioned 38 quality inspection agencies, and 71 green food producing environmental monitoring branches. (Source: https://en.wikipedia.org/wiki/China_Green_Food_Development_Center).

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Green Food covers agricultural and forestry products, livestock and poultry, aquatic products, drinks and other products. Depending on the level of processing, Green Food includes primary products, primary processed products and fine processed products. (Source: http://www.greenfood.org.cn/ywzn/lssp/cjwt/201112/t20111213_5910531.htm)

The Green Food certification originally had two levels: “AA Green Food” and “A Green Food”. The “AA Green Food” standard is a stricter standard and indicates or equals to that of organic agriculture. In June 2008, Grade AA green food was suspended officially by the China Green Food Development Center. (Source: “Why Should We Protect the Interests of “Green Food” Certified Product Growers? Evidence from Kiwifruit Production in China” by Ruifeng Liu, Zhifeng Gao, Gongan Yan and Hengyun Ma)

Organic Food

According to an article titled “Organic Food in China: The Law Behind Luse Shipin and Youji Shipin” by Riccardo Berti (GeoProgress Journal, vol. 2 n. I, 2015), Chinese organic agriculture began in the late 1980s, driven initially by environmental concerns and later by export opportunities. The sector’s growth was remarkable, reaching over million hectares within five years. The Chinese government was quick to move to regulate the organic sector through a series of rules and regulations introduced since the mid-1990s. By 2005, compulsory organic standards and supervision systems were introduced for organic certification bodies operating in China, and as a consequence all organic products, including imports, must comply with the national rules and standards.

There are various regulations and agencies in the Chinese regulatory system for organic agriculture. At the forefront is the Certification and Accreditation Administration of the People’s Republic of China (CNCA), the national administrative body overseeing all types of certification and accreditation within China. Established by the State Council of China in August 2001, CNCA’s main mandate is to unify and streamline management of standards and certifications, which were previously managed by various departments, resulting in inconsistency. The China National Accreditation Service for Conformity Assessment (CNAS), the national accreditation body, does technical conformity assessment. CNAS conducts assessment and accreditation for inspection bodies, laboratories as well as certification bodies. The China Organic Product Certification applies to the production, processing, labeling and marketing, and management system of all natural food products. It applies to the manufacturing of all-natural products and the producers are subject to annual auditing.

“National Standard of the People’s Republic of China: Organic Products” (GB/T19630-2005) was introduced in January 2005, taking effect in April. In June 2005 CNCA issued “The Rule on Implementation of Organic Products Certification”. In 2009, CNCA organized expert meetings for the revision of “China National Standard for Organic Product”, with the new version of the national standard due to be issued in late 2010. The Technical Committee of Chinese Organic Certification was founded on 14 December, 2009.

The China Organic Product Certification standard covers crops, mushrooms, wild plants, livestock and poultry, aquaculture products, beekeeping products and their unprocessed products, among others. The China Organic Product Certification system is certified by certification organizations. Inspectors of all certification and certification training bodies must be approved and registered with the China Certification & Accreditation Association (“CCAA”). The China Organic Product Certification system, previously a dual system to check compliance with the relevant criteria consisting of on-site auditing and residue testing, with two certificates (Organic Certificate; Conversion to Organic Certificate with a conversion period of 3 years) delivered by certification bodies subject to annual surveillance audits, is currently a unified system certifying the production, processing and sales of all products in compliance with the organic product certification rules regulated under the Measures for the Administration of Organic Product Certification. The organic standards, i.e. National Standard of the People’s Republic of China: Organic Products (GB/T 19630.1~19630.4-2005), are based on international norms with added emphasis on contamination by pollutants and prohibited materials and quality management systems, especially record keeping and traceability (Source: Standards Map, Market Analysis Tools, International Trade Centre and China Organic Product Certification Foundation, http:/www.ofdc.org.cn.)

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Upon the promulgation and implementation of the Measures for the Administration of Organic Product Certification, starting from April 1, 2014, the Conversion to Organic Certificate was abolished mainly due to the misuse by some producers resulting in confusion to the general public. There is now only one organic label for all of China and for all categories of products:

(Source: https://www.researchgate.net/publication/319955148_Organic_Food_in_China_the_law_behind_Luse_Shipin_and_Youji_Shipin)

ICH Products

The term “intangible cultural heritage” (“ICH”) as mentioned in the Intangible Cultural Heritage Law of the PRC (promulgated on February 25, 2011) refers to various traditional cultural manifestations which are handed down by the people of all nationalities from generation to generation and regarded as part of their cultural heritage, and objects and spaces relevant to traditional cultural manifestations, including:

(i)	traditional oral literature and the language as a vehicle thereof;

(ii)	traditional fine arts, calligraphy, music, dance, drama, quyi and acrobatics;

(iii)	traditional techniques, medicine and calendar;

(iv)	traditional rituals, festivals and other folk customs;

(v)	traditional sports and entertainment; and

(vi)	other ICH.

In 2006, the Chinese State Council approved and promulgated the First List of 518 ICH products comprising 8 ICH food products made with traditional food production techniques https://baike.baidu.com/item/%E9%A5%AE%E9%A3%9F%E7%94%B3%E9%81%97. In 2008, they approved and promulgated the Second List of 510 ICH products, of which 30 pertain to traditional food and beverage preparation techniques covering a range of food products ranging from beverages to tea, preserved food, pastry, poultry, meat, liquor, pork knuckle in soy sauce, roast duck, lamb hot pot, and vegetables pickled in soy sauce.

(Source: https://baike.baidu.com/item/%E7%AC%AC%E4%BA%8C%E6%89%B9%E5%9B%BD%E5%AE%B6%E7%BA%A7%E9%9D%9E%E7%89%A9%E8%B4%A8%E6%96%87%E5%8C%96%E9%81%97%E4%BA%A7%E5%90%8D%E5%BD%95)

Agri GI Products

According to an article titled “GI Protection in China: New Measures for Administration of Geographical Indications of Agricultural Products” by Wang Xiaobing and Irina Kireeva (Journal of Intellectual Property Law & Practice, 2010, Vol, 5, No. 11), geographical indications (“GIs”) are a type of intellectual property that identifies goods as originating from a particular territory and, as a result, as possessing specific characteristics, such as quality and reputation, which are attributable or essentially due to climatic conditions or the natural or human characteristics of that territory. Although GIs are a type of IP, they are not private rights in the usual sense such a patent or trade mark, but rather collective rights belonging to a group of people, being ‘owned’ collectively by the consortia or associations of producers and the state in which the products are produced. In that respect, GIs constitute part of a nation’s cultural heritage.(Source: https://www.researchgate.net/publication/270766413 GI_Protection_in_China_ New_Measures_for_Administration_of_Geographical_Indications_of_Agricultural_Products)

Agri GI Products are agricultural products sourced from special regions of China, and normally named after the special regions. The quality and related features of these products are primarily dependent on the unique natural, ecological, historical and humanistic environment. The Ministry of Agriculture and Rural Affairs of the People’s Republic of China (“MARAPRC”) administers the registration of Agri GI Products, with the Agricultural Product Quality and Safety Center of MARAPRC managing the examination and expert appraisal of such products.

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Agri GI Products are denoted with the following logo:

Pollution-Free Food

“Pollution-free Food” is not a voluntary certification but rather a mandatory standard for producers, with less stringent regulation on the residue limits of fertilizers, pesticides, drugs, heavy metals and other chemicals. It is intended to gradually become the basic standard for agricultural production in China and was introduced first in 2002 as a voluntary standard. It became mandatory in 2006 after many food safety related incidents had compromised the trust of Chinese consumers in Chinese food, and entail and trade restrictions had been imposed by other countries.

REGULATIONS

Overview

We operate our business in China under a legal regime consisting of the National People’s Congress, which is the country’s highest legislative body, the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including the Ministry of Industry and Information Technology, State Administration for Industry and Commerce (“SAIC”), the State Administration for Market Regulation and their respective local offices.

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

Regulations Relating to Foreign Investment

The Draft PRC Foreign Investment Law

In January 2015, the PRC Ministry of Commerce (“MOC” or “MOFCOM”) published a discussion draft of the proposed Foreign Investment Law for public review and comments. The draft law purports to change the existing “case-by-case” approval regime to a “filing or approval” procedure for foreign investments in China. The State Council will determine a list of industry categories that are subject to special administrative measures, which is referred to as a “negative list,” consisting of a list of industry categories where foreign investments are strictly prohibited, or the “prohibited list” and a list of industry categories where foreign investments are subject to certain restrictions, or the “restricted list.” Foreign investments in business sectors outside of the “negative list” will only be subject to a filing procedure, in contrast to the existing prior approval requirements, whereas foreign investments in any industry categories that are on the “restricted list” must apply for approval from the foreign investment administration authority.

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The draft for the first time defines a foreign investor not only based on where it is incorporated or organized, but also by using the standard of “actual control.” The draft specifically provides that entities established in China, but “controlled” by foreign investors will be treated as FIEs (“Foreign Invested Enterprises”). Once an entity is considered to be an FIE, it may be subject to the foreign investment restrictions in the “restricted list” or prohibitions set forth in the “prohibited list.” If an FIE proposes to conduct business in an industry subject to foreign investment restrictions in the “restricted list,” the FIE must go through a market entry clearance by the MOC before being established. If an FIE proposes to conduct business in an industry subject to foreign investment prohibitions in the “prohibited list,” it must not engage in the business. However, an FIE that conducts business in an industry that is in the “restricted list,” upon market entry clearance, may apply in writing for being treated as a PRC domestic investment if it is ultimately “controlled” by PRC government authorities and its affiliates and/or PRC citizens. In this connection, “control” is broadly defined in the draft law to cover the following summarized categories: (i) holding 50% or more of the voting rights of the subject entity; (ii) holding less than 50% of the voting rights of the subject entity but having the power to secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to exert material influence on the board, the shareholders’ meeting or other equivalent decision making bodies; or (iii) having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial matters or other key aspects of business operations. According to the draft, variable interest entities would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors, and be subject to restrictions on foreign investments. However, the draft law has not taken a position on what actions will be taken with respect to the existing companies with the “variable interest entity” structure, whether or not these companies are controlled by Chinese parties.

The draft emphasizes on the security review requirements, whereby all foreign investments that jeopardize or may jeopardize national security must be reviewed and approved in accordance with the security review procedure. In addition, the draft imposes stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs. Aside from investment implementation report and investment amendment report that are required at each investment and alteration of investment specifics, an annual report is mandatory, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations may potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible may be subject to criminal liabilities.

In September 2016, the Standing Committee of the National People’s Congress (the “SCNPC”) published The Decision on Amending Four Laws including the Law of the People’s Republic of China on Wholly Foreign-owned Enterprises (the “Decision”). According to the Decision, one provision is added to the Foreign Invested Enterprise Law, Sino-Foreign Joint Venture Law, Sino-Foreign Cooperative Enterprise Law and the Law on Protection of Investment by Taiwanese Compatriots. Under this new provision, foreign investments in business sectors outside of the “negative list” will only be subject to a filing procedure, in contrast to the existing prior approval requirements, whereas foreign investments in any industry categories that are on the “restricted list” must apply for approval from the foreign investment administration authority. This Decision means that the existing “case-by-case” approval regime has been changed to a “filing or approval” procedure for non-”negative list” foreign investments in China.

On October 8, 2016, The Provisional Measures for Filing Administration for the Establishment and Changes of Foreign-invested Enterprises was promulgated by MOC and become effective on the same date. It was subsequently amended on June 30, 2019.

On March 15, 2019, the final Foreign Investment Law was promulgated and will be implemented on January 1, 2020. As such, the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations, will be abolished. See “Risk Factors- Risks Related to Our Corporate Structure and Operation - If the PRC government deems that the contractual arrangements in relation to Meiwu Shenzhen, our consolidated variable interest entity, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.”

Industry Catalog Relating to Foreign Investment

Investment activities in China by foreign investors are principally governed by the Catalogue for the Guidance of Foreign Investment Industries, which was promulgated by MOFCOM and the National Development and Reform Commission, as amended from time to time. Industries listed in the catalogue are divided into three categories: encouraged, restricted and prohibited. Industries not listed in the catalogue are generally open to foreign investment unless specifically restricted by other PRC regulations. Establishment of wholly foreign-owned enterprises is generally allowed in encouraged industries. For some restricted industries, foreign investors can only conduct investment activities through equity or contractual joint ventures, while in some cases PRC partners are required to hold the majority interests in such joint ventures. In addition, projects in the restricted category are subject to higher-level governmental approvals. Foreign investors are not allowed to invest in industries in the prohibited category.

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On June 30, 2019, the National Development and Reform Commission and the MOFCOM jointly issued two “negative lists” and one “encouraged catalogue”, all three of which will take effect on July 30, 2019. The two Negative Lists refer to the Special Administrative Measures on Access to Foreign Investment (2019 edition) (“2019 FI National Negative List”) and the Free Trade Zone Special Administrative Measures on Access to Foreign Investment (2019 edition) (“2019 FI FTZ Negative list”), which will replace their respective 2018 versions. These two negative lists enumerate the industries where foreign investment will either be prohibited or restricted. The respective lists will be applicable in different areas - the FTZ list is for pilot free trade zones and the national list is for the rest of the country. Besides the lists, the new Encouraged Catalogue, or the Catalogue of Encouraged Industries for Foreign Investment (2019 edition) (“2019 FI Encouraged Catalogue”) lists industries where foreign knowhow and investment is welcome. The 2019 FI Encouraged Catalogue will replace the 2017 editions of the “encouraged category” of the Catalogue of Industries for Foreign Investment and the Catalogue of Encouraged Industries in the Central and Western Region. However, the Guidance Catalog of Industries for Foreign Investment (2017 Revised Version) for the Restricted and Prohibited Categories is still valid.

For industries not included in the negative list, foreign and domestic investors shall enjoy equal access under the law, save for record-filing requirements. No region or department may impose separate restrictions on foreign investment in areas not on the negative list.

Pursuant to the Notice of the Ministry of Industry and Information Technology on Removing the Restrictions on Foreign Equity Ratios in Online Data Processing and Transaction Processing Business (Operating E-commerce) promulgated on June 19, 2015 by the Ministry of Industry and Information Technology, there is no restrictions on foreign investment into online data processing and transaction processing business (operating e-commerce). However, industries such as value-added telecommunication services (except e-commerce), including internet information services, are still restricted from foreign investment.

Laws and Regulations Relating to the Food Industry in General

Food Safety in General

According to the Food Safety Law of the PRC (the “Food Safety Law”), which was promulgated by the Standing Committee on February 28, 2009 and became effective on June 1, 2009, as amended on April 24, 2015, the Implementing Regulations for the Food Safety Law of the PRC, which were promulgated by the State Council on July 20, 2009 and became effective on the same day, and the Administrative Measures for Food Business License, which was promulgated by SAMR on August 31, 2015 and become effective on October 1, 2015, as amended on November 7, 2017, to engage in food production and/or operation business in China, an enterprise must obtain a Food Business License. The Food Safety Law and its implementation regulations require:

(1)	food producers and distributors to apply for the food production licenses and food distribution licenses, respectively, provided that a food producer who has obtained a food production licenses does not need to obtain a food distribution license for selling the food produced by it at its production facilities;

(2)	food production and operation to comply with food-safety standards and certain other requirements. Food producers shall not purchase or use raw food materials, food additives or food related products which do not meet food-safety standards;

(3)	each food producer or trader to establish and implement a personnel health management system. Each worker who engages in food production or trading worker is required to take a physical examination each year and obtain health certificate prior to working;

(4)	food producers to check the licenses and food eligibility certification documents of their suppliers before purchasing raw food materials, food additives and food-related products from them. Each food production enterprise shall establish a procurement check record system and a food ex-factory check record system and ensure the records are authentic and retained for at least two years; and

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(5)	the packages of pre-packed food to bear labels. The labels shall state matters including the name, specifications, net content, date of production, list of ingredients or components, producer’s name, address and contact information, shelf life, product standard code, storage conditions, the general name of the food additives used in the national standards, category number of the food production license, and other content acquired by laws, regulations or food safety standards.

The State Administration for Market Regulation (“SAMR”) (previously known as the General Administration of Quality Supervision, Inspection and Quarantine, which was merged with SAMR in 2018) is responsible for the nationwide administration of food business licensing, while the local Food and Drug Supervision Bureaus (“FDSBs”) are responsible for administrating the scheme within their respective administrative regions.

The China Green Food Development Center (“CGFDC”), established in November 1992 under the jurisdiction of the Ministry of Agriculture and Rural Affairs of the People’s Republic of China, which is subject to SAMR, is a specialized agency in China, not only in charge of the Green Food logo licensing, organic agricultural products certification, Agri GI Products registration and protection, but also of coordinating and instructing on local pollution-free agricultural products certification.

The PRC has established a food recall system. When a food producer finds that the food produced by it does not comply with food safety standards, it shall immediately stop production, recall the food on the market, notify the relevant producers, traders and consumers, and record the recall and notification. When a food trader finds that the food traded by it does not comply with food safety standards, it shall immediately stop trading such food, notify the relevant producers, traders and consumers, and record the cessation of trading and the notification. The food producers shall take measures to safely recall and destroy the affected food, and report the recall and treatment of the recalled food to the quality supervision authority at or above the county level. Where the food producers or traders fail to recall or stop producing or trading the food which are not in compliance with food safety standards under Article 53 of the Food Safety Law, the quality supervision, administration for industry and commerce, food and drug supervision and administration authorities at or above the county level shall order them to recall or stop production or trading.

In the event of any breach of the Food Safety Law, relevant authorities may confiscate any illegal gains and food products, issue warnings and impose rectification orders and monetary penalties ranging from two to ten times the value of the illegal products, as well as revoke the food safety certificate and impose criminal liability in severe cases.

Food Business License

Pursuant to the Administrative Measures for Food Business License, which was promulgated by SAMR on August 31, 2015 and became effective on October 1, 2015, and amended on November 7, 2017, no enterprise shall engage in food production and/or operation business in China without a Food Business License. A new Food Business License system was put into use after three years of transition. Starting from October 1, 2018, all licensed food producers must affix a label on the packaging of their food products typically marked with “SC” followed by 14 numbers. However, all existing food products with “QS” label are allowed to be sold provided that they are still within their relevant expiration date. (Source: http://www.lyg01.net/news/lygxw/2015/1128/35740.shtml). Food Business Licenses are valid for five years and applications for renewal should be submitted thirty (30) business days prior to expiry. Enterprises receiving a Food Business License will be searchable by either scanning the QR code on the Food Business License or logging into National Food Business Licensing for Public Enquires website (http://118.26.25.129:8098/cfdaPub/).

The Food Business License system was previously known as the “QS” system. Pursuant to Implementation Rules for the Supervision and Administration on the Quality Safety of the Food Manufacturing and Processing Enterprise (For Trial), a market access system was implemented in China for monitoring food quality and safety. All food producers and processing enterprises should possess the requisite conditions for guaranteeing food quality and safety and acquire a Food Business License. All food products must pass the quality standard and bear the “QS” label in order for them to be sold. The “QS” system originated from the abbreviation of the English words, “Quality Safety”. It was later adapted to be the acronym for the English translation of the Chinese characters “Qiyeshipin Shengchanxuke” with means “Enterprise Food Production License” on June 1, 2010. (Source: https://baike.baidu.com/item/QS%E6%A0%87%E5%BF%97)

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Laws and Regulations Relating to Product Quality

The Product Quality Law of the PRC

Pursuant to the Product Quality Law of the PRC, which was promulgated on February 22, 1993, became effective on September 1, 1993, and was subsequently amended on July 8, 2000, producers are liable for the quality of the products they produce. Where anyone produces or sells products that do not comply with the relevant national or industrial standards safeguarding the health and safety of the persons and property, the relevant authority will order such person to suspend the production or sales, confiscate the products, impose a fine of an amount higher than the value of the products and less than three times of the value of the products, confiscate illegal gains (if any) as well as revoke the business license in severe cases. Where the activities constitute a crime, the offender will be prosecuted.

The Agricultural Products Safety Law of the PRC

According to the Agricultural Products Quality Safety Law of the PRC, which was promulgated by the State Council on April 29, 2006 and became effective on November 1, 2006, producers of agricultural products shall use chemical products reasonably and avoid contaminating agricultural production sites. Agricultural producers shall also ensure that the preservatives, additives and other chemicals used in the process of the packaging, preservation, storage and transportation of agricultural products shall conform with the relevant mandatory technical specifications set by the State.

Product Liabilities

Manufacturers and distributors of defective products in the PRC may incur liability for losses and injuries caused by such products. Under the General Principles of the Civil Laws of the PRC, which became effective on 1 January 1987, and the Law on the Protection of Consumer Rights and Interests of the PRC, which was promulgated on October 31, 1993, became effective on January 1, 1994 and was amended on August 27, 1999 and October 25, 2013, the manufacturers and distributors will be held liable for losses and damages suffered by consumers caused by the defective products manufactured or distributed by them.

Under the above-mentioned laws and regulations, we are required to ensure that products which we produce and sell meet the requirements for safeguarding human health and ensuring human and property safety. Failing to do so will lead to a series of penalties, including the suspension of production and sale, confiscation of the products and earnings, imposition of fines, revocation of business licenses, and/or even criminal liabilities. In addition, if the products cause personal injuries or other form of torts, the manufacturers and distributors of the products may be subject to tort liability.

Foreign Investment in Value-Added Telecommunication Services

The Provisions on Administration of Foreign Invested Telecommunications Enterprises promulgated by the State Council in December 2001 and subsequently amended in September 2008 prohibit a foreign investor from owning more than 50% of the total equity interest in any value-added telecommunications service business in China and require the major foreign investor in any value-added telecommunications service business in China have a good and profitable record and operating experience in this industry. The Guidance Catalog of Industries for Foreign Investment amended in 2017 and Circular 196 promulgated by MIIT in June 2015 allow a foreign investor to own more than 50% of the total equity interest in an E-Commerce business.

In July 2006, the Ministry of Information Industry, the predecessor of the Ministry of Industry and Information Technology (“MIIT”), issued the Circular on Strengthening the Administration of Foreign Investment in the Operation of Value-added Telecommunications Business, pursuant to which a domestic PRC company that holds an operating license for value-added telecommunications business, which we refer to as a VATS License, is prohibited from leasing, transferring or selling the VATS License to foreign investors in any form and from providing any assistance, including resources, sites or facilities, to foreign investors that conduct a value-added telecommunications business illegally in China. Further, the domain names and registered trademarks used by an operating company providing value-added telecommunications services must be legally owned by that company or its shareholders. In addition, the VATS License holder must have the necessary facilities for its approved business operations and to maintain the facilities in the regions covered by its VATS License.

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In light of the above restrictions and requirements, we operate our website through Meiwu Shenzhen, our consolidated variable interest entity. On December 21, 2018, Meiwu Shenzhen received an ICP license to provide value-added Internet information services. The ICP license is a permit issued by the Chinese Ministry of Industry and Information Technology to permit China-based websites to operate in China. Because Meiwu Shenzhen only sells food products of suppliers on the Website instead of operating an online marketplace for third party sellers and buyers, Meiwu Shenzhen is legally not required under Chinese law to obtain an ICP license. It has however obtained an ICP license just to preserve the option to run the aforementioned online marketplace in the future.

Regulation Relating to SMS Business

In accordance with the provisions of the Administrative Provisions on Short Message Services promulgated by the Ministry of Industry and Information Technology on May 19, 2015 and implemented on June 30, 2015, entities operating short message services are obliged to obtain a license for telecommunications business operation in accordance with the law. The short message service provider offering the port type short message service should utilize the port number in line with the code number structure, bit length, purpose and scope of use approved by the telecommunication regulatory authority. No port number shall be transferred or leased without the approval of the telecommunications regulatory authority. Short message service providers should strictly comply with relevant laws and regulations when collecting and using users’ personal information in their business activities. Short message service providers and short message content providers shall not generate, replicate, publish and disseminate short messages containing prohibited content as stipulated in the Telecommunications Regulations of the People’s Republic of China and other laws and regulations.

Anti-money Laundering Regulations

The PRC Anti-money Laundering Law, which became effective in January 2007, sets forth the principal anti-money laundering requirements applicable to financial institutions as well as non-financial institutions with anti-money laundering obligations, including the adoption of precautionary and supervisory measures, establishment of various systems for client identification, retention of clients’ identification information and transactions records, and reports on large transactions and suspicious transactions. According to the PRC Anti-money Laundering Law, financial institutions subject to the PRC Anti-money Laundering Law include banks, credit unions, trust investment companies, stock brokerage companies, futures brokerage companies, insurance companies and other financial institutions as listed and published by the State Council, while the list of the non-financial institutions with anti-money laundering obligations will be published by the State Council. The PBOC and other governmental authorities issued a series of administrative rules and regulations to specify the anti-money laundering obligations of financial institutions and certain non-financial institutions, such as payment institutions. However, the State Council has not promulgated the list of the non-financial institutions with anti-money laundering obligations.

The Guidelines jointly released by ten PRC regulatory agencies in July 2015, purport, among other things, to require internet finance service providers, including online peer-to-peer lending platforms, to comply with certain anti-money laundering requirements, including the establishment of a customer identification program, the monitoring and reporting of suspicious transactions, the preservation of customer information and transaction records, and the provision of assistance to the public security department and judicial authority in investigations and proceedings in relation to anti-money laundering matters. The PBOC will formulate implementing rules to further specify the anti-money laundering obligations of internet finance service providers.

As the implementing rules of the Guidelines have not been published, there is uncertainty as to how the anti-money laundering requirements in the Guidelines will be interpreted and implemented, and whether online peer-to-peer lending service providers like us must abide by the rules and procedures set forth in the PRC Anti-money Laundering Law that are applicable to non-financial institutions with anti-money laundering obligations. We cannot assure you that our current risk control procedures will be deemed to be in full compliance with any anti-money laundering laws and regulations that may become applicable to us in the future.

Regulation on Intellectual Property Rights

Patent. Patents in the PRC are principally protected under the Patent Law of the PRC. The duration of a patent right is either 10 years or 20 years from the date of application, depending on the type of patent right.

Copyright. Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law of the PRC and related rules and regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years.

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Trademark. Registered trademarks are protected under the Trademark Law of the PRC and related rules and regulations. Trademarks are registered with the Trademark Office of the SAIC. Where registration is sought for a trademark that is identical or similar to another trademark which has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, the application for registration of such trademark may be rejected. Trademark registrations are effective for a renewable ten-year period, unless otherwise revoked.

Domain names. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

Regulations Relating to Dividend Withholding Tax

Pursuant to the Enterprise Income Tax Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (i) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (ii) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. In August 2015, the State Administration of Taxation promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, or Circular 60, which became effective on November 1, 2015. Circular 60 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax rate. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, Vande, our Hong Kong subsidiary, may be able to enjoy the 5% withholding tax rate for the dividends they receive from Meiwu Shenzhen, our PRC subsidiary, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations. However, according to Circular 81 and Circular 60, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

Regulations Relating to Foreign Exchange

Regulation on Foreign Currency Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, most recently amended in August 2008. Under the PRC foreign exchange regulations, payments of current account items, such as profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital account items, such as direct investments, repayment of foreign currency-denominated loans, repatriation of investments and investments in securities outside of China. On February 28, 2015, the SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Notice 13. After SAFE Notice 13 became effective on June 1, 2015, instead of applying for approvals regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE, entities and individuals will be required to apply for such foreign exchange registrations from qualified banks. The qualified banks, under the supervision of the SAFE, will directly examine the applications and conduct the registration.

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In August 2008, SAFE issued the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency-registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142, provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of foreign-invested enterprises. The use of such RMB capital may not be changed without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations may result in severe monetary or other penalties.

In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, which substantially amends and simplifies the current foreign exchange procedure. Pursuant to this circular, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds derived by foreign investors in the PRC, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously. In addition, SAFE promulgated another circular in May 2013, which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC must be conducted by way of registration and banks must process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches.

In July 2014, SAFE issued SAFE Circular 36, which purports to reform the administration of settlement of the foreign exchange capitals of foreign-invested enterprises in certain designated areas on a trial basis. Under the pilot program, some of the restrictions under SAFE Circular 142 will not apply to the settlement of the foreign exchange capitals of the foreign-invested enterprises established within the designated areas and the enterprises are allowed to use its RMB capital converted from foreign exchange capitals to make equity investment. On March 30, 2015, the SAFE promulgated Circular 19, to expand the reform nationwide. Circular 19 came into force and replaced both Circular 142 and Circular 36 on June 1, 2015. Circular 19 allows foreign-invested enterprises to make equity investments by using RMB fund converted from foreign exchange capital. However, Circular 19 continues to, prohibit foreign-invested enterprises from, among other things, using RMB fund converted from its foreign exchange capitals for expenditure beyond its business scope, providing entrusted loans or repaying loans between non-financial enterprises.

Regulations on Dividend Distribution

Under our current corporate structure, our BVI holding company may rely on dividend payments from Guo Gang Tong, which is a wholly foreign-owned enterprise incorporated in China, to fund any cash and financing requirements we may have. The principal regulations governing distribution of dividends of foreign-invested enterprises include the Foreign-Invested Enterprise Law, as amended from time to time, and its implementation rules. Under these laws and regulations, wholly foreign-owned enterprises in China may pay dividends only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to allocate at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until these reserves have reached 50% of the registered capital of the enterprises. Wholly foreign-owned companies may, at their discretion, allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserves are not distributable as cash dividends.

Regulations on Overseas Listings

Six PRC regulatory agencies, including the CSRC, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective in September 2006. The M&A Rules, among other things, require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

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While the application of the M&A Rules remains unclear, we believe, based on the opinion of our PRC counsel, Dacheng, that our contractual arrangements are in compliance with the M&A Rules. However, as there has been no official interpretation or clarification of the M&A Rules, there is uncertainty as to how this regulation will be interpreted or implemented.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, and five supporting guidelines, which has become effective on March 31, 2023. On the same date of the issuance of the Overseas Listings Rules, the CSRC circulated the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises. Under the Overseas Listings Rules and the Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing before March 31, 2023 and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Overseas Listings Rules. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Overseas Listings Rules but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing.

As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or any regulatory objection from the CSRC with respect to our initial listing or subsequent offerings. As the Overseas Listings Rules were newly published and there exists uncertainty with respect to the filing requirements and its implementation, if we are required to submit to the CSRC and complete the filing procedure of our subsequent overseas public offerings, we cannot be sure that we will be able to complete such filings in a timely manner. Any failure or perceived failure by us to comply with such filing requirements under the Overseas Listings Rules may result in forced corrections, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities.

Regulations Relating to Employment

The PRC Labor Law and the Labor Contract Law require that employers must execute written employment contracts with full-time employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. All employers must compensate their employees with wages equal to at least the local minimum wage standards. Violations of the PRC Labor Law and the Labor Contract Law may result in the imposition of fines and other administrative sanctions, and serious violations may result in criminal liabilities.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. Failure to make adequate contributions to various employee benefit plans may be subject to fines and other administrative sanctions.

Although we have made significant contributions to employee benefits plans, we do not believe those are adequate contributions as required by applicable PRC laws and regulations. See “Risks Related to Doing Business in the People’s Republic of China - Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.”

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Regulations Relating to Cybersecurity

Regulation on Information Security

The Standing Committee of the National People’s Congress promulgated the Cyber Security Law of the PRC, or the Cyber Security Law, which became effective on June 1, 2017, to protect cyberspace security and order. Pursuant to the PRC Cybersecurity Law, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the CAC. Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear. On December 28, 2021, the CAC published the CAC Revised Measures which further restates and expands the applicable scope of the cybersecurity review. The CAC Revised Measures took effect on February 15, 2022. Pursuant to the CAC Revised Measures, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities.

In addition, the PRC Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. Furthermore, the recently issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law require (i) speeding up the revision of the provisions on strengthening the confidentiality and archives management relating to overseas issuance and listing of securities and (ii) improving the laws and regulations relating to data security, cross-border data flow, and management of confidential information.

On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law of the PRC, or the PIPL, which took effect in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the PIPL provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

To comply with these laws and regulations, we have adopted security policies and measures to protect our cyber system and customer information.

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Regulation on Internet Privacy

Pursuant to the Administrative Provisions on Mobile Internet Applications Information Services, effective on August 1, 2016, owners or operators of mobile applications that provide information services are required to be responsible for information security management; establish and improve the protective mechanism for user information; observe the principles of legality, rightfulness and necessity; and expressly state the purpose, method and scope of, and obtain user consent to, the collection and use of users’ personal information. In addition, the Cyber Security Law also requires network operators to strictly keep confidential users’ personal information that they have collected and to establish and improve user information protective mechanism. On May 8, 2017, the Supreme People’s Court and the Supreme People’s Procuratorate released the Interpretations of the Supreme People’s Court and the Supreme People’s Procuratorate on Several Issues Concerning the Application of Law in the Handling of Criminal Cases Involving Infringement of Citizens’ Personal Information, which clarifies several concepts regarding the crime of “infringement of citizens’ personal information” stipulated by Article 253A of the Criminal Law of the People’s Republic of China, including “citizen’s personal information,” “provision” and “unlawful acquisition of citizens’ personal information.” Also, it specifies the standards for determining “serious circumstances” and “particularly serious circumstances” of this crime.

To comply with these laws and regulations, we have required our customers to consent to our collecting and using their personal information, and established information security systems to protect customers’ privacy.

Regulation on E-Commerce

The Standing Committee of the National People’s Congress of PRC enacted the PRC E-Commerce Law on August 31, 2018, which became effective on January 1, 2019. Under the PRC E-Commerce Law, e-commerce refers to operating activities of selling goods or providing services through the internet or other information networks. The PRC E-Commerce Law generally applies to: (i) platform operators, which refer to legal persons or unincorporated organizations that provide network places of business, transaction matching, information release and other services to enable the transaction parties to carry out independent transaction activities; (ii) operators on the platform, which refer to e-commerce operators that sell goods or provide services to customers through e-commerce platforms; and (iii) other e-commerce operators that sell goods or provide services through self-established websites or other network services. The PRC E-commerce Law also provides rules in relation to e-commerce contracts, dispute settlements, e-commerce development as well as legal liabilities involved in e-commerce.

MANAGEMENT

Board of Directors, Executive Officers and Corporate Governance

Set forth below is information concerning our directors and executive officers as of the date of this prospectus:

Name	Age	Position(s)
Xinliang Zhang	43	Chief Executive Officer and Director
Qiulan Li	46	Co-Chief Executive Officer and Director
Qiufei Chen	42	Chief Operating Officer and Director
Zihao Liu	30	Chief Financial Officer
Changbin Xia	51	Chairman
Lam Kit Lam	50	Independent Director
Jinfeng He	58	Independent Director
Xiaoying Mu	46	Independent Director

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The business address of each of the officers and directors is 1602, Building C, Shenye Century Industrial Center, No. 743, Zhoushi Road, Hangcheng Street, Bao’an District, Shenzhen, People’s Republic of China.

The following is a brief biography of each of our executive officers and directors:

Xinliang Zhang - Co- Chief Executive Officer and Director

Mr. Xinliang Zhang, aged 43, is our Co-Chief Executive Officer. Mr. Xinliang Zhang has more than 20 years of experience in equity investment, corporate investment, financing planning, and practical operation in the financial insurance and asset management industry. Mr. Xinliang Zhang joined Zhongcheng Guoxing (Shenzhen) Technology Co., Ltd. in 2017 as a senior manager, fully responsible for the company’s strategic planning, implementation, investment and M&A, and investor relationship management. Before joining the company, he served as a medium manager at Sunshine Life Insurance from 2014 to 2017. He is experienced in the Internet, energy, semiconductor, and environmental protection industries. Mr. Xinliang Zhang graduated from Jinan Military Medical University with a bachelor’s degree. Mr. Xinliang Zhang joined us as a chief executive officer on July 13, 2021.

Qiulan Li - Co-Chief Executive Officer and Director

Ms. Qiulan Li, aged 46, is experienced in operation and business management. She joined our Company in May 2024 as the Co-Chief Executive Officer and a director. She was the Chief Executive Officer of Guangzhou Meixing Health Information Group Co., Ltd. (“Guangzhou Meixing”), since December 2020, which engages in the beauty industry and provides the research and development, branding and promotion services for beauty products and devices. Ms. Li oversees the operation and finance of Guangzhou Meixing. Prior to this, she was the chairman of the board and director of Shenzhen Xuming Electric Power Technology Co., Ltd. from August 2017 to November 2020, where she participated in the research and production of the products like cabinets and transformer. Ms. Li obtained her college diploma in investment and finance from Guangdong University of Science and Technology in 2022.

Qiufei Chen - Chief Operating Officer and Director

Ms. Qiufei Chen, aged 42, is experienced in marketing and business management. She joined our Company in May 2024 as the Chief Operating Officer and a director. She has been the President of Operations of Xiamen Xingnian Beauty Co., Ltd., since July 2018, which provides plastic surgery and medical cosmetology services. Ms. Chen is responsible for the marketing, financing and day-to-day operation of this company. Ms. Chen expects to obtain her bachelor’s degree in business administration from Xiamen Xingcai Vocational and Technical College in 2024.

Zihao Liu - Chief Financial Officer

Mr. Zihao Liu, age 30, has experience in financial management and capital management. Mr. Liu is familiar with the IPO process in the United States, mainland China and Hong Kong markets, as well as the financial reporting obligations of the public companies. From October 2019 to December 2022, Mr. Liu served as the Chief Financial Officer of Zhongcai International Fund Management (Shenzhen) Co., Ltd. From September 2017 to September 2019, Mr. Liu served as the Treasurer of Zhongcai International Fund Management (Shenzhen) Co., Ltd. Mr. Liu obtained his Bachelor’s degree of finance management from Beijing Institute of Technology in 2017.

Changbin Xia - Chairman

Mr. Changbin Xia, age 51, has extensive experience in company management, marketing and financing. From October 1989 through November 1992, he was a Guard Team Sergeant with the Sichuan PAP (Chinese People’s Armed Police Force) Corps. From 1993 to 2010, he worked as sales and manager at several industrial supply and trading companies. From 2011 to 2016, Mr. Xia joined Guangxi Nanning Zhu Hu Real Estate Co., Ltd as its General Manager. From 2017 till present, Mr. Xia has been the General Manager of Hunan Shangnong Network Technology Co., Ltd. Mr. Xia joined Meiwu Shenzhen in 2017, and served as its Chief Executive Officer from March 2017 until April 2019. Mr. Xia serves as a chairman of board of the directors on December 14, 2021.

Lam Kit Lam- Director

Mr. Lam Kit Lam, aged 50, was appointed to serve as our independent director upon closing of our initial public offering. Currently, he is the chairman of DBbank Mortgage Investment Corporation since 2014. Earlier, he was appointed as an independent non-executive director of Dingfeng Group Holdings Limited on June 7, 2017. Mr. Lin has more than 15 years of banking experience. He served as vice president of Bank of East Asia (China) Co., Ltd. (“Bank of East Asia”) Shanghai branch in 2007, then president of Bank of East Asia Wuhan Branch and President of Bank of East Asia Xiamen branch until August 2014. He is now the vice president of the North American Chinese Business Federation. Mr. Lam obtained his bachelor’s degree in business from the University of Victoria in 1997, master’s degree in world economics from Peking University in 2005 and master’s degree in international real estate from Hong Kong Polytechnic University in 2010. Mr. Lam Kit Lam joined us as an independent director on July 13, 2021.

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Jinfeng He - Director

Ms. Jinfeng He, age 58, has more than 20 years of experience in team leadership and financial management. From August 2019 to December 2021, Ms. He served as the regional general manager of Zhongcheng Guoxing Mianyang Branch, which provides a series of information system integration services, network technology services, software development, technical consulting, technology promotion and Internet sales functions. From November 2015 to June 2019, Ms. He served as the general manager of China Huaxia Life Insurance Company. Ms. He obtained her bachelor’s degree in accounting from Sichuan Mianyang School of Finance and Economics in 1989. Ms. Jinfeng He joined us as an independent director on April 7, 2022.

Xiaoying Mu - Director

Ms. Xiaoying Mu, aged 46, serves as our independent director. Ms. Mu has nearly 20 years of working experience in financial management and market management. She is familiar with sales management operation, channel development, and customer development plan formulation and implementation, and her years of working experience equips her with experiences witt the relevant macroeconomic, financial, and tax policies of various countries, as well as the laws and regulations on financial credit and taxation. Ms. Mu has served as the general manager of the business department of Zhongcheng Guoxing (Shenzhen) Technology Co., Ltd. since 2020, responsible for the new area exhibition work, long-term exploration of new channels, recruitment of new teams, and develop relevant assessment programs, regular assessment, and screening of institutions at all levels. She was the regional director at Huakang Insurance Agency Co., Ltd from 2015 to 2020, responsible for formulating the objectives of each team and implementing various schemes. She graduated from Sichuan Business College with a major in finance and accounting in 1998.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K Our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Executive Compensation

Our compensation committee approves our salaries and benefit policies. They determine the compensation to be paid to our executive officers based on our financial and operating performance and prospects, and contributions made by the officers’ to our success. Each of the named officers will be measured by a series of performance criteria by the board of directors, or the compensation committee on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

Our board of directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. The board of directors will make an independent evaluation of appropriate compensation to key employees, with input from management. The board of directors has oversight of executive compensation plans, policies and programs.

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Summary Compensation Table

The following table sets forth certain information with respect to compensation for the year ended December 31, 2023 earned by or paid to our chief executive officer and chief financial officer (the “named executive officers” identified in Item 6.A. above).

Name and Position	Year	Salary ($)	Bonus ($)	Stock / Share Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total ($)
Xinliang Zhang(1)	2023	300,000	0	0	0	0	0	0	300,000
Chief Executive Officer

Zihao Liu (2)	2023	300,000	0	0	0	0	0	0	300,000
Chief Financial Officer

Qian Zhang (3)	2023	300,000	0	0	0	0	0	0	300,000
Former Chief Financial Officer

(1) On July 16, 2021, Meiwu entered into an employment agreement with our Chief Executive Officer, Mr. Xinliang Zhang, pursuant to which he receives an annual base salary of $300,000 plus other remuneration, including, but not limited to, post allowance, performance-related pay, subsidies for work meals, transportation, housing, and confidentiality obligations. Mr. Zhang’s employment is for an initial term of two years and may be renewed by the parties within thirty (30) days prior to the expiration of the employment agreement.

(2) On March 9, 2023, Meiwu entered into an employment agreement with our Chief Financial Officer, Mr. Zihao Liu, pursuant to which he receives $1,000 per year, paid in periodic installments in accordance with the Company’s regular payroll practices, and such compensation is subject to annual review and adjustment by the Board.

(3) On November 23, 2022, Meiwu entered into an employment agreement with our Chief Financial Officer, Ms. Qian Zhang, pursuant to which she receives an annual base salary of $1,000 plus other remuneration, including, but not limited to, post allowance, performance-related pay, subsidies for work meals, transportation, housing, and confidentiality obligations. Ms. Qian tendered her resignation on March 7, 2023.

2022 Equity Incentive Plan

In March 2022, the Company adopted a share incentive plan, which is referred to as the 2022 Equity Incentive Plan (“the 2022 Plan”). The purpose of the 2022 Plan is to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to employees, directors and consultants and promote the success of the Company’s business. As of the date of this prospectus, the Company has issued approximately 141,295 Ordinary Shares (on a post-reverse split basis) to its employees, which are all the Ordinary Shares available under the 2022 Plan.

2024 Equity Incentive Plan

In February 2024, the Company adopted a share incentive plan, which is referred to as the 2024 Equity Incentive Plan (“the 2024 Plan”). The purpose of the 2024 Plan is to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to employees, directors and consultants and promote the success of the Company’s business. As of the date of this prospectus, the Company has issued 438,498 Ordinary Shares to its employees, which are all the Ordinary Shares available under the 2024 Plan.

Board of Directors

Our board of directors consists of seven (7) directors.

The directors will be re-elected at our annual general meeting of shareholders on an annual basis.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

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Board Committees

We established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Copy of our committee charters are to be posted on our corporate investor relations website at https://www.wnw108.com/governance.html prior to our listing on the Nasdaq.

Audit Committee. The audit committee comprises Messrs Xiaoying Mu and Jinfeng He with Ms. Xiaoying Mu serving as chairman. Our board of directors has determined that both Ms. Xiaoying Mu and Ms. Jinfeng He qualify as audit committee financial experts and have the accounting or financial management expertise as defined under Item 407(d)(5) of Regulation S-K and required under Nasdaq Rule 5605(c)(2)(A). We have also determined that Ms. Xiaoying Mu and Ms. Jinfeng He satisfy the “independence” requirements for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and of Nasdaq Rule 5605(a)(2).

Our board of directors has also adopted a written charter for the audit committee which the audit committee reviews and reassesses for adequacy on an annual basis. A copy of the audit committee’s current charter is available at our corporate Website.

Compensation Committee. The Compensation Committee comprises Messrs Lam Kit Lam and Jinfeng He with Mr. Lam Kit Lam serving as chairman. We have also determined that Messrs Lam Kit Lam and Jinfeng He, satisfy the “independence” requirements of Nasdaq Rule 5605(a)(2). The compensation committee oversees the compensation of our chief executive officer and our other executive officers and reviews our overall compensation policies for employees generally. If so authorized by the board of directors, the committee may also serve as the granting and administrative committee under any option or other equity-based compensation plans which we may adopt. The compensation committee does not delegate its authority to fix compensation; however, as to officers who report to the chief executive officer, the compensation committee consults with the chief executive officer, who may make recommendations to the compensation committee. Any recommendations by the chief executive officer are accompanied by an analysis of the basis for the recommendations. The committee will also discuss compensation policies for employees who are not officers with the chief executive officer and other responsible officers. A copy of the compensation committee’s current charter is available at our corporate Website.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee comprises Messrs Xiaoying Mu and Jinfeng He with Ms. Xiaoying Mu serving as chairman. We have also determined that Messrs Xiaoying Mu and Jinfeng He, satisfy the “independence” requirements of Nasdaq Rule 5605(a)(2). The governance and nominating committee is involved in evaluating the desirability of and recommending to the board any changes in the size and composition of the board, evaluation of and successor planning for the chief executive officer and other executive officers. The qualifications of any candidate for director will be subject to the same extensive general and specific criteria applicable to director candidates generally. A copy of the nominating committee’s current charter is available at our corporate Website.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Code of Business Conduct and Ethics is currently available at our corporate website https://www.wnw108.com/governance.html.

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Board Diversity

The table below provides certain information regarding the diversity of our board of directors as of the date of this prospectus.

Board Diversity Matrix
Country of Principal Executive Offices:	China
Foreign Private Issuer	Yes
Disclosure Prohibited under Home Country Law	No
Total Number of Directors	5

	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	2	0	0
Part II: Demographic Background
Underrepresented Individual in Home Country Jurisdiction	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Duties of Directors

Under British Virgin Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association and the class rights vested thereunder in the holders of the shares. Our company has the right to seek damages if a duty owed by our directors is breached. A shareholder may in certain limited exceptional circumstances have the right to seek damages in our name if a duty owed by the directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such shares in our share register.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Terms of Directors and Officers

Our directors may be elected by a resolution of our board of directors, or by an ordinary resolution of our shareholders. Each of our directors will hold office until the expiration of his or her term as provided in the written agreement with our company, if any, and until his or her successor has been elected or appointed. A director will cease to be a director if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found by our company to be or becomes of unsound mind, (iii) resigns his office by notice in writing to the company, or (iv) without special leave of absence from our board, is absent from three consecutive board meetings and our directors resolve that his office be vacated. Our officers are elected by and serve at the discretion of the board of directors.

Interested Transactions

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director shall forthwith disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to all other directors that a director is a member, director, or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure in relation to that transaction.

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Remuneration and Borrowing

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the Company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

Employment Agreements with Named Executive Officers and Directors

We have entered into employment agreements with each of the named executive officers. Under these agreements, each of the named executive officers is employed for a specified time period and is entitled to receive annual salary plus other remuneration, pension insurance, medical insurance, maternity insurance, unemployment insurance, work-related injury insurance, housing provident funds and other benefits pursuant to PRC law. We and the named executive officers may terminate the employment upon mutual agreement. The named executive officers may terminate the employment by giving thirty days advance written notice. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as serious violation of the Company’s rules and regulations, gross neglect of duty and misconduct resulting in large economic losses to the Company, damaging the Company’s image through defamation or disseminating rumors about the Company or its employees outside the Company, We may also terminate the employment for cause, with thirty days advance written notice and one month’s salary, for certain acts of the executive officer, such as illness, non-work related injury resulting in inability to work in the previous position or a newly assigned position after recovery, and inability to perform the assigned work and failure to perform the assigned tasks even after training or adjustment of position. The employment agreements will be terminated upon (1) expiry of the employment, (2) the entitlement of the named executive officers to the pension insurance, (3) the death of the named executive officers, (4) the bankruptcy of the Company pursuant to law, and (5) revocation of the Company’s business license, shutdown of the business pursuant to the order issued by the relevant authority, or earlier dissolution of the Company.

Each named executive officer has agreed not to be involved in a second occupation during the period of employment. Without our prior written consent or related mutual agreement, he shall not, directly or indirectly, hold any position in any other enterprises providing same or similar products or services.

Each named executive officer has agreed to be bound by non-competition restrictions during the term of his employment and for two years following termination of the employment. The executive officers are not allowed to contact our customers for business after termination of the employment and we have the right to bring legal action against them in the event of any losses so caused by their breach of said restrictions.

In addition, each named executive officer has agreed that the title to the intellectual property, including but not limited to patents and copyrights, created by him during the course of his employment, is vested in the Company. In exchange, the Company will compensate him based on the economic returns so derived.

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We have entered into confidentiality agreements with each of the named executive officers. Each named executive officer has agreed (1) not to inquire about the trade secrets which are unrelated to the performance of his work; (2) not to disclose the trade secrets of the Company to any third party; (3) not to allow any third party to use or acquire the trade secrets of the Company, except as required in the performance of his or her duties in connection with the employment or pursuant to the instruction of the Company; (4) not to use the trade secrets of the Company for its own benefits; (5) to hold the trade secrets in strict confidence and report to the Company if the trade secrets are disclosed; and (6) to keep other confidential obligations. As a compensation, each named executive officer is entitled to receive a monthly confidentiality fee of $70.

Each executive officer has agreed to hold, both during and after the termination or expiry of his employment agreement, in strict confidence, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law or the Company’s instruction, any of our trade secrets, the trade secrets of our business partners and customers received by us and for which we have confidential obligations.

We have entered into director agreements with each of our independent director appointees. Their appointments will be effective on the date of close of our Offering and the listing of our Ordinary Shares on the Nasdaq Capital Market. These agreements set forth the services to be provided and compensation to be received by our independent directors, as well as the independent directors’ obligations in terms of confidentiality, non-competition and non-solicitation. Pursuant to these agreements, the directorship of our independent director appointees will last until the earlier of (i) the date on which the director ceases to be a member of our board of directors for any reason or (ii) the next annual meeting of shareholders if the director is not re-elected.

Compensation of Directors

Director Compensation - Non-Employee Directors

We have agreed to pay our independent directors an annual cash retainer of $15,000, subject to terms of the definitive agreements. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity. In addition, we may provide incentive grants of stock, options or other securities convertible into or exchangeable for, our securities. For the year ended December 31, 2022, we paid our non-employee directors, Messrs Alex P. Hamilton and Jiangping (Gary) Xiao $3,750 each as they joined the board of directors on December 14, 2020.

Employee directors will not receive any additional remuneration for serving as directors other than their remuneration as employees of us or. Further pursuant to our employment agreements, we do not provide benefits to these directors upon termination of employment.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	Each person who is known by us to beneficially own more than 5% of our outstanding Ordinary Shares;
●	Each of our director, director nominees and named executive officers;
●	All directors and named executive officers as a group and

In addition, the following table assumes that the over-subscription option has not been exercised.

Our Company is authorized to issue an unlimited number of Ordinary Shares with no par value. The number and percentage of Ordinary Shares beneficially owned are based on 33,361,823 Ordinary Shares issued and outstanding as of the date of this prospectus. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. None of our shareholders as of the date of this prospectus is a record holder in the United States. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at 1602, Building C, Shenye Century Industrial Center, No. 743, Zhoushi Road, Hangcheng Street, Bao’an District, Shenzhen, People’s Republic of China. As of the date of this prospectus, we have 20 shareholders of record.

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Ordinary Shares
Beneficially Owned
	Number	Percent
Directors and Executive Officers
Xinliang Zhang	-	-
Qiulan Li	-	-
Qiufei Chen	-	-
Zihao Liu	-	-
Changbin Xia	30,145,716	90.36%
Lam Kit Lam	-	-
Jinfeng He	-	-
Xiaoying Mu	-	-
Directors and Executive Officers as a Group (8 Persons)	30,145,716	90.36%

5% Beneficial Owners
Changbin Xia	30,145,716	90.36%

Unless otherwise indicated, the business address of each of the individuals is 1602, Building C, Shenye Century Industrial Center No. 743 Zhoushi Road, Hangcheng Street, Bao’an District, Shenzhen, People’s Republic of China.

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SELLING SHAREHOLDER

The following table sets forth the name of the Selling Shareholder, the number of Ordinary Shares owned by the Selling Shareholder immediately prior to the date of this prospectus and the number of Ordinary Shares to be offered by the Selling Shareholder pursuant to this prospectus. The table also provides information regarding the beneficial ownership of our Ordinary Shares by the Selling Shareholder as adjusted to reflect the assumed sale of all of the shares offered under this prospectus.

Percentage of beneficial ownership before this offering is based on 3,361,823 of our Ordinary Shares outstanding as of the date of this prospectus. Beneficial ownership is based on information furnished by the Selling Shareholders. Unless otherwise indicated and subject to community property laws where applicable, the Selling Shareholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by them.

The Selling Shareholder named in the following table, Mr. Changbin Xia, is the Chairman of the Board. The Selling Shareholder is not a broker dealer or an affiliate of a broker dealer. The Selling Shareholder is offering a resale and of an aggregate of 30,000,000 Ordinary Shares. The table below assumes that the Selling Shareholders will sell all of the shares offered for sale hereby.

Name of Selling Shareholders	Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to the Public Offering Prospectus	Number of Shares owned After Offering	Percentage Ownership After Offering
Changbin Xia	30,145,716	30,000,000	145,716*	4.334%

* Mr. Changbin Xia held 145,716 Ordinary Shares via Union International Company Limited, a BVI company controlled by Mr. Xia, with its address at 30 DE CASTRO STREET, WICKHAMS CAY 1, PO BOX 4519, TORTOLA, BRITISH VIRGIN ISLAND.

Note: Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into our Ordinary Shares, or convertible or exercisable into our Ordinary Shares within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.

PLAN OF DISTRIBUTION

We are offering our Ordinary Shares on a best-efforts basis directly from the Company. The terms of this offering will be subject to market conditions and negotiations between us and prospective investors. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us.

We will enter into a securities purchase agreement with the investors purchasing our Ordinary Shares in this offering. There are currently no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Mr. Changbin Xia  will sell the Ordinary Shares on behalf of the Company, and he intends to offer the Ordinary Shares to friends, family members and business acquaintances. [Our directors and officers] will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer:

1.	Our officers and directors not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

4.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or intends primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our officers and directors must restrict their participation to any one or more of the following activities:

(A)	Preparing any written communication or delivering such communication through the mail or other means that does not involve oral solicitation by our officers and directors of a potential purchaser; provided, however, that the content of such communication is approved by our officers and directors;

(B)	Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(C)	Performing ministerial and clerical work involved in effecting any transaction.

Unless disclosed in this prospectus, our officers and directors do not intend to purchase any shares in this offering.

There is no minimum number of securities that must be sold as a condition to closing this offering; the actual number/amount of securities sold in this offering is not presently determinable.

The offering price will be at a fixed price of $[●] per share.

We will pay all of the expenses incident to the registration, offering, and sale of the securities to the public other than commissions or discounts of underwriters, broker-dealers, or agents. This does not include payment for any costs or expenses incurred by shareholders related to ownership or sales of their shares.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

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Selling Shareholder

On October 22, 2024, we entered into the SPA with the Mr. Changbin Xia, pursuant to which, Mr. Xia purchased 30,000,000 Ordinary Shares at a price equal to $0.80 per share.

The Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the SPA to provide customary indemnification to Selling Shareholder.

It is possible that our Ordinary Shares may be sold from time to time by Selling Shareholder in one or more of the following manners:

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	to a broker-dealer as principal and resale by the broker-dealer for its account; or

●	a combination of any such methods of sale.

The Selling Shareholder and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Ordinary Shares by Selling Shareholder or any unaffiliated broker-dealer. Under these rules and regulations, Selling Shareholder and any unaffiliated broker-dealer:

●	may not engage in any stabilization activity in connection with our securities;

●	must furnish each broker which offers shares of our common stock covered by the prospectus and accompanying prospectus that are a part of our Registration Statement with the number of copies of such prospectus and accompanying prospectus which are required by each broker; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the Ordinary Shares by Selling Shareholder and any unaffiliated broker-dealer.

We will pay the expenses incident to the registration under the Securities Act of the resale of the 30,000,000 Ordinary Share by the Selling Shareholder. We estimate that our total expenses for the resale offering will be approximately $195,000.

RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” below are certain transactions for the year ended December 31, 2023, to which we have been a participant and in which the amount involved in the transaction is material to us and the other party/parties is/are : (a) an enterprise/enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with us; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over us, and close members of any such individuals’ family; (d) key management personnel, that is, persons having authority and responsibility for planning, directing and controlling the activities of our Company, including directors and senior management and close members of such individuals’ families; and (e)enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Related parties with transactions and related party relationships

Name of Related Party	Relationship to the Company
Hanwu Yang	Shareholder of the Company
Changbin Xia	Shareholder of the Company
Eternal Horizon International Company Limited	As a shareholder of the Company before December 15, 2020
Mishan City Shenmi Dazhong Management Consulting Partnership (“ShenMi DaZhong”)	Shareholder of the Company
Haiyan Qin, Hui Wang and other 11 individuals	Shareholders of ShenMi DaZhong
Shan’xi Nongbei New Agriculture Technology Co., Ltd	Associated with shareholders of ShenMi DaZhong
Suide Yuanye Agricultural Technology Co., Ltd	Associated with shareholders of ShenMi DaZhong
Dongying Kangwei Trading Co., Ltd	Associated with shareholders of ShenMi DaZhong
Xianyang Lejiajia Lvkang Trading Co., Ltd	Associated with shareholders of ShenMi DaZhong
Xi’an Dongkang Juntong Trading Co., Ltd	Associated with shareholders of ShenMi DaZhong
Shenzhen Benyi Cultural Technology Co., Ltd	Associated with shareholders of ShenMi DaZhong

Due to related parties

As of December 31, 2023, we had amounts due to Eternal Horizon International Company Limited, one of our shareholders before December 15, 2020, of $4,999,550. In the IPO, the underwriter purchased 999,910 Ordinary Shares from Eternal Horizon International Company Limited for $4,999,550. The gross proceeds were wired into our account and was invested in a loan receivable together with net proceeds from IPO.

As of December 31, 2023, we borrowed loans as working capital from our chairman of board Changbin Xia. The balance due to Changbin Xia was $1,410,621 as of December 31, 2023. The loans were interest-free and due on demand.

During the year ended December 31, 2023, the Company purchased $18,310 food products from related parties. As of December 31, 2023, the account payable to these related parties was $15,627. For the year ended December 31, 2023, sales to related parties was $21,215.

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DESCRIPTION OF SHARE CAPITAL

Description of Ordinary Shares

The following is a summary of material provisions of our currently effective memorandum and articles of association as well as the BVI Business Companies Act, as amended from time to time (the “BVI Act”), insofar as they relate to the material terms of our Ordinary Shares. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entirety of our memorandum and articles of association, which have been filed with the U.S. Securities and Exchange Commission as exhibits to our post-effective amendment to the Registration Statement on Form F-1 (File No. 333-248876), initially filed with the U.S. Securities and Exchange Commission on September 17, 2020.

Type and Class of Securities

Our Company is authorized to issue an unlimited number of Ordinary Shares with no par value. The number of Ordinary Shares that have been issued as of December 31, 2022 is provided on the cover of the annual report on Form 20-F filed on May 12, 2023. Our Ordinary Shares may be held in either certificated or uncertificated form.

Preemptive Rights

Our Ordinary Shares are not subject to any pre-emptive or similar rights under the BVI Act or pursuant to our memorandum and articles of association.

Limitations or Qualifications

Not Applicable.

Rights of Other Types of Securities

Not Applicable.

Rights of Ordinary Shares

Ordinary Shares

Our Company is authorized to issue an unlimited number of Ordinary Shares with no par value. As of December 31, 2022, 60,945,313 ordinary shares were issued and outstanding with no par value.

Distributions

Shareholders holding shares in our Company are entitled to receive such dividends as may be declared by our board of directors subject to the BVI Act and the memorandum and articles of association.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with our memorandum and articles of association. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds.

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Calls on shares and forfeiture of Shares

Our board of directors may, on the terms established at the time of the issuance of such shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our memorandum and articles of association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, or by any recognized stock exchange on which our securities are listed.

Transfer of Shares

Subject to any applicable restrictions or limitations arising pursuant to (i) our memorandum and articles of association; or (ii) the BVI Act, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in any other form which our directors may approve (such instrument of transfer being signed by the transferor and containing the name and address of the transferee). The BVI Act also provides that the shares of the Company, whilst listed on a recognized exchange such as the NYSE or Nasdaq, may be transferred without the need for a written instrument of transfer if the transfer is carried out within the laws, rules, procedures and other requirements applicable to shares registered on the recognized exchange and subject to the Company’s memorandum and articles of association and the Listed Companies and Funds Regulations of the British Virgin Islands. There are currently no provisions of the BVI Listed Companies and Funds Regulations in force that would affect this. Our memorandum and articles of association also (save as otherwise provided therein) provide that shares may be dealt with by means of a system utilized for the purposes of holding and transferring of shares in uncertificated form.

Liquidation

As permitted by the BVI Act and our memorandum and articles of association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

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Requirements to Change the Rights of Holders of Ordinary Shares

Variation of Rights Attaching to Shares.

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied only with the consent in writing of, or pursuant to a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Limitations on the Rights to Own Ordinary Shares

There are no limitations under the BVI Act or imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares.

Provisions Affecting Any Change of Control

Anti-Takeover Provisions

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our memorandum and articles of association also do not contain any express prohibitions on the creation and issuance of any preferred shares. Therefore, provided a class of preferred shares has been created in our memorandum and articles of association, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our memorandum and articles of association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

Ownership Threshold

There are no provisions under the BVI Act or under our memorandum and articles of association that govern the ownership threshold above which shareholder ownership must be disclosed.

Differences Between the Law of Different Jurisdictions

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated under the Delaware General Corporation Law in the United States and their shareholders.

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Mergers and Similar Arrangements

The BVI Act provides for mergers as that expression is understood under US corporate law. Common law mergers are also permitted outside of the scope of the BVI Act. Under the BVI Act, two or more companies may either merge into one of such existing companies, or the surviving company, or consolidate with both existing companies ceasing to exist and forming a new company, or the consolidated company. The procedure for a merger or consolidation between the Company and another company (which need not be a BVI company, and which may be the Company’s parent, but need not be) is set out in the BVI Act. The directors of the BVI company or BVI companies which are to merge or consolidate must approve a written plan of merger or consolidation which must also be authorized by a resolution of members (and the outstanding shares of every class of shares that are entitled to vote on the merger or consolidation as a class if the memorandum articles of association so provide or if the plan of merger or consolidation contains any provisions that, if contained in a proposed amendment to the memorandum and articles of association, would entitle the class to vote on the proposed amendment as a class) of the shareholders of the BVI company or BVI companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The Company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the BVI, or the “Registrar”. If the surviving company or the consolidated company is to be incorporated under the laws of a jurisdiction outside BVI, it shall file the additional instruments required under Section 174(2)(b) of the BVI Act. The Registrar then (if she is satisfied that the requirements of the BVI Act have been complied with) registers, in the case of a merger, the articles of merger and any amendment to the memorandum and articles of association of the surviving company and, in the case of a consolidation, the memorandum and articles of association of the new consolidated company and issues a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the BVI Act in respect of the merger or consolidation). The merger or consolidation is effective on the date that the articles of merger or consolidation are registered by the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation but if the surviving company or the consolidated company is a company incorporated under the laws of a jurisdiction outside the BVI, the merger or consolidation is effective as provided by the laws of that other jurisdiction.

As soon as a merger or consolidation becomes effective (inter alia), (a) the surviving company or consolidated company (so far as is consistent with its amended memorandum and articles, as amended or established by the articles of association of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its amended memorandum and articles of association are contained in the articles of merger; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any shareholder, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger or consolidation by or against a constituent company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by the merger or consolidation, but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the shareholder, director, officer or agent thereof, as the case may be or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company but if the surviving company or the consolidated company is incorporated under the laws of a jurisdiction outside the BVI, the effect of the merger or consolidation is the same as noted previously except in so far as the laws of the other jurisdiction otherwise provide.

The Registrar shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation (save that this shall not apply to a foreign company).

If the directors determine it to be in the best interests of the Company, it is also possible for a merger to be approved as a court approved plan of arrangement or as a scheme of arrangement in accordance with (in each such case) the BVI Act. The convening of any necessary shareholders meetings and subsequently the arrangement must be authorized by the BVI court. A scheme of arrangement requires the approval of 75% of the votes of the shareholders or class of shareholders, as the case may be. If the effect of the scheme is different in relation to different shareholders, it may be necessary for them to vote separately in relation to the scheme, with it being required to secure the requisite approval level of each separate voting group. Under a plan of arrangement, a BVI court may determine what shareholder approvals are required and the manner of obtaining the approval.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands Law. These are summarized below:

Prejudiced Members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the BVI Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.

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Derivative Actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the BVI Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;

●	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

●	whether the action is likely to proceed;

●	the cost of the proceedings; and

●	whether an alternative remedy is available.

Just and Equitable Winding Up

In addition to the statutory remedies outlined above, shareholders can also petition the British Virgin Islands Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our memorandum and articles of association provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

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This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Memorandum and Articles of Association

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our memorandum and articles of association also do not contain any express prohibitions on the creation and issuance of any preferred shares. Therefore, provided a class of preferred shares has been created in our memorandum and articles of association, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our memorandum and articles of association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.

Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

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Pursuant to the BVI Act and our memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

●	(a) vote on a matter relating to the transaction;

●	(b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

●	(c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our memorandum and articles of association allow our shareholders holding 30% or more of the votes of the issued and outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under British Virgin Islands law to hold shareholders’ annual general meetings, but our memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the British Virgin Islands law, our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed from office, with or without cause, by a resolution of shareholders. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

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Transactions With Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our memorandum and articles of association fails to expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or directors, provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our memorandum and articles of association be effected by resolution of directors without shareholder approval.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our memorandum and articles of association may be amended by a resolution of shareholders or by resolution of directors, save that no amendment may be made by resolution of directors (i) to restrict the rights or powers of the shareholders to amend the memorandum and articles of association, (ii) to change the percentage of shareholders required to pass a resolution of shareholders to amend the memorandum and articles of association, (iii) in circumstances where the memorandum and articles of association cannot be amended by the shareholders, or (iv) to clauses 7, 8, 9 or 12 of our memorandum of association. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

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We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act (as revised). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Changes in Capital

Subject to the BVI Act and our memorandum and articles of association, we may from time to time by resolution of our board of directors or resolution of members (as may be appropriate):

●	amend our memorandum to increase or decrease the maximum number of Ordinary Shares we are authorized to issue;

●	divide our authorized and issued Ordinary Shares into a larger number of Ordinary Shares;

●	combine our authorized and issued Ordinary Shares into a smaller number of Ordinary Shares; and

●	create new classes of shares with preference to be determined by resolution of the board of directors to amend the memorandum and articles to create new classes of shares with such preferences at the time of authorization.

Taxation

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to an investment in our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non U.S. tax laws, state, local and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of Sichenzia Ross Ference LLP, our U.S. Tax counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law, and of Beijing Dacheng Law Offices, LLP (Fuzhou), our PRC counsel, insofar as it relates to legal conclusions with respect to matters of PRC Enterprise Taxation below.

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The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Share and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

We are a holding company incorporated in the British Virgin Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiaries. The PRC Enterprise Income Tax Law (“EIT Law”) and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

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Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although Wunong Technology Company Limited does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of the Company and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of Wunong, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that Wunong and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. We are unable to provide a “will” opinion because Beijing Dacheng Law Offices, LLP, our PRC counsel, believes that it is more likely than not that the Company and its offshore subsidiaries would be treated as a non-resident enterprise for PRC tax purposes because they do not meet some of the conditions out lined in SAT Notice. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of the prospectus. Therefore we believe that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income.

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See “Risk Factors - Risks Related to Doing Business in the People’s Republic of China - If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Our Company pays an EIT rate of 25% for Meiwu Shenzhen. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that Meiwu Shenzhen a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our Ordinary Shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

British Virgin Islands Taxation

Under British Virgin Islands law as currently in effect, there is no BVI tax applicable to a holder of Ordinary Shares who is not a resident of the British Virgin Islands on dividends paid with respect to the Ordinary Shares and none of the holders of Ordinary Shares are liable to the British Virgin Islands for income tax on gains realized during that year on sale or disposal of such shares. The British Virgin Islands does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the BVI Act.

There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands on companies incorporated or re-registered under the BVI Act or persons not resident in the British Virgin Islands. In addition, shares of companies incorporated or re-registered under the BVI Act are not subject to transfer taxes, stamp duties or similar charges where the Company and other companies within its group are not BVI land owning companies for the purposes of the BVI Act.

There is no income tax treaty currently in effect between the United States and the British Virgin Islands or between China and the British Virgin Islands.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to mark-to-market;

●	U.S. expatriates;

●	tax-exempt entities;

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●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting shares (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation; or

●	persons holding our Ordinary Shares through partnerships or other pass-through entities.

The discussion set forth below is addressed only to U.S. Holders that purchased our Ordinary Shares. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus. Non-corporate U.S. Holders will also be subject to the 3.8% Net Investment Income Tax if their income exceeds the threshold amounts for such tax.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The Net Investment Income Tax also applies to capital gains.

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Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will be eligible for (a) reduced tax rates of 0% (for individuals in the 10% or 15% tax brackets), (b) higher tax rates of 20% (for individuals in the 39.6% tax bracket) or (c) 15% for all other individuals. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Based on our current and anticipated operations and the composition of our assets, we do not expect to be treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our current taxable year. We will make this determination following the end of any particular tax year.

Although the law in this regard is unclear, we are treating Meiwu Shenzhen as being owned by us for United States federal income tax purposes, because we are deemed as the primary beneficiary of Meiwu Shenzhen and are able to consolidate their results of operations in our consolidated financial statements under U.S. GAAP, because of the VIE Agreement. As of the date of this prospectus, the VIE Agreements, as a whole, have not been tested in any PRC court. There is no guarantee that these contractual arrangements, as a whole, would be enforceable if they were tested in a PRC court. Assuming that we are the owner of Meiwu Shenzhen under the PFIC rules of the U.S. federal income tax laws, and based upon our income and assets, and the value of our Ordinary Shares, we do not believe that we were a PFIC for the taxable year ended December 31, 2022 or that we will be a PFIC for the taxable year ending December 31, 2023 and we do not anticipate becoming a PFIC in the foreseeable future.

The U.S. Internal Revenue Code provides that the income and assets of an affiliated company are taken into account (on a proportionate basis) in determining the PFIC status of a foreign corporation if the affiliate is more than 25% “owned” by the foreign corporation. The U.S. Internal Revenue Service has not to our knowledge take a position on whether a VIE such as Meiwu Shenzhen should be treated as “owned” by us for this purpose. In regulations promulgated under provisions requiring certain U.S. persons to report their ownership of foreign entities, the IRS acknowledged that a VIE may under accepted accounting practices be consolidated with another entity for financial accounting purpose, but it declined to extend reporting obligations to U.S. taxpayers with respect to such entities. The Internal Revenue Service also did not address VIE’s when, in July of 2019, it proposed regulations concerning the treatment of income and assets of a look-through subsidiary for purposes of determining whether a foreign corporation is a PFIC. Accordingly, the law on this question remains unresolved. If it were determined that we do not own the stock of our variable interest entities for United States federal income tax purposes, we may be treated as a PFIC.

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Because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will also depend in large part on the market price of our Ordinary Shares. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for any taxable year during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of your taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq. If the Ordinary Shares are regularly traded on the Nasdaq and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

151

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

Transfer agent and registrar

Our transfer agent and registrar is Transhare Corporation. Its address is 17755 North US Highway 19 Suite 140, Clearwater, Fl 33764 and its telephone number is (303) 662-1112.

152

EXPENSES

Set forth below is an itemization of the total expenses expected to be incurred by us in connection with the offer and sale of the securities. With the exception of the SEC registration fee, all amounts are estimates:

SEC registration fee	$7,811
Printer fees and expenses	$1,000
Legal fees and expenses	$80,0000
Accounting and professional fees and expenses	$15,0000
Miscellaneous	$2,000
Total	$104,011

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to PRC law will be passed upon for us by Beijing Dacheng Law Offices, LLP (Fuzhou). Hunter Taubman Fischer & Li LLC may rely upon Conyers Dill & Pearman with respect to matters governed by British Virgin Islands law and Beijing Dacheng Law Offices, LLP (Fuzhou) with respect to matters governed by PRC law.

EXPERTS

The financial statements incorporated by reference in this prospectus have been audited by Enrome LLP, an independent registered public accounting firm, and is included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

153

ENFORCEABILITY OF CIVIL LIABILITIES

All of our officers and directors are residents of PRC or elsewhere outside of the U.S.,   and the majority of our assets and the assets of such persons are located outside the U.S. As a result, it may be difficult for investors in the U.S. to effect service of process within the U.S. upon such directors, officers and representatives of experts who are not residents of the U.S. or to enforce against them judgments of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities laws of any state within the U.S.

The majority of our operations and records are located and reside outside of the U.S. Our shareholders have limited ability to assert and collect on claims in litigation against us and our principals. In addition, corporate organization and structure could further impede the ability of a person to prove a claim or collect on a judgment against the Company. Finally, China has very restrictive secrecy laws that prohibit the delivery of many of the financial records maintained by a business located in China to third parties absent Chinese government approval. Since discovery is an important part of proving a claim in litigation, and since most if not all of the Company’s records are in China, Chinese secrecy laws could frustrate efforts to prove a claim against the Company or its management. In order to commence litigation in the United States against an individual such as an officer or director, that individual must be served. While directors and officers of a Delaware corporation are routinely served for purposes of a suit against them in Delaware for breach of fiduciary duty and there are means of serving individuals who reside outside the United States in other litigation, generally service requires the cooperation of the country in which a defendant resides. China has a history of failing to cooperate in efforts to effect such service upon Chinese citizens in China. These and other similar PRC laws and regulations could substantially impair our shareholders abilities to investigate and prosecute claims against our Company, our officers and our directors.

154

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Ordinary Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited interim financial information.

We maintain a corporate website at www.wnw108.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

155

INDEX TO FINANCIAL STATEMENTS

MEIWU TECHNOLOGY COMPANY LIMITED AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

MEIWU TECHNOLOGY COMPANY LIMITED

CONSOLIDATED BALANCE SHEETS

		December 31,	December 31,
	Note	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents		$16,060,686	$23,716,768
Restricted cash		1,361	-
Accounts receivable, net	5	2,874,494	4,043,473
Due from related party	13	117,141	-
Advances to suppliers, net		774,467	1,382,172
Inventories, net		95,124	344,823
Other current assets	6	465,480	386,954
Total Current Assets		20,388,753	29,874,190
Non-Current Assets:
Property and equipment, net	7	76,470	183,386
Right-of-use assets	11	119,056	227,603
Deferred Offering Costs		-	9,893
Goodwill	8	-	7,700,569
Total Non-Current Assets		195,526	8,121,451
TOTAL ASSETS		20,584,279	37,995,641

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term loan	9	294,370	332,309
Accounts payable	10	2,547,805	4,990,647
Contract liabilities		1,004,832	747,093
Lease liabilities	11	119,434	107,467
Tax Payable		429,485	204,232
Accrued expenses and other current liabilities		3,115,282	1,964,469
Total Current Liabilities		7,511,208	8,346,217
Non-Current Liabilities:
Due to related parties	13	3,912,606	3,679,717
Long-term loan	9	123,945	218,722
Convertible notes	14	-	5,550,607
Lease liabilities	11	20,613	144,163
Total Non-Current Liabilities		4,057,164	9,593,209
TOTAL LIABILITIES		11,568,372	17,939,426

Commitment and Contingencies	17

STOCKHOLDERS’ EQUITY	12
Ordinary shares, no par value, unlimited shares authorized; 2,923,325 and 1,741,295 shares issued and outstanding as of December 31, 2023 and 2022, respectively*		-	-
Additional paid-in capital		44,515,833	38,571,534
Accumulated deficit		(33,147,714)	(17,081,329)
Accumulated other comprehensive loss		(1,953,766)	(1,281,864)
Equity attributable to owners of the Company		9,414,353	20,208,341
Non-controlling interests		(398,446)	(152,126)
TOTAL STOCKHOLDERS’ EQUITY		9,015,907	20,056,215

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$20,584,279	$37,995,641

*	The shares and per share data are presented on a retroactive basis to reflect the Company’s Share Consolidation. (Note 12)

See accompanying notes to consolidated financial statements.

F-2

MEIWU TECHNOLOGY COMPANY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE (LOSS)INCOME

		For the years ended
		December 31,
	Note	2023	2022	2021

REVENUE
Product revenue		$2,513,483	$2,144,218	$12,145,532
Service revenue		8,463,946	8,834,353	112,919
Total revenue		10,977,429	10,978,571	12,258,451

COST OF REVENUE
Product revenue		737,158	1,905,037	9,343,477
Service revenue		7,657,206	7,898,846	75,129
Total cost of revenue		8,394,364	9,803,883	9,418,606
GROSS PROFIT		2,583,065	1,174,688	2,839,845

OPERATING EXPENSES
Sales and Marketing Expenses		1,459,792	1,081,567	1,473,719
General and Administrative Expenses		2,532,860	2,802,132	2,015,215
Research and Development Expenses		107,199	1,030,359	452,608
Total operating expenses		4,099,851	4,914,058	3,941,542
LOSS FROM OPERATIONS		(1,516,786)	(3,739,370)	(1,101,697)

Assets impairment loss		(14,698,853)	(6,736,684)	(144,520)
(Loss) Gain on disposal of subsidiary		(28,648)	14,002	26,049
Other (loss) income, net		138,822	(546,655)	102,582
LOSS BEFORE INCOME TAX		(16,105,465)	(11,008,707)	(1,117,586)
Provision for Income Taxes	15	207,240	211,144	-
NET LOSS		(16,312,705)	(11,219,851)	(1,117,586)
Less: net loss attributable to non-controlling interest		(246,321)	(147,835)	(35,640)
NET LOSS ATTRIBUTABLE TO THE OWNERS’ COMPANY		(16,066,384)	(11,072,016)	(1,081,946)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign Currency Translation Adjustment		(671,902)	(1,535,600)	402,273
TOTAL COMPREHENSIVE LOSS		$(16,984,607)	$(12,755,451)	$(715,313)

LOSS PER SHARE – BASIC AND DILUTED*		$(6.54)	$(10.04)	$(0.97)
WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED*		2,596,687	1,269,876	738,613

*	The shares and per share data are presented on a retroactive basis to reflect the Company’s Share Consolidation. (Note 12)

See accompanying notes to consolidated financial statements.

F-3

MEIWU TECHNOLOGY COMPANY LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2023, 2022 and 2021

					Accumulated
	Ordinary Shares		Additional		Other	Non-
	Number of Shares*	Amount	Paid-in Capital	Accumulated Deficit	Comprehensive Income/(Loss)	controlling interests	Total
Balance as of December 31, 2020	714,286	$-	$21,977,682	$(4,927,367)	$(148,537)	$-	$16,901,778
Ordinary Shares issued for the acquisitions	227,679	-	-	-	-	-	-
Capital Contributions	-	-	1,408,013	-	-	-	1,408,013
Disposal of subsidiaries	-	-	-	-	-	31,349	31,349
Net Loss	-	-	-	(1,081,946)	-	(35,640)	(1,117,586)
Foreign Currency Translation Adjustments	-	-	-	-	402,273	-	402,273
Balance as of December 31, 2021	941,965	$-	$23,385,695	$(6,009,313)	$253,736	$(4,291)	$17,625,827

Ordinary Shares issued for the acquisitions	799,330	-	15,132,000	-	-	-	15,132,000
Capital Contributions	-	-	53,839	-	-	-	53,839
Net Loss	-	-	-	(11,072,016)	-	(147,835)	(11,219,851)
Foreign Currency Translation Adjustment	-	-	-	-	(1,535,600)	-	(1,535,600)
Balance as of December 31, 2022	1,741,295	-	38,571,534	(17,081,329)	(1,281,864)	(152,126)	20,056,215
Issuance of ordinary shares on conversion of convertible notes	1,134,997	-	-	-	-	-	-
Ordinary Shares issued for the acquisitions	47,033	-	5,772,425	-	-	-	5,772,425
Capital Contributions	-	-	171,874	-	-	-	171,874
Net Loss	-	-	-	(16,066,384)	-	(246,321)	(16,312,705)
Foreign Currency Translation Adjustment	-	-	-	-	(671,902)	-	(671,902)
Balance as of December 31, 2023	2,923,325	-	44,515,833	(33,147,713)	(1,953,766)	(398,447)	9,015,907

*	The shares and per share data are presented on a retroactive basis to reflect the Company’s Share Consolidation. (Note 12)

See accompanying notes to consolidated financial statements.

F-4

MEIWU TECHNOLOGY COMPANY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended
	December 31,
	2023	2022	2021

Cash flows from operating activities:
Net Loss	$(16,312,705)	$(11,219,851)	$(1,117,586)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	183,097	87,973	388,319
Gains on withdrawal of right-of-use assets	-	-	(53,816)
Interest expense for convertible notes	221,788	-	-
Bad debt expense	349,419	491,868	144,520
Gain on disposal of subsidiaries	28,648	(14,002)	(26,049)
Impairment of goodwill	7,362,187	6,244,555	-
Change in operating assets and liabilities:
Account receivable, net	1,026,666	(4,102,339)	17,009
Prepaid expenses	2,104	-	-
Inventories, net	240,497	88,132	1,124,567
Other current assets	(198,684)	(345,447)	(176,613)
Advances to suppliers, net	366,038	(1,150,942)	361,443
Rent deposit	-	-	44,347
Accounts payable	(2,306,527)	3,331,146	(4,123,850)
Contract liabilities	279,817	(406,624)	(4,251,510)
Tax payable	231,703	204,232	33,690
Lease liabilities	(104,678)	232,562	(256,432)
Accrued expenses and other current liabilities	1,207,791	1,036,397	(799,545)
Net cash used in operating activities	(7,422,839)	(5,522,340)	(8,691,506)

Cash flows from investing activities:
Proceeds from the investment in loan receivable	-	-	26,500,000
Purchase of property and equipment	(5,539)	(25,916)	(81,197)
Net cash (used in) provided by investing activities	(5,539)	(25,916)	26,418,803

Cash flows from financing activities:
(Payment to) Proceeds from related parties loans	222,218	(2,763,012)	(750,490)
Proceeds from convertible promissory notes	-	5,550,607	-
Proceeds from borrowings	-	285,255	455,756
Repayment of Bank loans	(117,298)	(195,350)	-
Capital contributions	171,874	-	1,408,013
Net cash provided by financing activities	276,794	2,877,500	1,113,279

Effect of changes of foreign exchange rate on cash	(503,137)	(246,808)	765,792

Net (decrease) increase in cash	(7,654,721)	(2,917,564)	19,606,368

Cash and cash equivalents at the Beginning of financial year	23,716,768	26,634,332	7,027,964

Cash and cash equivalents at the end of financial year	$16,062,047	$23,716,768	$26,634,332

SUPPLEMENTARY CASH FLOW INFORMATION:
Right of use assets obtained in exchange for operating lease liabilities	-	302,631	37,270
Deferred offering cost reduces additional paid-in capital	$-	$(9,893)	$-

See accompanying notes to consolidated financial statements.

F-5

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS BACKGROUND

Meiwu Technology Company Limited (“Meiwu” or the “Company”), formerly known as Wunong Net Technology Co., Ltd is a holding company incorporated under the laws of British Virgin Islands on December 4, 2018. Through contractually controlled and managed company, Meiwu Zhishi Technology (Shenzhen) Co., Ltd, formerly known as Wunong Technology (Shenzhen) Co., Ltd (“Meiwu Shenzhen”) and its subsidiaries, the Company operates an electronic online platform designed to provide primarily Clean Food to customers in China.

On February 15, 2019, the Company acquired all shares of Shenzhen Vande Technology Co., Limited (“Vande”) pursuant to the Instrument of Transfer, Sold Note and Bought Note recorded with Registrar of Companies in Hong Kong Special Administration Region (SAR).

Vande, incorporated on April 6, 2017 in Hong Kong, incorporated Guo Gang Tong (“WFOE”) in the People’s Republic of China with a registered capital of RMB 5,000,000 on December 28, 2018.

On March 2, 2019, WFOE entered into a series of contractual agreements with Meiwu Shenzhen, a company incorporated in the People’s Republic of China on June 16, 2015 with a registered capital of RMB 5,000,000. These agreements include an Exclusive Technology Consulting Services Agreement, an Equity Interest Pledge Agreement, an Exclusive Purchase Rights Agreement, and a Proxy Agreement, and allow us to:

●	exercise effective control over Meiwu Shenzhen;
●	receive substantially all of the economic benefits of Meiwu Shenzhen; and
●	have an exclusive option to purchase all or part of the equity interests in Meiwu Shenzhen when and to the extent permitted by PRC law.

As a result of these contractual arrangements, we have become the primary beneficiary of Meiwu Shenzhen, and we treat Meiwu Shenzhen as a Variable Interest Entity (“VIE”) in accordance with the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”, because the equity investments in Meiwu Shenzhen no longer have the characteristics of a controlling financial interest, and the Company, through WFOE, is the primary beneficiary of Meiwu Shenzhen. Accordingly, Meiwu Shenzhen has been consolidated.

Since Meiwu Technology Company Limited and its subsidiaries are effectively controlled by the same controlling shareholders before and after the Reorganization, they are considered to be under common control. The above-mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

F-6

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS BACKGROUND (CONTINUED)

On September 29, 2020, Meiwu Shenzhen, together with two individuals, Guoming Huang (“Huang”) and Yafang Liu (“Liu”), established a new Shanghai subsidiary, Wude Agricultural Technology (Shanghai) Co., Ltd (“Wude Shanghai”). Wude’s registered capital is RMB 20 million (approximately, $3.1 million) and its equity interests are divided among Meiwu Shenzhen (51%), Liu (25%) and Huang (24%). Meiwu Shenzhen transferred the 51% ownership interest to Huang and Liu on December 15, 2020 and repurchased the 51% ownership interest on January 28, 2021.

On October 20, 2020, Meiwu Shenzhen entered into an Equity Transfer Agreement to acquire 51% equity interests in a newly-incorporated company, Baode Supply Chain (Shenzhen) Co., Ltd (“Baode”). Baode’s registered capital is RMB 5 million (approximately $781,466) and its equity interest is divided among Meiwu Shenzhen (51%), Shiliang Ma (30%) and Yongqiang He (19%). Meiwu Shenzhen transferred the 100% ownership interest to Yafang Liu on December 15, 2020 and repurchased the ownership interest on January 19, 2021. Baode’s registered capital was increased to RMB 30 million (approximately $4.6 million) on April 29, 2021.

On November 4, 2020, Meiwu Shenzhen incorporated a wholly-owned subsidiary, Wunong Technology (Liaoning) Co., Ltd (“Wunong Liaoning”). Wunong Liaoning’s registered capital is RMB 8.88 million (approximately US$1.4 million). Meiwu Shenzhen transferred the 100% ownership interest to Ze Yu on December 11, 2020 and repurchased the ownership interest on January 27, 2021. Wunong Liaoning was stopped business on December 26, 2022.

On December 10, 2020, Meiwu Shenzhen incorporated a wholly-owned subsidiary, Wunong Technology (Shaanxi) Co., Ltd (“Wunong Shaanxi”). Wunong Shaanxi’s registered capital is RMB 8.8 million (approximately $1.3 million). Meiwu Shenzhen transferred the 100% ownership interest to Haiyan Qin on December 14, 2020 and repurchased the ownership interest on January 26, 2021.

On December 17, 2020, the Company completed the initial public offering (“IPO”) of 5,000,000 Ordinary Shares at a price of $5.00 per share to the public for a total of US$25,000,000 of gross proceeds. In addition, the underwriters purchased 999,910 ordinary shares from a selling shareholder for $4,999,550 for a total of US$29,999,550 in total gross proceeds from the offering. The Company’s ordinary shares began trading on the Nasdaq Capital Market on December 15, 2020 under the symbol “WNW”.

On November 23, 2021, the Company entered into a Stock Purchase Agreement (“SPA”) with Boxinrui International Holdings Limited (the “Anxin BVI”) to acquire Beijing Anxin Jieda Logistics Co., Ltd. (“Anxin”). As of March 11, 2022, Anxin BVI failed to deliver the audited financial statements of Anxin for the year ended December 31, 2020 and 2019. The parties entered into a termination agreement, (the “Termination Agreement”) pursuant to terminate the transaction.

F-7

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS BACKGROUND (CONTINUED)

On December 28, 2021, Meiwu Shenzhen sold the 51% equity interests of Baode Supply Chain (Shenzhen) Co., Ltd to Mr. Shiliang Ma, who held 30% ownership of Baode with the amount of RMB 200,000 (approximately $31,405). Upon the consummation of the sale of 51% equity shares in Baode, Meiwu Shenzhen ceased to hold shares in Baode and Baode was no longer a majority controlled subsidiary of Meiwu Shenzhen.

On March 31, 2022, the Company entered into a Stock Purchase Agreement (“SPA”) with Magnum International Holdings Limited (the “Yundian BVI”) to acquire Dalian Yundian Zhiteng Technology Company Limited (“Yundian”). Upon the closing, the Company shall deliver to the Yundian BVI total consideration of US$8.1 million to be paid in ordinary shares, no par value (“Ordinary Shares”), of the Company, at a price of US$0.9 per share, for a total of 9,000,000 Ordinary Shares (“Share Consideration”) provided. The closing of the Yundian SPA occurred on April 19, 2022.

On May 12, 2022, Meiwu Shenzhen, together with Shenzhen Heme Enterprise Consulting Partnership (limited partnership) (“Heme Consulting”), established a new Shenzhen subsidiary, Heme Brand Chain Management (Shenzhen) Co., Ltd. (“Heme Shenzhen”). Heme Shenzhen’s registered capital is RMB 10 million (approximately, $1.5 million) and its equity interests are divided among Meiwu Shenzhen (51%) and Heme Consulting (49%).

On June 23, 2022, the Company entered into a Stock Purchase Agreement (“SPA”) with Mahaotiaodong Information Technology Company Limited (the “Mahao BVI”) to acquire Code Beating (Xiamen) Technology Company Limited (“Code Beating”). Upon the closing, the Company shall deliver to the Mahao BVI total consideration of US$6 million to be paid in ordinary shares, no par value (“Ordinary Shares”), of the Company, at a price of US$0.6 per share, for a total of 10,000,000 Ordinary Shares (“Share Consideration”) provided. The closing of the Mahao SPA occurred on June 23, 2022.

On July 22, 2022, Heme Shenzhen established a new Shenzhen subsidiary, Heme Catering Management (Shenzhen) Co., Ltd (“Heme Catering”). Heme Catering’s registered capital is RMB 10 million (approximately, $1.5 million) and its equity interests are wholly-owned by Heme Shenzhen.

On October 31, 2022, the Company changed the name from “Wunong Technology (Shenzhen) Co,. Ltd” to Meiwu Zhishi Technology (Shenzhen) Co,. Ltd.

On December 12, 2022, the Company entered into a Stock Purchase Agreement (“SPA”) with Xinfuxin International Holdings Limited (the “Yuanxing BVI”) to acquire Hunan Yuanxing Chanrong Technology Co., Ltd (“Yuanxing”). Upon the closing, the Company shall deliver to the Yuanxing BVI total consideration of US$9.6 million to be paid in ordinary shares, no par value (“Ordinary Shares”), of the Company, at a price of US$0.8 per share, for a total of 12,000,000 Ordinary Shares (“Share Consideration”). The closing of the Yuanxing SPA occurred on December 23, 2022.

F-8

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS BACKGROUND (CONTINUED)

As of December 31, 2023, details of the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities

Meiwu Technology Company Limited (“Meiwu” or the “Company”, formerly known as Wunong Net Technology Company Limited)	December 4, 2018	British Virgin Islands	Parent	Holding Company

Shenzhen Vande Technology Co., Limited (“Vande”)	April 6, 2017	Hong Kong	100	Holding Company

Magnum International Holdings Limited (“Yundian BVI”)	July 30, 2021	British Virgin Islands	100	Holding Company

Mahaotiaodong Information Technology Company Limited (“Mahao BVI”)	December 29, 2021	British Virgin Islands	100	Holding Company

Xinfuxin International Holdings Limited (“Yuanxing BVI”)	June 27, 2018	British Virgin Islands	100	Holding Company

Guo Gang Tong Trade (Shenzhen) Co., Ltd (“WFOE”)	December 28, 2018	Shenzhen, China	100	Holding Company

Yun Tent Technology Company Limited (“YunTent”)	August 10, 2021	Hong Kong	100% owned by Yundian BVI	Holding Company

DELIMOND Limited (“DELIMOND”)	January 3, 2019	Hong Kong	100% owned by Mahao BVI	Holding Company

F-9

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS BACKGROUND (CONTINUED)

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities

Antai Medical Limited (“Antai”)	January 20, 2017	Hong Kong	100% owned by Yuanxing BVI	Holding Company

Dalian Yundian Zhiteng Technology Company Limited (“Yundian”)	April 8, 2020	Dalian, China	100% owned by YunTent	Technology service

Code Beating (Xiamen) Technology Company Limited (“Code Beating”)	May 21, 2020	Xiamen, China	100% owned by DELIMOND	Short messages service

Hunan Yuanxing Chanrong Technology Co., Ltd (“Yuanxing”)	April 25, 2019	Chenzhou, China	100% owned by Antai	Technology service, fruits and frozen products sales

Meiwu Zhishi Technology (Shenzhen) Co., Ltd (“Meiwu Shenzhen”, formerly known as Wunong Technology (Shenzhen) Co., Ltd)	June 16, 2015	Shenzhen, China	VIE	An electronic online platform designed to provide primarily Clean Food to customers in China

Meiwu Catering Chain Management (Shenzhen) Co., Ltd (“Meiwu Catering”, formerly known as Wunong Catering Chain Management (Shenzhen) Co., Ltd)	November 27, 2018	Shenzhen, China	100% owned by Meiwu Shenzhen	Restaurant service, food sales

Wude Agricultural Technology (Shanghai) Co., Ltd (“Wude Shanghai”)	September 29, 2020	Shanghai, China	51% owned by Meiwu Shenzhen	Food selling, agricultural products purchase and wholesale

Heme Brand Chain Management (Shenzhen) Co., Ltd. (“Heme Shenzhen”)	May 12, 2022	Shenzhen, China	100% owned by Meiwu Shenzhen	Drink sales

Heme Catering Management (Shenzhen) Co., Ltd (“Heme Catering”)	July 22, 2022	Shenzhen, China	100% owned by Heme Shenzhen	Drink sales

Shenzhen Jiayuan Liquor Sales Co., Ltd. (“Shenzhen Jiayuan”)	May 4, 2023	Shenzhen, China	70% owned by Meiwu Shenzhen	Alcohol sales

The Company believes that the contractual arrangements with its VIE and their respective shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the ownership structure, contractual arrangements and business of the Company, WFOE or Meiwu Shenzhen are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating the income or the income of WFOE and Meiwu Shenzhen, revoking the business licenses or operating licenses of WFOE or Meiwu Shenzhen, discontinuing or placing restrictions or onerous conditions on our operations, requiring the Company to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from our offerings to finance the business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to the business operations and severely damage our reputation, which would in turn materially and adversely affect the business, financial condition and results of operations. If any of these occurrences results in the inability to direct the activities of Meiwu Shenzhen, and/or the failure to receive economic benefits from Meiwu Shenzhen, the Company may not be able to consolidate their results into the consolidated financial statements in accordance with U.S. GAAP.

F-10

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. LIQUIDITY

The Company had cash of $16,062,047 and $23,716,768 as of December 31, 2023 and 2022, respectively. Net loss was $16.3 million and $11.2 million for years ended December 31, 2023 and 2022. The Company had working capital of $12.9 million and $21.5 million as of December 31, 2023 and 2022, respectively. The Company have funded working capital and other capital requirements primarily by equity contributions from shareholders. Cash is required to pay purchase costs for inventory, salaries, selling expenses, rental expenses, income taxes, and other operating expenses.

In assessing liquidity, management monitors and analyses cash on hand, ability to generate sufficient revenue sources in the future, and operating and capital expenditure commitments. In 2023, major shareholders have contributed approximately $171,874 to the Company.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

● Basis of presentation and principles of consolidation

These accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied. The consolidated financial statements include the accounts of the Company, its subsidiaries, and the VIE. All intercompany balances and transactions between the Company, its subsidiaries and the VIE are eliminated upon consolidation.

● Consolidation of Variable Interest Entity

A VIE is an entity that either has a total equity investment that is insufficient to finance its activities without additional subordinated financial support, or whose equity investments lack the characteristics of a controlling financial interest, such as through voting rights, and the right to receive the expected residual returns of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary of, and must consolidate, the VIE.

Guo Gang Tong Trade (Shenzhen) Co., Ltd is deemed to have a controlling financial interest in and be the primary beneficiary of Meiwu Shenzhen because it has both of the following characteristics:

(1)	The power to direct activities at Meiwu Shenzhen that most significantly impact such entity’s economic performance, and
(2)	The right to receive benefits from Meiwu Shenzhen that could potentially be significant to such entity.

Pursuant to the contractual arrangements with Meiwu Shenzhen, Meiwu Shenzhen pays service fees equal to all of its net profit after tax payments to WFOE. Such contractual arrangements are designed so that Meiwu Shenzhen operates for the benefit of Guo Gang Tong Trade (Shenzhen) Co. Ltd and ultimately, the Company.

F-11

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

● Consolidation of Variable Interest Entity (continued)

Accordingly, the accounts of the Meiwu Shenzhen and its subsidiaries are consolidated in our financial statements pursuant to ASC 810-10, Consolidation. In addition, their financial positions and results of operations are included in our financial statements. The carrying amount of this VIE’s assets and liabilities are as follows:

	December 31,	December 31,
	2023	2022
Current assets	$485,789	$702,484
Property and equipment, net	71,121	180,072
Right of Use Lease Assets, net	119,056	227,603
Other non-current assets	-	115,186
Total assets	675,966	1,225,345
Total current liabilities	6,836,474	6,127,461
Total non-current liabilities	386,329	362,885

	For the years ended
	December 31,
	2023	2022	2021
Revenue	$2,457,246	$1,738,752	$12,258,451
Cost of revenue	747,206	1,309,778	9,418,606
Operating expenses	2,988,017	2,667,254	3,923,748
Net loss	(1,435,993)	(2,695,110)	(1,099,792)

	December 31,
	2023	2022	2021
Net cash provided by (used in) operating activities	$(199,661)	$238,434	$(8,500,703)
Net cash used in investing activities	(1,745)	-	(81,197)
Net cash (used in) provided by financing activities	111,051	(856,123)	1,826,612
Effect of changes of foreign exchange rate on cash	(2,711)	292,532	155,891
Net decrease in cash and cash equivalents	(93,066)	(325,157)	(6,599,397)

F-12

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

● Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include, but are not limited to, valuation of inventory, and recoverability of carrying amount and the estimated useful lives of fixed assets, and implicit interest rate of operating leases.

● Business combinations

The Company accounted for its business combination using the acquisition method of accounting in accordance with ASC 805 “Business Combinations”. The cost of an acquisition is measured as the aggregate of the acquisition date fair values of the assets transferred and liabilities incurred by the Company to the sellers and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets and liabilities acquired or assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total costs of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the acquisition date amounts of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated income statements. During the measurement period, which can be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Subsequent to the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any further adjustments are recorded in the consolidated income statements.

In a business combination achieved in stages, the Company re-measures the previously held equity interest in the acquiree immediately before obtaining control at its acquisition date fair value and the re-measurement gain or loss, if any, is recognized in the consolidated income statements.

When there is a change in ownership interests or a change in contractual arrangements that results in a loss of control of a subsidiary, the Company deconsolidates the subsidiary from the date control is lost. Any retained non-controlling investment in the former subsidiary is measured at fair value and is included in the calculation of the gain or loss upon deconsolidation of the subsidiary.

● Cash

Cash consist of cash on hand, cash in bank with no restrictions, as well as highly liquid investments which are unrestricted as to withdrawal or use, and which have remaining maturities of three months or less when initially purchased.

● Accounts receivable, net

Accounts receivable, net mainly represent amounts due from clients and are recorded net of allowance for doubtful accounts.

The Company mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and recorded based on management’s assessment of historical bad debts, creditworthiness and financial conditions of the clients, current economic trends and changes in client payment patterns. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted and the potential for recovery is considered remote. The allowance was $407,480, $400,262 and nil as of December 31, 2023, 2022 and 2021, respectively.

● Inventories, net

The Company values its inventories at the lower of cost or net realizable value. The cost of inventories is calculated using the first in first out basis.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. Any idle facility costs or excessive spoilage are recorded as current period charges. There was no inventory impairment for the years ended December 31, 2023, 2022 and 2021.

F-13

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

● Advances to suppliers

Advances to suppliers represent prepayments made to certain suppliers of Clean Food. To ensure continuous high-quality supplies and favorable purchase prices of Clean Food, the Company is required from time to time to make cash advances when placing its purchase orders. The Company reviews its advances to suppliers on a periodic basis and makes general and specific allowances when there is doubt as to the ability of a supplier to provide supplies to the Company or refund the advance. As of December 31, 2023, 2022 and 2021, the allowances was $269,740, $68,511, and $144,520 respectively.

● Property and equipment

Property and equipment are stated at cost less accumulated depreciation. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Depreciation is computed using the straight-line method over estimated useful lives listed below:

Estimated Useful Life
Computers and accessories	3 years
Vehicle	5 years
Office Equipment	5 years
Leasehold improvement	5 years

When computers and accessories, vehicle, and office equipment are retired or otherwise disposed of, resulting gain or loss is included in net income or loss in the year of disposition for the difference between the net book value and proceeds received thereon. Maintenance and repairs which do not improve or extend the expected useful lives of the assets are charged to expenses as incurred.

Leasehold improvements are amortized using the straight-line method over the remaining lease term.

Depreciation for equipment commences once it is placed in service and amortization of leasehold improvements commences once they are ready for our intended use.

Construction in progress is related to office renovation that has not yet been completed for our intended use. Capitalization of the cost of renovation ceases and the construction in progress is transferred to leasehold improvement when substantially all the renovations are completed. Construction in progress is not depreciated until they are ready for our intended use.

F-14

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

● Leased property under operating leases

The Company early adopted ASU 2016-02, “Leases” on January 1st, 2017 and used modified retrospective method that requires application at the beginning of the earliest comparative year presented. The most significant impact upon adoption relates to the recognition of new Right-of-use (“ROU”) assets and lease liabilities on the Company’s balance sheet for office space leases. Upon adoption, the Company recognized additional lease liabilities of $22,192 with corresponding ROU assets of the same amount based on the present value of the remaining rental payments under current leasing standards for existing leases. The remaining balance of lease liabilities are presented within current portion of finance lease liabilities and the non-current portion of lease liabilities on the Consolidated Balance Sheet.

● Goodwill

Goodwill represents the excess of the consideration paid of an acquisition over the fair value of the net identifiable assets of the acquired subsidiary at the date of acquisition. Goodwill is not amortized, and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. Goodwill is carried at cost less accumulated impairment losses. If impairment exists, goodwill is immediately written off to its fair value and the loss is recognized in the consolidated statements of operations and comprehensive (loss) income. Impairment losses on goodwill are not reversed.

The Company has the opinion to assess qualitative factors to determine whether it is necessary to perform the two-step in accordance with ASC 350-20. If the Company believes, as a result of the qualitative carrying amount, the two-step quantities impairment test described below is required.

The first step compares the fair values of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required.

If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit’s goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business acquisition with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit. over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. Estimating fair value is performed by utilizing various valuation techniques, with the primary technique being a discounted cash flow. The fair value of discounted cash flow was determined using management’s estimates and assumptions.

Management evaluated the recoverability of goodwill by performing a qualitative assessment before using a two-step impairment test approach at the reporting unit level. If the Company reorganizes its reporting structure in a manner that changes the composition of one or more of its reporting units, goodwill will be reassigned based on the relative fair value of each of the affected reporting units. For the years ended December 31, 2023 and 2022, the Company recorded impairments for goodwill of $7,362,187 and $6,244,555, respectively.

● Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition below are the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no indicators of impairments of these assets as of December 31, 2023 and 2022.

● Convertible notes

Convertible notes are recognized initially at fair value, net of upfront fees, debt discounts or premiums, debt issuance costs and other incidental fees. Upfront fees, debt discounts or premiums, debt issuance costs and other incidental fees are recorded as a reduction of the proceeds received and the related accretion is recorded as interest expense in the consolidated income statements over the estimated term of the facilities using the effective interest method.

● Revenue recognition

On January 1, 2017, the Company adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (FASB ASC Topic 606) using the modified retrospective approach. The results of applying Topic 606 using the modified retrospective approach were insignificant and did not have a material impact on the Company’s consolidated financial condition, results of operations, cash flows, business process, controls or systems.

The core principle underlying the revenue recognition ASU is that the Company will recognize revenue to represent the transfer of goods to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. All of the Company’s contracts have one single performance obligation as the promise to transfer the individual goods is not separately identifiable from other promises in the contracts and is, therefore, not distinct. The initial payments received from pre-ordering are recorded in the advance from customers on the balance sheets and will not be recognized as revenue until transfer of goods. Shipping and handling are activities to fulfill the Company’s promise to transfer goods to customers, which are included in the sale price of the goods.

F-15

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

● Revenue recognition (continued)

Revenue is recognized or realizable and earned when all five of the following criteria are met: (1) Identify the Contract with a Customer, (2) Identify the Performance Obligations in the Contract, (3) Determine the Transaction Price, (4) Allocate the Transaction Price to the Performance Obligations in the Contract, and (5) Recognize Revenue When (or as) the Entity Satisfies a Performance Obligation. The Company recognizes revenue based upon gross sales minus sales returns and sales incentives that the Company offers to its customers, such as discounts. Revenue is reported net of all value added taxes. The Company generally does not permit customers to return products and historically, customer returns have been immaterial.

Revenue expected to be recognized in any future periods related to remaining performance obligations is recorded in advances from customers. As of December 31, 2023 and 2022, the balance of advances from customers was $1,004,832 and $747,093, respectively.

The following table sets forth the breakdown of our net revenue for the years ended December 31, 2023, 2022 and 2021.

	For the years ended December 31
	2023		2022		2021
	Net	% of total	Net	% of total	Net	% of total
Product category	revenue	revenue	revenue	revenue	revenue	Revenue
Grains, oil, and spices	$98,336	0.9%	$473,481	4.3%	$3,103,217	25.3%
Beverages, alcohol and tea	$1,527,256	13.9%	$300,799	2.6%	$1,808,015	14.7%
Other food	$643,524	5.9%	$726,158	6.6%	$1,070,054	8.7%
Meat, poultry and eggs	$42,616	0.4%	$269,880	2.6%	$5,355,829	43.7%
Fresh fruits and vegetables	$74,009	0.7%	$311,594	2.8%	$597,828	4.9%
Groceries	$126,459	1.2%	$43,980	0.4%	$169,501	1.4%
Dried seafood	$1,283	0.1%	$18,326	0.2%	$41,088	0.3%
Technology Services	$8,463,946	76.9%	$8,834,353	80.5%	$112,919	1.0%
Total	$10,977,429	100%	$10,978,571	100%	$12,258,451	100%

On January 1, 2017, the Company also adopted ASU 2016-08 Principle versus Agent Considerations (Reporting Revenue Gross versus Net), which amended the principal-versus-agent implementation guidance and illustrations in ASU 2014-09 to clarify how the principal-versus-agent indicators should be evaluated to support an entity’s conclusion that it controls a specified good or service before it is transferred to a customer. Under the new revenue standards, when a third party is involved in providing goods or services to a customer, the entity must determine whether its performance obligation is to provide the good or service itself (i.e., the entity is a principal) or to arrange for another party to provide the good or service (i.e., the entity is an agent). An entity makes this determination by evaluating the nature of its promise to the customer. An entity is a principal (and, therefore, records revenue on a gross basis) if it controls the promised good or service before transferring it to the customer. An entity is an agent (and records as revenue the net amount it retains as a commission) if its only role is to arrange for another entity to provide the goods or services.

F-16

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

● Revenue recognition (continued)

Sales on website

The Company operates an online platform to sell Clean Food to retail customers and recognizes revenue on a gross basis. The Company is a principal because it controls the promised good or service before transferring it to a customer. This control is determined by the following indicators 1) The Company is the primary obligor in the sales transaction and responsible for providing products and service. 2) The Company bears the inventory risk. The Company will first indemnify customers for product damages and then request reimbursements from suppliers if the suppliers are determined to be responsible for the damages. 3) The Company selects suppliers and runs the entire sales process. 4) The Company sets the product price and has control over the entire transaction.

Sales offline

In the second half of 2020, the Company started the offline sales which mainly focused on the non-retail customers. For the offline sales, the customers order goods from the Company according to their own needs, then the company will order the corresponding products from the suppliers. The Company’s offline sales have the following categories: grains, fruits, vegetables and meat. Revenue is confirmed upon receipt of the goods. Payment will be made by the customer after the invoice is issued. The Company is a principal because it controls the promised goods or services before transferring them to a customer. This control is determined by the following indicators 1) The Company is the primary obligor in the sales transaction and responsible for providing products and services. 2) The Company bears the inventory risk. The Company will first indemnify customers for product damage and then request reimbursement from suppliers if the suppliers are determined to be responsible for the damage. 3) The Company selects suppliers and runs the entire sales process. 4) The Company sets the product price and has control over the entire transaction.

Service revenue

The Company generate substantially all of the Company’s services revenue from the following service:

(1)	Communication Platform-as-a-Service (“CPaaS”) which allows customers to send text messages using the Company’s cloud-based platform through the new acquired subsidiary Code Beating; The Company account for revenue from customers’ usage of text message on the Company’s CPaaS platform as a separate performance obligation. The Company’s service fees are determined by applying the contractual unit price to the monthly usage volume of text messages sent and a contractual monthly fixed charge per subscriber multiplied by the number of subscribers recorded by the Company’s CPaaS platform where relevant. The cloud-based services to send text messages are sold separately to customers with observable standalone selling prices. In accordance with ASC 606, the Company recognize revenue upon the transfer of control of promised services provided to the Company’s customers, in the amount of consideration the Company expect to receive for those services (excluding sales taxes collected on behalf of government authorities). The Company’s revenue contracts generally do not include a right of return in relation to the delivered products or services.

(2)	Providing technical solutions to customers: The Company generates revenue from providing technical and maintenance services under separate contracts to customers as a principal. The terms of pricing stipulated in the contracts are fixed. One performance obligation is identified in the contracts with customers. Revenue is recognized upon the transfer of control of promised services provided to the Company’s customers, in the amount of consideration the Company expect to receive for those services (excluding sales taxes collected on behalf of government authorities). The Company’s revenue contracts generally do not include a right of return in relation to the delivered products or services.

The Company applied a practical expedient to expense costs as incurred for costs to obtain a contract with a customer when the amortization period would have been one year or less. The Company has no material incremental costs of obtaining contracts with customers that the Company expects the benefit of those costs to be longer than one year which need to be recognized as assets.

● Cost of revenues

The shipping and handling costs as well as the cost of purchased Clean Food products listed for sale on the Company’s platform are included as part of cost of goods sold. The Company expenses shipping and handling costs in conjunction with sale of its products as incurred.

● Sales and marketing expense

Advertising, sales and marketing costs consist primarily of costs for the promotion of business brand and product marketing. The Company expensed all marketing and advertising costs as incurred.

● Research and development expense

Research and development expenditures include salaries, wages and other costs of personnel engaged in research and development. Costs of services performed by others for research and development on the Company’s behalf are expensed when incurred. The Company’s research and development expense primarily includes software development and testing.

F-17

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

● Income taxes

The Company is subject to the income tax laws of the PRC. No taxable income was generated outside the PRC for the years ended December 31, 2023, 2022 and 2021. The Company accounts for income taxes in accordance with ASC740, “Income Taxes”. The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized. There were no material uncertain tax positions as of December 31, 2023 and 2022. All tax returns since the Company’s inception are subject to examination by tax authorities.

● Value added taxes (“VAT”)

Sales represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rates, depending on the type of products sold. The VAT may be offset by VAT paid by the Company on inventory acquired. The Company recorded a VAT payable net of payments in the accompanying financial statements. All of the VAT returns of the Company have been and remain subject to examination by the tax authorities for five years from the date of filing.

Before April 30, 2019, the Company’s product sales revenues were subject to VAT at a reduced rate of 3% and subject to surcharges at a reduced surcharge rate of 6% of the VAT payable since the company is qualified as a small-scale enterprise. Starting from May 1, 2019, the Company is no longer qualified as a small-scale enterprise. The Company’s grains, oil, and spices products are subject to 9% VAT and the other products are subject to 13% VAT. All the Company’s products are subject to tax surcharges at 12% of the VAT payable.

F-18

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

● Foreign currency transactions and translations

An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements. The functional currency of the Company is the Renminbi (“RMB’), and PRC is the primary economic environment in which the Company operates. The reporting currency of these combined financial statements is the United States dollar (“US Dollars” or “$”).

For financial reporting purposes, the financial statements of the Company, which are prepared using the RMB, are translated into the Company’s reporting currency, the United States Dollar. Assets and liabilities are translated using the exchange rate at each balance sheet date. Revenue and expenses are translated using average rates prevailing during each reporting period, and shareholders’ equity is translated at historical exchange rates when capital transaction occurred. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income (loss) in stockholders’ equity. Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. The resulting exchange differences are included in the determination of net loss of the consolidated financial statements for the respective periods.

The exchange rates used for foreign currency translation were as follows (US Dollars $1 = RMB):

	Year End	Average
12/31/2023	7.0999	7.0809
12/31/2022	6.8972	6.7290
12/31/2021	6.3757	6.4508

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

● Comprehensive loss

Comprehensive loss is defined as the change in equity of the Company during a period from transactions and other events and circumstances excluding those resulting from investments by and distributions to shareholders. Accumulated other comprehensive loss, as presented on the accompanying consolidated balance sheets, only consists of cumulative foreign currency translation adjustment.

F-19

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

● Fair value of financial instruments

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g., Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

The carrying amounts reported in the balance sheets for cash, accounts receivable, net, loan receivable, advances to suppliers, other current assets, accounts payable, advance from customers, tax payable, other payables and accrued liabilities approximate their fair value based on the short-term maturity of these instruments.

● Concentration risk

A majority of the Company’s transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance. Under PRC regulations, each bank account is insured by People’s bank of China with the maximum amount of RMB 500,000 (approximately US$78,423). The cash balance held in the PRC bank accounts and other third party payment platform was $16,062,047 and $23,716,768 as of December 31, 2023 and 2022, respectively.

For the years ended December 31, 2023, 2022 and 2021, most of the Company’s assets were located in the PRC and all of the Company’s revenues were derived from the PRC.

For the year ended December 31, 2023, three major suppliers accounted for approximately 33.3%, 28.9% and 13.0%   of total purchase. For the year ended December 31, 2022, four major suppliers accounted for approximately 22.3%, 19.5%, 15.9% and 11.4% of total purchase. For the year ended December 31, 2021, one major supplier accounted for approximately 8.3% of total purchase. As of December 31, 2023, one major supplier accounted for approximately 38.2% of the advance to suppliers balance. As of December 31, 2022, three major suppliers accounted for approximately 29.4%, 28.7% and 14.4% of the advance to suppliers balance. As of December 31, 2021, one major supplier accounted for approximately 33.1% of the advance to suppliers balance.

F-20

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

● Recent accounting pronouncements

In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”, which clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. This guidance also requires certain disclosures for equity securities subject to contractual sale restrictions. The new guidance is required to be applied prospectively with any adjustments from the adoption of the amendments recognized in earnings and disclosed on the date of adoption. This guidance is effective for fiscal years beginning after 15 December 2023, including interim periods within those fiscal years. Early adoption is permitted. The Group does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In September 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The Board is issuing the amendments in this Update to enhance the transparency and decision usefulness of income tax disclosures. Investors currently rely on the rate reconciliation table and other disclosures, including total income taxes paid, to evaluate income tax risks and opportunities. While investors find these disclosures helpful, they suggested possible enhancements to better (1) understand an entity’s exposure to potential changes in jurisdictional tax legislation and the ensuing risks and opportunities, (2) assess income tax information that affects cash flow forecasts and capital allocation decisions, and (3) identify potential opportunities to increase future cash flows. The Board decided that the amendments should be effective for public business entities for annual periods beginning after December 15, 2024.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)”: Improvements to Reportable Segment Disclosures. This ASU improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses and do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

F-21

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. ACQUISITIONS

● The acquisition of Yundian

On March 31, 2022, the Company entered into a Share Purchase Agreement (“SPA”) with Magnum International Holdings Limited, a British Virgin Islands business company (the “Yundian BVI”), and all the shareholders of Yundian BVI, who collectively hold 100% issued and outstanding shares of Yundian BVI (the “Sellers”). Yundian BVI indirectly owns 100% of Dalian Yundian Zhiteng Technology Company Limited (“Yundian”), a company organized under the laws of the PRC, via Yundian BVI’s wholly-owned subsidiary in Hong Kong, Yun Tent Technology Company Limited. Yundian is a company engaging in the information technology and communication engineering based in Dalian, China. Pursuant to the SPA, the Company agreed to acquire 100% of the issued and outstanding shares of Yundian BVI. Upon the closing, the aggregate purchase price for Yundian was $6,372,000 and 9,000,000 Ordinary Shares was provided. The closing of the Yundian SPA occurred on April 19, 2022.

These transactions were accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. The results of the Yundian’s operations have been included in the Company’s consolidated financial statements since April 19, 2022. The revenue and net loss of the Yundian from the acquisition date to December 31, 2022 was $21,595 and $952,590 respectively.

The following summarizes the identified assets acquired and liabilities assumed pursuant to the acquisition of Yundian as of April 19, 2022:

Items	Amount
Assets
Cash and cash equivalents	$4,402
Other current assets	36,575

Goodwill	6,596,636
Liabilities
Accounts payable	(141)

Accrued expenses and other current liabilities	(265,472)
Total net assets	$6,372,000

The fair value of all assets acquired and liabilities assumed is the estimated book value of the Yundian. Goodwill represents the excess of the fair value of purchase price over the amounts assigned to the fair value of the assets acquired and the liabilities assumed of Yundian at the acquisition date.

The following unaudited pro forma consolidated financial information for the year ended December 31, 2022 is presented as if the acquisitions had been consummated on January 1, 2022 and after giving effect to acquisition accounting adjustments. These pro forma results have been prepared for illustrative purpose only and do not purport to be indicative of what operating results would have been had the acquisition actually taken place on the date indicated and may not be indicative of future operating results.

Unaudited pro forma consolidated statements of operations and other comprehensive loss for the year ended December 31, 2022:

Items	Year ended December 31, 2022
Revenue	$10,978,767
Net loss	$(11,219,853)

F-22

4. ACQUISITIONS (CONTINUED)

● The acquisition of Code Beating

On June 23, 2022, the Company entered into a Stock Purchase Agreement (“SPA”) with Mahaotiaodong Information Technology Company Limited (the “Mahao BVI”) to acquire Code Beating (Xiamen) Technology Company Limited (“Code Beating”). Upon the closing, the aggregate purchase price for Code Beating was $6,120,000 and 10,000,000 Ordinary Shares was provided. The closing of the Code Beating SPA occurred on June 23, 2022.

These transactions were accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. The results of the Code Beating’s operations have been included in the Company’s consolidated financial statements since June 23, 2022. The revenue and net income of the Code Beating from the acquisition date to December 31, 2022 was $8,680,972 and $596,412 respectively.

The following summarizes the identified assets acquired and liabilities assumed pursuant to the acquisition of Yundian as of June 23, 2022:

Items	Amount
Assets
Cash and cash equivalents	$21
Accounts receivable	613,198
Advances to suppliers, net	4,343,744
Other current assets	78,073
Goodwill	5,956,203
Liabilities
Accounts payable	(440,392)
Advance from customer	(4,410,090)
Accrued expenses and other current liabilities	(20,757)
Total net assets	$6,120,000

The fair value of all assets acquired and liabilities assumed is the estimated book value of the Code Beating. Goodwill represents the excess of the fair value of purchase price over the amounts assigned to the fair value of the assets acquired and the liabilities assumed of Code Beating at the acquisition date.

The following unaudited pro forma consolidated financial information for the year ended December 31, 2022 is presented as if the acquisitions had been consummated on January 1, 2022 and after giving effect to acquisition accounting adjustments. These pro forma results have been prepared for illustrative purpose only and do not purport to be indicative of what operating results would have been had the acquisition actually taken place on the date indicated and may not be indicative of future operating results.

Unaudited pro forma consolidated statements of operations and other comprehensive loss for the year ended December 31, 2022:

Items	Year ended December 31, 2022
Revenue	$11,977,268
Net loss	$(11,218,447)

● The acquisition of Yuanxing

On December 12, 2022, the Company entered into a Share Purchase Agreement (“SPA”) with Xinfuxin International Holdings Limited, a British Virgin Islands business company (the “Yuanxing BVI”), and all the shareholders of Yuanxing BVI, who collectively hold 100% issued and outstanding shares of Yuanxing BVI (the “Sellers”). Yuanxing BVI indirectly owns 100% of Hunan Yuanxing Chanrong Technology Co., Ltd (“Yuanxing”), a company organized under the laws of the PRC, via Yuanxing BVI’s wholly-owned subsidiary in Hong Kong, Antai Medical Limited. Pursuant to the SPA, the Company agreed to acquire 100% of the issued and outstanding shares of Yuanxing BVI. Upon the closing, the aggregate purchase price for Yuanxing was $2,640,000 and 12,000,000 Ordinary Shares was provided. The closing of the Yuanxing SPA occurred on December 23, 2022.

F-23

4. ACQUISITIONS (CONTINUED)

These transactions were accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. The results of the Yuanxing’s operations have been included in the Company’s consolidated financial statements since December 23, 2022. The revenue and net loss of the Yuanxing from the acquisition date to December 31, 2022 was $537,252 and $169,034 respectively.

The following summarizes the identified assets acquired and liabilities assumed pursuant to the acquisition of Yuanxing as of December 23, 2022:

Items	Amount
Assets
Cash and cash equivalents	$12,484
Accounts receivable	767,120
Advances to suppliers, net	216,927
Other current assets	231,687
Property and equipment, net	3,329
Other non-current assets	17,631
Goodwill	1,744,366
Liabilities
Accounts payable	(203,901)
Advance from customer	(21,487)
Accrued expenses and other current liabilities	(128,156)
Total net assets	$2,640,000

The fair value of all assets acquired and liabilities assumed is the estimated book value of the Yuanxing. Goodwill represents the excess of the fair value of purchase price over the amounts assigned to the fair value of the assets acquired and the liabilities assumed of Yuanxing at the acquisition date.

The following unaudited pro forma consolidated financial information for the year ended December 31, 2022 is presented as if the acquisitions had been consummated on January 1, 2022 and after giving effect to acquisition accounting adjustments. These pro forma results have been prepared for illustrative purpose only and do not purport to be indicative of what operating results would have been had the acquisition actually taken place on the date indicated and may not be indicative of future operating results.

Unaudited pro forma consolidated statements of operations and other comprehensive loss for the year ended December 31, 2022:

Items	Year ended December 31, 2022
Revenue	$12,540,220
Net loss	$(10,811,082)

F-24

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. ACCOUNTS RECEIVABLE, NET

	December 31,	December 31,
	2023	2022
Accounts receivable	$3,281,974	4,443,735
Less: allowance for credit losses	(407,480)	(400,262)
Accounts receivable, net	$2,874,494	4,043,473

The movement of the allowance for credit losses was as follows:

	December 31,	December 31,
	2023	2022
Balance as of the beginning of year	$400,262	-
Additions charged to bad debt expense	29,287	491,868
Translation adjustments	(22,069)	(91,606)
Balance as of the end of year	$407,480	400,262

As of December 31, 2023 and 2022, the Company has accounts receivable, net of $2,874,494   and $4,043,473. The aging of account receivables were all less than 30 days. The allowance for doubtful accounts was $407,480 and $400,262 as of December 31, 2023 and 2022.

6. OTHER CURRENT ASSETS

The other current assets as of December 31, 2023 and 2022 consist of the following:

	December 31,	December 31,
	2023	2022
Staff advance	$436,145	268,446
Deposit	88,650	65,659
VAT recoverable	2,780	18,861
Receivable for disposal	-	28,997
Others	64,780	4,991
Subtotal	592,355	386,954
Less: allowance for credit losses	(126,875)	-
Total of other current assets	$465,480	386,954

	December 31,	December 31,
	2023	2022
Balance as of the beginning of year	$-	-
Additions charged to bad debt expense	116,402	-
Translation adjustments	10,473	-
Balance as of the end of year	$126,875	-

7. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,
	2023	2022

Computer and accessories	$89,170	$63,289
Office Equipment	25,420	202,487
Vehicle	25,365	26,110
Leasehold improvement	350,518	234,744
Less: accumulated depreciation	(414,003)	(343,244)
Property and equipment, net	$76,470	$183,386

Depreciation expense for the years ended December 31, 2023, 2022 and 2021 was $80,775, $87,973 and $109,362, respectively.

8. GOODWILL

Balance as of December 31, 2022	$7,700,569
Addition	-
Impairment loss	(7,362,187)
Effect of exchange rate	(338,382)
Balance as of December 31, 2023	$-

The goodwill associated with the acquisition of: (i) Yundian of $6,596,636; (ii) Code Beating of $5,956,203 and (iii) Yuanxing of $1,744,366, were initially recognized at the acquisition closing dates. The Company estimated the fair value of acquired assets and liabilities with the assistance of an independent valuation firm.

As of December 31, 2023 and 2022, the goodwill amounted to nil and $7,700,569, respectively. Impairment losses for the years ended December 31, 2023 and 2022 was $7,362,187 and $6,244,555, respectively.

F-25

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. BANK LOANS

Bank loans represent the amounts due to various banks that are due within and over one year. As of December 31, 2023 and 2022, bank loans consisted of the following:

	December 31, 2023	December 31, 2022
Short-term bank loans:
Loan from Bank of Jiangsu (1)	$39,437	$43,496
Loan from China Construction Bank (3)	254,933	$288,813
	294,370	332,309
Long-term bank loan:
Loan from Shenzhen Qianhai Weizhong Bank (2)	123,945	218,722
	$418,315	$551,031

(1)	On July 7, 2021, Meiwu Shenzhen entered into a loan agreement with Bank of Jiangsu to borrow $47,054 as working capital for one year, with maturity date of July 7, 2022. The loan bears a fixed interest rate of 7.1775% per annum. On July 30, 2022, Meiwu Shenzhen entered into a loan agreement with Bank of Jiangsu to borrow $43,496 as working capital for one year, with maturity date of July 30, 2023. The loan bears a fixed interest rate of 7.134% per annum. The maturity date of this loan is extended to October 31, 2023.

(2)	On September 16, 2021, Meiwu Shenzhen entered into a loan agreement with Shenzhen Qianhai Weizhong Bank to borrow $414,072 as working capital for two years, with maturity date of September 16, 2023. The loan bears a fixed interest rate of 8.46% per annum. The loan is guaranteed by Mr. Changbin Xia, for whom the chief executive officer of Meiwu Shenzhen. The maturity date of this loan is extended to March 16, 2024

(3)	On January 6, 2022, Meiwu Shenzhen entered into a loan agreement with China Construction Bank to borrow $217,045 as working capital for one year, with maturity date of January 6, 2023. The loan bears a fixed interest rate of 4.0525% per annum. And the maturity date of this loan is extended to April 16, 2023.On October 14, 2022, Meiwu Shenzhen entered into a loan agreement with China Construction Bank to borrow $71,768 as working capital for one year, with maturity date of October 14, 2023. The loan bears a fixed interest rate of 3.90% per annum.

10. ACCOUNTS PAYABLE

The accounts payable as of December 31, 2023 and 2022 consist of the following:

	December 31,	December 31,
	2023	2022
Accounts payable to suppliers	$315,144	1,614,871
Accounts payable for SMS service	2,232,661	3,375,776
Total of Accounts payable	$2,547,805	4,990,647

F-26

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. RIGHT-OF-USE ASSETS

The Company leases office and restaurant premises under non-cancelable operating lease agreements, with an option to renew the leases. Per the new lease standard ASC 842-10-55, these leases are treated as operating leases. Management determined the loan interest rate of 4.75% is the weighted average discount rate for the lease that began in 2018. The rental expense for the years ended December 31, 2023, 2022 and 2021 was $110,130, $96,356 and $315,516, respectively. All leases are on a fixed payment basis. None of the leases include contingent rentals.

Rights-of-use assets, net consisted of the following:

	December 31,	December 31,
	2023	2022
Leased properties under operating lease	$293,991	337,084
Less: accumulated amortization	(174,935)	(109,481)
Right-of-use assets	$119,056	227,603

The Company does not have any variable lease costs. Cash payment made under the lease agreements is $113,981, $80,045 and $329,952 for the years ended December 31, 2023, 2022 and 2020, respectively. The weighted-average remaining lease term is 1.16 and 2.17 years as of December 31, 2023 and 2022. Interest expense was $9,303, $9,631 and $22,320 for the years ended December 31,2023,2022 and 2021 respectively.

Future lease commitments

2024	$123,438
2025	20,733
Total Lease Payments	$144,171
Less: imputed interest	$(4,124)
Present value of lease liabilities	$140,047
Lease liabilities - Current	$119,434
Lease liabilities – Non current	20,613

Amortization expense was recognized as lease expense in general and administrative expense. Non-cash portion of amortization expense was $102,322, $278,957 and $14,436 for the years ended December 31, 2023, 2022 and 2021, respectively.

The estimated amortization expenses for each of the five succeeding years is as follows:

Year ending December 31,	Amortization expense
2024	102,048
2025	17,008
Total	$119,056

On February 23, 2022, Shenzhen Bao’an Industrial Investment Group Co., Ltd(“Bao’an Industrial Investment”) entered a lease with Meiwu Shenzhen to lease our executive offices to us for a lease term from March 1, 2022 to February 28, 2025, at a monthly net rent of RMB49,743.65 (approximately, $7,802) from March 1, 2022 to February 28, 2023, a monthly net rent of RMB52,230.83 (approximately, $8,192) from March 1, 2023 to February 29, 2024 and a monthly net rent of RMB54,844.64 (approximately, $8,602) from March 1, 2024 to February 28, 2025.

F-27

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. EQUITY

Ordinary shares

Meiwu Technology Company Limited is established under the laws of British Virgin Islands on December 4, 2018 with 50,000 authorized and issued ordinary shares of par value USD$1.00 each in class. Subsequently on November 15, 2019, the Company issued 16,666 new shares for $16,666, with a par value of USD$1.00, and issued ordinary shares became 66,666 in total. On November 27, 2019, the board of directors of the Company approved written resolutions that the authorized and issued shares in the Company change from a par value of USD$1.00 each of a single class to no par value each of a single class, and that the 66,666 shares of no par value each of a single class in issue be divided pro-rata into 20,000,000 shares of no par value each of a single class. As a part of the company’s recapitalization prior to completion of its initial public offering, the Company has retroactively restated all shares and per share data.

The Company completed IPO of 5,000,000 shares of ordinary shares and 999,910 ordinary shares offered by the selling shareholder, Eternal Horizon International Company Limited at a price of US$5.00 per share to the public for a total of $29,999,550 of gross proceeds. Net proceeds were $26.5 million after deducting $3.5 million in underwriter’s fee and expenses.

On November 23, 2021, the Company entered into a Share Purchase Agreement (“SPA”) with Boxinrui International Holdings Limited, a British Virgin Islands business company (the “Anxin BVI”), and all the shareholders of Anxin BVI, who collectively hold 100% issued and outstanding shares of Anxin BVI (the “Sellers”). Anxin BVI indirectly owns 100% of Beijing Anxin Jieda Logistics Co., Ltd. (“Anxin”), a company organized under the laws of the PRC, via Anxin BVI’s wholly-owned subsidiary in Hong Kong, Hong Kong Anxin Jieda Co., Limited. Anxin is a company engaging in the business of transportation and logistics based in Beijing, China. Pursuant to the SPA, at the closing, we shall deliver to the Sellers a total of 7,968,755 ordinary shares, no par value (“Ordinary Shares”), however, if the audit of the Anxin’s financial statements for the years ended December 31, 2020 and 2019 is not completed by the sixty-fifth (65th) day following the date of the SPA, the 50% of the Share Consideration paid to each Seller shall be forfeited and returned to the Company for cancellation. As of March 11, 2022, Anxin BVI failed to deliver the audited financial statements of Anxin for the year ended December 31, 2020 and 2019. Therefore, we entered into a termination agreement, (the “Termination Agreement”) pursuant to which, the parties agreed to terminate the transaction as contemplated by the SPA and the Sellers agreed to return 7,968,755 Ordinary Shares to the Company immediately and such Ordinary Shares were forfeited and reserved as the treasury shares of the Company on June 14, 2022.

In March 2022, the Company adopted a share incentive plan, which is referred to as the 2022 Equity Incentive Plan (“the 2022 Plan”). The purpose of the plan is to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to employees, directors and consultants and promote the success of the Company’s business. Under the 2022 Plan, the maximum aggregate number of Shares that may be issued under the Plan is 4,945,313 Shares.

On March 31, 2022, the Company entered into a Share Purchase Agreement (“SPA”) with Magnum International Holdings Limited, a British Virgin Islands business company (the “Yundian BVI”), and all the shareholders of Yundian BVI, who collectively hold 100% issued and outstanding shares of Yundian BVI (the “Sellers”). Yundian BVI indirectly owns 100% of Dalian Yundian Zhiteng Technology Company Limited (“Yundian”), a company organized under the laws of the PRC, via Yundian BVI’s wholly-owned subsidiary in Hong Kong, Yun Tent Technology Company Limited. Yundian is a company engaging in the information technology and communication engineering based in Dalian, China. Pursuant to the SPA, the Company agreed to acquire 100% of the issued and outstanding shares of Yundian BVI. Upon the closing, the Company shall deliver to the Sellers total consideration of US$8.1 million to be paid in ordinary shares, no par value (“Ordinary Shares”), of the Company, at a price of US$0.9 per share, for a total of 9,000,000 Ordinary Shares (“Share Consideration”) provided, however, if the audit of the Yundian’s financial statements for the years ended December 31, 2021 and 2020 is not completed by the sixty-fifth (65th) day following the closing date of the transaction contemplated in the SPA, all the Share Consideration paid to each Seller shall be forfeited and returned to the Company for cancellation. The closing of the Yundian SPA occurred on April 19, 2022.

F-28

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. EQUITY (CONTINUED)

On June 23, 2022, the Company entered into a Share Purchase Agreement (“SPA”) with Mahaotiaodong Information Technology Company Limited, a British Virgin Islands business company (the “Mahao BVI”), and all the shareholders of Mahao BVI, who collectively hold 100% issued and outstanding shares of Mahao BVI (the “Sellers”). Mahao BVI indirectly owns 100% of Code Beating (Xiamen) Technology Company Limited (“Code Beating”), a company organized under the laws of the PRC, via Mahao BVI’s wholly-owned subsidiary in Hong Kong, DELIMOND Limited. Code Beating is a company engaging in providing Internet access and related services based in Xiamen, China. Pursuant to the SPA, the Company agreed to acquire 100% of the issued and outstanding shares of Mahao BVI. Upon the closing, the Company shall deliver to the Sellers total consideration of US$6 million to be paid in ordinary shares, no par value (“Ordinary Shares”), of the Company, at a price of US$0.6 per share, for a total of 10,000,000 Ordinary Shares (“Share Consideration”) provided, however, if the audit of the Code Beating’s financial statements for the years ended December 31, 2021 and 2020 is not completed by the sixty-fifth (65th) day following the closing date of the transaction contemplated in the SPA, all the Share Consideration paid to each Seller shall be forfeited and returned to the Company for cancellation. The closing of the Code Beating SPA occurred on June 23, 2022.

On December 12, 2022, the Company entered into a Share Purchase Agreement (“SPA”) with Xinfuxin International Holdings Limited, a British Virgin Islands business company (the “Yuanxing BVI”), and all the shareholders of Yuanxing BVI, who collectively hold 100% issued and outstanding shares of Yuanxing BVI (the “Sellers”). Yuanxing BVI indirectly owns 100% of Hunan Yuanxing Chanrong Technology Co., Ltd (“Yuanxing”), a company organized under the laws of the PRC, via Yuanxing BVI’s wholly-owned subsidiary in Hong Kong, Antai Medical Limited. Pursuant to the SPA, the Company agreed to acquire 100% of the issued and outstanding shares of Yuanxing BVI. Upon the closing, the Company shall deliver to the Sellers total consideration of US$9.6 million to be paid in ordinary shares, no par value (“Ordinary Shares”), of the Company, at a price of US$0.8 per share, for a total of 12,000,000 Ordinary Shares (“Share Consideration”). The closing of the Yuanxing SPA occurred on December 23, 2022.

As of December 31, 2023 and 2022, 2,923,325 and 1,741,295 ordinary shares were issued and outstanding with no par value, respectively.

Share Consolidation

On November 27, 2023, the shareholders of the Company held an extraordinary general meeting (the “Meeting”) and approved by an ordinary resolution of a share consolidation (the “Share Consolidation”) that every thirty-five (35) issued and unissued ordinary shares of the Company be consolidated into one (1) ordinary shares issued. As a consequence of the Share Consolidation, the par value of each issued and authorized but unissued ordinary share of the Company will remain as no par value. The Company believes it is appropriate to reflect the Share Consolidation of its Ordinary Shares on a retroactive basis pursuant to ASC 260. All shares and per share data for all the periods presented have been retroactively restated.

Additional Paid-in Capital

The additional paid-in capital at December 31, 2023 and 2022 was $44,515,833 and $38,571,534, respectively. During the years ended December 31, 2023, 2022 and 2021, $5,944,299, $15,185,839 and $1,408,013 were contributed to the Company.

13. RELATED PARTY BALANCES AND TRANSACTIONS

(1) Related parties with transactions and related party relationships

Name of Related Party	Relationship to the Company
Hanwu Yang	Shareholder of the Company
Changbin Xia	Shareholder of the Company
Eternal Horizon International Company Limited	As a shareholder of the Company before December 15, 2020
Yanping Guo	Legal representative of Vande
Mishan City Shenmi Dazhong Management Consulting Partnership (“ShenMi DaZhong”)	Shareholder of the Company
Haiyan Qin, Hui Wang and other 11 individuals	Shareholders of ShenMi DaZhong
Shan’xi Nongbei New Agriculture Technology Co., Ltd and other 8 companies	Associated with shareholders of ShenMi DaZhong

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MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. RELATED PARTY BALANCES AND TRANSACTIONS (CONTINUED)

(2) Due to related parties

	December 31, 2023	December 31, 2022

Eternal Horizon International Company Limited(1)	$2,257,397	$2,323,475
Changbin Xia(2)	$1,410,621	1,337,164
Other	244,588	19,078
Total	$3,912,606	$3,679,717

(1)	During IPO, the underwriters purchased 999,910 ordinary shares from a selling shareholder for $4,999,550. The gross proceeds were wired into the Company’s account and was invested in loan receivable together with net proceeds from IPO. The Company paid $2.6 million to the underwriters for the year ended December 31, 2022.

(2)	The Company borrowed loans as working capital from one shareholder Changbin Xia as well as the legal representative of Vande. The balance due to related parties is interest-free and due on demand.

During the years ended December 31, 2023, 2022 and 2021, the Company purchased $18,310, $29,190 and $42,692 food products from related parties. As of December 31, 2023 and 2022, the account payable to these related parties is $15,627 and $14,647, respectively. For the years ended December 31, 2023, 2022 and 2021, sales to related parties is $21,215, $56,625 and $151,477, respectively.

The Company’s shareholder, ShenMi DaZhong, and ShenMi DaZhong’s limited partners have received sales commissions of nil, $36,793 and $27,932 during the years ended December 31, 2023, 2022 and 2021.

14. CONVERTIBLE NOTES

	December 31, 2023	December 31, 2022

Convertible notes-principal	$-	$5,500,000
Convertible notes-discount	-	(316,060)
Convertible notes-interest	-	366,667
Total	$-	$5,550,607

On January 6, 2022, the Company entered into a securities purchase agreement with five “accredited investors” (the “Purchasers”), pursuant to which the Company agreed to sell to each of such Purchasers an unsecured convertible note with an original principal amount of $1,100,000 (the “Note”).

Each of the Notes bears interest at a rate of 10% per annum compounding daily. Each of the Note includes an original issue discount of $100,000.00 along with $4,000.00 for Purchasers’ fees, costs and other transaction expenses incurred in connection with the purchase and sale of the Notes. Each of the Purchasers can convert his or her Note at any time after the six-month anniversary of the issuance date at a conversion price of the lower of (i) $0.50 or (ii) 80% of the lowest daily volume-weighted average price in the 20 trading days prior to the date on which the conversion price is measured (the “Market Price”).

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MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. TAXATION

Income Tax

Meiwu Technology Company Limited was incorporated in the British Virgin Islands (“BVI”) as an offshore holding company. Under the current law of the BVI, Meiwu Technology Company Limited is not subject to BVI tax on income or capital gains. Additionally, upon payments of dividends by Meiwu Technology Company Limited to its shareholders, no BVI withholding tax will be imposed.

Meiwu Technology Company Limited’s subsidiary Shenzhen Vande Technology Co., Limited was incorporated in Hong Kong and does not conduct any substantial operations on its own. No provision for Hong Kong profits tax has been made in the financial statements as Shenzhen Vande Technology Co., Limited has no assessable profits. Additionally, upon payments of dividends by Shenzhen Vande Technology Co., Limited to its shareholders, no Hong Kong withholding tax will be imposed.

Meiwu Zhishi Technology (Shenzhen) Co., Ltd, formerly known as Wunong Technology (Shenzhen) Co., Ltd, the Company’s PRC operating subsidiaries and VIE, being incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax (“EIT”). The EIT rate of PRC is 25%, which applies to both domestic and foreign invested enterprises.

During the years ended December 31, 2023, 2022 and 2021, the Company and its subsidiary have incurred a net loss approximately of $16.3 million, $11.2 million and $1.1 million As a result, the Company and its subsidiary did not incur any EIT during 2023, 2022 and 2021.

In accordance with PRC Tax Administration Law on the Levying and Collection of Taxes, the PRC tax authorities generally have up to five years to assess underpaid tax plus penalties and interest for PRC entities’ tax filings. In the case of tax evasion, which is not clearly defined in the law, there is no limitation on the tax years open for investigation. Accordingly, the PRC entities remain subject to examination by the tax authorities based on the above.

For the years ended December 31, 2023, 2022 and 2021, the Company was subject to a 25% statutory income tax rate.

Reconciliation between the statutory rate and the effective tax rate is as follows for the years ended December 31, 2023, 2022 and 2021.

	2023	2022	2021
PRC statutory tax rate	25%	25%	25%
Net impact of exemption and favorable tax rate rendered by local tax authorities
Foreign loss not recognized in PRC	1%	2%	-%
Permanent difference and others	(2)%	(4)%	(1)%
Change in valuation allowance	(25)%	(25)%	(25)%
Effective tax rate	(1)%	(2)%	-

Deferred Tax

Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss or credit carry forwards. The Company evaluates the potential realization of deferred tax assets on an entity-by-entity basis. As of December 31, 2023 and 2022, valuation allowance was provided against deferred tax assets in entities where it was determined it was more likely than not that the benefits of the deferred tax assets will not be realized. The Company had deferred tax assets as of December 31, 2023 and 2022, which can be carried forward to offset future taxable income. The management determines it is more likely than not that deferred tax assets could not be recognized, so full allowances were provided as of December 31, 2023 and 2022. The operating loss generated from tax year ending December 31, 2018 carry forward incurred by the Company and subsidiary will expire in year 2024. The Company maintains a full valuation allowance against its deferred tax assets, since due to uncertainties surrounding future utilization, the Company estimates there will not be sufficient future earnings to utilize its deferred tax assets.

F-31

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. TAXATION (CONTINUED)

The Company’s deferred tax assets were as follows:

	December 31, 2023	December 31, 2022

Tax effect of net operating losses carried forward	15,445,085	3,968,729
Valuation allowance	(15,445,085)	(3,968,729)
Deferred tax assets, net	$-	$-

There were no uncertain tax positions as of December 31, 2023 and 2022 and the Company does not believe that this will change over the next twelve months.

16. SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on management’s assessment, the Company has determined that it has three operating segments as defined by ASC 280, including Clean Food platform, restaurant, and others.

Adjustments and eliminations of inter-company transactions were not included in determining segment (loss) profit, as they are not used by the chief operating decision maker. The following table presents summary information by segment for the years ended December 2023, 2022 and 2021 respectively:

	For the year ended December 31, 2023
	Clean Food Platform	Technical Service	Total
Revenues	$2,513,483	$8,463,946	$10,977,429
Cost of goods sold	750,383	7,643,981	8,394,364
Gross profit	1,763,100	819,965	2,583,065
Depreciation and amortization	183,097	-	183,097
Capital expenditures	5,539	-	-
(Loss) from operations	(2,106,150)	589,364	(1,516,786)
Provision for income taxes	927	206,313	207,240
Segment loss	(9,775,749)	(6,536,956)	(16,312,705)
Segment assets	$17,657,856	$2,926,423	$20,584,279

	For the year ended December 31, 2022
	Clean Food Platform	Technical Service	Total
Revenues	$2,144,217	$8,834,354	$10,978,571
Cost of goods sold	1,905,036	7,898,847	9,803,883
Gross profit	239,181	935,507	1,174,688
Depreciation and amortization	87,973	-	87,973
Capital expenditures	19,437	6,479	25,916
Loss from operations	(3,543,160)	(196,210)	(3,739,370)
Provision for income taxes	8,917	202,227	211,144
Segment loss	(4,576,496)	(6,643,355)	(11,219,851)
Segment assets	$36,397,974	$1,597,667	$37,995,641

	For the year ended December 31, 2021
	Clean Food Platform	Restaurant	Others	Total
Revenues	$12,145,531	$100,945	$11,975	$12,258,451
Cost of goods sold	9,343,635	74,949	22	9,418,606
Gross profit	2,801,896	25,996	11,953	2,839,845
Depreciation and amortization	237,366	124,215	26,738	388,319
Capital expenditures	49,772	2,912	28,513	81,197
Loss from operations	(693,466)	(259,274)	(148,957)	(1,101,697)
Provision for income taxes	-	-	-	-
Segment loss	(712,163)	(256,503)	(148,920)	(1,117,586)
Segment assets	$1,891,075	$123,940	$26,275,025	$28,290,040

F-32

MEIWU TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17. COMMITMENTS

Non-cancellable operating leases

The following table sets forth our contractual obligations as of December 31, 2023.

	Payment due by December 31
	Total	2024	2025	2026	2027
Operating lease commitments for property management expenses under lease agreements	$50,613	$44,498	$6,115	$-	$-

18. SUBSEQUENT EVENTS

On May 17, 2024, the Company entered into a securities purchase agreement with three unaffiliated investors, pursuant to which, the Company agreed to issue a convertible note (each, a “Note”, collectively, the “Notes”) with 10% original issuance discount (the “OID”) to each Investor (the “Offering”). The Company expects to receive gross proceeds of $1,000,000, before any expenses, as the aggregate purchase price of the three Notes.

Each of the Notes bears interest at a rate of 10% per annum compounding daily. All outstanding principal and accrued interest on the Notes will become due and payable eighteen (18) months after the issuance date. Each of the Note includes an original issue discount that equals 10% of the purchase price. The Company may prepay all or a portion of the Notes at any time by paying 120% of the outstanding balance elected for pre-payment. Each of the Investor can convert his or her Note at any time after the six-month anniversary of the issuance date at a per share conversion price that is equal to the lower of (i) $0.50 or (ii) 80% of the lowest daily volume-weighted average price of the Company’s ordinary shares, no par value (the “Ordinary Shares”), in the 20 trading days prior to the date on which the conversion price is measured (the “Market Price”).

These consolidated financial statements were approved by management and available for issuance on June 20, 2024. The Company has evaluated subsequent events through this date and concluded that there are no additional reportable subsequent events other than that disclosed in above.

F-33

Primary Offering of

30,000,000 Ordinary Shares

Selling Shareholder Offering of

 30,000,000 Ordinary Shares

Meiwu Technology Company Limited

PROSPECTUS

October 24, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees

Indemnification

The BVI Act limits the extent to which a company articles of association may provide for indemnification of any persons, such indemnification is, only permitted where the director acted honestly and in good faith and in what he believed to be in the best interests of the company, and in the case of indemnification for criminal proceedings, the person has no reasonable cause to believe that the conduct was unlawful. In addition, under common law, indemnification provisions may be void if held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our currently effective memorandum and articles of association provide that we shall indemnify our directors, against all expenses, other than by reason of such indemnified person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the British Virgin Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 7. Recent Sales of Unregistered Securities

Since January 1, 2021 and up to the date of this prospectus, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No placement agents were involved in these issuances of securities.

Recent Sales of Unregistered Securities

We have issued and sold the following securities over the past three years.

●	On April 28, 2022, the Company entered into a certain securities purchase agreement with five “accredited investors”, pursuant to which the Company agreed to the Investor an unsecured promissory note in the original principal amount of $1,332,500.00, for $1,250,000.00 in gross proceeds. Company agreed to sell to such Purchasers unsecured convertible notes with an aggregate principal amount of $5,500,000 (the “Notes”) and accompanying warrants (the “Warrants”) to purchase an aggregate of 10,000,000 ordinary shares of the Company (the “2022 Notes Offering”); On May 30, 2023 the Company and the five “accredited investors” entered into amendments to the Notes (the “Amendments”) to revise the Floor Price, as defined in the Notes issued on April 28, 2022, to each of the Note Holders. Pursuant to the Amendment, the Floor Price was changed from $0.30 to $0.10.
●	On May 17, 2024, the Company entered into a securities purchase agreement with three unaffiliated investors (each, an “Investor”, collectively, the “Investors”), pursuant to which, the Company agreed to issue a convertible note (each, a “Note”, collectively, the “Notes”) with 10% original issuance discount (the “OID”) to each Investor (the “2024 Notes Offering”). The Company received gross proceeds of $1,000,000, before any expenses, as the aggregate purchase price of the three Notes.

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Item 8. Exhibits and Financial Statement Schedules

a) Exhibits

See Exhibit Index of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Exhibit Number	Description of Document
3.1	Memorandum and Articles of Association of Advancement International Limited of Meiwu Technology Company Limited, effective on February 23, 2023 (incorporated by reference from Exhibit 1.1 of the Company’s Annual Report on Form 20-F filed with SEC on July 5, 2024)
4.1	Specimen Certificate for Ordinary Shares (incorporated by reference from Exhibit 4.1 of the Company’s Annual Report on Form 20-F filed with SEC on July 5, 2024)
5.1*	Opinion of Conyers Dill & Pearman
10.1*	Securities Purchase Agreement by and between the Company and Changbin Xia, dated October 22, 2024
21.1	List of Subsidiaries (incorporated by reference from Exhibit 1.1 of the Company’s Annual Report on Form 20-F filed with SEC on July 5, 2024)
23.1*	Consent of Enrome LLP
23.2*	Consent of Audit Alliance LLP
23.3*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.4***	Consent of Beijing Dacheng Law Offices, LLP (Fuzhou) (included in Exhibit 99.2)
24.1*	Powers of Attorney (included on signature page to Registration Statement on Form F-1)
99.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference from Exhibit 99.1 of the Company’s Amendment No. 5 to Form F-1 (File number: 333-248876) filed with SEC on December 11, 2020)
99.2***	Opinion of Beijing Dacheng Law Offices, LLP (Fuzhou) regarding certain PRC law matters
107*	Filling Fee Table

*	Filed herewith
**	To be filed by amendments
***	Previously Filed

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Item 9. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(2)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(3)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, China, on October 24, 2024.

Meiwu Technology Company Limited

By:	/s/ Xinliang Zhang
Name:	Xinliang Zhang
Title:	Co-Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-1 has been signed by the following persons in the capacities and on October [ ], 2024.

Signature	Title	Date

*	Co-Chief Executive Officer and Director
Name: Xinliang Zhang	(principal executive officer)	October 24, 2024

*	Co-Chief Executive Officer and Director
Name: Qiulan Li	(principal executive officer)	October 24, 2024

*	Chief Financial Officer
Name: Zihao Liu	(principal financial officer and principal accounting officer)	October 24, 2024

*	Chief Operating Officer and Director
Name: Qiufei Chen		October 24, 2024

/s/ Changbin Xia	Director
Name: Changbin Xia		October 24, 2024

*	Director
Name: Lam Kit Lam		October 24, 2024

*	Director
Name: Jinfeng He		October 24, 2024

*	Director
Name: Xiaoying Mu		October 24, 2024

*By:	/s/ Changbin Xia
Name:	Changbin Xia
Attorney-in-fact

II-5

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Newark, DE, on October 24, 2024.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director Puglisi & Associates

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